Exhibit 10.1

VOLUME SUBMITTER

DEFINED CONTRIBUTION PLAN

FIDELITY BASIC PLAN DOCUMENT NO. 17

Fidelity Management & Research Company and its affiliates do not provide tax or legal advice. Nothing herein or in any attachments hereto should be construed, or relied upon, as tax or legal advice.

IRS CIRCULAR 230 DISCLOSURE: To the extent this document (including attachments), mentions or references any tax matter, it is not intended or written to be used, and cannot be used by the recipient or any other person, for the purpose of (1) avoiding penalties under the Internal Revenue Code or (2) promoting, marketing or recommending to another party the matter addressed herein. Please consult an independent tax advisor for advice on your particular circumstances.

Volume Submitter Defined Contribution Plan	Basic Plan Document 17

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All rights reserved.

VOLUME SUBMITTER

DEFINED CONTRIBUTION PLAN

PREAMBLE		1

ARTICLE 1.	ADOPTION AGREEMENT	1

ARTICLE 2.	DEFINITIONS	1

2.01.	DEFINITIONS	1
2.02.	INTERPRETATION AND CONSTRUCTION OF TERMS	9
2.03.	SPECIAL EFFECTIVE DATES	9

ARTICLE 3.	SERVICE	10

3.01.	CREDITING OF ELIGIBILITY SERVICE	10
3.02.	RE-CREDITING OF ELIGIBILITY SERVICE FOLLOWING TERMINATION OF EMPLOYMENT	10
3.03.	CREDITING OF VESTING SERVICE	10
3.04.	APPLICATION OF VESTING SERVICE TO A PARTICIPANT’S ACCOUNT FOLLOWING A BREAK IN VESTING SERVICE	10
3.05.	SERVICE WITH PREDECESSOR EMPLOYER	10
3.06.	CHANGE IN SERVICE CREDITING	11

ARTICLE 4.	PARTICIPATION	11

4.01.	DATE OF PARTICIPATION	11
4.02.	TRANSFERS OUT OF COVERED EMPLOYMENT	11
4.03.	TRANSFERS INTO COVERED EMPLOYMENT	11
4.04.	RESUMPTION OF PARTICIPATION FOLLOWING REEMPLOYMENT	11

ARTICLE 5.	CONTRIBUTIONS	12

5.01.	CONTRIBUTIONS SUBJECT TO LIMITATIONS	12
5.02.	COMPENSATION TAKEN INTO ACCOUNT IN DETERMINING CONTRIBUTIONS	12
5.03	DEFERRAL CONTRIBUTIONS	12
5.04.	EMPLOYEE CONTRIBUTIONS	14
5.05.	NO DEDUCTIBLE EMPLOYEE CONTRIBUTIONS	14
5.06.	ROLLOVER CONTRIBUTIONS	14
5.07.	QUALIFIED NONELECTIVE EMPLOYER CONTRIBUTIONS	15
5.08.	MATCHING EMPLOYER CONTRIBUTIONS	15
5.09.	QUALIFIED MATCHING EMPLOYER CONTRIBUTIONS	16
5.10.	NONELECTIVE EMPLOYER CONTRIBUTIONS	16
5.11.	VESTED INTEREST IN CONTRIBUTIONS	17
5.12.	TIME FOR MAKING CONTRIBUTIONS	18
5.13.	RETURN OF EMPLOYER CONTRIBUTIONS	18
5.14.	FROZEN PLAN	18

ARTICLE 6.	LIMITATIONS ON CONTRIBUTIONS	18

6.01.	SPECIAL DEFINITIONS	18
6.02.	CODE SECTION 402(G) LIMIT ON DEFERRAL CONTRIBUTIONS	24
6.03.	ADDITIONAL LIMIT ON DEFERRAL CONTRIBUTIONS (“ADP” TEST)	25
6.04.	ALLOCATION AND DISTRIBUTION OF “EXCESS CONTRIBUTIONS”	25
6.05.	REDUCTIONS IN DEFERRAL CONTRIBUTIONS TO MEET CODE REQUIREMENTS	26
6.06.	LIMIT ON MATCHING EMPLOYER CONTRIBUTIONS AND EMPLOYEE CONTRIBUTIONS (“ACP” TEST)	26
6.07.	ALLOCATION, DISTRIBUTION, AND FORFEITURE OF “EXCESS AGGREGATE CONTRIBUTIONS”	27

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i

6.08.	INCOME OR LOSS ON DISTRIBUTABLE CONTRIBUTIONS	27
6.09.	DEEMED SATISFACTION OF “ADP” TEST	28
6.10.	DEEMED SATISFACTION OF “ACP” TEST WITH RESPECT TO MATCHING EMPLOYER CONTRIBUTIONS	29
6.11.	CHANGING TESTING METHODS	30
6.12.	CODE SECTION 415 LIMITATIONS	31

ARTICLE 7.	PARTICIPANTS’ ACCOUNTS	32

7.01.	INDIVIDUAL ACCOUNTS	32
7.02.	VALUATION OF ACCOUNTS	32

ARTICLE 8.	INVESTMENT OF CONTRIBUTIONS	32

8.01.	MANNER OF INVESTMENT	32
8.02.	INVESTMENT DECISIONS	33
8.03.	PARTICIPANT DIRECTIONS TO TRUSTEE	34

ARTICLE 9.	PARTICIPANT LOANS	34

9.01.	SPECIAL DEFINITION	34
9.02.	PARTICIPANT LOANS	34
9.03.	SEPARATE LOAN PROCEDURES	34
9.04.	AVAILABILITY OF LOANS	34
9.05.	LIMITATION ON LOAN AMOUNT	34
9.06.	INTEREST RATE	34
9.07.	LEVEL AMORTIZATION	35
9.08.	SECURITY	35
9.09.	LOAN REPAYMENTS	35
9.10.	DEFAULT	35
9.11.	EFFECT OF TERMINATION WHERE PARTICIPANT HAS OUTSTANDING LOAN BALANCE	35
9.12.	DEEMED DISTRIBUTIONS UNDER CODE SECTION 72(P)	36
9.13.	DETERMINATION OF VESTED INTEREST UPON DISTRIBUTION WHERE PLAN LOAN IS OUTSTANDING	36

ARTICLE 10.	IN-SERVICE WITHDRAWALS	36

10.01.	AVAILABILITY OF IN-SERVICE WITHDRAWALS	36
10.02.	WITHDRAWAL OF EMPLOYEE CONTRIBUTIONS	36
10.03.	WITHDRAWAL OF ROLLOVER CONTRIBUTIONS	36
10.04.	AGE 59 1/2 WITHDRAWALS	37
10.05.	HARDSHIP WITHDRAWALS	37
10.06.	ADDITIONAL IN-SERVICE WITHDRAWAL RULES	38
10.07.	RESTRICTIONS ON IN-SERVICE WITHDRAWALS	38
10.08	QUALIFIED DISASTER DISTRIBUTIONS	38
10.09.	QUALIFIED RESERVIST DISTRIBUTIONS	39
10.10.	AGE 62 DISTRIBUTION OF MONEY PURCHASE BENEFITS	39

ARTICLE 11.	RIGHT TO BENEFITS	39

11.01.	NORMAL OR EARLY RETIREMENT	39
11.02.	LATE RETIREMENT	39
11.03.	DISABILITY RETIREMENT	39
11.04.	DEATH	39
11.05.	OTHER TERMINATION OF EMPLOYMENT	40
11.06.	APPLICATION FOR DISTRIBUTION	40
11.07.	APPLICATION OF VESTING SCHEDULE FOLLOWING PARTIAL DISTRIBUTION	40
11.08.	FORFEITURES	40
11.09.	APPLICATION OF FORFEITURES	41
11.10.	REINSTATEMENT OF FORFEITURES	41

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11.11.	ADJUSTMENT FOR INVESTMENT EXPERIENCE	41

ARTICLE 12.	DISTRIBUTIONS	41

12.01.	RESTRICTIONS ON DISTRIBUTIONS	41
12.02.	TIMING OF DISTRIBUTION FOLLOWING RETIREMENT OR TERMINATION OF EMPLOYMENT	42
12.03.	PARTICIPANT CONSENT TO DISTRIBUTION	42
12.04.	REQUIRED COMMENCEMENT OF DISTRIBUTION TO PARTICIPANTS	43
12.05.	REQUIRED COMMENCEMENT OF DISTRIBUTION TO BENEFICIARIES	43
12.06.	WHEREABOUTS OF PARTICIPANTS AND BENEFICIARIES	44
13.01.	NORMAL FORM OF DISTRIBUTION UNDER PROFIT SHARING PLAN	44
13.02.	CASH OUT OF SMALL ACCOUNTS	44
13.03.	MINIMUM DISTRIBUTIONS	45
13.04.	DIRECT ROLLOVERS	47
13.05.	NOTICE REGARDING TIMING AND FORM OF DISTRIBUTION	48
13.06.	DETERMINATION OF METHOD OF DISTRIBUTION	48
13.07.	NOTICE TO TRUSTEE	49

ARTICLE 14.	SUPERSEDING ANNUITY DISTRIBUTION PROVISIONS	49

14.01.	SPECIAL DEFINITIONS	49
14.02.	APPLICABILITY	49
14.03.	ANNUITY FORM OF PAYMENT	49
14.04.	“QUALIFIED JOINT AND SURVIVOR ANNUITY” AND “QUALIFIED PRERETIREMENT SURVIVOR ANNUITY” REQUIREMENTS	50
14.05.	WAIVER OF THE “QUALIFIED JOINT AND SURVIVOR ANNUITY” AND/OR “QUALIFIED PRERETIREMENT SURVIVOR ANNUITY” RIGHTS	50
14.06.	SPOUSE’S CONSENT TO WAIVER	51
14.07.	NOTICE REGARDING “QUALIFIED JOINT AND SURVIVOR ANNUITY”	51
14.08.	NOTICE REGARDING “QUALIFIED PRERETIREMENT SURVIVOR ANNUITY”	51
14.09.	FORMER SPOUSE	52

ARTICLE 15.	TOP-HEAVY PROVISIONS	52

15.01.	DEFINITIONS	52
15.02.	APPLICATION	53
15.03.	MINIMUM CONTRIBUTION	53
15.04.	DETERMINATION OF MINIMUM REQUIRED CONTRIBUTION	54
15.05.	ACCELERATED VESTING	54
15.06.	EXCLUSION OF COLLECTIVELY-BARGAINED EMPLOYEES	54

ARTICLE 16.	AMENDMENT AND TERMINATION	55

16.01.	AMENDMENTS BY THE EMPLOYER THAT DO NOT AFFECT VOLUME SUBMITTER STATUS	55
16.02.	AMENDMENTS BY THE EMPLOYER ADOPTING PROVISIONS NOT INCLUDED IN VOLUME SUBMITTER SPECIMEN PLAN	55
16.03.	AMENDMENT BY THE VOLUME SUBMITTER SPONSOR	55
16.04.	AMENDMENTS AFFECTING VESTED INTEREST AND/OR ACCRUED BENEFITS	55
16.05.	RETROACTIVE AMENDMENTS MADE BY VOLUME SUBMITTER SPONSOR	55
16.06.	TERMINATION AND DISCONTINUATION OF CONTRIBUTIONS	56
16.07.	DISTRIBUTION UPON TERMINATION OF THE PLAN	56
16.08.	MERGER OR CONSOLIDATION OF PLAN; TRANSFER OF PLAN ASSETS	56

ARTICLE 17.	AMENDMENT AND CONTINUATION OF PRIOR PLAN; TRANSFER OF FUNDS TO OR FROM OTHER QUALIFIED PLANS	56

17.01.	AMENDMENT AND CONTINUATION OF PRIOR PLAN	56
17.02.	TRANSFER OF FUNDS FROM AN EXISTING PLAN	57
17.03.	ACCEPTANCE OF ASSETS BY TRUSTEE	58

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17.04.	TRANSFER OF ASSETS FROM TRUST	58

ARTICLE 18.	MISCELLANEOUS	59

18.01.	COMMUNICATION TO PARTICIPANTS	59
18.02.	LIMITATION OF RIGHTS	59
18.03.	NONALIENABILITY OF BENEFITS	59
18.04.	QUALIFIED DOMESTIC RELATIONS ORDERS PROCEDURES	59
18.05.	APPLICATION OF PLAN PROVISIONS FOR MULTIPLE EMPLOYER PLANS	60
18.06.	VETERANS REEMPLOYMENT RIGHTS	60
18.07.	FACILITY OF PAYMENT	61
18.08.	INFORMATION BETWEEN EMPLOYER AND/OR ADMINISTRATOR AND TRUSTEE	61
18.09.	EFFECT OF FAILURE TO QUALIFY UNDER CODE	61
18.10.	DIRECTIONS, NOTICES AND DISCLOSURE	61
18.11.	GOVERNING LAW	61
18.12.	DISCHARGE OF DUTIES BY FIDUCIARIES	61

ARTICLE 19.	PLAN ADMINISTRATION	61

19.01.	POWERS AND RESPONSIBILITIES OF THE ADMINISTRATOR	61
19.02.	NONDISCRIMINATORY EXERCISE OF AUTHORITY	62
19.03.	CLAIMS AND REVIEW PROCEDURES	62
19.04.	NAMED FIDUCIARY	62
19.05.	COSTS OF ADMINISTRATION	62

ARTICLE 20.	TRUST AGREEMENT	62

20.01.	ACCEPTANCE OF TRUST RESPONSIBILITIES	62
20.02.	ESTABLISHMENT OF TRUST FUND	62
20.03.	EXCLUSIVE BENEFIT	62
20.04.	POWERS OF TRUSTEE	62
20.05.	ACCOUNTS	63
20.06.	APPROVAL OF ACCOUNTS	63
20.07.	DISTRIBUTION FROM TRUST FUND	64
20.08.	TRANSFER OF AMOUNTS FROM QUALIFIED PLAN	64
20.09.	TRANSFER OF ASSETS FROM TRUST	64
20.10.	SEPARATE TRUST OR FUND	64
20.11.	SELF-DIRECTED BROKERAGE OPTION	65
20.12.	EMPLOYER STOCK INVESTMENT OPTION	66
20.13.	VOTING; DELIVERY OF INFORMATION	70
20.14.	COMPENSATION AND EXPENSES OF TRUSTEE	70
20.15.	RELIANCE BY TRUSTEE ON OTHER PERSONS	70
20.16.	INDEMNIFICATION BY EMPLOYER	70
20.17.	CONSULTATION BY TRUSTEE WITH COUNSEL	70
20.18.	PERSONS DEALING WITH THE TRUSTEE	71
20.19.	RESIGNATION OR REMOVAL OF TRUSTEE	71
20.20.	FISCAL YEAR OF THE TRUST	71
20.21.	AMENDMENT	71
20.22.	PLAN TERMINATION	71
20.23.	PERMITTED REVERSION OF FUNDS TO EMPLOYER	71
20.24.	GOVERNING LAW	71
20.25.	ASSIGNMENT AND SUCCESSORS	72
ADDENDUM	RE: AMERICAN TAXPAYER RELIEF ACT OF 2012 AND CODE SECTIONS 401(K) & 401(M) FINAL REGULATIONS	73
ADDENDUM	RE: CODE SECTIONS 401(K) & 401(M) PROPOSED REGULATIONS	75

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Preamble.

This volume submitter plan consists of three parts: (1) an Adoption Agreement that is a separate document incorporated by reference into this Basic Plan Document; (2) this Basic Plan Document; and (3) a Trust Agreement that is a part of this Basic Plan Document and is found in Article 20. Each part of the volume submitter plan contains substantive provisions that are integral to the operation of the plan. The Adoption Agreement is the means by which an adopting Employer elects the optional provisions that shall apply under its plan. The Basic Plan Document describes the standard provisions elected in the Adoption Agreement. The Trust Agreement describes the powers and duties of the Trustee with respect to plan assets.

The volume submitter plan is intended to qualify under Code Section 401(a). Depending upon the Adoption Agreement completed by an adopting Employer, the volume submitter plan may be used to implement a profit sharing plan with or without a cash or deferred arrangement intended to qualify under Code Section 401(k). Provisions appearing on the Additional Provisions Addendum of the Adoption Agreement, if present, supplement or alter provisions appearing in the Adoption Agreement and Basic Plan Document in the manner described within that Addendum. Provisions appearing on the Plan Superseding Provisions Addendum of the Adoption Agreement, if present, supersede any conflicting provisions appearing in the Adoption Agreement, Basic Plan Document (other than Article 20) or any addendum to either in the manner described therein. Provisions appearing on the Trust Superseding Provisions Addendum of the Adoption Agreement, if present, supersede any conflicting provisions appearing in Article 20 of the Basic Plan Document in the manner described therein.

Article 1. Adoption Agreement.

Article 2. Definitions.

2.01. Definitions. Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

(a) “Account” means an account established for the purpose of recording any contributions made on behalf of a Participant and any income, expenses, gains, or losses incurred thereon. The Administrator shall establish and maintain sub-accounts within a Participant’s Account as necessary to depict accurately a Participant’s interest under the Plan.

(b) “Active Participant” means any Eligible Employee who has met the requirements of Article 4 to participate in the Plan and who may be entitled to receive allocations under the Plan.

(c) “Administrator” means the Employer adopting this Plan, as listed in Subsection 1.02(a) of the Adoption Agreement, or another person or entity designated by the Employer in Subsection 1.01(c) of the Adoption Agreement.

(d) “Adoption Agreement” means Article 1, under which the Employer establishes and adopts, or amends the Plan and Trust and designates the optional provisions selected by the Employer, and the Trustee accepts its responsibilities under Article 20. The provisions of the Adoption Agreement shall be an integral part of the Plan.

(e) “Annuity Starting Date” means the first day of the first period for which an amount is payable as an annuity or in any other form permitted under the Plan.

(f) “Basic Plan Document” means this Fidelity volume submitter plan document, qualified with the Internal Revenue Service as Basic Plan Document No. 17.

(g) “Beneficiary” means the person or persons (including a trust) entitled under Section 11.04 or 14.04 to receive benefits under the Plan upon the death of a Participant.

(h) “Break in Vesting Service” means a 12-consecutive-month period beginning on an Employee’s Severance Date or any anniversary thereof in which the Employee is not credited with an Hour of Service. Notwithstanding the foregoing, the following special rules apply in determining whether an Employee who is on leave has incurred a Break in Vesting Service:

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(1) If an individual is absent from work because of maternity/paternity leave on the first anniversary of his Severance Date, the 12-consecutive-month period beginning on the individual’s Severance Date shall not constitute a Break in Vesting Service. For purposes of this paragraph, “maternity/paternity leave” means a leave of absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by the individual, or (iv) for purposes of caring for a child for the period beginning immediately following such birth or placement.

(2) If an individual is absent from work because of FMLA leave and returns to employment with the Employer or a Related Employer following such FMLA leave, he shall not incur a Break in Vesting Service due to such FMLA leave. For purposes of this paragraph, “FMLA leave” means an approved leave of absence pursuant to the Family and Medical Leave Act of 1993.

(i) “Catch-Up Contribution” means any Deferral Contribution made to the Plan by the Employer in accordance with the provisions of Subsection 5.03(a).

(j) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(k) “Compensation” means wages as defined in Code Section 3401(a) (for purposes of income tax withholding at the source) plus amounts that would be included in wages but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) and all other payments of compensation to an Eligible Employee by the Employer (in the course of the Employer’s trade or business) for services to the Employer while employed as an Eligible Employee for which the Employer is required to furnish the Eligible Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. In addition, Compensation includes all amounts listed in paragraph (2) of this Subsection (k) below as exceptions to the definition of “severance amounts” therein. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

(1) Self-Employed Individuals. Notwithstanding the foregoing, for any Self-Employed Individual, Compensation means Earned Income; provided, however, that if the Employer elects to exclude specified items from Compensation, such Earned Income shall be adjusted in a similar manner so that it is equivalent under regulations issued under Code Section 414(s) to Compensation for Participants who are not Self-Employed Individuals. “Earned Income” means the net earnings of a Self-Employed Individual derived from the trade or business with respect to which the Plan is established and for which the personal services of such individual are a material income-providing factor, excluding any items not included in gross income and the deductions allocated to such items, except that net earnings shall be determined with regard to the deduction allowed under Code Section 164(f), to the extent applicable to the Employer. Net earnings shall be reduced by contributions of the Employer to any qualified plan, to the extent a deduction is allowed to the Employer for such contributions under Code Section 404.

(2) Exclusions. Compensation excludes any amounts elected by the Employer in Subsection 1.05(a) or (b), as applicable, of the Adoption Agreement and any severance amounts. For purposes of this Section 2.01(k), “severance amounts” are any amounts paid after severance from employment, except the following:

(A) a payment of regular compensation for services during the Eligible Employee’s regular working hours, or compensation for services outside the Eligible Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments to the extent such payment would have been made prior to a severance from employment if the Eligible Employee had continued in employment with the Employer, provided such amounts are paid within the post-severance period described below;

(B) payments for “unused leave” (i.e., unused accrued bona fide sick, vacation, or other leave, but only if the Eligible Employee would have been able to use the leave if employment had continued) that are paid within the post-severance period described below;

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(C) payments received by a Participant within the post-severance period described below pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Participant at the same time if the Participant had not severed employment and only to the extent that the payment is includible in the Participant’s gross income; and

(D) Differential Wages as defined below.

For purposes of this Section, the following terms have the following meanings:

(E) An Eligible Employee has a “severance from employment” when (i) the employee ceases to be an employee of an employer (applying the aggregation rules in Code Section 414) maintaining a plan and (ii) in connection with a change of employment, the individual’s new employer does not maintain such plan with respect to the individual. The determination of whether an Eligible Employee ceases to be an employee of an employer maintaining a plan is based on all of the relevant facts and circumstances.

(F) “Differential Wages” means Compensation paid to an Employee by the Employer with regard to military service meeting the definition of differential wage payment found in Code Section 3401(h)(2).

(G) The “post-severance period” means the period beginning on the Eligible Employee’s severance from employment and ending on the later of (i) 2-1/2 months after or (ii) the end of the Limitation Year that includes the date of the Eligible Employee’s severance from employment.

(3) Timing Rules. Compensation shall generally be based on the amount actually paid to the Eligible Employee during the Plan Year or, for purposes of Article 5, if so elected by the Employer in Subsection 1.05(b) of the Adoption Agreement, during that portion of the Plan Year during which the Eligible Employee is an Active Participant. Compensation is treated as paid on a date if it is actually paid on that date or it would have been paid on that date but for an election under Code Section 125, 132(f)(4), 401(k), 403(b), 408(k), 408(p)(2)(A)(i), or 457(b).

(4) Short Plan Years. If the initial Plan Year of a new plan consists of fewer than 12 months, calculated from the Effective Date listed in Subsection 1.01(g)(1) of the Adoption Agreement through the end of such initial Plan Year, Compensation for such initial Plan Year shall be determined from such Effective Date through the end of the initial Plan Year. If selected in Subsection 1.05 of the Adoption Agreement, for purposes of allocating Nonelective Employer Contributions under Section 1.12 of the Adoption Agreement (other than 401(k) Safe Harbor Nonelective Employer Contributions), Compensation for the initial Plan Year shall be determined by using the 12-month period ending on the last day of the Plan Year.

(5) Annual Compensation Limit (Code Section 401(a)(17) Limit). The annual Compensation of each Active Participant taken into account for determining benefits provided under the Plan for any 12-month determination period shall not exceed the annual Compensation limit under Code Section 401(a)(17) as in effect on the first day of the determination period (e.g., $255,000 for determination periods beginning in 2013). A “determination period” means the Plan Year or other 12-consecutive-month period over which Compensation is otherwise determined for purposes of the Plan (e.g., the Limitation Year).

The annual Compensation limit under Code Section 401(a)(17) shall be adjusted by the Secretary to reflect increases in the cost of living, as provided in Code Section 401(a)(17)(B); provided, however, that the dollar increase in effect on January 1 of any calendar year is effective for determination periods beginning in such calendar year. If a Plan determines Compensation over a determination period that contains fewer than 12 calendar months (a “short determination period”), then the Compensation limit for such “short determination period” is equal to the Compensation limit for the calendar year in which the “short determination period” begins multiplied by the ratio obtained by dividing the number of full months in the “short determination period” by 12; provided, however, that such proration shall not apply if there is a “short determination period” due to the Employer’s election in Subsection 1.05(b) of the Adoption Agreement to determine contributions based only on Compensation paid during the portion of the Plan Year during which an individual was an Active Participant.

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In lieu of requiring an Active Participant to cease making Deferral Contributions for a Plan Year after his Compensation has reached the annual Compensation limit under Code Section 401(a)(17), the annual Compensation limit shall be applied with respect to Deferral Contributions by limiting the total Deferral Contributions an Active Participant may make for a Plan Year to the product of (i) such Active Participant’s Compensation for the Plan Year up to the annual Compensation limit multiplied by (ii) the deferral limit specified in Subsection 1.07(a)(1)(A) of the Adoption Agreement or Subsection 5.03(a), as applicable.

(l) “Contribution Period” means the period for which Matching Employer and Nonelective Employer Contributions are made and calculated. The Contribution Period for Matching Employer Contributions described in Subsection 1.11 of the Adoption Agreement is the period specified by the Employer in Subsection 1.11(d) of the Adoption Agreement.

The Contribution Period for Nonelective Employer Contributions is the Plan Year, unless the Employer designates a different Contribution Period in Subsection 1.12(c) of the Adoption Agreement.

(m) “Deferral Contribution” means any contribution made to the Plan by the Employer in accordance with the provisions of Section 5.03.

(n) “Early Retirement Age” means the early retirement age specified in Subsection 1.14(b) of the Adoption Agreement, if any.

(o) “Effective Date” means the effective date specified by the Employer in Subsection 1.01(g)(1). The Employer may select special Effective Dates with respect to specified Plan provisions, as set forth in Section (a) of the Special Effective Dates Addendum to the Adoption Agreement. In the event that another plan is merged into and made a part of the Plan, the effective date of the merger shall be reflected in the Plan Mergers Addendum to the Adoption Agreement.

(p) “Eligibility Computation Period” means each 12-consecutive-month period beginning with an Employee’s Employment Commencement Date and each anniversary thereof.

(q) “Eligibility Service” means an Employee’s service that is taken into account in determining his eligibility to participate in the Plan as may be required under Subsection 1.04(b) of the Adoption Agreement. Eligibility Service shall be credited in accordance with Article 3.

(r) “Eligible Employee” means any Employee of the Employer who is in the class of Employees eligible to participate in the Plan. The Employer must specify in Subsection 1.04(d) of the Adoption Agreement any Employee or class of Employees not eligible to participate in the Plan. Regardless of the provisions of Subsection 1.04(d) of the Adoption Agreement, the following Employees are automatically excluded from eligibility to participate in the Plan:

(1) any individual who is a signatory to a contract, letter of agreement, or other document that acknowledges his status as an independent contractor not entitled to benefits under the Plan or any individual (other than a Self-Employed Individual) who is not otherwise classified by the Employer as a common law employee, even if such independent contractor or other individual is later determined to be a common law employee; and

(2) any Employee who is a resident of Puerto Rico.

If the Employer elects, in Subsection 1.04(d)(2)(A) of the Adoption Agreement, to exclude collective bargaining employees from the eligible class, the exclusion applies to any Employee of the Employer included in any unit of Employees covered by a collective bargaining agreement between employee representatives and one or more employers, unless the collective bargaining agreement requires the Employee to be covered under the Plan. The term “employee representatives” does not include any organization more than half the members of which are owners, officers, or executives of the Employer.

If the Employer does not elect, in Subsection 1.04(d)(2)(C) of the Adoption Agreement, to exclude Leased Employees from the eligible class, contributions or benefits provided by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer and there shall be no duplication of benefits under this Plan.

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Anything to the contrary herein notwithstanding, unless the Employer elects to exclude statutory employees who are full-time life insurance salespersons (as described in Code Section 7701(a)(20)) from the eligible class in Subsection 1.04(d)(2)(E) of the Adoption Agreement, such statutory employees are Eligible Employees.

(s) “Employee” means any common law employee (or statutory employee who is a full-time life insurance salesperson as described in Code Section 7701(a)(20)) of the Employer or a Related Employer, any Self-Employed Individual, and any Leased Employee. Notwithstanding the foregoing, a Leased Employee shall not be considered an Employee if Leased Employees do not constitute more than 20 percent of the Employer’s non-highly compensated work-force (taking into account all Related Employers) and the Leased Employee is covered by a money purchase pension plan maintained by the leasing organization and providing (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined for purposes of Code Section 415(c)(3), (2) full and immediate vesting, and (3) immediate participation by each employee of the leasing organization.

(t) “Employee Contribution” means any after-tax contribution made by an Active Participant to the Plan.

(u) “Employer” means the employer named in Subsection 1.02(a) of the Adoption Agreement and any Related Employer designated in the Participating Employers Addendum to the Adoption Agreement. If the Employer has elected in Subsection (b) of the Participating Employers Addendum to the Adoption Agreement that the term “Employer” includes all Related Employers, an employer that becomes a Related Employer as a result of an asset or stock acquisition, merger or other similar transaction shall not be included in the term “Employer” for periods prior to the first day of the second Plan Year beginning after the date of such transaction, unless the Employer has designated therein to accept such Related Employer as a participating employer prior to that date. Notwithstanding the foregoing, the term “Employer” for purposes of authorizing any particular action under the Plan means solely the employer named in Subsection 1.02(a) of the Adoption Agreement.

If the organization or other entity named in the Adoption Agreement is a sole proprietor or a professional corporation and the sole proprietor of such proprietorship or the sole shareholder of the professional corporation dies, then the legal representative of such sole proprietor or shareholder shall be deemed to be the Employer until such time as, through the disposition of such sole proprietor’s or sole shareholder’s estate or otherwise, any organization or other entity succeeds to the interests of the sole proprietor in the proprietorship or the sole shareholder in the professional corporation. The legal representative of a sole proprietor or shareholder shall be (1) the person appointed as such by the sole proprietor or shareholder prior to his death under a legally enforceable power of attorney, or, if none, (2) the executor or administrator of the sole proprietor’s or shareholder’s estate.

If a participating Employer designated through Subsection 1.02(b) of the Adoption Agreement is not related to the Employer (hereinafter “un-Related Employer”), the term “Employer” includes such un-Related Employer and the provisions of Section 18.05 shall apply.

(v) “Employment Commencement Date” means the date on which an Employee first performs an Hour of Service.

(w) “Entry Date” means the date(s) specified by the Employer in Subsection 1.04(e) of the Adoption Agreement as of which an Eligible Employee who has met the applicable eligibility requirements begins to participate in the Plan. The Employer may specify different Entry Dates for purposes of eligibility to participate in the Plan for purposes of (1) making Deferral Contributions and (2) receiving allocations of Matching and/or Nonelective Employer Contributions.

(x) “ERISA” means the Employee Retirement Income Security Act of 1974, as from time to time amended.

(y) “401(k) Safe Harbor Matching Employer Contribution” means any Matching Employer Contribution made by the Employer to the Plan in accordance with Subsection 1.11(a)(3) of the Adoption Agreement, the 401(k) Safe Harbor Matching Employer Contributions Addendum to the Adoption Agreement, and Section 5.08, that is intended to satisfy the requirements of Code Section 401(k)(12)(B) or 401(k)(13)(D)(i)(I).

(z) “401(k) Safe Harbor Nonelective Employer Contribution” means any Nonelective Employer Contribution made by the Employer to the Plan in accordance with Subsection 1.12(a)(3) of the Adoption Agreement, the 401(k) Safe Harbor Nonelective Employer Contributions Addendum to the Adoption Agreement, and Section 5.10, that is intended to satisfy the requirements of Code Section 401(k)(12)(C) or 401(k)(13)(D)(i)(II).

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(aa) “Fund Share” means the share, unit, or other evidence of ownership in a Permissible Investment.

(bb) “Highly Compensated Employee” means both highly compensated active Employees and highly compensated former Employees.

A highly compensated active Employee includes any Employee who performs service for the Employer during the “determination year” and who (1) at any time during the “determination year” or the “look-back year” was a five percent owner or (2) received “415 Compensation” (as defined in Section 6.01(m)) from the Employer during the “look-back year” in excess of the dollar amount specified in Code Section 414(q)(1)(B)(i) adjusted pursuant to Code Section 415(d) (e.g., $115,000 for “determination years” beginning in 2013 and “look-back years” beginning in 2012) and, if elected by the Employer in Subsection 1.06(d)(1) of the Adoption Agreement, was a member of the top-paid group for such year.

For this purpose, the “determination year” shall be the Plan Year. The “look-back year” shall be the twelve-month period immediately preceding the “determination year”, unless the Employer has elected in Subsection 1.06(c)(1) of the Adoption Agreement to make the “look-back year” the calendar year beginning within the preceding Plan Year.

A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the “determination year”, performs no service for the Employer during the “determination year”, and was a highly compensated active Employee for either the separation year or any “determination year” ending on or after the Employee’s 55th birthday, as determined under the rules in effect for determining Highly Compensated Employees for such separation year or “determination year”.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, shall be made in accordance with Code Section 414(q) and the Treasury Regulations issued thereunder.

For purposes of this Subsection 2.01(bb), if the initial Plan Year of a new plan consists of fewer than 12 months, calculated from the Effective Date listed in Subsection 1.01(g)(1) of the Adoption Agreement through the end of such initial Plan Year, Compensation for such initial Plan Year shall be determined over the 12-month period ending on the last day of the Plan Year.

(cc) “Hour of Service”, with respect to any individual, means:

(1) Each hour for which the individual is directly or indirectly paid, or entitled to payment, for the performance of duties for the Employer or a Related Employer, each such hour to be credited to the individual for the Eligibility Computation Period in which the duties were performed;

(2) Each hour for which the individual is directly or indirectly paid, or entitled to payment, by the Employer or a Related Employer (including payments made or due from a trust fund or insurer to which the Employer contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty, or leave of absence, each such hour to be credited to the individual for the Eligibility Computation Period in which such period of time occurs, subject to the following rules:

(A) No more than 501 Hours of Service shall be credited under this paragraph (2) on account of any single continuous period during which the individual performs no duties, unless the individual performs no duties because of military duty, the individual’s employment rights are protected by law, and the individual returns to employment with the Employer or a Related Employer during the period that his employment rights are protected under Federal law;

(B) Hours of Service shall not be credited under this paragraph (2) for a payment which solely reimburses the individual for medically-related expenses, or which is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws; and

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(C) If the period during which the individual performs no duties falls within two or more Eligibility Computation Periods and if the payment made on account of such period is not calculated on the basis of units of time, the Hours of Service credited with respect to such period shall be allocated between not more than the first two such Eligibility Computation Periods on any reasonable basis consistently applied with respect to similarly situated individuals;

(3) Each hour not counted under paragraph (1) or (2) for which he would have been scheduled to work for the Employer or a Related Employer during the period that he is absent from work because of military duty, provided the individual’s employment rights are protected under Federal law and the individual returns to work with the Employer or a Related Employer during the period that his employment rights are protected, each such hour to be credited to the individual for the Eligibility Computation Period for which he would have been scheduled to work; and

(4) Each hour not counted under paragraph (1), (2), or (3) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to be paid by the Employer or a Related Employer, shall be credited to the individual for the Eligibility Computation Period to which the award or agreement pertains rather than the Eligibility Computation Period in which the award, agreement, or payment is made.

For purposes of paragraphs (2) and (4) above, Hours of Service shall be calculated in accordance with the provisions of Section 2530.200b-2(b) and (c) of the Department of Labor regulations, which are incorporated herein by reference.

If the Employer does not maintain records that accurately reflect the actual Hours of Service to be credited to an Employee, 190 Hours of Service will be credited to the Employee for each month worked, unless the Employer has elected to credit Hours of Service in accordance with one of the other equivalencies set forth in paragraph (e) of Department of Labor Regulation Section 2530.200b-3, as provided in Subsection 1.04(b)(4) of the Adoption Agreement.

(dd) “Inactive Participant” means any individual who was an Active Participant, but is no longer an Eligible Employee and who has an Account under the Plan.

(ee) “Leased Employee” means any individual who provides services to the Employer or a Related Employer (the “recipient”) but is not otherwise an employee of the recipient if (1) such services are provided pursuant to an agreement between the recipient and any other person (the “leasing organization”), (2) such individual has performed services for the recipient (or for the recipient and any related persons within the meaning of Code Section 414(n)(6)) on a substantially full-time basis for at least one year, and (3) such services are performed under primary direction of or control by the recipient. The determination of who is a Leased Employee shall be made in accordance with any rules and regulations issued by the Secretary of the Treasury or his delegate.

(ff) “Limitation Year” means the 12-consecutive-month period designated by the Employer in Subsection 1.01(f) of the Adoption Agreement. If no other Limitation Year is designated by the Employer, the Limitation Year shall be the calendar year. All qualified plans of the Employer and any Related Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

(gg) “Matching Employer Contribution” means any contribution made by the Employer to the Plan in accordance with Section 5.08 or 5.09 on account of an Active Participant’s eligible contributions, as elected by the Employer in Subsection 1.11(c) of the Adoption Agreement.

(hh) “Nonelective Employer Contribution” means any contribution made by the Employer to the Plan in accordance with Section 5.10.

(ii) “Non-Highly Compensated Employee” means any Employee who is not a Highly Compensated Employee.

(jj) “Normal Retirement Age” means the normal retirement age specified in Subsection 1.14(a) of the Adoption Agreement. If the Employer enforces a mandatory retirement age in accordance with Federal law, the Normal Retirement Age is the lesser of that mandatory age or the age specified in Subsection 1.14(a) of the Adoption Agreement.

(kk) “Participant” means any individual who is either an Active Participant or an Inactive Participant.

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(ll) “Permissible Investment” means each investment available for investment of assets of the Plan and agreed to by the Trustee. The Permissible Investments under the Plan shall be described in the Service Agreement.

(mm) “Plan” means the plan established by the Employer in the form of the volume submitter plan, as set forth herein as a new plan or as an amendment to an existing plan, by executing the Adoption Agreement, together with any and all amendments hereto.

(nn) “Plan Year” means the 12-consecutive-month period ending on the date designated in Subsection 1.01(d) of the Adoption Agreement, except that the initial Plan Year of a new Plan may consist of fewer than 12 months, calculated from the Effective Date listed in Subsection 1.01(g)(1) of the Adoption Agreement through the end of such initial Plan Year, in which event Compensation for such initial Plan Year shall be treated as provided in Subsection 2.01(k). Additionally, in the event the Plan has a short Plan year, i.e., a Plan Year consisting of fewer than 12 months, otherwise applicable limits and requirements that are applied on a Plan Year basis shall be prorated, but only if and to the extent required by law.

(oo) “Qualified Matching Employer Contribution” means any contribution made by the Employer to the Plan on account of Deferral Contributions or Employee Contributions made by or on behalf of Active Participants in accordance with Section 5.09, that may be included in determining whether the Plan meets the “ADP” test described in Section 6.03.

(pp) “Qualified Nonelective Employer Contribution” means any contribution made by the Employer to the Plan in accordance with Section 5.07.

(qq) “Reemployment Commencement Date” means the date on which an Employee who terminates employment with the Employer and all Related Employers first performs an Hour of Service following such termination of employment.

(rr) “Related Employer” means any employer other than the Employer named in Subsection 1.02(a) of the Adoption Agreement if the Employer and such other employer are members of a controlled group of corporations (as defined in Code Section 414(b)) or an affiliated service group (as defined in Code Section 414(m)), or are trades or businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c)), or such other employer is required to be aggregated with the Employer pursuant to regulations issued under Code Section 414(o).

(ss) “Required Beginning Date” means:

(1) for a Participant who is not a five percent owner, April 1 of the calendar year following the calendar year in which occurs the later of (i) the Participant’s retirement or (ii) the Participant’s attainment of age 70 1/2; provided, however, that a Participant may elect to have his Required Beginning Date determined without regard to the provisions of clause (i).

(2) for a Participant who is a five percent owner, April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

Once the Required Beginning Date of a five percent owner or a Participant who has elected to have his Required Beginning Date determined in accordance with the provisions of Section 2.01(ss)(1)(ii) has occurred, such Required Beginning Date shall not be re-determined, even if the Participant ceases to be a five percent owner in a subsequent year or continues in employment with the Employer or a Related Employer.

For purposes of this Subsection 2.01(ss), a Participant is treated as a five percent owner if such Participant is a five percent owner as defined in Code Section 416(i) (determined in accordance with Code Section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2.

(tt) “Rollover Contribution” means any distribution from an eligible retirement plan, as defined in Section 13.04, that an Employee elects to contribute to the Plan, or have considered as contributed, in accordance with the provisions of Section 5.06.

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(uu) “Roth 401(k) Contribution” means any Deferral Contribution made to the Plan by the Employer in accordance with the provisions of Subsection 5.03(b) that is not excludable from gross income and is intended to satisfy the requirements of Code Section 402A.

(vv) “Self-Employed Individual” means an individual who has Earned Income for the taxable year from the Employer or who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year, including, but not limited to, a partner in a partnership, a sole proprietor, a member in a limited liability company or a shareholder in a subchapter S corporation.

(ww) “Service Agreement” means the agreement between the Employer and the Volume Submitter Sponsor (or an agent or affiliate of the Volume Submitter Sponsor) relating to the provision of investment and other services to the Plan and shall include any addendum to the agreement and any other separate written agreement between the Employer and the Volume Submitter Sponsor (or an agent or affiliate of the Volume Submitter Sponsor) relating to the provision of services to the Plan.

(xx) “Severance Date” means the earlier of (i) the date an Employee retires, dies, quits, or is discharged from employment with the Employer and all Related Employers or (ii) the 12-month anniversary of the date on which the Employee was otherwise first absent from employment; provided, however, that if an individual terminates or is absent from employment with the Employer and all Related Employers because of military duty, such individual shall not incur a Severance Date if his employment rights are protected under Federal law and he returns to employment with the Employer or a Related Employer within the period during which he retains such employment rights, but, if he does not return to such employment within such period, his Severance Date shall be the earlier of (1) the first anniversary of the date his absence commenced or (2) the last day of the period during which he retains such employment rights.

(yy) “Spouse” means the person to whom an individual is married for purposes of Federal income taxes.

(zz) “Trust” means the trust created by the Employer in accordance with the provisions of Section 20.01.

(aaa) “Trust Agreement” means the agreement between the Employer and the Trustee, as set forth in Article 20, under which the assets of the Plan are held, administered, and managed.

(bbb) “Trustee” means the trustee designated in Section 1.03 of the Adoption Agreement, or its successor or permitted assigns. The term Trustee shall include any delegate of the Trustee as may be provided in the Trust Agreement.

(ccc) “Trust Fund” means the property held in Trust by the Trustee for the benefit of Participants and their Beneficiaries.

(ddd) “Vesting Service” means an Employee’s service that is taken into account in determining his vested interest in his Matching Employer and Nonelective Employer Contributions Accounts as may be required under Section 1.16 of the Adoption Agreement. Vesting Service shall be credited in accordance with Article 3.

(eee) “Volume Submitter Sponsor” means Fidelity Management & Research Company or its successor.

2.02. Interpretation and Construction of Terms. Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Pronouns used in the Plan are in the masculine gender but include the feminine gender unless the context clearly indicates otherwise. Wherever used herein, the singular shall include the plural, and the plural shall include the singular, unless the context requires otherwise. Any titles, headings and/or subheadings used in the Plan have been inserted for convenience of reference and are to be ignored in any construction of the Plan’s provisions.

2.03. Special Effective Dates. Some provisions of the Plan are only effective beginning as of a specified date or until a specified date. Any such special effective dates are specified within Plan text where applicable and are exceptions to the general Plan Effective Date as defined in Section 2.01(o).

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Article 3. Service.

3.01. Crediting of Eligibility Service. If the Employer has selected an Eligibility Service requirement in Subsection 1.04(b) of the Adoption Agreement for an Eligible Employee to become an Active Participant, Eligibility Service shall be credited to an Employee as follows:

(a) If the Employer has selected the one year or two years of Eligibility Service requirement described in Subsection 1.04(b) of the Adoption Agreement, an Employee shall be credited with a year of Eligibility Service for each Eligibility Computation Period during which the Employee has been credited with the number of Hours of Service specified in that Subsection, as applicable. An Eligible Employee who has attained the required number of Hours of Service shall be credited with that year of service on the last day of that Eligibility Computation Period.

(b) If the Employer has selected a days or months of Eligibility Service requirement described in Subsection 1.04(b) of the Adoption Agreement, an Employee shall be credited with Eligibility Service for the aggregate of the periods beginning with the Employee’s Employment Commencement Date (or Reemployment Commencement Date) and ending on his subsequent Severance Date; provided, however, that an Employee who has a Reemployment Date within the 12-consecutive-month period following the earlier of the first date of his absence or his Severance Date shall be credited with Eligibility Service for the period between his Severance Date and his Reemployment Date. A day of Eligibility Service shall be credited for each day on which an Employee is credited with Eligibility Service. Months of Eligibility Service shall be measured from the Employee’s Employment Commencement Date or Reemployment Commencement Date to the corresponding date in the applicable following month.

3.02. Re-Crediting of Eligibility Service Following Termination of Employment. An Employee whose employment with the Employer and all Related Employers terminates and who is subsequently reemployed by the Employer or a Related Employer shall be re-credited upon reemployment with his Eligibility Service earned prior to his termination of employment.

3.03. Crediting of Vesting Service. If the Plan provides for Matching Employer and/or Nonelective Employer Contributions that are not 100 percent vested when made, Vesting Service shall be credited to an Employee, subject to any exclusions elected by the Employer in Subsection 1.16(b) of the Adoption Agreement, for the aggregate of the periods beginning with the Employee’s Employment Commencement Date (or Reemployment Commencement Date) and ending on his subsequent Severance Date; provided, however, that an Employee who has a Reemployment Date within the 12-consecutive-month period following the earlier of the first date of his absence or his Severance Date shall be credited with Vesting Service for the period between his Severance Date and his Reemployment Date. Fractional periods of a year shall be expressed in terms of days.

3.04. Application of Vesting Service to a Participant’s Account Following a Break in Vesting Service. The following rules describe how Vesting Service earned before and after a Break in Vesting Service shall be applied for purposes of determining a Participant’s vested interest in his Matching Employer and Nonelective Employer Contributions Accounts:

(a) If a Participant incurs five-consecutive Breaks in Vesting Service, all years of Vesting Service earned by the Employee after such Breaks in Service shall be disregarded in determining the Participant’s vested interest in his Matching Employer and Nonelective Employer Contributions Account balances attributable to employment before such Breaks in Vesting Service. However, Vesting Service earned both before and after such Breaks in Vesting Service shall be included in determining the Participant’s vested interest in his Matching Employer and Nonelective Employer Contributions Account balances attributable to employment after such Breaks in Vesting Service.

(b) If a Participant incurs fewer than five-consecutive Breaks in Vesting Service, Vesting Service earned both before and after such Breaks in Vesting Service shall be included in determining the Participant’s vested interest in his Matching Employer and Nonelective Employer Contributions Account balances attributable to employment both before and after such Breaks in Vesting Service.

3.05. Service with Predecessor Employer. If the Plan is the plan of a predecessor employer, an Employee’s Eligibility and Vesting Service shall include years of service with such predecessor employer. In any case in which the Plan is not the plan maintained by a predecessor employer, service for any employer as specifically described in Section 1.17 of the Adoption Agreement shall be treated as Eligibility and Vesting Service as indicated in Subsection 1.17(a) of the Adoption Agreement.

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3.06. Change in Service Crediting. If an amendment to the Plan or a transfer from employment as an Employee covered under another qualified plan maintained by the Employer or a Related Employer results in a change in the method of crediting Eligibility and/or Vesting Service with respect to a Participant between the Hours of Service crediting method set forth in Section 2530.200b-2 of the Department of Labor Regulations and the elapsed-time crediting method set forth in Section 1.410(a)-7 of the Treasury Regulations, each Participant with respect to whom the method of crediting Eligibility and/or Vesting Service is changed shall have his Eligibility and/or Vesting Service determined in the manner set forth in Section 1.410(a)-7(f)(1) of the Treasury Regulations.

Article 4. Participation.

4.01. Date of Participation. If the Plan is an amendment, as indicated in Subsection 1.01(g)(2)(B) of the Adoption Agreement, all employees who were active participants in the Plan immediately prior to the Effective Date shall continue as Active Participants on the Effective Date, provided that they are Eligible Employees on the Effective Date. If elected by the Employer in Subsection 1.04(f) of the Adoption Agreement, all Eligible Employees who are in the service of the Employer on the date specified in Subsection 1.04(f) (and, if this is an amendment, as indicated in Subsection 1.01(g)(2)(B) of the Adoption Agreement, were not active participants in the Plan immediately prior to that date) shall become Active Participants on the date elected by the Employer in Subsection 1.04(f) of the Adoption Agreement. Any other Eligible Employee shall become an Active Participant in the Plan on the Entry Date coinciding with or immediately following the date on which he first satisfies the eligibility requirements set forth in Subsections 1.04(a) and (b) of the Adoption Agreement.

Any age and/or Eligibility Service requirement that the Employer elects to apply in determining an Eligible Employee’s eligibility to make Deferral Contributions shall also apply in determining an Eligible Employee’s eligibility to make Employee Contributions, if Employee Contributions are permitted under the Plan, and to receive Qualified Nonelective Employer Contributions. An Eligible Employee who has met the eligibility requirements with respect to certain contributions, but who has not met the eligibility requirements with respect to other contributions, shall become an Active Participant in accordance with the provisions of the preceding paragraph, but only with respect to the contributions for which he has met the eligibility requirements.

Notwithstanding any other provision of the Plan, if the Employer selects in Subsection 1.01(g)(5) of the Adoption Agreement that the Plan is a frozen plan, no Employee who was not already an Active Participant on the date the Plan was frozen shall become an Active Participant while the Plan is frozen. If the Employer amends the Plan to remove the freeze, Employees shall again become Active Participants in accordance with the provisions of the amended Plan.

4.02. Transfers Out of Covered Employment. If any Active Participant ceases to be an Eligible Employee, but continues in the employ of the Employer or a Related Employer, such Employee shall cease to be an Active Participant, but shall continue as an Inactive Participant until his entire Account balance is forfeited or distributed. An Inactive Participant shall not be entitled to receive an allocation of contributions or forfeitures under the Plan for the period that he is not an Eligible Employee and wages and other payments made to him by the Employer or a Related Employer for services other than as an Eligible Employee shall not be included in Compensation for purposes of determining the amount and allocation of any contributions to the Account of such Inactive Participant. Such Inactive Participant shall continue to receive credit for Vesting Service completed during the period that he continues in the employ of the Employer or a Related Employer.

4.03. Transfers Into Covered Employment. If an Employee who is not an Eligible Employee becomes an Eligible Employee, such Eligible Employee shall become an Active Participant immediately as of his transfer date if such Eligible Employee has already satisfied the eligibility requirements and would have otherwise previously become an Active Participant in accordance with Section 4.01. Otherwise, such Eligible Employee shall become an Active Participant in accordance with Section 4.01.

Wages and other payments made to an Employee prior to his becoming an Eligible Employee by the Employer or a Related Employer for services other than as an Eligible Employee shall not be included in Compensation for purposes of determining the amount and allocation of any contributions to the Account of such Eligible Employee.

4.04. Resumption of Participation Following Reemployment. If a Participant who terminates employment with the

Employer and all Related Employers is reemployed as an Eligible Employee, he shall again become an Active Participant on his Reemployment Commencement Date. If a former Employee is reemployed as an Eligible Employee on or after an Entry Date coinciding with or following the date on which he met the age and service requirements elected by the Employer in Section 1.04 of the Adoption Agreement, he shall become an Active Participant on his Reemployment Commencement Date.

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Any other former Employee who is reemployed as an Eligible Employee shall become an Active Participant as provided in Section 4.01 or 4.03. Any distribution which a Participant is receiving under the Plan at the time he is reemployed by the Employer or a Related Employer shall cease, except as otherwise required under Section 12.04.

Article 5. Contributions.

5.01. Contributions Subject to Limitations. All contributions made to the Plan under this Article 5 shall be subject to the limitations contained in Article 6.

5.02. Compensation Taken into Account in Determining Contributions. Compensation, as defined in Section 2.01(k), shall not include any amounts elected by the Employer with respect to such contributions in Subsection 1.05(a) or (b), as applicable, of the Adoption Agreement.

5.03 Deferral Contributions. If so provided in Subsection 1.07(a) of the Adoption Agreement, each Active Participant may elect to execute a salary reduction agreement with the Employer to reduce his Compensation by an amount, as specified in Subsection 1.07(a) of the Adoption Agreement, for each payroll period. Except as specifically elected by the Employer within Subsections 1.07(a) of the Adoption Agreement, with respect to each payroll period, an Active Participant may not elect to make Deferral Contributions in excess of the percentage of Compensation specified by the Employer in Subsection 1.07(a)(1)(A) of the Adoption Agreement and Subsection 5.03(a) below. Notwithstanding the foregoing, if the Employer has elected 401(k) Safe Harbor Matching Contributions in Option 1.11(a)(3) of the Adoption Agreement, a Participant must be permitted to make Deferral Contributions under the Plan sufficient to receive the full 401(k) Safe Harbor Matching Employer Contribution provided under Subsection (a)(1) or (2), as applicable of the 401(k) Safe Harbor Matching Employer Contributions Addendum to the Adoption Agreement.

An Active Participant’s salary reduction agreement shall become effective on the first day of the first payroll period for which the Employer can reasonably process the request, but not earlier than the later of (a) the effective date of the provisions permitting Deferral Contributions or (b) the date the Employer adopts such provisions. The Employer shall make a Deferral Contribution on behalf of the Participant corresponding to the amount of said reduction. Under no circumstances may a salary reduction agreement be adopted retroactively.

An Active Participant may elect to change or discontinue the amount by which his Compensation is reduced by notice to the Employer as provided in Subsection 1.07(a)(1)(C) or (D) of the Adoption Agreement. Notwithstanding the Employer’s election in Subsection 1.07(a)(1)(C) or (D) of the Adoption Agreement, if the Employer has elected 401(k) Safe Harbor Matching Employer Contributions in Subsection 1.11(a)(3) of the Adoption Agreement or 401(k) Safe Harbor Nonelective Employer Contributions in Subsection 1.12(a)(3) of the Adoption Agreement, an Active Participant may elect to change or discontinue the amount by which his Compensation is reduced by notice to the Employer within a reasonable period, as specified by the Employer (but not less than 30 days), of receiving the notice described in Section 6.09.

Based upon the Employer’s elections in Subsection 1.07(a) of the Adoption Agreement, the following special types of Deferral Contributions may be made to the Plan:

(a) Catch-Up Contributions. If elected by the Employer in Subsection 1.07(a)(4) of the Adoption Agreement, an Active Participant who has attained or is expected to attain age 50 before the close of the taxable year shall be eligible to make Catch-Up Contributions to the Plan in excess of an otherwise applicable Plan limit, but not in excess of (i) the dollar limit in effect under Code Section 414(v)(2)(B)(i) for the taxable year or (ii) when added to the other Deferral Contributions made by the Participant for the taxable year, 100 percent of the Participant’s “effectively available Compensation,” as defined in this Section 5.03. An otherwise applicable Plan limit is a limit that applies to Deferral Contributions without regard to Catch-Up Contributions, including, but not limited to, (1) the dollar limitation on Deferral Contributions under Code Section 402(g), described in Section 6.02, (2) the limitations on annual additions in effect under Code Section 415, described in Section 6.12, (3) the limitation on Deferral Contributions for Highly Compensated Employees under Code Section 401(k)(3), described in Section 6.03, and (4) the limitation on Deferral Contributions for Highly Compensated Employees which the Administrator may impose, in accordance with the provisions of Section 6.05

In the event that the deferral limit described in Subsection 1.07(a)(1)(A) of the Adoption Agreement or the administrative limit described in Section 6.05, as applicable, is changed during the Plan Year, for purposes of determining Catch-Up Contributions for the Plan Year, such limit shall be determined using the time-weighted average method described in Section 1.414(v)-1(b)(2)(i)(B)(1) of the Treasury Regulations, applying the alternative definition of compensation permitted under Section 1.414(v)-1(b)(2)(i)(B)(2) of the Treasury Regulations.

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(b) Roth 401(k) Contributions. Notwithstanding any other provision of the Plan to the contrary, if the Employer elects in Subsection 1.07(a)(5) of the Adoption Agreement to permit Roth 401(k) Contributions, then a Participant may irrevocably designate all or a portion of his Deferral Contributions made pursuant to Subsection 1.07(a) of the Adoption Agreement as Deferral Contributions that are includible in the Participant’s gross income at the time deferred, pursuant to Code Section 402A and any applicable guidance or regulations issued thereunder (“Roth 401(k) Contributions”). A Participant may change his designation prospectively with respect to future Deferral Contributions as of the date or dates elected by the Employer in Subsection 1.07(a)(1)(C) of the Adoption Agreement. The Administrator will maintain all such contributions made pursuant to Code Section 402A separately and make distributions in accordance with the Plan unless required to do otherwise by Code Section 402A and any applicable guidance or regulations issued thereunder.

(c) Automatic Enrollment Contributions. If the Employer elected Option 1.07(a)(6) of the Adoption Agreement, for each Eligible Employee to whom the Employer has elected to apply the automatic enrollment contribution provisions, such Eligible Employee’s Compensation shall be reduced by the percentage specified by the Employer through Section 1.07(b) of the Additional Provisions Addendum to the Adoption Agreement as soon as administratively feasible following the date specified therein. These amounts shall be contributed to the Plan on behalf of such an Eligible Employee as Deferral Contributions. If the Employer has designated the Plan as having an EACA within Subsection 1.07(a)(6) of the Adoption Agreement, then the Employer shall also provide to each Eligible Employee covered by the EACA a comprehensive notice, written in a manner calculated to be understood by the average Participant, of the Eligible Employee’s rights and obligations under the Plan within the time described in Section 6.09 for a safe harbor contribution notice. In addition, an Eligible Employee who is otherwise covered by the EACA but who makes an affirmative election regarding the amount of Deferral Contributions shall remain covered by the EACA solely for purposes of receiving any required notice from the Plan Administrator in connection with the EACA and for purposes of determining the period applicable to the distribution of certain excess contributions pursuant to Sections 6.04 and 6.07 of the Basic Plan Document. If the Employer has elected through Section 1.07(b) of the Additional Provisions Addendum to the Adoption Agreement, then a Participant who has made automatic enrollment contributions pursuant to the EACA has a permissible withdrawal available pursuant to the following:

(1) The EACA Participant must make any such election within ninety days of the date of his automatic enrollment pursuant to Section 1.07(b)(1) of the Additional Provisions Addendum to the Adoption Agreement. Upon making such an election, the EACA Participant’s Deferral Contribution election will be set to zero until such time as the EACA Participant’s Deferral Contribution rate has changed pursuant to Section 1.07(a)(1) of the Adoption Agreement.

(2) The amount of such withdrawal shall be equal to the amount of the EACA Deferrals through the end of the fifteen day period beginning on the date the Participant makes the election described in (1) above, adjusted for allocable gains and losses to the date of such withdrawal.

(3) Any amounts attributable to Employer Matching Contributions allocated to the Account of an EACA Participant with respect to EACA Deferrals that have been withdrawn pursuant to Section 1.07(b)(3) of the Additional Provisions Addendum to the Adoption Agreement shall be forfeited. In the event that Employer Matching Contributions would otherwise be allocated to the EACA Participant’s Account with respect to EACA Deferrals that have been so withdrawn, the Employer shall not contribute such Employer Matching Contributions to the Plan.

(4) In the event such withdrawal provision is removed from the Plan via an amendment, the transaction continues to be available to EACA Participants who were covered by this provision and who were enrolled automatically prior to the effective date of the provision’s removal.

Except as provided in paragraph (1) above with respect to an EACA Participant who elects a permissible withdrawal, an Active Participant’s Compensation shall continue to be reduced and Deferral Contributions made to the Plan on his behalf until the Active Participant elects to change or discontinue the percentage by which his Compensation is reduced by notice to the Plan Administrator in accordance with procedures the Plan Administrator has developed for that

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purpose. An Eligible Employee may affirmatively elect not to have his Compensation reduced in accordance with this Subsection 5.03(c) by notice to the Plan Administrator within a reasonable period ending no later than the date Compensation subject to reduction hereunder becomes available to the Eligible Employee.

If the Employer elected through, and in accordance with the provisions of, Section 1.07(b) of the Additional Provisions Addendum to the Adoption Agreement, the deferral election of an Active Participant on whose behalf Deferral Contributions are being made shall be increased annually by the percentage of Compensation specified therein, unless and until the percentage of Compensation being contributed on behalf of the Active Participant reaches the limit specified therein. Eligible Employees subject to automatic enrollment will be notified and have opportunity to affirmatively elect otherwise in accordance with procedures established by the Plan Administrator; however, such Employees may be subject to automatic enrollment again in accordance with provisions of Section 1.07(b) of the Additional Provisions Addendum to the Adoption Agreement.

Notwithstanding any other provision of this Section or of any Participant’s salary reduction agreement, in no event shall a Participant be permitted to make Deferral Contributions in excess of his “effectively available Compensation.” A Participant’s “effectively available Compensation” is his Compensation remaining after all applicable amounts have been withheld (e.g., tax-withholding and withholding of contributions to a cafeteria plan).

5.04. Employee Contributions. If so provided by the Employer in Subsection 1.08(a) of the Adoption Agreement, each Active Participant may elect to make non-deductible Employee Contributions to the Plan in accordance with the rules and procedures established by the Employer and subject to the limits provided through Subsection 1.08(a) of the Adoption Agreement.

5.05. No Deductible Employee Contributions. No deductible Employee Contributions may be made to the Plan. Deductible Employee Contributions made prior to January 1, 1987 shall be maintained in a separate Account. No part of the deductible Employee Contributions Account shall be used to purchase life insurance.

5.06. Rollover Contributions. If so provided by the Employer in Subsection 1.09(a) of the Adoption Agreement, subject to any limits provided therein, an Eligible Employee who is or was entitled to receive a distribution that is eligible for rollover to a qualified plan under Code Section 408(d)(3) or an eligible rollover distribution, as defined in Code Section 402(c)(4) and Treasury Regulations issued thereunder, including an eligible rollover distribution received by the Eligible Employee as a surviving Spouse or as a Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, from an eligible retirement plan, as defined in Section 13.04, may elect to contribute all or any portion of such distribution to the Trust directly from such eligible retirement plan (a “direct rollover”) or within 60 days of receipt of such distribution to the Eligible Employee. Except as otherwise provided in Subsection 1.09(b) of the Adoption Agreement, Rollover Contributions shall only be made in the form of cash, allowable Fund Shares, or promissory notes evidencing a plan loan to the Eligible Employee; provided, however, that Rollover Contributions shall only be permitted in the form of promissory notes if the Plan otherwise provides for loans.

Notwithstanding the foregoing, the Plan shall not accept the following as Rollover Contributions:

(a) the contributions excluded by the Employer, if any, in Subsection 1.09(a) of the Adoption Agreement;

(b) any rollover of after-tax employee contributions that is not made by a direct rollover;

(c) any rollover from an individual retirement account or annuity described in Code Section 408(a) or (b) (including a Roth IRA under Code Section 408A) to the extent such amount would not otherwise be includible in the Employee’s income; or

(i) except as provided in Subsection 1.09(b), any rollover amounts which are not “designated Roth contributions” which are to be contributed to the Plan as “designated Roth contributions.”

To the extent the Plan accepts Rollover Contributions of after-tax employee contributions, the Plan will separately account for such contributions, including separate accounting for the portion of the Rollover Contribution that is includible in gross income and the portion that is not includible in gross income.

Except with regard to a rollover made pursuant to Subsection 1.09(b), any rollover of “designated Roth contributions”, as defined in Subsection 6.01(e), shall be subject to the requirements of Code Section 402(c). To the extent the Plan accepts Rollover Contributions of “designated Roth contributions”, the Plan will separately account for such contributions in accordance with the provisions of Section 7.01, including separate accounting for the portion of the Rollover

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Contribution that is includible in gross income and the portion that is not includible in gross income, if applicable. If the Plan accepts a direct rollover of “designated Roth contributions”, the Trustee and the Plan Administrator shall be entitled to rely on a statement from the distributing plan’s administrator identifying (i) the Eligible Employee’s basis in the rolled over amounts and (ii) the date on which the Eligible Employee’s 5-taxable-year period of participation (as required under Code Section 402A(d)(2) for a qualified distribution of “designated Roth contributions”) started under the distributing plan. If the 5-taxable-year period of participation under the distributing plan would end sooner than the Eligible Employee’s 5-taxable-year period of participation under the Plan, the 5-taxable-year period of participation applicable under the distributing plan shall continue to apply with respect to the Rollover Contribution.

Notwithstanding the above, if so provided in Subsection 1.09(b), and as limited as provided therein, a Participant or Beneficiary may elect to have any portion of his Account otherwise distributable under the terms of the Plan, which is not “designated Roth contributions” under the Plan and meets the definition of an “eligible rollover distribution” found in Section 13.04(c), be considered “designated Roth contributions” for purposes of the Plan. Any assets converted in such a way shall be separately accounted for and shall still be subject to distribution constraints found in Article 14 applicable to them prior to the conversion. Such assets shall also retain any distribution rights, such as those found in Article 10, applicable to them prior to the conversion and shall be treated as Rollover Contributions for purposes of withdrawal pursuant to Section 10.03. Each such in-plan rollover shall be subject to its own 5-taxable year period of participation and subject to the requirements of Code Section 408A(d)(3)(F).

An Eligible Employee who has not yet become an Active Participant in the Plan in accordance with the provisions of Article 3 may make a Rollover Contribution to the Plan. Such Eligible Employee shall be treated as a Participant under the Plan for all purposes of the Plan, except eligibility to have Deferral Contributions made on his behalf and to receive an allocation of Matching Employer or Nonelective Employer Contributions.

The Administrator shall require such information from Eligible Employees as it deems necessary to ensure that amounts contributed under this Section 5.06 meet the requirements for tax-deferred rollovers established by this Section 5.06 and by Code Section 402(c) and develop procedures to govern the Plan’s acceptance of Rollover Contributions.

If a Rollover Contribution made under this Section 5.06 is later determined by the Administrator not to have met the requirements of this Section 5.06 or of the Code or Treasury regulations, the Trustee shall, within a reasonable time after such determination is made, and on instructions from the Administrator, distribute to the Employee the amounts then held in the Trust attributable to such Rollover Contribution.

A Participant’s Rollover Contributions Account shall be subject to the terms of the Plan, including Article 14, except as otherwise provided in this Section 5.06.

5.07. Qualified Nonelective Employer Contributions. The Employer may, in its discretion, make a Qualified Nonelective Employer Contribution for the Plan Year in any amount it deems necessary for a permissible purpose. Unless another allocation method will be utilized to address a correction in accordance with the Employee Plans Compliance Resolution System (EPCRS, as described in Revenue Procedure 2013-12 and any subsequent guidance), any Qualified Nonelective Employer Contribution shall be allocated to Participants in accordance with Subsection 1.10(a) of the Adoption Agreement.

Participants shall not be required to satisfy any Hours of Service or employment requirement for the Plan Year in order to receive an allocation of Qualified Nonelective Employer Contributions.

Qualified Nonelective Employer Contributions shall be distributable only in accordance with the distribution provisions that are applicable to Deferral Contributions; provided, however, that a Participant shall not be permitted to take a hardship withdrawal of amounts credited to his Qualified Nonelective Employer Contributions Account after the later of December 31, 1988 or the last day of the Plan Year ending before July 1, 1989 and that a Participant shall not be permitted to take Qualified Nonelective Employer Contributions as part of a Qualified Reservist Distribution pursuant to Section 10.09.

5.08. Matching Employer Contributions. If so provided by the Employer in Section 1.11 of the Adoption Agreement, the Employer shall make Matching Employer Contributions on behalf of each of its “eligible” Participants as indicated therein. The amount of the Matching Employer Contribution shall be determined in accordance with Subsection 1.11(a) and/or (b) of the Adoption Agreement and/or the 401(k) Safe Harbor Matching Employer Contributions Addendum to the Adoption Agreement, as applicable.

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Notwithstanding the foregoing, unless otherwise elected in Subsection 1.11(c)(1)(A) of the Adoption Agreement, the Employer shall not make Matching Employer Contributions, other than 401(k) Safe Harbor Matching Employer Contributions, with respect to an “eligible” Participant’s Catch-Up Contributions. If, due to application of a Plan limit, Matching Employer Contributions other than 401(k) Safe Harbor Matching Employer Contributions are attributable to Catch-Up Contributions, such Matching Employer Contributions, plus any income and minus any loss allocable thereto, shall be forfeited and applied as provided in Section 11.09.

5.09. Qualified Matching Employer Contributions. If so provided by the Employer in Subsection 1.11(f) of the Adoption Agreement, prior to making its Matching Employer Contribution (other than any 401(k) Safe Harbor Matching Employer Contribution) to the Plan, the Employer may designate all or a portion of such Matching Employer Contribution as a Qualified Matching Employer Contribution. The Employer shall notify the Trustee of such designation at the time it makes its Matching Employer Contribution. Qualified Matching Employer Contributions shall be distributable only in accordance with the distribution provisions that are applicable to Deferral Contributions; provided, however, that a Participant shall not be permitted to take a hardship withdrawal of amounts credited to his Qualified Matching Employer Contributions Account after the later of December 31, 1988 or the last day of the Plan Year ending before July 1, 1989 and that a Participant shall not be permitted to take Qualified Matching Employer Contributions as part of a Qualified Reservist Distribution pursuant to Section 10.09.

If the amount of an Employer’s Qualified Matching Employer Contribution is determined based on a Participant’s Compensation, and the Qualified Matching Employer Contribution is necessary to satisfy the “ADP” test described in Section 6.03, the compensation used in determining the amount of the Qualified Matching Employer Contribution shall be “testing compensation”, as defined in Subsection 6.01(s). If the Qualified Matching Employer Contribution is not necessary to satisfy the “ADP” test described in Section 6.03, the compensation used to determine the amount of the Qualified Matching Employer Contribution shall be Compensation as defined in Subsection 2.01(k).

5.10. Nonelective Employer Contributions. If so provided by the Employer in Subsection 1.12(a) and/or (b) of the Adoption Agreement, the Employer shall make Nonelective Employer Contributions to the Trust in accordance with Section 1.12 of the Adoption Agreement to be allocated among “eligible” Participants as indicated therein. Nonelective Employer Contributions shall be allocated as follows:

(a) If the Employer has elected a fixed contribution formula, Nonelective Employer Contributions shall be allocated among “eligible” Participants in the manner specified in Section 1.12 of the Adoption Agreement or the 401(k) Safe Harbor Nonelective Employer Contributions Addendum to the Adoption Agreement, as applicable.

(b) If the Employer has elected a discretionary contribution amount, Nonelective Employer Contributions shall be allocated among “eligible” Participants, as determined in accordance with Section 1.12 of the Adoption Agreement, as follows:

(1) If the non-integrated formula is elected in Subsection 1.12(b)(1) of the Adoption Agreement, Nonelective Employer Contributions shall be allocated to “eligible” Participants in the ratio that each “eligible” Participant’s Compensation bears to the total Compensation paid to all “eligible” Participants for the Contribution Period.

(2) If the integrated formula is elected in Subsection 1.12(b)(2) of the Adoption Agreement, Nonelective Employer Contributions shall be allocated in the following steps:

(A) First, to each “eligible” Participant in the same ratio that the sum of the “eligible” Participant’s Compensation and “excess Compensation” for the Plan Year bears to the sum of the Compensation and “excess Compensation” of all “eligible” Participants for the Plan Year. This allocation as a percentage of the sum of each “eligible” Participant’s Compensation and “excess Compensation” shall not exceed the “permitted disparity limit”, as defined in Section 1.12 of the Adoption Agreement.

Notwithstanding the foregoing, if in any Plan Year an “eligible” Participant has reached the “cumulative permitted disparity limit”, such “eligible” Participant shall receive an allocation under this Subsection 5.10(b)(2)(A) based on two times his Compensation for the Plan Year, rather than the sum of his Compensation and “excess Compensation” for the Plan Year. If an “eligible” Participant did not benefit under a qualified defined benefit plan or target benefit plan for any Plan Year beginning on or after January 1, 1994, the “eligible” Participant shall have no “cumulative disparity limit”.

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(B) Second, if any Nonelective Employer Contributions remain after the allocation in Subsection 5.10(b)(2)(A), the remaining Nonelective Employer Contributions shall be allocated to each “eligible” Participant in the same ratio that the “eligible” Participant’s Compensation for the Plan Year bears to the total Compensation of all “eligible” Participants for the Plan Year.

Notwithstanding the provisions of Subsections 5.10(b)(2)(A) and (B) above, if in any Plan Year an “eligible” Participant benefits under another qualified plan or simplified employee pension, as defined in Code Section 408(k), that provides for or imputes permitted disparity, the Nonelective Employer Contributions for the Plan Year allocated to such “eligible” Participant shall be in the ratio that his Compensation for the Plan Year bears to the total Compensation paid to all “eligible” Participants.

For purposes of this Subsection 5.10(b)(2), the following definitions shall apply:

(C) “Cumulative permitted disparity limit” means 35 multiplied by the sum of an “eligible” Participant’s annual permitted disparity fractions, as defined in Sections 1.401(l)-5(b)(3) through (b)(7) of the Treasury Regulations, attributable to the “eligible” Participant’s total years of service under the Plan and any other qualified plan or simplified employee pension, as defined in Code Section 408(k), maintained by the Employer or a Related Employer. For each Plan Year commencing prior to January 1, 1989, the annual permitted disparity fraction shall be deemed to be one, unless the Participant never accrued a benefit under any qualified plan or simplified employee pension maintained by the Employer or a Related Employer during any such Plan Year. In determining the annual permitted disparity fraction for any Plan Year, the Employer may elect to assume that the full disparity limit has been used for such Plan Year.

(D) “Excess Compensation” means Compensation in excess of the “integration level” specified by the Employer in Subsection 1.12(b)(2) of the Adoption Agreement.

5.11. Vested Interest in Contributions.

(a) Participant’s vested interest in the following sub-accounts shall be 100 percent:

(1) his Deferral Contributions Account;

(2) his Qualified Nonelective Employer Contributions Account;

(3) his Qualified Matching Employer Contributions Account;

(4) his 401(k) Safe Harbor Nonelective Employer Contributions Account (unless QACA has been selected on the 401(k) Safe Harbor Nonelective Employer Contributions Addendum to the Adoption Agreement);

(5) his 401(k) Safe Harbor Matching Employer Contributions Account (unless QACA has been selected on the 401(k) Safe Harbor Matching Employer Contributions Addendum to the Adoption Agreement);

(6) his Rollover Contributions Account;

(7) his Employee Contributions Account; and

(8) his deductible Employee Contributions Account.

(b) Contributions attributable to a QACA must vest at least as rapidly as 100% once the Participant is credited with two Years of Service.

Except as otherwise specifically provided in the Vesting Schedule Addendum to the Adoption Agreement or as may be required under Section 15.05, a Participant’s vested interest in his Nonelective Employer Contributions Account attributable to Nonelective Employer Contributions other than those described in Subsection 5.11(a)(4)

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above, shall be determined in accordance with the vesting schedule elected by the Employer in Subsection 1.16(c)(1) of the Adoption Agreement. Except as otherwise specifically provided in the Vesting Schedule Addendum to the Adoption Agreement, a Participant’s vested interest in his Matching Employer Contributions Account attributable to Matching Employer Contributions other than those described in Subsection 5.11(a)(5) above, shall be determined in accordance with the vesting schedule elected by the Employer in Subsection 1.16(c)(2) of the Adoption Agreement.

5.12. Time for Making Contributions. The Employer shall pay its contribution for each Plan Year not later than the time prescribed by law for filing the Employer’s Federal income tax return for the fiscal (or taxable) year with or within which such Plan Year ends (including extensions thereof).

If the Employer has elected the payroll period as the Contribution Period in Subsection 1.11(d) of the Adoption Agreement, the Employer shall remit any 401(k) Safe Harbor Matching Employer Contributions made during a Plan Year quarter to the Trustee no later than the last day of the immediately following Plan Year quarter.

The Employer should remit Employee Contributions and Deferral Contributions to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer’s general assets, but not later than the 15th business day of the calendar month following the month in which such amount otherwise would have been paid to the Participant, or within such other time frame as may be determined by applicable regulation or legislation.

The Trustee shall have no authority to inquire into the correctness of the amounts contributed and remitted to the Trustee or to determine whether any contribution is payable under this Article 5. The Administrator shall be the named fiduciary responsible for ensuring the Employer remits contributions and loan repayments to the Trust and shall have the duty and responsibility for the collection of such contributions and repayments when not timely made by the Employer, provided that the Administrator may appoint another named fiduciary to handle such responsibility and notify the Trustee of such appointment in writing. The Trustee shall be authorized to provide information and records regarding contributions it has received to the Administrator or other named fiduciary, and may accept contributions and/or carry out related allocation instructions from, such named fiduciary upon its request, as may be further described in the Service Agreement. As a directed trustee pursuant to ERISA Section 403(a)(1) for all purposes, the Trustee shall only pursue any claim that the Plan might have with respect to delinquent loan repayments or Plan contributions as specifically directed to do so by the Administrator or other named fiduciary.

5.13. Return of Employer Contributions. The Trustee shall, upon request by the Employer, return to the Employer the amount (if any) determined under Section 20.23. Such amount shall be reduced by amounts attributable thereto which have been credited to the Accounts of Participants who have since received distributions from the Trust, except to the extent such amounts continue to be credited to such Participants’ Accounts at the time the amount is returned to the Employer. Such amount shall also be reduced by the losses of the Trust attributable thereto, if and to the extent such losses exceed the gains and income attributable thereto, but shall not be increased by the gains and income of the Trust attributable thereto, if and to the extent such gains and income exceed the losses attributable thereto. To the extent such gains exceed losses, the gains shall be forfeited and applied as provided in Section 11.09. In no event shall the return of a contribution hereunder cause the balance of the individual Account of any Participant to be reduced to less than the balance which would have been credited to the Account had the mistaken amount not been contributed.

5.14. Frozen Plan. If the Employer has elected Subsection 1.01(g)(5) of the Adoption Agreement, then in accordance therewith and notwithstanding any other provision of the Plan to the contrary, the Plan is a frozen plan. If the Employer amends the Plan to remove the freeze, contributions shall resume in accordance with the provisions of the amended Plan.

Article 6. Limitations on Contributions.

6.01. Special Definitions. For purposes of this Article, the following definitions shall apply:

(a) “Annual additions” mean the sum of the following amounts allocated to an Active Participant for a Limitation Year:

(1) all employer contributions allocated to an Active Participant’s account under qualified defined contribution plans maintained by the “415 employer”, including amounts applied to reduce employer contributions as provided under Section 11.09, but excluding amounts treated as Catch-Up Contributions;

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(2) all employee contributions allocated to an Active Participant’s account under a qualified defined contribution plan or a qualified defined benefit plan maintained by the “415 employer” if separate accounts are maintained with respect to such Active Participant under the defined benefit plan;

(3) all forfeitures allocated to an Active Participant’s account under a qualified defined contribution plan maintained by the “415 employer”;

(4) all amounts allocated to an “individual medical benefit account” which is part of a pension or annuity plan maintained by the “415 employer”;

(5) all amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a “welfare benefit fund” maintained by the “415 employer”; and

(6) all allocations to an Active Participant under a “simplified employee pension”.

(b) “Contribution percentage” means the ratio (expressed as a percentage) of (1) the “contribution percentage amounts” allocated to an “eligible participant’s” Accounts for the Plan Year to (2) the “eligible participant’s” “testing compensation” for the Plan Year.

(c) “Contribution percentage amounts” mean those amounts included in applying the “ACP” test.

(1) “Contribution percentage amounts” include the following:

(A) any Employee Contributions made by an “eligible participant” to the Plan;

(B) any Matching Employer Contributions on eligible contributions as elected by the Employer in Subsection 1.11(c) of the Adoption Agreement, made for the Plan Year, but excluding (A) Qualified Matching Employer Contributions that are taken into account in satisfying the “ADP” test described in Section 6.03 and (B) Matching Employer Contributions that are forfeited either to correct “excess aggregate contributions” or because the contributions to which they relate are “excess deferrals”, “excess contributions”, “excess aggregate contributions”, or Catch-Up Contributions (in the event the Plan does not provide for Matching Employer Contributions with respect to Catch-Up Contributions);

(C) Qualified Nonelective Employer Contributions allocated as of a date within the “testing year” and designated at the time of contribution as applying for the “ACP” test;

(D) 401(k) Safe Harbor Nonelective Employer Contributions may be included to the extent such contributions are not required to satisfy the safe harbor contribution requirements under Section 1.401(k)-3(b) of the Treasury Regulations, excluding 401(k) Safe Harbor Nonelective Employer Contributions that are taken into account in satisfying the “ADP” test described in Section 6.03; and

(E) Deferral Contributions, when necessary to pass the “ACP” test, provided that the “ADP” test described in Section 6.03 is satisfied or treated as satisfied (except as in accordance with Section 6.09) both including Deferral Contributions included as “contribution percentage amounts” and excluding such Deferral Contributions.

(2) Notwithstanding the foregoing, for any Plan Year in which the “ADP” test described in Section 6.03 is deemed satisfied pursuant to Section 6.09 with respect to some or all Deferral Contributions, “contribution percentage amounts”:

(A) shall not include any Deferral Contributions with respect to which the “ADP” test is deemed satisfied; and

(B) may have the following Matching Employer Contributions excluded:

(i) if the requirements described in Section 6.10 for deemed satisfaction of the “ACP” test with respect to some or all Matching Employer Contributions are met, those Matching Employer Contributions with respect to which the “ACP” test is deemed satisfied; or

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(ii) if the “ADP” test is deemed satisfied using 401(k) Safe Harbor Matching Employer Contributions, but the requirements described in Section 6.10 for deemed satisfaction of the “ACP” test with respect to Matching Employer Contributions are not met, any Matching Employer Contributions made on behalf of an “eligible participant” for the Plan Year that do not exceed four percent of the “eligible participant’s” Compensation for the Plan Year.

(3) Notwithstanding any other provisions of this Subsection, if an Employer elects to change from the current year testing method described in Subsection 1.06(a)(1) of the Adoption Agreement to the prior year testing method described in Subsection 1.06(a)(2) of the Adoption Agreement, the following shall not be considered “contribution percentage amounts” for purposes of determining the “contribution percentages” of Non-Highly Compensated Employees for the prior year immediately preceding the Plan Year in which the change is effective:

(A) Qualified Matching Employer Contributions that were taken into account in satisfying the “ADP” test described in Section 6.03 for such prior year;

(B) Qualified Nonelective Employer Contributions that were taken into account in satisfying the “ADP” test described in Section 6.03 or the “ACP” test described in Section 6.06 for such prior year; and

(C) 401(k) Safe Harbor Nonelective Employer Contributions that were taken into account in satisfying the “ADP” test described in Section 6.03 or the “ACP” test described in Section 6.06 for such prior year or that were required to satisfy the safe harbor contribution requirements under Section 1.401(k)-3(b) of the Treasury Regulations for such prior year.;

To be included in determining an “eligible participant’s” “contribution percentage” for a Plan Year, Employee Contributions must be made to the Plan before the end of such Plan Year and other “contribution percentage amounts” must be allocated to the “eligible participant’s” Account as of a date within such Plan Year and made before the last day of the 12-month period immediately following the Plan Year to which the “contribution percentage amounts” relate. If an Employer has elected the prior year testing method described in Subsection 1.06(a)(2) of the Adoption Agreement, “contribution percentage amounts” that are taken into account for purposes of determining the “contribution percentages” of Non-Highly Compensated Employees for the prior year relate to such prior year. Therefore, such “contribution percentage amounts” must be made before the last day of the Plan Year being tested.

(d) “Deferral ratio” means the ratio (expressed as a percentage) of (1) the amount of “includable contributions” made on behalf of an Active Participant for the Plan Year to (2) the Active Participant’s “testing compensation” for such Plan Year. An Active Participant who does not receive “includable contributions” for a Plan Year shall have a “deferral ratio” of zero.

(e) “Designated Roth contributions” mean any Roth 401(k) Contributions made to the Plan and any “elective deferrals” made to another plan that would be excludable from a Participant’s income, but for the Participant’s election to designate such contributions as Roth contributions and include them in income.

(f) “Determination year” means (1) for purposes of determining income or loss with respect to “excess deferrals”, the calendar year in which the “excess deferrals” were made and (2) for purposes of determining income or loss with respect to “excess contributions”, and “excess aggregate contributions”, the Plan Year in which such “excess contributions” or “excess aggregate contributions” were made.

(g) “Elective deferrals” mean all employer contributions, other than Deferral Contributions, made on behalf of a Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), any eligible deferred compensation plan under Code Section 457, any plan as described under Code Section 501(c)(18), and any employer contributions made on behalf of a Participant pursuant to a salary reduction agreement for the purchase of an annuity contract under Code Section 403(b). “Elective deferrals” include

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“designated Roth contributions” made to another plan. “Elective deferrals” do not include any deferrals properly distributed as excess “annual additions” or any deferrals treated as catch-up contributions in accordance with the provisions of Code Section 414(v).

(h) “Eligible participant” means any Active Participant who is eligible to make Employee Contributions, or Deferral Contributions (if the Employer takes such contributions into account in calculating “contribution percentages”), or to receive a Matching Employer Contribution. Notwithstanding the foregoing, the term “eligible participant” shall not include any Active Participant who is included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers.

(i) “Excess aggregate contributions” with respect to any Plan Year mean the excess of

(1) The aggregate “contribution percentage amounts” actually taken into account in computing the average “contribution percentages” of “eligible participants” who are Highly Compensated Employees for such Plan Year, over

(2) The maximum amount of “contribution percentage amounts” permitted to be made on behalf of Highly Compensated Employees under Section 6.06 (determined by reducing “contribution percentage amounts” made for the Plan Year on behalf of “eligible participants” who are Highly Compensated Employees in order of their “contribution percentages” beginning with the highest of such “contribution percentages”).

“Excess aggregate contributions” shall be determined after first determining “excess deferrals” and then determining “excess contributions”.

(j) “Excess contributions” with respect to any Plan Year mean the excess of

(1) The aggregate amount of “includable contributions” actually taken into account in computing the average “deferral percentage” of Active Participants who are Highly Compensated Employees for such Plan Year, over

(2) The maximum amount of “includable contributions” permitted to be made on behalf of Highly Compensated Employees under Section 6.03 (determined by reducing “includable contributions” made for the Plan Year on behalf of Active Participants who are Highly Compensated Employees in order of their “deferral ratios”, beginning with the highest of such “deferral ratios”).

(k) “Excess deferrals” mean those Deferral Contributions and/or “elective deferrals” that are includable in a Participant’s gross income under Code Section 402(g) to the extent such Participant’s Deferral Contributions and/or “elective deferrals” for a calendar year exceed the dollar limitation under such Code Section for such calendar year.

(l) “Excess 415 amount” means the excess of an Active Participant’s “annual additions” for the Limitation Year over the “maximum permissible amount”.

(m) “415 compensation” means Compensation (as defined in Section 2.01(k)), subject to the following:

(1) “415 compensation” does not exclude any amounts elected by the Employer in Subsection 1.05(a) of the Adoption Agreement except moving expenses paid or reimbursed by the Employer if it is reasonable to believe they are deductible by the Employee.

(2) “415 compensation” shall be based on compensation for all services to the “415 employer.”

(3) “415 compensation” shall be based on the amount actually paid or made available to the Participant (or, if earlier, includible in the gross income of the Participant) during the Limitation Year.

(4) An Eligible Employee’s severance from employment, as defined in Section 2.01(k), shall be applied using the modification to the employer aggregation rules prescribed in Code Section 415(h).

(5) “415 compensation” may include amounts earned, but not paid during the Limitation Year solely because of the timing of pay periods and pay dates, provided

(A) such amounts are paid during the first few weeks of the next Limitation Year;

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(B) such amounts are included on a uniform and consistent basis with respect to all similarly situated Participants; and

(C) no such amounts are included in more than one Limitation Year.

(6) If the initial Plan Year of a new plan consists of fewer than 12 months, calculated from the Effective Date listed in Subsection 1.01(g)(1) of the Adoption Agreement through the end of such initial Plan Year and if the Employer has designated in Subsection 1.01(f) of the Adoption Agreement that the Limitation Year is based on the Plan Year, for purposes of determining Compensation for such initial Plan Year, the Limitation Year shall be the 12-month period ending on the last day of the Plan Year.

In addition, “415 compensation” shall not reflect compensation for a year greater than the limit under Code Section 401(a)(17) that applies to that year.

(n) “415 employer” means the Employer and any other employers which constitute a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)) or which constitute trades or businesses (whether or not incorporated) which are under common control (as defined in Code Section 414(c) as modified by Code Section 415(h)) or which constitute an affiliated service group (as defined in Code Section 414(m)) and any other entity required to be aggregated with the Employer pursuant to regulations issued under Code Section 414(o).

(o) “Includable contributions” mean those amounts included in applying the “ADP” test.

(1) “Includable contributions” include the following:

(A) any Deferral Contributions made on behalf of an Active Participant, including “excess deferrals” of Highly Compensated Employees and “designated Roth contributions”, except as specifically provided in Subsection 6.01(o)(2);

(B) Qualified Nonelective Employer Contributions allocated as of a date within the “testing year” and designated at the time of contribution as applying for the “ADP” test; and

(C) Qualified Matching Employer Contributions on Deferral Contributions or Employee Contributions made for the Plan Year allocated as of a date within the “testing year” and so designated at the time of contribution; provided, however, that the maximum amount of Qualified Matching Employer Contributions included in “includable contributions” with respect to an Active Participant shall not exceed the greater of 5% of the Active Participant’s “testing compensation” or 100% of his Deferral Contributions for the Plan Year.

(2) “Includable contributions” shall not include the following:

(A) Catch-Up Contributions, except to the extent that a Participant’s Deferral Contributions are classified as Catch-Up Contributions as provided in Section 6.04 solely because of a failure of the “ADP” test described in Section 6.03;

(B) “excess deferrals” of Non-Highly Compensated Employees that arise solely from Deferral Contributions made under the Plan or plans maintained by the Employer or a Related Employer;

(C) Deferral Contributions that are taken into account in satisfying the “ACP” test described in Section 6.06;

(D) additional elective contributions made pursuant to Code Section 414(u) that are treated as Deferral Contributions;

(E) for any Plan Year in which the “ADP” test described in Section 6.03 is deemed satisfied pursuant to Section 6.09 with respect to some or all Deferral Contributions, the following:

(i) any Deferral Contributions with respect to which the “ADP” test is deemed satisfied; and

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(ii) Qualified Matching Employer Contributions, except to the extent that the “ADP” test described in Section 6.03 must be satisfied with respect to some Deferral Contributions and such Qualified Matching Employer Contributions are used in applying the “ADP” test.

(3) Notwithstanding any other provision of this Subsection, if an Employer elects to change from the current year testing method described in Subsection 1.06(a)(1) of the Adoption Agreement to the prior year testing method described in Subsection 1.06(a)(2) of the Adoption Agreement, the following shall not be considered “includable contributions” for purposes of determining the “deferral ratios” of Non-Highly Compensated Employees for the prior year immediately preceding the Plan Year in which the change is effective:

(A) Deferral Contributions that were taken into account in satisfying the “ACP” test described in Section 6.06 for such prior year pursuant to Subsection 6.01(c)(1)(E) above;

(B) Qualified Nonelective Employer Contributions that were taken into account in satisfying the “ADP” test described in Section 6.03 or the “ACP” test described in Section 6.06 for such prior year;

(C) 401(k) Safe Harbor Nonelective Employer Contributions that were taken into account in satisfying the “ADP” test described in Section 6.03 or the “ACP” test described in Section 6.06 for such prior year or that were required to satisfy the safe harbor contribution requirements under Section 1.401(k)-3(b) of the Treasury Regulations for such prior year;

(D) 401(k) Safe Harbor Matching Employer Contributions that were taken into account in satisfying the “ADP” test described in Section 6.03 for such prior year or that were required to satisfy the safe harbor contribution requirements under Section 1.401(k)-3(c) of the Treasury Regulations for such prior year; and

(E) Qualified Matching Employer Contributions that were taken into account in satisfying the “ADP” test described in Section 6.03 or the “ACP” test described in Section 6.06 for such prior year.

To be included in determining an Active Participant’s “deferral ratio” for a Plan Year, “includable contributions” must be allocated to the Participant’s Account as of a date within such Plan Year and made before the last day of the 12-month period immediately following the Plan Year to which the “includable contributions” relate. If an Employer has elected the prior year testing method described in Subsection 1.06(a)(2) of the Adoption Agreement, “includable contributions” that are taken into account for purposes of determining the “deferral ratios” of Non-Highly Compensated Employees for the prior year relate to such prior year. Therefore, such “includable contributions” must be made before the last day of the Plan Year being tested.

(p) “Individual medical benefit account” means an individual medical benefit account as defined in Code Section 415(l)(2).

(q) “Maximum permissible amount” means for a Limitation Year with respect to any Active Participant the lesser of (1) the maximum dollar amount permitted for the Limitation Year under Code Section 415(c)(1)(A) adjusted as provided in Code Section 415(d) (e.g., $51,000 for the Limitation Year ending in 2013) or (2) 100 percent of the Active Participant’s “415 compensation” for the Limitation Year. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive-month period, the dollar limitation specified in clause (1) above shall be adjusted by multiplying it by a fraction the numerator of which is the number of months in the short Limitation Year and the denominator of which is 12.

The limitation specified in clause (2) above shall not apply to any contribution for medical benefits within the meaning of Code Section 401(h) or 419A(f)(2) after separation from service which is otherwise treated as an “annual addition” under Code Section 419A(d)(2) or 415(l)(1).

(r) “Simplified employee pension” means a simplified employee pension as defined in Code Section 408(k).

(s) “Testing compensation” means compensation as defined in Code Section 414(s). “Testing compensation” shall be based on the amount actually paid to a Participant during the “testing year” or, at the option of the

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Employer, during that portion of the “testing year” during which the Participant is an Active Participant; provided, however, that if the Employer elected different Eligibility Service requirements for purposes of eligibility to make Deferral Contributions and to receive Matching Employer Contributions, then “testing compensation” must be based on the amount paid to a Participant during the full “testing year”.

The annual “testing compensation” of each Active Participant taken into account in applying the “ADP” test described in Section 6.03 and the “ACP” test described in Section 6.06 for any “testing year” shall not exceed the annual compensation limit under Code Section 401(a)(17) as in effect on the first day of the “testing year” (e.g., $255,000 for the “testing year” beginning in 2013). This limit shall be adjusted by the Secretary to reflect increases in the cost of living, as provided in Code Section 401(a)(17)(B); provided, however, that the dollar increase in effect on January 1 of any calendar year is effective for “testing years” beginning in such calendar year. If a Plan determines “testing compensation” over a period that contains fewer than 12 calendar months (a “short determination period”), then the Compensation limit for such “short determination period” is equal to the Compensation limit for the calendar year in which the “short determination period” begins multiplied by the ratio obtained by dividing the number of full months in the “short determination period” by 12; provided, however, that such proration shall not apply if there is a “short determination period” because an election was made, in accordance with any rules and regulations issued by the Secretary of the Treasury or his delegate, to apply the “ADP” test described in Section 6.03 and/or the “ACP” test described in Section 6.06 based only on “testing compensation” paid during the portion of the “testing year” during which an individual was an Active Participant.

(t) “Testing year” means:

(1) if the Employer has elected the current year testing method in Subsection 1.06(a)(1) of the Adoption Agreement, the Plan Year being tested.

(2) if the Employer has elected the prior year testing method in Subsection 1.06(a)(2) of the Adoption Agreement, the Plan Year immediately preceding the Plan Year being tested.

(u) “Welfare benefit fund” means a welfare benefit fund as defined in Code Section 419(e).

To the extent that types of contributions defined in Section 2.01 are referred to in this Article 6, the defined term includes similar contributions made under other plans where the context so requires.

6.02. Code Section 402(g) Limit on Deferral Contributions. In no event shall the amount of Deferral Contributions, other than Catch-Up Contributions, made under the Plan for a calendar year, when aggregated with the “elective deferrals” made under any other plan maintained by the Employer or a Related Employer, exceed the dollar limitation contained in Code Section 402(g) in effect at the beginning of such calendar year.

A Participant may assign to the Plan any “excess deferrals” made during a calendar year by notifying the Administrator on or before March 15 following the calendar year in which the “excess deferrals” were made of the amount of the “excess deferrals” to be assigned to the Plan. A Participant is deemed to notify the Administrator of any “excess deferrals” that arise by taking into account only those Deferral Contributions made to the Plan and those “elective deferrals” made to any other plan maintained by the Employer or a Related Employer. Notwithstanding any other provision of the Plan, “excess deferrals”, plus any income and minus any loss allocable thereto, as determined under Section 6.08, shall be distributed no later than April 15 to any Participant to whose Account “excess deferrals” were so assigned for the preceding calendar year and who claims “excess deferrals” for such calendar year. In the event that “excess deferrals” are allocated to a Participant’s Deferral Contributions Accounts, such “excess deferrals” will be distributed first from the Participant’s Deferral Contributions for the Plan Year other than his Roth 401(k) Contributions then from his Roth 401(k) Contributions.

“Excess deferrals” to be distributed to a Participant for a calendar year shall be reduced by any “excess contributions” for the Plan Year beginning within such calendar year that were previously distributed or re-characterized in accordance with the provisions of Section 6.04.

Any Matching Employer Contributions attributable to “excess deferrals”, plus any income and minus any loss allocable thereto, as determined under Section 6.08, shall be forfeited and applied as provided in Section 11.09.

“Excess deferrals” shall be treated as “annual additions” under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the calendar year in which the “excess deferrals” were made.

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6.03. Additional Limit on Deferral Contributions (“ADP” Test). Except to the extent the Employer has elected in Subsection 1.11(a)(3) or Subsection 1.12(a)(3) of the Adoption Agreement to make 401(k) Safe Harbor Matching Employer Contributions or 401(k) Safe Harbor Nonelective Employer Contributions for a Plan Year and the “ADP” test is deemed satisfied in accordance with Section 6.09, notwithstanding any other provision of the Plan to the contrary, the Deferral Contributions, excluding additional elective contributions made pursuant to Code Section 414(u) that are treated as Deferral Contributions and Catch-Up Contributions (except to the extent that a Participant’s Deferral Contributions are classified as Catch-Up Contributions as provided in Section 6.04 solely because of a failure of the “ADP” test described herein), made with respect to the Plan Year on behalf of Active Participants who are Highly Compensated Employees for such Plan Year may not result in an average “deferral ratio” for such Active Participants that exceeds the greater of:

(a) the average “deferral ratio” for the “testing year” of Active Participants who are Non-Highly Compensated Employees for the “testing year” multiplied by 1.25; or

(b) the average “deferral ratio” for the “testing year” of Active Participants who are Non-Highly Compensated Employees for the “testing year” multiplied by two, provided that the average “deferral ratio” for Active Participants who are Highly Compensated Employees for the Plan Year being tested does not exceed the average “deferral ratio” for Participants who are Non-Highly Compensated Employees for the “testing year” by more than two percentage points.

For the first Plan Year in which the Plan provides a cash or deferred arrangement, the average “deferral ratio” for Active Participants who are Non-Highly Compensated Employees used in determining the limits applicable under Subsections 6.03(a) and (b) shall be either three percent or the actual average “deferral ratio” for such Active Participants for such first Plan Year, as elected by the Employer in Section 1.06(b) of the Adoption Agreement.

The “deferral ratios” of Active Participants who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement shall be disaggregated from the “deferral ratios” of other Active Participants and the provisions of this Section 6.03 shall be applied separately with respect to each group.

The “deferral ratio” for any Active Participant who is a Highly Compensated Employee for the Plan Year being tested and who is eligible to have “includable contributions” allocated to his accounts under two or more cash or deferred arrangements described in Code Section 401(k) that are maintained by the Employer or a Related Employer, shall be determined as if such “includable contributions” were made under the Plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all “includable contributions” made during the Plan Year under all such arrangements shall be treated as having been made under the Plan. Notwithstanding the foregoing, certain plans, and contributions made thereto, shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(k).

If this Plan satisfies the requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section 6.03 shall be applied by determining the “deferral ratios” of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same plan year and use the same method to satisfy the “ADP” test.

Notwithstanding anything herein to the contrary, if the Plan permits Employees to make Deferral Contributions prior to the time the Employees have completed the minimum age and service requirements of Code Section 410(a)(1)(A) and the Employer elects, pursuant to Code Section 410(b)(4)(B), to disaggregate the Plan into two component plans for purposes of complying with Code Section 410(b)(1), one benefiting Employees who have completed such minimum age and service requirements and the other benefiting Employees who have not, the Plan must be disaggregated in the same manner for ADP testing purposes, unless the Plan applies the alternative rule in Code Section 401(k)(3)(F). In determining the component plans for purposes of such disaggregation, the Employer may apply the maximum entry dates permitted under Code Section 410(a)(4).

The Employer shall maintain records sufficient to demonstrate satisfaction of the “ADP” test and the amount of Qualified Nonelective Employer Contributions and/or Qualified Matching Employer Contributions used in such test.

6.04. Allocation and Distribution of “Excess Contributions”. Notwithstanding any other provision of this Plan, the

“excess contributions” allocable to the Account of a Participant, plus any income and minus any loss allocable thereto, as determined under Section 6.08, shall be distributed to the Participant no later than the last day of the Plan Year immediately following the Plan Year in which the “excess contributions” were made, unless the Employer elected Catch-Up Contributions in Subsection 1.07(a)(4) of the Adoption Agreement and such “excess contributions” are classified as Catch-Up Contributions.

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If “excess contributions” are to be distributed from the Plan and such “excess contributions” are distributed more than 2 1/2 months (or 6 months if the Plan has been designated as an EACA within Subsection 1.07(a)(6) of the Adoption Agreement) after the last day of the Plan Year in which the “excess contributions” were made, a ten percent excise tax shall be imposed on the Employer maintaining the Plan with respect to such amounts.

The “excess contributions” allocable to a Participant’s Account shall be determined by reducing the “includable contributions” made for the Plan Year on behalf of Active Participants who are Highly Compensated Employees in order of the dollar amount of such “includable contributions”, beginning with the highest such dollar amount. “Excess contributions” allocated to a Participant for a Plan Year shall be reduced by the amount of any “excess deferrals” previously distributed for the calendar year ending in such Plan Year.

“Excess contributions” shall be treated as “annual additions”.

For purposes of distribution, “excess contributions” shall be considered allocated among a Participant’s Deferral Contributions Accounts and, if applicable, the Participant’s Qualified Nonelective Employer Contributions Account and/or Qualified Matching Employer Contributions Account in the order prescribed and communicated to the Trustee, which order shall be uniform with respect to all Participants and nondiscriminatory. In the event that “excess contributions” are allocated to a Participant’s Deferral Contributions Accounts, such “excess contributions” will be distributed first from the Participant’s Deferral Contributions for the Plan Year other than his Roth 401(k) Contributions then from his Roth 401(k) Contributions.

Any Matching Employer Contributions attributable to “excess contributions”, plus any income and minus any loss allocable thereto, as determined under Section 6.08, shall be forfeited and applied as provided in Section 11.09.

6.05. Reductions in Deferral Contributions to Meet Code Requirements. If the Administrator anticipates that the Plan will not satisfy the “ADP” and/or “ACP” test for the year, the Administrator may reduce the rate of Deferral Contributions of Participants who are Highly Compensated Employees to an amount determined by the Administrator to be necessary to satisfy the “ADP” and/or “ACP” test.

6.06. Limit on Matching Employer Contributions and Employee Contributions (“ACP” Test). The provisions of this Section 6.06 shall not apply to Active Participants who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers. The provisions of this Section shall not apply to Matching Employer Contributions made on account of amounts deferred pursuant to Code Section 457 under a separate eligible deferred compensation plan.

Except to the extent the Employer has elected in Subsection 1.11(a)(3) or Subsection 1.12(a)(3) of the Adoption Agreement to make 401(k) Safe Harbor Matching Employer Contributions or 401(k) Safe Harbor Nonelective Employer Contributions for a Plan Year and the “ACP” test is deemed satisfied in accordance with Section 6.10, notwithstanding any other provision of the Plan to the contrary, Matching Employer Contributions and Employee Contributions made with respect to a Plan Year by or on behalf of “eligible participants” who are Highly Compensated Employees for such Plan Year may not result in an average “contribution percentage” for such “eligible participants” that exceeds the greater of:

(a) the average “contribution percentage” for the “testing year” of “eligible participants” who are Non-Highly Compensated Employees for the “testing year” multiplied by 1.25; or

(b) the average “contribution percentage” for the “testing year” of “eligible participants” who are Non-Highly Compensated Employees for the “testing year” multiplied by two, provided that the average “contribution percentage” for the Plan Year being tested of “eligible participants” who are Highly Compensated Employees does not exceed the average “contribution percentage” for the “testing year” of “eligible participants” who are Non-Highly Compensated Employees for the “testing year” by more than two percentage points.

For the first Plan Year in which the Plan provides for “contribution percentage amounts” to be made, the “ACP” for “eligible participants” who are Non-Highly Compensated Employees used in determining the limits applicable under paragraphs (a) and (b) of this Section 6.06 shall be either three percent or the actual “ACP” of such eligible participants for such first Plan Year, as elected by the Employer in Section 1.06(b) of the Adoption Agreement.

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The “contribution percentage” for any “eligible participant” who is a Highly Compensated Employee for the Plan Year and who is eligible to have “contribution percentage amounts” allocated to his accounts under two or more plans described in Code Section 401(a) that are maintained by the Employer or a Related Employer, shall be determined as if such “contribution percentage amounts” were contributed to the Plan. If a Highly Compensated Employee participates in two or more such plans that have different plan years, all “contribution percentage amounts” made during the Plan Year under such other plans shall be treated as having been contributed to the Plan. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Treasury Regulations issued under Code Section 401(m).

If this Plan satisfies the requirements of Code Section 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this Section 6.06 shall be applied by determining the “contribution percentages” of Employees as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same plan year and use the same method to satisfy the “ACP” test.

Notwithstanding anything herein to the contrary, if the Plan permits Employees to make Employee Contributions and/or receive Matching Employer Contributions prior to the time the Employees have completed the minimum age and service requirements of Code Section 410(a)(1)(A) and the Employer elects, pursuant to Code Section 410(b)(4)(B), to disaggregate the Plan into two component plans for purposes of complying with Code Section 410(b)(1), one benefiting Employees who have completed such minimum age and service requirements and the other benefiting Employees who have not, the Plan must be disaggregated in the same manner for ACP testing purposes, unless the Plan applies the alternative rule in Code Section 401(m)(5)(C). In determining the component plans for purposes of such disaggregation, the Employer may apply the maximum entry dates permitted under Code Section 410(a)(4).

The Employer shall maintain records sufficient to demonstrate satisfaction of the “ACP” test and the amount of Deferral Contributions, Qualified Nonelective Employer Contributions, and/or Qualified Matching Employer Contributions used in such test.

6.07. Allocation, Distribution, and Forfeiture of “Excess Aggregate Contributions”. Notwithstanding any other provision of the Plan, the “excess aggregate contributions” allocable to the Account of a Participant, plus any income and minus any loss allocable thereto, as determined under Section 6.08, shall be forfeited, if forfeitable, or if not forfeitable, distributed to the Participant no later than the last day of the Plan Year immediately following the Plan Year in which the “excess aggregate contributions” were made. If such excess amounts are distributed more than 2 1/2 months (or 6 months if the Plan has been designated as an EACA within Subsection 1.07(a)(6) of the Adoption Agreement) after the last day of the Plan Year in which such “excess aggregate contributions” were made, a ten percent excise tax shall be imposed on the Employer maintaining the Plan with respect to such amounts.

The “excess aggregate contributions” allocable to a Participant’s Account shall be determined by reducing the “contribution percentage amounts” made for the Plan Year on behalf of “eligible participants” who are Highly Compensated Employees in order of the dollar amount of such “contribution percentage amounts”, beginning with the highest such dollar amount.

“Excess aggregate contributions” shall be treated as “annual additions”.

“Excess aggregate contributions” shall be forfeited or distributed from a Participant’s Employee Contributions Account, Matching Employer Contributions Account and, if applicable, the Participant’s Deferral Contributions Account and/or Qualified Nonelective Employer Contributions Account in the order prescribed and communicated to the Trustee, which order shall be uniform with respect to all Participants and nondiscriminatory. In the event that “excess aggregate contributions” are allocated to a Participant’s Deferral Contributions Accounts, such “excess aggregated contributions” will be distributed first from the Participant’s Deferral Contributions for the Plan Year other than his Roth 401(k) Contributions then from his Roth 401(k) Contributions.

Forfeitures of “excess aggregate contributions” shall be applied as provided in Section 11.09.

6.08. Income or Loss on Distributable Contributions. The income or loss allocable to “excess deferrals”, “excess contributions”, and “excess aggregate contributions” shall be determined under one of the following methods:

(a) the income or loss attributable to such distributable contributions shall be the income or loss for the “determination year” allocable to the Participant’s Account to which such contributions were made multiplied by a fraction, the numerator of which is the amount of the distributable contributions and the denominator of which is the balance of the Participant’s Account to which such contributions were made, determined as of the end of the “determination year” without regard to any income or loss occurring during the “determination year”; or

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(b) the income or loss attributable to such distributable contributions shall be the income or loss on such contributions for the “determination year”, determined under any other reasonable method. Any reasonable method used to determine income or loss hereunder shall be used consistently for all Participants in determining the income or loss allocable to distributable contributions hereunder and shall be the same method that is used by the Plan in allocating income or loss to Participants’ Accounts.

6.09. Deemed Satisfaction of “ADP” Test. Notwithstanding any other provision of this Article 6 to the contrary, if the Employer has elected in Subsection 1.11(a)(3) or Subsection 1.12(a)(3) of the Adoption Agreement to make 401(k) Safe Harbor Matching Employer Contributions or 401(k) Safe Harbor Nonelective Employer Contributions, the portion of the Plan for which the election applies shall be deemed to have satisfied the “ADP” test described in Section 6.03 for a Plan Year provided all of the following requirements are met with regard to the Active Participants within such portion of the Plan:

(a) The 401(k) Safe Harbor Matching Employer Contribution or 401(k) Safe Harbor Nonelective Employer Contribution must be allocated to an Active Participant’s Account as of a date within such Plan Year and must be made before the last day of the 12-month period immediately following such Plan Year.

(b) If the Employer has elected to make 401(k) Safe Harbor Matching Employer Contributions, such 401(k) Safe Harbor Matching Employer Contributions must be made with respect to Deferral Contributions made by the Active Participant for such Plan Year.

(c) The Employer shall provide to each Active Participant during the Plan Year a comprehensive notice, written in a manner calculated to be understood by the average Active Participant, of the Active Participant’s rights and obligations under the Plan. If the Employer either (i) is considering amending its Plan to satisfy the “ADP” test using 401(k) Safe Harbor Nonelective Employer Contributions, as provided in Section 6.11, or (ii) has selected 401(k) Safe Harbor Nonelective Employer Contributions under Subsection 1.12(a)(3) of the Adoption Agreement and selected Subsection (a)(2), but not Subsection (a)(2)(A) of the 401(k) Safe Harbor Nonelective Employer Contributions Addendum, the notice shall include a statement that the Plan may be amended to provide a 401(k) Safe Harbor Nonelective Employer Contribution for the Plan Year. The notice shall be provided to each Active Participant within one of the following periods, whichever is applicable:

(1) if the Employee is an Active Participant 90 days before the beginning of the Plan Year, within the period beginning 90 days and ending 30 days, or any other reasonable period, before the first day of the Plan Year; or

(2) if the Employee becomes an Active Participant after the date described in paragraph (1) above, within the period beginning 90 days before and ending on the date he becomes an Active Participant.

However, in the case of a notice for an automatic contribution arrangement pursuant to Code Section 401(k)(13), the notice must be provided sufficiently early to allow an Eligible Employee to make an election to avoid the contribution pursuant to Section 5.03(c). Notwithstanding the preceding requirement, the Administrator cannot make a Participant’s default contribution pursuant to Section 5.03(c) effective any later than the earlier of (i) the pay date for the second payroll period that begins after the date the notice is provided; or, (ii) the first pay date that occurs at least 30 days after the notice is provided.

If the notice provides that the Plan may be amended to provide a 401(k) Safe Harbor Nonelective Employer Contribution for the Plan Year and the Plan is amended to provide such contribution, a supplemental notice shall be provided to all Active Participants stating that a 401(k) Safe Harbor Nonelective Employer Contribution in the specified amount shall be made for the Plan Year. Such supplemental notice shall be provided to Active Participants at least 30 days before the last day of the Plan Year.

(d) If the Employer has elected to make 401(k) Safe Harbor Matching Employer Contributions, the ratio of Matching Employer Contributions made on behalf of each Highly Compensated Employee for the Plan Year to each such Highly Compensated Employee’s eligible contributions for the Plan Year is not greater than the ratio of Matching Employer Contributions to eligible contributions that would apply to any Non-Highly Compensated Employee for whom such eligible contributions are the same percentage of Compensation, adjusted as provided in Section 5.02, for the Plan Year.

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(e) Except as otherwise provided in Subsection 6.11(b) or with respect to a Plan Year described in (2) below, the Plan is amended to provide for 401(k) Safe Harbor Matching Employer Contributions or 401(k) Safe Harbor Nonelective Employer Contributions before the first day of such Plan Year and, except as otherwise provided in Subsection 6.11(d) or with respect to a Plan Year described in (1) through (4) below, such provisions remain in effect for an entire 12-month Plan Year. The 12-month Plan Year requirement shall not apply to:

(1) The first Plan Year of a newly established Plan (other than a successor plan) if such Plan Year is at least 3 months long, provided that the 3-month requirement shall not apply in the case of a newly established employer that establishes a plan as soon as administratively feasible;

(2) The Plan Year in which a cash or deferred arrangement is first added to an existing plan (other than a successor plan) if the cash or deferred arrangement is effective no later than 3 months before the end of such Plan Year;

(3) Any short Plan Year resulting from a change in Plan Year if (i) the Plan satisfied the safe harbor requirements for the immediately preceding Plan Year and (ii) the Plan satisfies the safe harbor requirements for the immediately following Plan Year (or the immediately following 12 months, if the following Plan Year has fewer than 12 months);

(4) The final Plan Year of a terminating Plan if any of the following applies: (i) the Plan would satisfy the provisions of paragraph Subsection 6.11(d) below, other than the provisions of paragraph Subsection 6.11(d)(3), treating the termination as an election to reduce or suspend 401(k) Safe Harbor Matching Employer Contributions or 401(k) Safe Harbor Nonelective Employer Contributions; (ii) the termination is in connection with a transaction described in Code Section 410(b)(6)(C); or (iii) the Employer incurs a substantial business hardship comparable to a substantial business hardship described in Code Section 412(d).

Notwithstanding any other provision of this Section, if the Employer has elected a more stringent eligibility requirement in Section 1.04 of the Adoption Agreement for 401(k) Safe Harbor Matching Employer Contributions or 401(k) Safe Harbor Nonelective Employer Contributions than for Deferral Contributions, the Plan shall be disaggregated and treated as two separate plans pursuant to Code Section 410(b)(4)(B). The separate disaggregated plan that satisfies Code Section 401(k)(12) shall be deemed to have satisfied the “ADP” test. The other disaggregated plan shall be subjected to the “ADP” test described in Section 6.03. If the Employer has elected in Subsection (b) of the 401(k) Safe Harbor Matching Employer Contributions Addendum to the Adoption Agreement or Section (b) of the 401(k) Safe Harbor Nonelective Employer Contributions Addendum to the Adoption Agreement to exclude some Participants from receiving 401(k) Safe Harbor Matching Employer Contributions or 401(k) Safe Harbor Nonelective Employer Contributions, the Plan shall be deemed to have satisfied the “ADP” test only with respect to those employees who are eligible to receive such contributions. The remainder of the Plan shall be subjected to the “ADP” test described in Section 6.03.

Except as otherwise provided in Subsection 6.11(d) regarding amendments suspending or eliminating 401(k) Safe Harbor Matching Contributions or 401(k) Safe Harbor Nonelective Employer Contributions, a plan that does not meet the requirements specified in (a) through (e) above with respect to a Plan Year may not default to ADP testing in accordance with Section 6.03 above.

6.10. Deemed Satisfaction of “ACP” Test With Respect to Matching Employer Contributions. The portion of the Plan that is deemed to satisfy the “ADP” test pursuant to Section 6.09 shall also be deemed to have satisfied the “ACP” test described in Section 6.06 with respect to Matching Employer Contributions, if Matching Employer Contributions to the Plan for the Plan Year meet all of the following requirements:

(a) Matching Employer Contributions meet the requirements of Subsections 6.09(a) and (b) as if they were 401(k) Safe Harbor Matching Employer Contributions;

(b) the percentage of eligible contributions matched does not increase as the percentage of Compensation contributed increases;

(c) the ratio of Matching Employer Contributions made on behalf of each Highly Compensated Employee for the Plan Year to each such Highly Compensated Employee’s eligible contributions for the Plan Year is not greater than the ratio of Matching Employer Contributions to eligible contributions that would apply to each Non-Highly

Compensated Employee for whom such eligible contributions are the same percentage of Compensation, adjusted as provided in Section 5.02, for the Plan Year;

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(d) eligible contributions matched do not exceed six percent of a Participant’s Compensation; and

(e) if the Employer elected in Subsection 1.11(a)(2) or 1.11(b) of the Adoption Agreement to provide discretionary Matching Employer Contributions, the Employer also elected in Subsection 1.11(a)(2)(A) or 1.11(b)(1) of the Adoption Agreement, as applicable, to limit the dollar amount of such discretionary Matching Employer Contributions allocated to a Participant for the Plan Year to no more than four percent of such Participant’s Compensation for the Plan Year.

The portion of the Plan not deemed to have satisfied the “ACP” test pursuant to this Section shall be subject to the “ACP” test described in Section 6.06 with respect to Matching Employer Contributions.

If the Plan provides for Employee Contributions, the “ACP” test described in Section 6.06 must be applied with respect to such Employee Contributions.

6.11. Changing Testing Methods. In accordance with Treas. Regs. 1.401(k)-1(e)(7) and 1.401(m)-1(c)(2), it is impermissible for the Employer to use “ADP” and “ACP” testing for a Plan Year in which it is intended for the plan through its written terms to be a Code Section 401(k) safe harbor plan and Code Section 401(m) safe harbor plan and the Employer fails to satisfy the requirements of such safe harbors for the Plan Year. Notwithstanding any other provisions of the Plan, if the Employer elects to change between the “ADP” testing method and the safe harbor testing method, the following shall apply:

(a) Except as otherwise specifically provided in this Section or Subsection 6.09, or applicable regulation, the Employer may not change from the “ADP” testing method to the safe harbor testing method unless Plan provisions adopting the safe harbor testing method are adopted before the first day of the Plan Year in which they are to be effective and remain in effect for an entire 12-month Plan Year.

(b) A Plan may be amended during a Plan Year to make 401(k) Safe Harbor Nonelective Employer Contributions to satisfy the testing rules for such Plan Year if:

(1) The Employer provides both the initial and subsequent notices described in Section 6.09 for such Plan Year within the time period prescribed in Section 6.09.

(2) The Employer amends its Adoption Agreement no later than 30 days prior to the end of such Plan Year to provide for 401(k) Safe Harbor Nonelective Employer Contribution in accordance with the provisions of the 401(k) Safe Harbor Nonelective Employer Contributions Addendum to the Adoption Agreement.

(c) Except as otherwise specifically provided in this Section, a Plan may not be amended during the Plan Year to discontinue 401(k) Safe Harbor Nonelective or Matching Employer Contributions and revert to the “ADP” testing method for such Plan Year.

(d) A Plan may be amended to reduce or suspend 401(k) Safe Harbor Matching Contributions on future contributions during a Plan Year or, for an Employer which has incurred a substantial business hardship (comparable to a substantial business hardship described in Code Section 412(c)), 401(k) Safe Harbor Nonelective Employer Contributions and revert to the “ADP” testing method for such Plan Year if:

(1) All Active Participants are provided notice of the reduction or suspension describing (i) the consequences of the amendment, (ii) the procedures for changing their salary reduction agreements, and (iii) the effective date of the reduction or suspension.

(2) The reduction or suspension of such contributions is no earlier than the later of (i) 30 days after the date the notice described in paragraph (1) is provided to Active Participants or (ii) the date the amendment is adopted.

(3) Active Participants are given a reasonable opportunity before the reduction or suspension occurs, including a reasonable period after the notice described in paragraph (1) is provided to Active Participants, to change their salary reduction agreements elections.

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(4) The Plan satisfies the 401(k) Safe Harbor Matching Employer Contributions provisions of the Adoption Agreement in effect prior to the amendment with respect to Deferral Contributions made through the effective date of the amendment.

(5) The Plan satisfies the 401(k) Safe Harbor Nonelective Employer Contributions provisions of the Adoption Agreement in effect prior to the amendment with respect to the safe harbor compensation (compensation meeting the requirements of Section 1.401(k)-3(b)(2) of the Treasury Regulations) paid through the effective date of the amendment.

If the Employer amends its Plan in accordance with the provisions of this paragraph (d), the “ADP” test described in Section 6.03 shall be applied as if it had been in effect for the entire Plan Year using the current year testing method in Subsection 1.06(a)(1) of the Adoption Agreement.

6.12. Code Section 415 Limitations. Notwithstanding any other provisions of the Plan, the following limitations shall apply:

(a) Employer Maintains Single Plan: If the “415 employer” does not maintain any other qualified defined contribution plan or any “welfare benefit fund”, “individual medical benefit account”, or “simplified employee pension” in addition to the Plan, the provisions of this Subsection 6.12(a) shall apply.

(1) If a Participant does not participate in, and has never participated in any other qualified defined contribution plan, “welfare benefit fund”, “individual medical benefit account”, or “simplified employee pension” maintained by the “415 employer”, which provides an “annual addition”, the amount of “annual additions” to the Participant’s Account for a Limitation Year shall not exceed the lesser of the “maximum permissible amount” or any other limitation contained in the Plan. If a contribution that would otherwise be contributed or allocated to the Participant’s Account would cause the “annual additions” for the Limitation Year to exceed the “maximum permissible amount”, the amount contributed or allocated shall be reduced so that the “annual additions” for the Limitation Year shall equal the “maximum permissible amount”.

(2) Prior to the determination of a Participant’s actual “415 compensation” for a Limitation Year, the “maximum permissible amount” may be determined on the basis of a reasonable estimation of the Participant’s “415 compensation” for such Limitation Year, uniformly determined for all Participants similarly situated. Any Employer contributions to be made based on estimated annual “415 compensation” shall be reduced by any “excess 415 amounts” carried over from prior Limitation Years.

(3) As soon as is administratively feasible after the end of the Limitation Year, the “maximum permissible amount” for such Limitation Year shall be determined on the basis of the Participant’s actual “415 compensation” for such Limitation Year.

(b) Employer Maintains Multiple Defined Contribution Type Plans: Unless the Employer specifies another method for limiting “annual additions” in the 415 Correction Addendum to the Adoption Agreement, if the “415 employer” maintains any other qualified defined contribution plan or any “welfare benefit fund”, “individual medical benefit account”, or “simplified employee pension” in addition to the Plan, the provisions of this Subsection 6.12(b) shall apply.

(1) If a Participant is covered under any other qualified defined contribution plan or any “welfare benefit fund”, “individual medical benefit account”, or “simplified employee pension” maintained by the “415 employer”, that provides an “annual addition”, the amount of “annual additions” to the Participant’s Account for a Limitation Year shall not exceed the lesser of:

(A) the “maximum permissible amount”, reduced by the sum of any “annual additions” to the Participant’s accounts for the same Limitation Year under such other qualified defined contribution plans and “welfare benefit funds”, “individual medical benefit accounts”, and “simplified employee pensions”, or

(B) any other limitation contained in the Plan.

If the “annual additions” with respect to a Participant under other qualified defined contribution plans, “welfare benefit funds”, “individual medical benefit accounts”, and “simplified employee pensions”

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maintained by the “415 employer” are less than the “maximum permissible amount” and a contribution that would otherwise be contributed or allocated to the Participant’s Account under the Plan would cause the “annual additions” for the Limitation Year to exceed the “maximum permissible amount”, the amount to be contributed or allocated shall be reduced so that the “annual additions” for the Limitation Year shall equal the “maximum permissible amount”. If the “annual additions” with respect to the Participant under such other qualified defined contribution plans, “welfare benefit funds”, “individual medical benefit accounts”, and “simplified employee pensions” in the aggregate are equal to or greater than the “maximum permissible amount”, no amount shall be contributed or allocated to the Participant’s Account under the Plan for the Limitation Year.

(2) Prior to the determination of a Participant’s actual “415 compensation” for the Limitation Year, the amounts referred to in Subsection 6.12(b)(1)(A) above may be determined on the basis of a reasonable estimation of the Participant’s “415 compensation” for such Limitation Year, uniformly determined for all Participants similarly situated. Any Employer contribution to be made based on estimated annual “415 compensation” shall be reduced by any “excess 415 amounts” carried over from prior Limitation Years. (3) As soon as is administratively feasible after the end of the Limitation Year, the amounts referred to in Subsection 6.12(b)(1)(A) shall be determined on the basis of the Participant’s actual “415 compensation” for such Limitation Year.

(c) Corrections: In correcting an “excess 415 amount” in a Limitation Year, the Employer may use any appropriate correction under the Employee Plans Compliance Resolution System, or any successor thereto.

(d) Exclusion from Annual Additions: Restorative payments allocated to a Participant’s Account, which include payments made to restore losses to the Plan resulting from actions (or a failure to act) by a fiduciary for which there is a reasonable risk of liability under Title I of ERISA or under other applicable federal or state law, where similarly situated Participants are similarly treated do not give rise to an “annual addition” for any Limitation Year.

Article 7. Participants’ Accounts.

7.01. Individual Accounts. The Administrator shall establish and maintain an Account for each Participant that shall reflect Employer and Employee contributions made on behalf of the Participant and earnings, expenses, gains and losses attributable thereto, and investments made with amounts in the Participant’s Account. The Administrator shall separately account for any Deferral Contributions made on behalf of a Participant and the earnings, expenses, gains and losses attributable thereto. The Administrator shall establish and maintain such other accounts and records as it decides in its discretion to be reasonably required or appropriate in order to discharge its duties under the Plan. The Administrator shall notify the Trustee of all Accounts established and maintained under the Plan.

If “designated Roth contributions”, as defined in Section 6.01, are held under the Plan either as Rollover Contributions or because of an Active Participant’s election to make Roth 401(k) Contributions under the terms of the Plan, separate accounts shall be maintained with respect to such “designated Roth contributions.” Contributions and withdrawals of “designated Roth contributions” will be credited and debited to the “designated Roth contributions” sub-account maintained for each Participant within the Participant’s Account. The Plan will maintain a record of the amount of “designated Roth contributions” in each such sub-account. Gains, losses, and other credits or charges will be separately allocated on a reasonable and consistent basis to each Participant’s “designated Roth contributions” sub-account and the Participant’s other sub-accounts within the Participant’s Account under the Plan. No contributions other than “designated Roth contributions” and properly attributable earnings will be credited to each Participant’s “designated Roth contributions” sub-account.

7.02. Valuation of Accounts. Participant Accounts shall be valued at their fair market value at least annually as of a “determination date”, as defined in Subsection 15.01(a), in accordance with a method consistently followed and uniformly applied, and on such date earnings, expenses, gains and losses on investments made with amounts in each Participant’s Account shall be allocated to such Account.

Article 8. Investment of Contributions.

8.01. Manner of Investment. All contributions made to the Accounts of Participants shall be held for investment by the Trustee. The Accounts of Participants shall be invested and reinvested only in Permissible Investments designated in the Service Agreement. The Trustee shall have no responsibility for the selection of Permissible Investments and shall not render investment advice to any person in connection with the selection of such options.

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8.02. Investment Decisions. Investments shall be directed by the Employer or by each Participant or both, in accordance with the Employer’s election in Subsection 1.24 of the Adoption Agreement. Pursuant to Section 20.04, the Trustee shall have no discretion or authority with respect to the investment of the Trust Fund; however, the Trustee or an affiliate may exercise investment management authority in accordance with Subsection (e) below.

(a) With respect to those Participant Accounts for which Employer investment direction is elected, the Employer (in its capacity as a named fiduciary under ERISA) has the right to direct the Trustee in writing with respect to the investment and reinvestment of assets in the Permissible Investments designated in the Service Agreement.

(b) With respect to those Participant Accounts for which Participant investment direction is elected, each Participant shall direct the investment of his Account among the Permissible Investments designated in the Service Agreement. The Participant shall file initial investment instructions using procedures established by the Administrator, selecting the Permissible Investments in which amounts credited to his Account shall be invested. If the Plan has in place a qualified default investment alternative as described in ERISA Section 404(c)(5) and the regulations issued thereunder, the Trustee may be directed to change a Participant’s or Beneficiary’s investment election, with respect to amounts already held under the Trust and/or future contributions, to the qualified default investment alternative if the Plan’s investment fiduciary notifies the Participant or Beneficiary, in accordance with the aforementioned regulations, that the investment change will occur absent an affirmative election and the Participant or Beneficiary fails to make such election after receiving the notice.

(1) While any balance remains in the Account of a Participant after his death, the Beneficiary of the Participant shall make decisions as to the investment of the Account as though the Beneficiary were the Participant. To the extent required by a qualified domestic relations order as defined in Code Section 414(p), an alternate payee shall make investment decisions with respect to any segregated account established in the name of the alternate payee as provided in Section 18.04.

(2) If the Trustee receives any contribution under the Plan as to which investment instructions have not been provided, such amount shall be invested in the Permissible Investment selected for such purposes in the Service Agreement.

To the extent that the Employer elects to allow Participants to direct the investment of their Account in Section 1.24 of the Adoption Agreement, the Plan is intended to constitute a plan described in ERISA Section 404(c)(1) and regulations issued thereunder. The fiduciaries of the Plan shall be relieved of liability for any losses that are the direct and necessary result of investment instructions given by the Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order.

If one of the Permissible Investments for the Plan is employer securities (as defined in Section 407(d)(1) of ERISA) of a publicly traded company or one treated as publicly traded pursuant to Section 401(a)(35)(F) of the Code, the Plan must have no fewer than three Permissible Investments, other than such employer securities, each of which must be diversified and have materially different risk and return characteristics. To the extent contributions to the Plan have been required to be invested in such employer securities through Section 1.24(b) and subject to any restrictions described therein, a Participant or Beneficiary must be permitted to direct the investment of the proceeds from an exchange out of employer securities into one of the Permissible Investments described in this paragraph. Except as provided in Reg. Section 1.401(a)(35)-1 and other applicable guidance, the Plan shall not impose restrictions or conditions with respect to the investment of employer securities that are not imposed on the other Permissible Investments, except any restrictions or conditions imposed by reason of the application of securities laws.

(c) All dividends, interest, gains and distributions of any nature received in respect of Fund Shares shall be reinvested in additional shares of that Permissible Investment, except as otherwise designated in the Service Agreement.

(d) Expenses attributable to the acquisition of investments shall, in accordance with the Service Agreement, be charged to the Account of the Participant for which such investment is made.

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(e) The Administrator, as named fiduciary for the Plan, may appoint one or more investment managers (as defined under Section 3(38) of ERISA) who may have such duties, up to and including any authority to determine what shall be the Permissible Investments for the Plan at any given time, what restrictions will exist upon those and how unallocated accounts under the Plan and contributions described in Section 8.02(b)(2) of the Plan shall be invested, as the Administrator in its sole discretion shall determine in its appointment and agreement with such investment manager(s). Such agreement(s) may limit, to the extent permissible under ERISA, the Administrator’s authority and responsibility for the Plan’s Permissible Investments so delegated to the investment manager(s). The Administrator and the Trustee shall describe in the Service Agreement the extent to which any such investment manager may direct the Trustee regarding the Permissible Investments for the Plan. The Administrator shall retain the authority to revoke any such appointment of an investment manager and shall notify the Trustee of any such revocation in such form or manner as required under the Service Agreement. The Administrator may appoint an investment manager (which may be an affiliate of the Trustee) to determine the allocation of amounts held in Participants’ Accounts among various investment options (the “Managed Account” option) for Participants who direct the Trustee to invest any portion of their accounts in the Managed Account option. The investment options utilized under the Managed Account option may be those generally available under the Plan or may be as selected by the investment manager for use under the Managed Account option. Participation in the Managed Account option shall be subject to such conditions and limitations (including account minimums) as may be imposed by the investment manager. An investment manager (which may be the Trustee or an affiliate) may also be appointed to manage any Permissible Investment subject to management by such investment manager.

8.03. Participant Directions to Trustee. The method and frequency for change of investments shall be determined under the rules applicable to the Permissible Investments, including any additional rules limiting the frequency of investment changes, which are designated in the Service Agreement (except where the asset(s) are subject to Section 20.10 and agreements described therein). The Trustee shall have no duty to inquire into the investment decisions of a Participant or to advise him regarding the purchase, retention, or sale of assets credited to his Account.

Article 9. Participant Loans.

9.01. Special Definition. For purposes of this Article, a “participant” is any Participant or Beneficiary, including an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), who is a party-in-interest (as determined under ERISA Section 3(14)) with respect to the Plan.

9.02. Participant Loans. If so provided by the Employer in Section 1.18 of the Adoption Agreement, the Administrator shall allow “participants” to apply for a loan from their Accounts under the Plan, subject to the provisions of this Article 9.

9.03. Separate Loan Procedures. All Plan loans shall be made and administered in accordance with separate loan procedures that are hereby incorporated into the Plan by reference. The separate loan procedures shall describe the portions of a Participant’s Account from which loans may be taken.

9.04. Availability of Loans. Loans shall be made available to all “participants” on a reasonably equivalent basis. Loans shall not be made available to “participants” who are Highly Compensated Employees in an amount greater than the amount made available to other “participants”.

9.05. Limitation on Loan Amount. No loan to any “participant” shall be made to the extent that such loan when added to the outstanding balance of all other loans to the “participant” would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of plan loans during the one-year period ending on the day before the loan is made over the outstanding balance of plan loans on the date the loan is made, or (b) one-half the present value of the “participant’s” vested interest in his Account. For purposes of the above limitation, plan loans include all loans from all plans maintained by the Employer and any Related Employer.

9.06. Interest Rate. Subject to the requirements of the Servicemembers Civil Relief Act, all loans shall bear a reasonable rate of interest as determined by the Administrator based on the prevailing interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The determination of a reasonable rate of interest must be based on appropriate regional factors unless the Plan is administered on a national basis in which case the Administrator may establish a uniform reasonable rate of interest applicable to all regions.

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9.07. Level Amortization. All loans shall by their terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan unless such loan is for the purchase of a “participant’s” primary residence. Notwithstanding the foregoing, the amortization requirement may be waived while a “participant” is on a leave of absence from employment with the Employer and any Related Employer either without pay or at a rate of pay which, after withholding for employment and income taxes, is less than the amount of the installment payments required under the terms of the loan, provided that the period of such waiver shall not exceed one year, unless the “participant” is absent because of military leave during which the “participant” performs services with the uniformed services (as defined in chapter 43 of title 38 of the United States Code), regardless of whether such military leave is a qualified military leave in accordance with the provisions of Code Section 414(u). Installment payments must resume after such leave of absence ends or, if earlier, after the first year of such leave of absence, in an amount that is not less than the amount of the installment payments required under the terms of the original loan. Unless a “participant” is absent because of military leave, as discussed below, no waiver of the amortization requirements shall extend the period of the loan beyond five years from the date of the loan, unless the loan is for purchase of the “participant’s” primary residence. If a “participant” is absent because of military leave during which the “participant” performs services with the uniformed services (as defined in chapter 43 of title 38 of the United States Code), regardless of whether such military leave is a qualified military leave in accordance with the provisions of Code Section 414(u), waiver of the amortization requirements may extend the period of the loan to the maximum period permitted for such loan under the separate loan procedures extended by the period of such military leave.

9.08. Security. Loans must be secured by the “participant’s” vested interest in his Account not to exceed 50 percent of such vested interest. If the provisions of Section 14.04 apply to a Participant, a Participant must obtain the consent of his or her Spouse, if any, to use his vested interest in his Account as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 180-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. Any revision of such a loan permitted by Q & A 24(c) of Section 1.401(a)-20 of the Treasury Regulations and the Plan’s separate loan procedures shall be treated as a new loan made on the date of such revision for purposes of spousal consent.

9.09. Loan Repayments. If a “participant’s” loan is being repaid through payroll withholding, the Employer shall remit any such loan repayment to the Trustee as of the earliest date on which such amount can reasonably be segregated from the Employer’s general assets, but not later than the earlier of (a) the close of the period specified in the separate loan procedures for preventing a default or (b) the 15th business day of the calendar month following the month in which such amount otherwise would have been paid to the “participant”.

9.10. Default. The Administrator shall treat a loan in default if:

(a) any scheduled repayment remains unpaid at the end of the cure period specified in the separate loan procedures (unless payment is not made due to a waiver of the amortization schedule for a “participant” who is on a leave of absence, as described in Section 9.07), or

(b) there is an outstanding principal balance existing on a loan after the last scheduled repayment date.

Upon default, the entire outstanding principal and accrued interest shall be immediately due and payable. If a distributable event (as defined by the Code) has occurred, the Administrator shall direct the Trustee to foreclose on the promissory note and offset the “participant’s” vested interest in his Account by the outstanding balance of the loan. If a distributable event has not occurred, the Administrator shall direct the Trustee to foreclose on the promissory note and offset the “participant’s” vested interest in his Account as soon as a distributable event occurs. The Trustee shall have no obligation to foreclose on the promissory note and offset the outstanding balance of the loan except as directed by the Administrator.

9.11. Effect of Termination Where Participant has Outstanding Loan Balance. If a Participant has an outstanding loan balance at the time his employment terminates, the entire outstanding principal and accrued interest shall be due and payable by the end of the cure period specified in the separate loan procedures. Any outstanding loan amounts that are immediately due and payable hereunder shall be treated in accordance with the provisions of Sections 9.10 and 9.12 as if the Participant had defaulted on the outstanding loan. Notwithstanding the foregoing, if a Participant with an outstanding loan balance terminates employment with the Employer and all Related Employers under circumstances that do not constitute a separation from service, as described in Subsection 12.01(b), such Participant may elect, within 60 days of such termination, to roll over the outstanding loan to an eligible retirement plan, as defined in Section 13.04, that accepts such rollovers.

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9.12. Deemed Distributions Under Code Section 72(p). Notwithstanding the provisions of Section 9.10, if a “participant’s” loan is in default, the “participant” shall be treated as having received a taxable “deemed distribution” for purposes of Code Section 72(p), whether or not a distributable event has occurred. The tax treatment of that portion of a defaulted loan that is secured by Roth 401(k) Contributions shall be determined in accordance with Code Section 402A and guidance issued thereunder.

The amount of a loan that is a deemed distribution ceases to be an outstanding loan for purposes of Code Section 72, except as otherwise specifically provided herein, and a Participant shall not be treated as having received a taxable distribution when the Participant’s Account is offset by the outstanding balance of the loan amount as provided in Section 9.10. In addition, interest that accrues on a loan after it is deemed distributed shall not be treated as an additional loan to the Participant and shall not be included in the income of the Participant as a deemed distribution. Notwithstanding the foregoing, unless a Participant repays a loan that has been deemed distributed, with interest thereon, the amount of such loan, with interest, shall be considered an outstanding loan under Code Section 72(p) for purposes of determining the applicable limitation on subsequent loans under Section 9.05.

If a Participant makes payments on a loan that has been deemed distributed, payments made on the loan after the date it was deemed distributed shall be treated as Employee Contributions to the Plan for purposes of increasing the Participant’s tax basis in his Account, but shall not be treated as Employee Contributions for any other purpose under the Plan, including application of the “ACP” test described in Section 6.06 and application of the Code Section 415 limitations described in Section 6.12.

The provisions of this Section 9.12 regarding treatment of loans that are deemed distributed shall not apply to loans made prior to January 1, 2002, except to the extent provided under the transition rules in Q & A 22(c)(2) of Section 1.72(p)-l of the Treasury Regulations.

9.13. Determination of Vested Interest Upon Distribution Where Plan Loan is Outstanding. Notwithstanding any other provision of the Plan, the portion of a “participant’s” vested interest in his Account that is held by the Plan as security for a loan outstanding to the “participant” in accordance with the provisions of this Article shall reduce the amount of the Account payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100 percent of a “participant’s” vested interest in his Account (determined without regard to the preceding sentence) is payable to the “participant’s” surviving Spouse or other Beneficiary, then the Account shall be adjusted by first reducing the “participant’s” vested interest in his Account by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving Spouse or other Beneficiary.

Article 10. In-Service Withdrawals.

10.01. Availability of In-Service Withdrawals. Except as otherwise permitted under Section 11.02 with respect to Participants who continue in employment past Normal Retirement Age, or as required under Section 12.04 with respect to Participants who continue in employment past their Required Beginning Date, a Participant shall not be permitted to make a withdrawal from his Account under the Plan prior to retirement or termination of employment with the Employer and all Related Employers, if any, except as provided in this Article.

(a) Active Military Distribution (HEART Act): A Participant performing service in the uniformed services as described in Code Section 3401(h)(2)(A) shall be treated as having been severed from employment with the Employer for purposes of Code Section 401(k)(2)(B)(i)(I) and shall, as long as that service in the uniformed services continues, have the option to request a distribution of all or any part of his or her Account restricted from distribution only due to Code Section 401(k)(2)(B)(i)(I). Any distribution taken by a Participant pursuant to the previous sentence shall be considered an eligible rollover distribution pursuant to Section 13.04(c) of the Plan and any Participant taking a distribution under this Subsection shall be suspended from making Deferral Contributions and Employee Contributions under the Plan for a period of 6 months following the date of any such distribution.

10.02. Withdrawal of Employee Contributions. A Participant may elect to withdraw up to 100 percent of the amount then credited to his Employee Contributions Account. Such withdrawals may be made in accordance with the frequency constraints selected through Subsection 1.19(c) of the Adoption Agreement.

10.03. Withdrawal of Rollover Contributions. A Participant may elect to withdraw up to 100 percent of the amount then credited to his Rollover Contributions Account. Such withdrawals may be made at any time.

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10.04. Age 59 1/2 Withdrawals. If so provided by the Employer in Subsection 1.19(b) of the Adoption Agreement or the In-Service Withdrawals Addendum to the Adoption Agreement, a Participant who continues in employment as an Employee and who has attained the age of 59 1/2 is permitted to withdraw upon request all or any portion of his Accounts specified by the Employer in Subsection 1.19(b) of the Adoption Agreement or the In-Service Withdrawals Addendum to the Adoption Agreement, as applicable and as may be limited therein.

10.05. Hardship Withdrawals. If so provided by the Employer in Subsection 1.19(a) of the Adoption Agreement, a Participant who continues in employment as an Employee may apply for a hardship withdrawal. Unless provided otherwise in the Service Agreement, the Participant may apply by certifying to the Administrator all of the required criteria specified in this Section. Such certification shall represent that the Participant has documentation substantiating the hardship. Such a hardship withdrawal may include all or any portion of the Accounts specified by the Employer in Subsection 1.19(a)(1) of the Adoption Agreement and Section (c) of the In-Service Withdrawals Addendum to the Adoption Agreement, if applicable, excluding any earnings on the Deferral Contributions Account accrued after the later of December 31, 1988 or the last day of the last Plan Year ending before July 1, 1989. The minimum amount, if any, that a Participant may withdraw because of hardship is the dollar amount specified by the Employer in Subsection 1.19(a) of the Adoption Agreement.

For purposes of this Section 10.05, a withdrawal is made on account of hardship if made on account of an immediate and heavy financial need of the Participant where such Participant lacks other available resources. The Administrator shall direct the Trustee with respect to hardship withdrawals and those withdrawals shall be based on the following special rules:

(a) The following are the only financial needs considered immediate and heavy:

(1) expenses incurred or necessary for medical care (that would be deductible under Code Section 213(d), determined without regard to whether the expenses exceed any applicable income limit) of the Participant, the Participant’s Spouse, children, or dependents, or a primary beneficiary of the Participant;

(2) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3) payment of tuition, related educational fees, and room and board for the next 12 months of post-secondary education for the Participant, the Participant’s Spouse, children or dependents (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2), and (d)(1)(B) thereof) , or a primary beneficiary of the Participant;

(4) payments necessary to prevent the eviction of the Participant from, or a foreclosure on the mortgage on, the Participant’s principal residence;

(5) payments for funeral or burial expenses for the Participant’s deceased parent, Spouse, child, or dependent (as defined in Code Section 152, without regard to subsection (d)(1)(B) thereof) , or a primary beneficiary of the Participant;

(6) expenses for the repair of damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds any applicable income limit); or

(7) any other financial need determined to be immediate and heavy under rules and regulations issued by the Secretary of the Treasury or his delegate; provided, however, that any such financial need shall constitute an immediate and heavy need under this paragraph (7) no sooner than administratively practicable following the date such rule or regulation is issued.

For purposes of this Section, the term “primary beneficiary” means a Beneficiary under the Plan who has an unconditional right to all or a portion of the Participant’s Account upon the death of the Participant.

(b) A distribution shall be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

(1) The Participant has obtained all distributions, other than the hardship withdrawal, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer or any Related Employer;

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(2) The Participant suspends Deferral Contributions and Employee Contributions to the Plan for the 6-month period following receipt of his hardship withdrawal. The suspension must also apply to all elective contributions and employee contributions to all other qualified plans and non-qualified plans maintained by the Employer or any Related Employer, other than any mandatory employee contribution portion of a defined benefit plan, including stock option, stock purchase, and other similar plans, but not including health and welfare benefit plans (other than the cash or deferred arrangement portion of a cafeteria plan); and

(3) The withdrawal amount is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution).

10.06. Additional In-Service Withdrawal Rules. To the extent required under Code Section 411(d)(6), in-service withdrawals that were available under a prior plan shall be available under the Plan and indicated using Subsection 1.19(g) of the Adoption Agreement. The Employer may also elect additional in-service withdrawal options using Section 1.19(g) of the Adoption Agreement.

10.07. Restrictions on In-Service Withdrawals. The following restrictions apply to any in-service withdrawal made from a Participant’s Account under this Article:

(a) Except with regard to a rollover made pursuant to Subsection 1.09(b), if the provisions of Section 14.04 apply to a Participant’s Account, the Participant must obtain the consent of his Spouse, if any, to obtain an in-service withdrawal.

(b) In-service withdrawals under this Article shall be made in a lump sum payment, except that if the provisions of Section 14.04 apply to a Participant’s Account, the Participant shall receive the in-service withdrawal in the form of a “qualified joint and survivor annuity”, as defined in Subsection 14.01(a), unless the consent rules in Section 14.05 are satisfied, or the Participant may elect to receive the in-service withdrawal in the form of a “qualified optional survivor annuity”, as defined in Subsection 14.01(b).

(c) Notwithstanding any other provision of the Plan to the contrary other than the provisions of Section 11.02 or 12.04, a Participant shall not be permitted to make an in-service withdrawal from his Account of amounts attributable to contributions made to a money purchase pension plan, except employee and/or rollover contributions that were held in a separate account(s) under such plan.

10.08 Qualified Disaster Distributions. To the extent that the Employer has so provided by selecting Section 1.19(d) of the Adoption Agreement and completing Section (d) of the In-Service Withdrawals Addendum to the Adoption Agreement, Qualified Individuals (as defined in subsection (b) below) may designate all or a portion of a qualifying distribution as a Qualified Disaster Distribution (as defined in subsection (a) below).

(a) A “Qualified Disaster Distribution” means any distribution made on or after the QDD Effective Date (as defined in subsection (c) below) and before the QDD Distribution Date (as defined in subsection (d) below) to a Qualified Individual, to the extent that such distribution, when aggregated with all other Qualified Disaster Distributions to the Qualified Individual made under the Plan (and under any other plan maintained by the Employer or a Related Employer), does not exceed $100,000. A Qualified Disaster Distribution must be made in accordance with and pursuant to the distribution provisions of the Plan, except that:

(1) A Qualified Disaster Distribution of amounts attributable to Nonelective Employer Contributions, Deferral Contributions and Qualified Nonelective Employer contributions shall be deemed to be made after the occurrence of any distributable events otherwise applicable under Code section 401(k)(2)(B)(i), such as termination of employment (and shall be deemed permissible under Section 12.01), and

(2) The requirements of Code sections 401(a)(31), 402(f) and 3405 and Section 13.04 shall not apply.

(b) A “Qualified Individual” means any individual described in Section (d) of the In-Service Withdrawal Addendum to the Adoption Agreement whose principal place of abode is within a federally declared disaster area on the date so indicated pursuant to Code Section 1400M or other federal law which treats such a person as if Code Section 1400M applied.

(c) The “QDD Effective Date” means the date described in Section (d) of the In-Service Withdrawal Addendum to the Adoption Agreement upon which Code Section 1400M would be made applicable to the Qualified Individual in accordance with (b) above.

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(d) The “QDD Distribution Date” means the date described in Section (d) of the In-Service Withdrawal Addendum to the Adoption Agreement upon which the Qualified Individual is no longer able to take the distribution pursuant to Code Section 1400M in accordance with (b) above due to his or her principal place of abode at the time.

(e) If the Employer elected to provide for Rollover Contributions in Subsection 1.09(a) of the Adoption Agreement, an Eligible Employee who received a Qualified Disaster Distribution, as defined herein, may repay to the Plan the Qualified Disaster Distribution, provided the Qualified Disaster Distribution is eligible for tax-free rollover treatment. Any such re-contribution will be treated as having been made in a direct rollover to the Plan, provided it is made during the three-year period beginning on the day after the date on which the Qualified Disaster Distribution was received and does not exceed the amount of such distribution.

10.09. Qualified Reservist Distributions. If so elected by the Employer in Section 1.19(e) of the Adoption Agreement, and notwithstanding anything herein to the contrary, a Participant ordered or called to active duty for a period in excess of 179 days or for an indefinite period by reason of being a member of a reserve component (as defined in section 101 of title 37, United States Code), shall be eligible to elect to receive a Qualified Reservist Distribution. A “Qualified Reservist Distribution” means a distribution from the Participant’s Account of amounts attributable to Deferral Contributions, provided such distribution is made during the period beginning on the date of the order or call to active duty and ending at the close of the active duty period.

10.10. Age 62 Distribution of Money Purchase Benefits. If so elected by the Employer in Section 1.19(f) of the Adoption Agreement, a Participant who has attained at least age 62 shall be eligible to elect to receive a distribution of vested benefit amounts accrued as a result of the Participant’s participation in a money purchase pension plan (due to a merger into this Plan of money purchase pension plan assets), if any.

Article 11. Right to Benefits.

11.01. Normal or Early Retirement. Each Participant who continues in employment as an Employee until his Normal Retirement Age or, if so provided by the Employer in Subsection 1.14(b) of the Adoption Agreement, Early Retirement Age, shall have a vested interest in his Account of 100 percent regardless of any vesting schedule elected in Section 1.16 of the Adoption Agreement. If a Participant retires upon the attainment of Normal or Early Retirement Age, such retirement is referred to as a normal retirement.

11.02. Late Retirement. If a Participant continues in employment as an Employee after his Normal Retirement Age, he shall continue to have a 100 percent vested interest in his Account and shall continue to participate in the Plan until the date he establishes with the Employer for his late retirement. Until he retires, he has a continuing right to elect to receive distribution of all or any portion of his Account in accordance with the provisions of Articles 12 and 13; provided, however, that a Participant may not receive any portion of his Deferral Contributions, Qualified Nonelective Employer Contributions, Qualified Matching Employer Contributions, 401(k) Safe Harbor Matching Employer Contributions, or 401(k) Safe Harbor Nonelective Employer Contributions Accounts prior to his attainment of age 59 1/2.

11.03. Disability Retirement. If so provided by the Employer in Subsection 1.14(c) of the Adoption Agreement, a Participant who becomes disabled while employed as an Employee shall have a 100 percent vested interest in his Account regardless of any vesting schedule elected in Section 1.16 of the Adoption Agreement. An Employee is considered disabled if he satisfies any of the requirements for disability retirement selected by the Employer in Section 1.15 of the Adoption Agreement and terminates his employment with the Employer. Such termination of employment is referred to as a disability retirement.

11.04. Death. A Participant who dies while employed as an Employee, or while performing qualified military service as defined in Code Section 414(u)(5), shall have a 100 percent vested interest in his Account and his designated Beneficiary shall be entitled to receive the balance of his Account, plus any amounts thereafter credited to his Account. If a Participant whose employment as an Employee has terminated dies, his designated Beneficiary shall be entitled to receive the Participant’s vested interest in his Account.

A copy of the death notice or other sufficient documentation must be provided to the Administrator using procedures established by the Administrator. If upon the death of the Participant there is, in the opinion of the Administrator, no designated Beneficiary for part or all of the Participant’s Account, such amount shall be paid to his surviving Spouse or, if none, to his estate (such Spouse or estate shall be deemed to be the Beneficiary for purposes of the Plan). If a Beneficiary dies after benefits to such Beneficiary have commenced, but before they have been completed, and, in the opinion of the Administrator, no person has been designated to receive such remaining benefits, then such benefits shall be paid in a lump sum to the deceased Beneficiary’s estate.

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Subject to the requirements of Section 14.04, a Participant may designate a Beneficiary, or change any prior designation of Beneficiary by giving notice to the Administrator using procedures established by the Administrator. If more than one person is designated as the Beneficiary, their respective interests shall be as indicated on the designation form. In the case of a married Participant, the Participant’s Spouse shall be deemed to be the designated Beneficiary unless the Participant’s Spouse has consented to another designation in the manner described in Section 14.06. Notwithstanding the foregoing, if a Participant’s Account is subject to the requirements of Section 14.04 and the Employer has specified in Subsection 1.20(d)(2)(B)(ii) of the Adoption Agreement that less than 100 percent of the Participant’s Account that is subject to Section 14.04 shall be used to purchase the “qualified preretirement survivor annuity”, as defined in Section 14.01, the Participant may designate a Beneficiary other than his Spouse for the portion of his Account that would not be used to purchase the “qualified preretirement survivor annuity,” regardless of whether the Spouse consents to such designation.

11.05. Other Termination of Employment. If a Participant terminates his employment with the Employer and all Related Employers, if any, for any reason other than death or normal, late, or disability retirement, he shall be entitled to a termination benefit equal to the sum of (a) his vested interest in the balance of his Matching Employer and/or Nonelective Employer Contributions Account(s), such vested interest to be determined in accordance with Section 5.11 and the vesting schedule(s) selected by the Employer in Section 1.16 of the Adoption Agreement and/or the Vesting Addendum to the Adoption Agreement, and (b) the balance of his Deferral, Employee, Qualified Nonelective Employer, Qualified Matching Employer, and Rollover Contributions sub-accounts.

11.06. Application for Distribution. Except as provided in Subsection 1.21(a) of the Adoption Agreement, a Participant (or his Beneficiary, if the Participant has died) who is entitled to a distribution hereunder must request such distribution, using procedures established by the Administrator, unless the Employer has elected in Subsection 1.20(e)(1) of the Adoption Agreement to cash out de minimus Accounts and the Participant’s vested interest in his Account does not exceed the amount subject to automatic distribution pursuant to Section 13.02.

11.07. Application of Vesting Schedule Following Partial Distribution. If a distribution from a Participant’s Matching

Employer and/or Nonelective Employer Contributions Account has been made to him at a time when his vested interest in such Account balance is less than 100 percent, the vesting schedule(s) in Section 1.16 of the Adoption Agreement shall thereafter apply only to the balance of his Account attributable to Matching Employer and/or Nonelective Employer Contributions allocated after such distribution. The balance of the Account from which such distribution was made shall be transferred to a separate account immediately following such distribution.

At any relevant time prior to a forfeiture of any portion thereof under Section 11.08, a Participant’s vested interest in such separate account shall be equal to P(AB+(RxD))-(RxD), where P is the Participant’s vested interest expressed as a percentage at the relevant time determined under Section 11.05; AB is the account balance of the separate account at the relevant time; D is the amount of the distribution; and R is the ratio of the account balance at the relevant time to the account balance after distribution. Following a forfeiture of any portion of such separate account under Section 11.08 below, the Participant’s vested interest in any balance in such separate account shall remain 100 percent.

11.08. Forfeitures. If a Participant terminates his employment with the Employer and all Related Employers before his vested interest in his Matching Employer and/or Nonelective Employer Contributions Accounts is 100 percent, the non-vested portion of his Account (including any amounts credited after his termination of employment) shall be forfeited by him as follows:

(a) If the Inactive Participant elects to receive distribution of his entire vested interest in his Account, the non-vested portion of his Account shall be forfeited upon the complete distribution of such vested interest, subject to the possibility of reinstatement as provided in Section 11.10. For purposes of this Subsection, if the value of an Employee’s vested interest in his Account balance is zero, the Employee shall be deemed to have received a distribution of his vested interest immediately following termination of employment.

(b) If the Inactive Participant elects not to receive distribution of his vested interest in his Account following his termination of employment, the non-vested portion of his Account shall be forfeited after the Participant has incurred five consecutive Breaks in Vesting Service.

No forfeitures shall occur solely as a result of a Participant’s withdrawal of Employee Contributions.

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11.09. Application of Forfeitures. Any forfeitures occurring during a Plan Year shall be applied to reduce the contributions of the Employer. Notwithstanding any other provision of the Plan to the contrary, forfeitures shall first be used to pay administrative expenses under the Plan, if so directed by the Employer. To the extent that forfeitures are not used to reduce administrative expenses under the Plan, as directed by the Employer, forfeitures will be applied in accordance with this Section 11.09.

Pending application, forfeitures shall be held in the Permissible Investment selected for such purpose pursuant to the Service Agreement.

Except as permitted pursuant to EPCRS and notwithstanding any other provision of the Plan to the contrary, in no event may forfeitures be used to reduce the Employer’s obligation to remit to the Trust (or other appropriate Plan funding vehicle) loan repayments made pursuant to Article 9, Deferral Contributions, Employee Contributions, Qualified Nonelective Employer Contributions, Qualified Matching Employer Contributions, 401(k) Safe Harbor Matching Employer Contributions or 401(k) Safe Harbor Nonelective Employer Contributions.

11.10. Reinstatement of Forfeitures. If a Participant forfeits any portion of his Account under Subsection 11.08(a) because of distribution of his complete vested interest in his Account, but again becomes an Eligible Employee, then the amount so forfeited, without any adjustment for the earnings, expenses, losses, or gains of the assets credited to his Account since the date forfeited, shall be recredited to his Account (or to a separate account as described in Section 11.07, if applicable) if he repays the entire amount of his distribution not attributable to Employee Contributions before the earlier of:

(a) his incurring five-consecutive Breaks in Vesting Service following the date complete distribution of his vested interest was made to him; or

(b) five years after his Reemployment Date.

If an Employee is deemed to have received distribution of his complete vested interest as provided in Section 11.08, the Employee shall be deemed to have repaid such distribution on his Reemployment Date.

Upon such an actual or deemed repayment, the provisions of the Plan (including Section 11.07) shall thereafter apply as if no forfeiture had occurred. The amount to be recredited pursuant to this paragraph shall be derived first from the forfeitures, if any, which as of the date of recrediting have yet to be applied as provided in Section 11.09 and, to the extent such forfeitures are insufficient, from a special contribution to be made by the Employer.

11.11. Adjustment for Investment Experience. If any distribution under this Article 11 is not made in a single payment, the amount retained by the Trustee after the distribution shall be subject to adjustment until distributed to reflect the income and gain or loss on the investments in which such amount is invested and any expenses properly charged under the Plan and Trust to such amounts.

Article 12. Distributions.

12.01. Restrictions on Distributions.

(a) Severance from Employment Rule. A Participant, or his Beneficiary, may not receive a distribution from the Participant’s Deferral Contributions, Qualified Nonelective Employer Contributions, Qualified Matching Employer Contributions, 401(k) Safe Harbor Matching Employer Contributions or 401(k) Safe Harbor Nonelective Employer Contributions Accounts earlier than upon the Participant’s severance from employment with the Employer and all Related Employers, death, or disability, except as otherwise provided in Article 10, Section 11.02 or Section 12.04. If the Employer elected Subsection 1.21(c) of the Adoption Agreement, distribution from the Participant’s Deferral Contributions, Qualified Nonelective Employer Contributions, Qualified Matching Employer Contributions, 401(k) Safe Harbor Matching Employer Contributions or 401(k) Safe Harbor Nonelective Employer Contributions Accounts may be further postponed in accordance with the provisions of Subsection 12.01(b) below.

(b) Same Desk Rule. If the Employer elected in Subsection 1.21(b) of the Adoption Agreement to preserve the separation from service rules in effect for Plan Years beginning before January 1, 2002, a Participant, or his Beneficiary, may not receive a distribution from the Participant’s Deferral Contributions, Qualified Nonelective Employer Contributions, Qualified Matching Employer Contributions, 401(k) Safe Harbor Matching Employer Contributions or 401(k) Safe Harbor Nonelective Employer Contributions Accounts earlier than upon the Participant’s separation from service with the Employer and all Related Employers, death, or disability, except as

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otherwise provided in Article 10, Section 11.02 or Section 12.04. Notwithstanding the foregoing, amounts may also be distributed from such Accounts, in the form of a lump sum only, upon:

(1) The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain the Plan with respect to the Participant after the disposition, but only with respect to former Employees who continue employment with the corporation acquiring such assets.

(2) The disposition by a corporation to an unrelated entity of such corporation’s interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if such corporation continues to maintain the Plan with respect to the Participant, but only with respect to former Employees who continue employment with such subsidiary.

In addition to the distribution events described in paragraph (a) or (b) above, as applicable, such amounts may also be distributed upon the termination of the Plan provided that the Employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409(a), a simplified employee pension plan as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract described in Code Section 403(b) or a plan described in Code Section 457(b) or (f)) at any time during the period beginning on the date of plan termination and ending 12 months after all assets have been distributed from the Plan. Subject to Section 14.04, such a distribution must be made in a lump sum.

12.02. Timing of Distribution Following Retirement or Termination of Employment. The balance of a Participant’s vested interest in his Account shall be distributable upon his termination of employment with the Employer and all Related Employers, if any, because of death, normal, early, or disability retirement (as permitted under the Plan), or other termination of employment. Notwithstanding the foregoing, a Participant may elect to postpone distribution of his Account until the date in Subsection 1.21(a) of the Adoption Agreement, unless the Employer has elected in Subsection 1.20(e)(1) of the Adoption Agreement to cash out de minimus Accounts and the Participant’s vested interest in his Account does not exceed the amount subject to automatic distribution pursuant to Section 13.02. A Participant who elects to postpone distribution has a continuing election to receive such distribution prior to the date as of which distribution is required, unless such Participant is reemployed as an Employee.

Consistent with the provisions of Section 11.06, if a Participant (or his Beneficiary, if the Participant has died) whose Account is not subject to cash out in accordance with Section 13.02 does not request a distribution when his Account becomes distributable hereunder, he shall be deemed to have elected to postpone distribution of his Account until the earlier of the date he requests distribution or the date in Subsection 1.21(a) of the Adoption Agreement.

12.03. Participant Consent to Distribution. As required under Code Section 411(a)(11)(A) and consistent with Section 11.06, no distribution shall be made to the Participant before he reaches his Normal Retirement Age (or age 62, if later) without the Participant’s consent, unless the Employer has elected in Subsection 1.20(e)(1) of the Adoption Agreement to cash out de minimus Accounts and the Participant’s vested interest in his Account does not exceed the amount subject to automatic distribution pursuant to Section 13.02. Such consent shall be made within the 180-day period ending on the Participant’s Annuity Starting Date. Once a Participant reaches his Normal Retirement Age (or age 62, if later), distribution shall be made upon the Participant’s request, as provided in Section 12.02.

If a Participant’s vested interest in his Account exceeds the maximum cash out limit permitted under Code Section 411(a)(11)(A) ($5,000 as of January 1, 2013), the consent of the Participant’s Spouse must also be obtained if the Participant’s Account is subject to the provisions of Section 14.04 and distribution is made before the Participant reaches his Normal Retirement Age (or age 62, if later), unless the distribution shall be made in the form of a “qualified joint and survivor annuity” or “qualified preretirement survivor annuity” as those terms are defined in Section 14.01. A Spouse’s consent to early distribution, if required, must satisfy the requirements of Section 14.06.

Notwithstanding any other provision of the Plan to the contrary, neither the consent of the Participant nor the Participant’s Spouse shall be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415. In addition, upon termination of the Plan if it does not offer an annuity option (purchased from a commercial provider) and if the Employer or any Related Employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) the Participant’s Account shall, without the Participant’s consent, be distributed to the Participant. However, if any Related Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) then the Participant’s Account shall be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution.

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12.04. Required Commencement of Distribution to Participants. In no event shall distribution to a Participant commence later than the date in Section 1.21(a) of the Adoption Agreement, which date shall not be later than the earlier of the dates described in (a) and (b) below:

(a) unless the Participant (and his Spouse, if appropriate) elects otherwise, the 60th day after the close of the Plan Year in which occurs the latest of (i) the date on which the Participant attains Normal Retirement Age, or age 65, if earlier, (ii) the date on which the Participant’s employment with the Employer and all Related Employers ceases, or (iii) the 10th anniversary of the year in which the Participant commenced participation in the Plan; and

(b) the Participant’s Required Beginning Date.

Notwithstanding the provisions of Subsection 12.04(a) above, the failure of a Participant (and the Participant’s Spouse, if applicable) to consent to a distribution shall be deemed to be an election to defer commencement of payment as provided in Section 12.02 above.

12.05. Required Commencement of Distribution to Beneficiaries. Subject to the requirements of Subsection 12.05(a) below, if a Participant dies before his Annuity Starting Date, the Participant’s Beneficiary shall receive distribution of the Participant’s vested interest in his Account in the form provided under Article 13 or 14, as applicable, beginning as soon as reasonably practicable following the date the Beneficiary’s application for distribution is filed with the Administrator. If distribution is to be made to a Participant’s Spouse, it shall be made available within a reasonable period of time after the Participant’s death that is no less favorable than the period of time applicable to other distributions.

(a) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire vested interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Participant’s surviving Spouse is the Participant’s sole “designated beneficiary,” then, except as otherwise elected under Subsection 12.05(b), minimum distributions, as described in Section 13.03, will begin to the surviving Spouse by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1⁄2, if later.

(2) If the Participant’s surviving Spouse is not the Participant’s sole “designated beneficiary,” then, except as otherwise elected under Subsection 12.05(b), minimum distributions, as described in Section 13.03, will begin to the “designated beneficiary” by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3) If there is no “designated beneficiary” as of September 30 of the year following the year of the Participant’s death, the Participant’s entire vested interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4) If the Participant’s surviving Spouse is the Participant’s sole “designated beneficiary” and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Subsection 12.05(a), other than Subsection 12.05(a)(1), will apply as if the surviving Spouse were the Participant.

For purposes of this Subsection 12.05(a), unless Subsection 12.05(a)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Subsection 12.05(a)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Subsection 12.05(a)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Subsection 12.05(a)(1)), the date distributions are considered to begin is the date distributions actually commence.

(b) Election of 5-Year Rule. Participants or Beneficiaries may elect on an individual basis whether the 5-year rule described in Subsection 12.05(a)(3) or the minimum distribution rule described in Section 13.03 applies to distributions after the death of a Participant who has a “designated beneficiary.” The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under

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Subsection 12.05(a), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, the surviving Spouse’s) death. If neither the Participant nor the Beneficiary makes an election under this Subsection 12.05(b), distributions will be made in accordance with Subsection 12.05(a) and Section 13.03.

Subject to the requirements of Subsection 12.05(a) above, if a Participant dies on or after his Annuity Starting Date, but before his entire vested interest in his Account is distributed, his Beneficiary shall receive distribution of the remainder of the Participant’s vested interest in his Account beginning as soon as reasonably practicable following the Participant’s date of death in a form that provides for distribution at least as rapidly as under the form in which the Participant was receiving distribution.

For purposes of this Section 12.05, “designated beneficiary” is as defined in Subsection 13.03(c)(1).

12.06. Whereabouts of Participants and Beneficiaries. The Administrator shall at all times be responsible for determining the whereabouts of each Participant or Beneficiary who may be entitled to benefits under the Plan and shall direct the Trustee as to the maintenance of a current address of each such Participant or Beneficiary. The Trustee shall be under no duty to make any distributions other than those for which it has received satisfactory direction from the Administrator.

Notwithstanding the foregoing, if the Trustee attempts to make a distribution in accordance with the Administrator’s instructions but is unable to make such distribution because the whereabouts of the distributee is unknown, the Trustee shall notify the Administrator of such situation and thereafter the Trustee shall be under no duty to make any further distributions to such distributee, except as otherwise provided in written instructions from the Administrator.

If the Administrator is unable after diligent attempts to locate a Participant or Beneficiary who is entitled to a benefit under the Plan, the benefit otherwise payable to such Participant or Beneficiary shall be forfeited and applied as provided in Section 11.09. If a benefit is forfeited because the Administrator determines that the Participant or Beneficiary cannot be found, such benefit shall be reinstated by the Employer if a claim is filed by the Participant or Beneficiary with the Administrator and the Administrator confirms the claim to the Employer.

Article 13. Form of Distribution.

13.01. Normal Form of Distribution Under Profit Sharing Plan. Unless a Participant’s Account is subject to the requirements of Section 14.03 or 14.04, distributions to a Participant or to the Beneficiary of the Participant shall be made in a lump sum or, if elected by the Participant (or the Participant’s Beneficiary, if applicable) and provided by the Employer in Section 1.20 of the Adoption Agreement, under a systematic withdrawal plan (installments). Subject to the requirements of Article 14, if applicable, a Participant or Beneficiary may elect other forms of distribution which appear on the Forms of Payment Addendum to the Adoption Agreement. A Participant (or the Participant’s Beneficiary, if applicable) who is receiving distribution under a systematic withdrawal plan may elect to accelerate installment payments, or any portion thereof, or to receive a lump sum distribution of the remainder of his Account balance.

Notwithstanding anything herein to the contrary, if distribution to a Participant commences on the Participant’s Required Beginning Date as determined under Subsection 2.01(ss), the Participant may elect to receive distributions under a systematic withdrawal plan that provides the minimum distributions required under Code Section 401(a)(9), as described in Section 13.03.

A Participant whose distribution includes an outstanding loan balance may roll over that outstanding loan in-kind to a plan which agrees to accept such an outstanding loan in accordance with the provisions of Section 9.11.

13.02. Cash Out Of Small Accounts. Notwithstanding any other provision of the Plan to the contrary, if the Employer elected to cash out small Accounts as provided in and pursuant to Subsection 1.20(e)(1) of the Adoption Agreement, the Participant’s vested interest in his Account shall be distributed following the Participant’s termination of employment because of retirement, disability, or other termination of employment. For purposes of determining whether an amount being distributed pursuant to this Section 13.02 will be subject to a direct rollover by the Administrator, a Participant’s “designated Roth contributions”, as defined in Subsection 6.01(e), will be considered separately from the amount within the Participant’s non-Roth Account.

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If the Employer elected to cash out small Accounts as provided in Subsection 1.20(e)(1) of the Adoption Agreement and if distribution is to be made to a Participant’s Beneficiary following the death of the Participant and the Beneficiary’s vested interest in the Participant’s Account does not exceed the maximum cash out limit permitted under Code Section 411(a)(11)(A), distribution shall be made to the Beneficiary in a lump sum following the Participant’s death.

13.03. Minimum Distributions. Unless a Participant’s vested interest in his Account is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Participant’s Required Beginning Date, as of the first “distribution calendar year” distributions will be made in accordance with this Section. If a Participant’s Account is subject to the provisions of Section 14.04, in lieu of the minimum distribution required hereunder, the Administrator may distribute the Participant’s full vested interest in his Account in the form of an annuity purchased from an insurance company. Any annuity purchased on behalf of a Participant will provide for distributions thereunder to be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations issued thereunder and the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G).

Notwithstanding the foregoing or any other provisions of this Section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of Subsection 13.03(d) below.

(a) Required Minimum Distributions During a Participant’s Lifetime. During a Participant’s lifetime, the minimum amount that will be distributed for each “distribution calendar year” is the lesser of:

(1) the quotient obtained by dividing the Participant’s “account balance” by the distribution period in the Uniform Lifetime Table set forth in Q & A 2 of Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the “distribution calendar year”; or

(2) if the Participant’s sole “designated beneficiary” for the “distribution calendar year” is the Participant’s Spouse, the quotient obtained by dividing the Participant’s “account balance” by the number in the Joint and Last Survivor Table set forth in Q & A 3 of Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the “distribution calendar year.”

Required minimum distributions will be determined under this Subsection 13.03(a) beginning with the first “distribution calendar year” and up to and including the “distribution calendar year” that includes the Participant’s date of death. A Participant who has retired may elect at any time to take any portion of his Account in excess of the amount required to be paid pursuant to this Subsection 13.03(a).

(b) Required Minimum Distributions After Participant’s Death.

(1) If a Participant dies on or after the date distributions begin and there is a “designated beneficiary,” the minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant’s death is the quotient obtained by dividing the Participant’s “account balance” by the longer of the remaining “life expectancy” of the Participant or the remaining “life expectancy” of the Participant’s “designated beneficiary,” determined as follows:

(A) The Participant’s remaining “life expectancy” is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B) If the Participant’s surviving Spouse is the Participant’s sole “designated beneficiary,” the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For “distribution calendar years” after the year of the surviving Spouse’s death, the remaining “life expectancy” of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(C) If the Participant’s surviving Spouse is not the Participant’s sole “designated beneficiary,” the “designated beneficiary’s” remaining “life expectancy” is calculated using the age of the “designated beneficiary” in the year following the year of the Participant’s death, reduced by one for each subsequent year.

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(2) If the Participant dies on or after the date distributions begin and there is no “designated beneficiary” as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant’s death is the quotient obtained by dividing the Participant’s “account balance” by the Participant’s remaining “life expectancy” calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(3) Unless the Participant or Beneficiary elects otherwise in accordance with Subsection 12.05(b), if the Participant dies before the date distributions begin and there is a “designated beneficiary,” the minimum amount that will be distributed for each “distribution calendar year” after the year of the Participant’s death is the quotient obtained by dividing the Participant’s “account balance” by the remaining “life expectancy” of the Participant’s “designated beneficiary,” determined as provided in Subsection 13.03(b)(1).

(4) If the Participant dies before the date distributions begin and there is no “designated beneficiary” as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s full vested interest in his Account will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(5) If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole “designated beneficiary,” and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Subsection 12.05(a)(1), Subsections 13.03(b)(3) and (4) will apply as if the surviving Spouse were the Participant.

For purposes of this Subsection 13.03(b), unless Subsection 13.03(b)(5) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Subsection 13.03(b)(5) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Subsection 12.05(a)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Subsection 12.05(a)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c) Definitions. For purposes of this Section 13.03, the following special definitions shall apply:

(1) “Designated beneficiary” means the individual who is the Participant’s Beneficiary as defined under Section 2.01(g) and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4 of the Treasury Regulations.

(2) “Distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first “distribution calendar year” is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first “distribution calendar year” is the calendar year in which distributions are required to begin under Subsection 12.05(a). The required minimum distribution for the Participant’s first “distribution calendar year” will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other “distribution calendar years,” including the required minimum distribution for the “distribution calendar year” in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that “distribution calendar year.”

(3) “Life expectancy” means life expectancy as computed by use of the Single Life Table in Q & A -1 of Section 1.401(a)(9)-9 of the Treasury Regulations.

(4) A Participant’s “account balance” means the balance of the Participant’s vested interest in his Account as of the last valuation date in the calendar year immediately preceding the “distribution calendar year” (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The “account balance” for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the “distribution calendar year” if distributed or transferred in the valuation calendar year.

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(d) Section 242(b)(2) Elections. Notwithstanding any other provisions of this Section and subject to the requirements of Article 14, if applicable, distribution on behalf of a Participant, including a five-percent owner, may be made pursuant to an election under Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 and in accordance with all of the following requirements:

(1) The distribution is one which would not have disqualified the Trust under Code Section 401(a)(9), if applicable, or any other provisions of Code Section 401(a), as in effect prior to the effective date of Section 242(a) of the Tax Equity and Fiscal Responsibility Act of 1982.

(2) The distribution is in accordance with a method of distribution elected by the Participant whose vested interest in his Account is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

(3) Such election was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

(4) The Participant had accrued a benefit under the Plan as of December 31, 1983.

(5) The method of distribution elected by the Participant or the Beneficiary specifies the form of the distribution, the time at which distribution will commence, the period over which distribution will be made, and in the case of any distribution upon the Participant’s death, the Beneficiaries of the Participant listed in order of priority.

A distribution upon death shall not be made under this Subsection 13.03(d) unless the information in the election contains the required information described above with respect to the distributions to be made upon the death of the Participant. For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant or the Beneficiary to whom such distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made, if this method of distribution was specified in writing and the distribution satisfies the requirements in Subsections 13.03(d)(1) and (5). If an election is revoked, any subsequent distribution will be in accordance with the other provisions of the Plan. Any changes in the election will be considered to be a revocation of the election. However, the mere substitution or addition of another Beneficiary (one not designated as a Beneficiary in the election), under the election will not be considered to be a revocation of the election, so long as such substitution or addition does not alter the period over which distributions are to be made under the election directly, or indirectly (for example, by altering the relevant measuring life).

The Administrator shall direct the Trustee regarding distributions necessary to comply with the minimum distribution rules set forth in this Section 13.03.

13.04. Direct Rollovers. Notwithstanding any other provision of the Plan to the contrary, a “distributee” may elect, at the time and in the manner prescribed by the Administrator, to have any portion or all of an “eligible rollover distribution” paid directly to an “eligible retirement plan” specified by the “distributee” in a direct rollover; provided, however, that a “distributee” may not elect a direct rollover with respect to a portion of an “eligible rollover distribution” if such portion totals less than $500. In applying the $500 minimum on rollovers of a portion of a distribution, any “eligible rollover distribution” from a Participant’s “designated Roth contributions”, as defined in Subsection 6.01(e), will be considered separately from any “eligible rollover distribution” from the Participant’s non-Roth Account.

The portion of any “eligible rollover distribution” consisting of Employee Contributions may only be rolled over to an individual retirement account or annuity described in Code Section 408(a) or (b) or to a qualified defined contribution plan described in Code Section 401(a), 403(a) or 403(b) that provides for separate accounting with respect to such accounts, including separate accounting for the portion of such “eligible rollover distribution” that is includible in income (including the earnings on the portion that is not so includible) and the portion that is not includible in income. That portion of any “eligible rollover distribution” consisting of Roth 401(k) Contributions, may only be rolled over to another designated Roth account established for the individual under an applicable retirement plan described in Code Section 402A(e)(1) that provides for “designated Roth contributions”, as defined in Section 6.01, or to a Roth individual retirement account described in Code Section 408A, subject to the rules of Code Section 402(c).

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For purposes of this Section 13.04, the following definitions shall apply:

(a) “Distributee” means a Participant, the Participant’s surviving Spouse, and the Participant’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, who is entitled to receive a distribution from the Participant’s vested interest in his Account. The term “distributee” shall also include a designated beneficiary (as defined in Code section 401(a)(9)(E)) of a Participant who is not the surviving Spouse of the Participant who may only elect to roll over such a distribution to an individual retirement plan described in clause (i) or (ii) of paragraph (8)(B) of Code section 402(c) established for the purposes of receiving such distribution.

(b) “Eligible retirement plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified defined contribution plan described in Code Section 401(a), an annuity contract described in Code Section 403(b), an eligible deferred compensation plan described in Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, provided that such 457 plan provides for separate accounting with respect to such rolled over amounts, that accepts “eligible rollover distributions”, or a Roth individual retirement account described in Code Section 408A However, for a “distributee” who is a designated beneficiary of the Participant (and not the Participant’s surviving Spouse), the definition of “eligible retirement plan” shall be limited as described in (a) above.

(c) “Eligible rollover distribution” means any distribution of all or any portion of the balance to the credit of the “distributee”, except that an “eligible rollover distribution” does not include the following:

(1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the “distributee” or the joint lives (or joint life expectancies) of the “distributee” and the “distributee’s” designated beneficiary, or for a specified period of ten years or more;

(2) any distribution to the extent such distribution is required under Code Section 401(a)(9); or

(3) any hardship withdrawal made in accordance with the provisions of Section 10.05 or the In-Service Withdrawals Addendum to the Adoption Agreement.

13.05. Notice Regarding Timing and Form of Distribution. Within the period beginning 180 days before a Participant’s Annuity Starting Date and ending 30 days before such date, the Administrator shall provide such Participant with written notice containing a general description of the material features of each form of distribution available under the Plan and an explanation of the financial effect of electing each form of distribution available under the Plan. The notice shall also inform the Participant of his right to defer receipt of the distribution until the date in Subsection 1.21(a) of the Adoption Agreement, the consequences of failing to defer, and his right to make a direct rollover.

Distribution may commence fewer than 30 days after such notice is given, provided that:

(a) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option);

(b) the Participant, after receiving the notice, affirmatively elects a distribution, with his Spouse’s written consent, if necessary;

(c) if the Participant’s Account is subject to the requirements of Section 14.04, the following additional requirements apply:

(1) the Participant is permitted to revoke his affirmative distribution election at any time prior to the later of (A) his Annuity Starting Date or (B) the expiration of the seven-day period beginning the day after such notice is provided to him; and

(2) distribution does not begin to such Participant until such revocation period ends.

13.06. Determination of Method of Distribution. Subject to Section 13.02, the Participant shall determine the method of distribution of benefits to himself and may determine the method of distribution to his Beneficiary. If the Participant does not determine the method of distribution to his Beneficiary or if the Participant permits his Beneficiary to override his determination, the Beneficiary, in the event of the Participant’s death, shall determine the method of distribution of benefits to

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himself as if he were the Participant. A determination by the Beneficiary must be made no later than the close of the calendar year in which distribution would be required to begin under Section 12.05 or, if earlier, the close of the calendar year in which the fifth anniversary of the death of the Participant occurs.

13.07. Notice to Trustee. The Administrator shall notify the Trustee in any medium acceptable to the Trustee, which may be specified in the Service Agreement, whenever any Participant or Beneficiary is entitled to receive benefits under the Plan. To facilitate distributions, the Administrator shall develop processes and procedures to communicate to the Trustee the form of payment of benefits that such Participant or Beneficiary shall receive, the name of any designated Beneficiary or Beneficiaries, and any such other information as the Trustee shall require.

Article 14. Superseding Annuity Distribution Provisions.

14.01. Special Definitions. For purposes of this Article, the following special definitions shall apply:

(a) “Qualified joint and survivor annuity” means (1) if the Participant is not married on his Annuity Starting Date, an immediate annuity payable for the life of the Participant or (2) if the Participant is married on his Annuity Starting Date, an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant’s Spouse (to whom the Participant was married on the Annuity Starting Date) equal to 50 percent (or the percentage designated in the Forms of Payment Addendum to the Adoption Agreement) of the amount of the annuity which is payable during the joint lives of the Participant and such Spouse, provided that the survivor annuity shall not be payable to a Participant’s Spouse if such Spouse is not the same Spouse to whom the Participant was married on his Annuity Starting Date.

(b) “Qualified optional survivor annuity” means a joint and survivor annuity that the Participant, subject to the spousal consent rules described in Section 14.05, may elect and which (1) if the survivor annuity portion of the Plan’s qualified joint and survivor annuity (as defined in (a) above) is less than 75%, then has a survivor annuity portion of 75% or (2) if the survivor annuity portion of the Plan’s qualified joint and survivor annuity (as defined in (a) above) is greater than or equal to 75%, then has a survivor annuity portion of 50%. The “qualified optional survivor annuity” shall be designated in the Forms of Payment Addendum as a joint and survivor annuity.

(c) “Qualified preretirement survivor annuity” means an annuity purchased with at least 50 percent of a Participant’s vested interest in his Account that is payable for the life of a Participant’s surviving Spouse. The Employer shall specify that portion of a Participant’s vested interest in his Account that is to be used to purchase the “qualified preretirement survivor annuity” in the Forms of Payment Addendum to the Adoption Agreement.

14.02. Applicability. Except as otherwise specifically provided in the Plan, the provisions of this Article shall apply to a Participant’s Account only if:

(a) the Plan includes assets transferred from a money purchase pension plan;

(b) the Plan is an amendment and restatement of a plan that provided an annuity form of payment and such form of payment has not been eliminated;

(c) the Plan is an amendment and restatement of a plan that provided an annuity form of payment and such form of payment has been eliminated, but the Participant elected a life annuity form of payment before the effective date of the elimination;

(d) the Participant’s Account contains assets attributable to amounts directly or indirectly transferred from a plan that provided an annuity form of payment and such form of payment has not been eliminated;

(e) the Participant’s Account contains assets attributable to amounts directly or indirectly transferred from a plan that provided an annuity form of payment and such form of payment has been eliminated, but the Participant elected a life annuity form of payment before the effective date of the elimination.

14.03. Annuity Form of Payment. To the extent provided through Section 1.20 of the Adoption Agreement, a Participant may elect distributions made in whole or in part in the form of an annuity contract. Any annuity contract distributed under the Plan shall be subject to the provisions of this Section 14.03 and, to the extent provided therein, Sections 14.04 through 14.09.

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(a) At the direction of the Administrator, the Trustee shall purchase the annuity contract on behalf of a Participant or Beneficiary from an insurance company. Such annuity contract shall be nontransferable.

(b) The terms of the annuity contract shall comply with the requirements of the Plan and distributions under such contract shall be made in accordance with Code Section 401(a)(9) and the Treasury Regulations issued thereunder.

(c) The annuity contract may provide for payment over the life of the Participant and, upon the death of the Participant, may provide a survivor annuity continuing for the life of the Participant’s designated Beneficiary. Such an annuity may provide for an annuity certain feature for a period not exceeding the life expectancy of the Participant or, if the annuity is payable to the Participant and a designated Beneficiary, the joint life and last survivor expectancy of the Participant and such Beneficiary. If the Participant dies prior to his Annuity Starting Date, the annuity contract distributed to the Participant’s Beneficiary may provide for payment over the life of the Beneficiary, and may provide for an annuity certain feature for a period not exceeding the life expectancy of the Beneficiary. The types of annuity contracts provided under the Plan shall be limited to the types of annuities described in Section 1.20 of the Adoption Agreement and the Forms of Payment Addendum to the Adoption Agreement.

(d) The annuity contract must provide for non-increasing payments.

14.04. “Qualified Joint and Survivor Annuity” and “Qualified Preretirement Survivor Annuity” Requirements. The requirements of this Section 14.04 apply to a Participant’s Account if:

(a) the Plan includes assets transferred from a money purchase pension plan;

(b) the Employer has selected in Subsection 1.20(d)(2) of the Adoption Agreement that distribution in the form of a life annuity is the normal form of distribution with respect to such Participant’s Account; or

(c) the Employer has indicated on the Forms of Payment Addendum to the Adoption Agreement that distribution in the form of a life annuity is an optional form of distribution with respect to such Participant’s Account and the Participant is permitted to elect and has elected distribution in the form of an annuity contract payable over the life of the Participant.

If a Participant’s Account is subject to the requirements of this Section 14.04, distribution shall be made to the Participant with respect to such Account in the form of a “qualified joint and survivor annuity” (with a survivor annuity in the percentage amount specified by the Employer in the Forms of Payment Addendum to the Adoption Agreement) in the amount that can be purchased with such Account, unless the Participant waives the “qualified joint and survivor annuity” as provided in Section 14.05. If the Participant dies prior to his Annuity Starting Date, distribution shall be made to the Participant’s surviving Spouse, if any, in the form of a “qualified preretirement survivor annuity” in the amount that can be purchased with such Account, unless the Participant waives the “qualified preretirement survivor annuity” as provided in Section 14.05, or the Participant’s surviving Spouse elects in writing to receive distribution in one of the other forms of payment provided under the Plan. A Participant’s Account that is subject to the requirements of this Section 14.04 shall be used to purchase the “qualified preretirement survivor annuity” and the balance of the Participant’s vested interest in his Account that is not used to purchase the “qualified preretirement survivor annuity” shall be distributed to the Participant’s designated Beneficiary in accordance with the provisions of Sections 11.04 and 12.05.

14.05. Waiver of the “Qualified Joint and Survivor Annuity” and/or “Qualified Preretirement Survivor Annuity” Rights. A Participant may waive the “qualified joint and survivor annuity” described in Section 14.04 and elect another form of distribution permitted under the Plan at any time during the 180-day period ending on his Annuity Starting Date; provided, however, that if the Participant is married, his Spouse must consent in writing to such election as provided in Section 14.06. A Participant may waive or revoke a waiver of the “qualified joint and survivor annuity” described in Section 14.04 and elect another form of distribution permitted under the Plan at any time and any number of times during the 180-day period ending on his Annuity Starting Date; provided, however, that if the Participant is married and is electing a form of distribution other than the “qualified joint and survivor annuity” or the “qualified optional survivor annuity”, his Spouse must consent in writing to such election as provided in Section 14.06.

A Participant may waive the “qualified preretirement survivor annuity” and designate a non-Spouse Beneficiary at any time during the “applicable election period”; provided, however, that the Participant’s Spouse must consent in writing to such election as provided in Section 14.06. The “applicable election period” begins on the later of (1) the date the Participant’s Account becomes subject to the requirements of Section 14.04 or (2) the first day of the Plan Year in which the

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Participant attains age 35 or, if he terminates employment prior to such date, the date he terminates employment with the Employer and all Related Employers. The “applicable election period” ends on the earlier of the Participant’s Annuity Starting Date or the date of the Participant’s death. A Participant whose employment has not terminated may elect to waive the “qualified preretirement survivor annuity” prior to the Plan Year in which he attains age 35, provided that any such waiver shall cease to be effective as of the first day of the Plan Year in which the Participant attains age 35.

A Participant’s waiver of the “qualified joint and survivor annuity” or “qualified preretirement survivor annuity” shall be valid only if the applicable notice described in Section 14.07 or 14.08 has been provided to the Participant.

14.06. Spouse’s Consent to Waiver. A Spouse’s written consent must acknowledge the effect of the Participant’s election and must be witnessed by a Plan representative or a notary public. In addition, the Spouse’s written consent must either (a) specify any non-Spouse Beneficiary designated by the Participant and that such designation may not be changed without written spousal consent or (b) acknowledge that the Spouse has the right to limit consent as provided in clause (a) above, but permit the Participant to change the designated Beneficiary without the Spouse’s further consent.

A Participant’s Spouse shall be deemed to have given written consent to a Participant’s waiver if the Participant establishes to the satisfaction of a Plan representative that spousal consent cannot be obtained because the Spouse cannot be located or because of other circumstances set forth in Code Section 401(a)(11) and Treasury Regulations issued thereunder.

Any written consent given or deemed to have been given by a Participant’s Spouse hereunder shall be irrevocable and shall be effective only with respect to such Spouse and not with respect to any subsequent Spouse.

In addition, with regard to a Participant’s waiver of the “qualified joint and survivor annuity” form of distribution, the Spouse’s written consent must either (a) specify the form of distribution elected instead of the “qualified joint and survivor annuity”, and that such form may not be changed (except to a “qualified joint and survivor annuity”) without written spousal consent or (b) acknowledge that the Spouse has the right to limit consent as provided in clause (a) above, but permit the Participant to change the form of distribution elected without the Spouse’s further consent. To the extent a Participant’s Account is subject to the requirements of Section 14.04, a Spouse’s consent to a Participant’s waiver shall be valid only if the applicable notice described in Section 14.07 or 14.08 has been provided to the Participant.

14.07. Notice Regarding “Qualified Joint and Survivor Annuity”. The notice provided to a Participant under Section

14.05 shall include a written explanation that satisfies the requirements of Code Section 417(a)(3) and regulations issued thereunder. The notice will include a description of the following: (i) the terms and conditions of a qualified joint and survivor annuity and the qualified optional survivor annuity; (ii) the participant’s right to make and the effect of any election to waive the qualified joint and survivor annuity form of benefit; (iii) the rights of a participant’s spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the qualified joint and survivor annuity.

14.08. Notice Regarding “Qualified Preretirement Survivor Annuity”. If a Participant’s Account is subject to the requirements of Section 14.04, the Participant shall be provided with a written explanation of the “qualified preretirement survivor annuity” comparable to the written explanation provided with respect to the “qualified joint and survivor annuity”, as described in Section 14.07. Such explanation shall be furnished within whichever of the following periods ends last:

(a) the period beginning with the first day of the Plan Year in which the Participant reaches age 32 and ending with the end of the Plan Year preceding the Plan Year in which he reaches age 35;

(b) a reasonable period ending after the Employee becomes an Active Participant;

(c) a reasonable period ending after Section 14.04 first becomes applicable to the Participant’s Account; or

(d) in the case of a Participant who separates from service before age 35, a reasonable period ending after such separation from service.

For purposes of the preceding sentence, the two-year period beginning one year prior to the date of the event described in Subsection 14.08(b), (c) or (d) above, whichever is applicable, and ending one year after such date shall be considered reasonable, provided, that in the case of a Participant who separates from service under Subsection 14.08(d) above and subsequently recommences employment with the Employer, the applicable period for such Participant shall be re-determined in accordance with this Section 14.08.

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14.09. Former Spouse. For purposes of this Article, a former Spouse of a Participant shall be treated as the Spouse or surviving Spouse of the Participant, and a current Spouse shall not be so treated, to the extent required under a qualified domestic relations order, as defined in Code Section 414(p).

Article 15. Top-Heavy Provisions.

15.01. Definitions. For purposes of this Article, the following special definitions shall apply:

(a) “Determination date” means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, “determination date” means the last day of that Plan Year.

(b) “Determination period” means the Plan Year containing the “determination date”.

(c) “Distribution period” means (i) for any distribution made to an employee on account of severance from employment, death, disability, or termination of a plan which would have been part of the “required aggregation group” had it not been terminated, the one-year period ending on the “determination date” and (ii) for any other distribution, the five-year period ending on the “determination date”.

(d) “Key employee” means any Employee or former Employee (including any deceased Employee) who at any time during the “determination period” was (1) an officer of the Employer or a Related Employer having annual Compensation greater than the dollar amount specified in Code Section 416(i)(1)(A)(I) adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002 (e.g., $165,000 for Plan Years beginning in 2013), (2) a five-percent owner of the Employer or a Related Employer, or (3) a one-percent owner of the Employer or a Related Employer having annual Compensation of more than $150,000. The determination of who is a “key employee” shall be made in accordance with Code Section 416(i)(1) and any applicable guidance or regulations issued thereunder.

(e) “Permissive aggregation group” means the “required aggregation group” plus any other qualified plans of the Employer or a Related Employer which, when considered as a group with the “required aggregation group”, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(f) “Required aggregation group” means:

(1) Each qualified plan of the Employer or Related Employer in which at least one “key employee” participates, or has participated at any time during the “determination period” or, unless and until modified by future Treasury guidance, any of the four preceding Plan Years (regardless of whether the plan has terminated), and

(2) any other qualified plan of the Employer or Related Employer which enables a plan described in Subsection 15.01(f)(1) above to meet the requirements of Code Section 401(a)(4) or 410.

(g) “Top-heavy plan” means a plan in which any of the following conditions exists:

(1) the “top-heavy ratio” for the plan exceeds 60 percent and the plan is not part of any “required aggregation group” or “permissive aggregation group”;

(2) the plan is a part of a “required aggregation group” but not part of a “permissive aggregation group” and the “top-heavy ratio” for the “required aggregation group” exceeds 60 percent; or

(3) the plan is a part of a “required aggregation group” and a “permissive aggregation group” and the “top-heavy ratio” for both groups exceeds 60 percent.

Notwithstanding the foregoing, a plan is not a “top-heavy plan” for a Plan Year if it consists solely of a cash or deferred arrangement that satisfies the nondiscrimination requirements under Code Section 401(k) by application of Code Section 401(k)(12) or 401(k)(13) and, if matching contributions are provided under such plan, satisfies the nondiscrimination requirements under Code Section 401(m) by application of Code Section 401(m)(11) or 401(m)(12).

(h) “Top-heavy ratio” means:

(1) With respect to the Plan, or with respect to any “required aggregation group” or “permissive aggregation group” that consists solely of defined contribution plans (including any simplified employee pension, as defined in Code Section 408(k)), a fraction, the numerator of which is the sum of the account

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balances of all “key employees” under the plans as of the “determination date” (including any part of any account balance distributed during the “distribution period”), and the denominator of which is the sum of all account balances (including any part of any account balance distributed during the “distribution period”) of all participants under the plans as of the “determination date”. Both the numerator and denominator of the “top-heavy ratio” shall be increased, to the extent required by Code Section 416, to reflect any contribution which is due but unpaid as of the “determination date”.

(2) With respect to any “required aggregation group” or “permissive aggregation group” that includes one or more defined benefit plans which, during the “determination period”, has covered or could cover an Active Participant in the Plan, a fraction, the numerator of which is the sum of the account balances under the defined contribution plans for all “key employees” and the present value of accrued benefits under the defined benefit plans for all “key employees”, and the denominator of which is the sum of the account balances under the defined contribution plans for all participants and the present value of accrued benefits under the defined benefit plans for all participants. Both the numerator and denominator of the “top-heavy ratio” shall be increased for any distribution of an account balance or an accrued benefit made during the “distribution period” and any contribution due but unpaid as of the “determination date”.

For purposes of Subsections 15.01(h)(1) and (2) above, the value of accounts shall be determined as of the most recent “determination date” and the present value of accrued benefits shall be determined as of the date used for computing plan costs for minimum funding that falls within 12 months of the most recent “determination date”, except as provided in Code Section 416 and the regulations issued thereunder for the first and second plan years of a defined benefit plan. When aggregating plans, the value of accounts and accrued benefits shall be calculated with reference to the “determination dates” that fall within the same calendar year.

The accounts and accrued benefits of a Participant who is not a “key employee” but who was a “key employee” in a prior year, or who has not performed services for the Employer or any Related Employer at any time during the one-year period ending on the “determination date”, shall be disregarded. The calculation of the “top-heavy ratio”, and the extent to which distributions, rollovers, and transfers are taken into account, shall be made in accordance with Code Section 416 and the regulations issued thereunder. Deductible employee contributions shall not be taken into account for purposes of computing the “top-heavy ratio”.

For purposes of determining if the Plan, or any other plan included in a “required aggregation group” of which the Plan is a part, is a “top-heavy plan”, the accrued benefit in a defined benefit plan of an Employee other than a “key employee” shall be determined under the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer or a Related Employer, or, if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

Notwithstanding any other provision herein to the contrary, Compensation for purposes of this Article 15 shall be based on the amount actually paid or made available to the Participant (or, if earlier, includible in the gross income of the Participant) during the Plan Year, does not exclude any amounts elected by the Employer in Subsection 1.05(a) of the Adoption Agreement except moving expenses paid or reimbursed by the Employer if it is reasonable to believe they are deductible by the Employee, and shall include amounts that otherwise would be excluded as “severance amounts” (as defined in Section 2.01(k)) if such amounts are paid to an individual who does not currently perform services for the Employer because of qualified military service (as used in Code Section 414(u)(1)) to the extent those amounts do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

15.02. Application. If the Plan is or becomes a “top-heavy plan” in any Plan Year or is automatically deemed to be a “top-heavy plan” in accordance with the Employer’s selection in Subsection 1.22(a)(1) of the Adoption Agreement, the provisions of this Article shall apply and shall supersede any conflicting provision in the Plan. Notwithstanding the foregoing, the provisions of this Article shall not apply if Subsection 1.22(a)(3) of the Adoption Agreement is selected.

15.03. Minimum Contribution. Except as otherwise specifically provided in this Section 15.03, the Nonelective Employer Contributions made for the Plan Year on behalf of any Active Participant who is not a “key employee”, when combined with the Matching Employer Contributions made on behalf of such Active Participant for the Plan Year, shall not be less than the lesser of three percent (or five percent, if selected by the Employer in Subsection 1.22(b) of the Adoption

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Agreement) of such Participant’s Compensation for the Plan Year or, in the case where neither the Employer nor any Related Employer maintains a defined benefit plan which uses the Plan to satisfy Code Section 401(a)(4) or 410, the largest percentage of Employer contributions made on behalf of any “key employee” for the Plan Year, expressed as a percentage of the “key employee’s” Compensation for the Plan Year. Catch-Up Contributions made on behalf of a “key employee” for the Plan Year shall not be taken into account for purposes of determining the amount of the minimum contribution required hereunder.

If an Active Participant is entitled to receive a minimum contribution under another qualified plan maintained by the Employer or a Related Employer that is a “top-heavy plan”, no minimum contribution shall be made hereunder unless the Employer has provided in Subsection 1.22(b)(1) of the Adoption Agreement that the minimum contribution shall be made under this Plan in any event. If the Employer has provided in Subsection 1.22(b)(2) that an alternative means shall be used to satisfy the minimum contribution requirements where an Active Participant is covered under multiple plans that are “top-heavy plans”, no minimum contribution shall be required under this Section, except as provided under the 416 Contributions Addendum to the Adoption Agreement. If a minimum contribution is required to be made under the Plan for the Plan Year on behalf of an Active Participant who is not a “key employee” and who is a participant in a defined benefit plan maintained by the Employer or a Related Employer that is aggregated with the Plan, the minimum contribution shall not be less than five percent of such Participant’s Compensation for the Plan Year.

The minimum contribution required under this Section 15.03 shall be made to the Account of an Active Participant even though, under other Plan provisions, the Active Participant would not otherwise be entitled to receive a contribution, or would have received a lesser contribution for the Plan Year, because (a) the Active Participant failed to complete the Hours of Service requirement selected by the Employer in Subsection 1.11(e) or 1.12(d) of the Adoption Agreement, or (b) the Participant’s Compensation was less than a stated amount; provided, however, that no minimum contribution shall be made for a Plan Year to the Account of an Active Participant who is not employed by the Employer or a Related Employer on the last day of the Plan Year.

That portion of a Participant’s Account that is attributable to minimum contributions required under this Section 15.03, to the extent required to be nonforfeitable under Code Section 416(b), may not be forfeited under Code Section 411(a)(3)(B).

15.04. Determination of Minimum Required Contribution. For purposes of determining the amount of any minimum contribution required to be made on behalf of a Participant who is not a “key employee” for a Plan Year, the Matching Employer Contributions made on behalf of such Participant and the Nonelective Employer Contributions allocated to such Participant for the Plan Year shall be aggregated. If the aggregate amount of such contributions, when expressed as a percentage of such Participant’s Compensation for the Plan Year, is less than the minimum contribution required to be made to such Participant under Section 15.03, the Employer shall make an additional contribution on behalf of such Participant in an amount that, when aggregated with the Qualified Nonelective Contributions, Matching Employer Contributions and Nonelective Employer Contributions previously allocated to such Participant, will equal the minimum contribution required to be made to such Participant under Section 15.03.

15.05. Accelerated Vesting. If applicable, for any Plan Year in which the Plan is or is deemed to be a “top-heavy plan” and all Plan Years thereafter, the top-heavy vesting schedule described within Subsection 1.22(c) of the Adoption Agreement shall automatically apply in lieu of any less favorable schedule specified in the Vesting Schedule Addendum to the Adoption Agreement. The top-heavy vesting schedule applies to all benefits within the meaning of Code Section 411(a)(7) except those already subject to a vesting schedule which vests at least as rapidly in all cases as the schedule described within Subsection 1.22(c) of the Adoption Agreement, including benefits accrued before the Plan becomes a “top-heavy plan”. Notwithstanding the foregoing provisions of this Section 15.05, the top-heavy vesting schedule does not apply to the Account of any Participant who does not have an Hour of Service after the Plan initially becomes or is deemed to have become a “top-heavy plan” and such Employee’s Account attributable to Employer Contributions shall be determined without regard to this Section 15.05.

15.06. Exclusion of Collectively-Bargained Employees. Notwithstanding any other provision of this Article 15, Employees who are included in a unit covered by a collective bargaining agreement between employee representatives and one or more employers may be included in determining whether or not the Plan is a “top-heavy plan”; provided, however, that if a “key employee” is covered by a collective bargaining agreement for the “determination period,” all Employees covered by such agreement shall be included. No Employees in a unit covered by a collective bargaining agreement shall be entitled to a minimum contribution under Section 15.03 or accelerated vesting under Section 15.05, unless otherwise provided in the collective bargaining agreement.

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Article 16. Amendment and Termination.

16.01. Amendments by the Employer that do not Affect Volume Submitter Status. The Employer reserves the authority through a board of directors’ resolution or similar action, subject to the provisions of Article 1 and Section 16.04, to amend the Plan as provided herein, and such amendment shall not affect the status of the Plan as a volume submitter plan.

(a) The Employer may amend the Adoption Agreement to make a change or changes in the provisions previously elected by it. Such amendment may be made either by (1) completing an amended Adoption Agreement, or (2) adopting an amendment in the form provided by the Volume Submitter Sponsor. Any such amendment must be filed with the Trustee.

(b) The Employer may adopt certain model amendments published by the Internal Revenue Service which specifically provide that their adoption shall not cause the Plan to be treated as an individually designed plan.

16.02. Amendments by the Employer Adopting Provisions not Included in Volume Submitter Specimen Plan. The

Employer reserves the authority, subject to the provisions of Section 16.04, to amend the Plan by adopting provisions that are not included in the Volume Submitter Sponsor’s specimen plan. Any such amendment(s) shall be made through use of the Plan Superseding Provisions Addendum and/or the Trust Superseding Provisions Addendum to the Adoption Agreement, as appropriate.

16.03. Amendment by the Volume Submitter Sponsor.

Effective as of the date the Volume Submitter Sponsor receives approval from the Internal Revenue Service of its Volume Submitter specimen plan, the Volume Submitter Sponsor may in its discretion amend the volume submitter plan at any time, which amendment may also apply to the Plan maintained by the Employer. The Volume Submitter Sponsor shall satisfy any recordkeeping and notice requirements imposed by the Internal Revenue Service in order to maintain its amendment authority. The Volume Submitter Sponsor shall provide a copy of any such amendment to each Employer adopting its volume submitter plan at the Employer’s last known address as shown on the books maintained by the Volume Submitter Sponsor or its affiliates.

The Volume Submitter Sponsor will no longer have the authority to amend the Plan on behalf of an adopting Employer as of the earlier of (a) the date of the adoption of an Employer amendment to the Plan to incorporate a provision that is not allowable in the Volume Submitter program, as described in Section 16.03 of Rev. Proc. 2011-49 (or the successor thereto), or (b) the date the Internal Revenue Service gives notice that the Plan is being treated as an individually-designed plan due to the nature and extent of amendments, pursuant to Section 24.03 of Rev. Proc. 2011-49 (or the successor thereto).

16.04. Amendments Affecting Vested Interest and/or Accrued Benefits. Except as permitted by Section 16.05, Section 1.20(d) of the Adoption Agreement, and/or Code Section 411(d)(6) and regulations issued thereunder, no amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant’s Account or eliminating an optional form of benefit with respect to benefits attributable to service before the amendment. Furthermore, if the vesting schedule of the Plan is amended, the nonforfeitable interest of a Participant in his Account, determined as of the later of the date the amendment is adopted or the date it becomes effective, shall not be less than the Participant’s nonforfeitable interest in his Account determined without regard to such amendment.

If the Plan’s vesting schedule is amended because of a change to “top-heavy plan” status, as described in Subsection 15.01(g), the accelerated vesting provisions of Section 15.05 shall continue to apply for all Plan Years thereafter, regardless of whether the Plan is a “top-heavy plan” for such Plan Year.

If the Plan’s vesting schedule is amended and an Active Participant’s vested interest, as calculated by using the amended vesting schedule, is less in any year than the Active Participant’s vested interest calculated under the Plan’s vesting schedule immediately prior to the amendment, the amended vesting schedule shall apply only to Employees first hired on or after the effective date of the change in vesting schedule.

16.05. Retroactive Amendments made by Volume Submitter Sponsor. An amendment made by the Volume Submitter Sponsor in accordance with Section 16.03 may be made effective on a date prior to the first day of the Plan Year in which it is adopted if, in published guidance, the Internal Revenue Service either permits or requires such an amendment to be made to enable the Plan and Trust to satisfy the applicable requirements of the Code and all requirements for the retroactive amendment are satisfied.

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16.06. Termination and Discontinuation of Contributions. The Employer has adopted the Plan with the intention and expectation that assets shall continue to be held under the Plan on behalf of Participants and their Beneficiaries indefinitely and, unless the Plan is a frozen plan as provided in Subsection 1.01(g)(5) of the Adoption Agreement, that contributions under the Plan shall be continued indefinitely. However, said Employer has no obligation or liability whatsoever to maintain the Plan for any length of time and may amend the Plan to discontinue contributions under the Plan or terminate the Plan at any time without any liability hereunder for any such discontinuance or termination.

If the Plan is not already a frozen plan, the Employer may amend the Plan to discontinue further contributions to the Plan by selecting Subsection 1.01(g)(5) of the Adoption Agreement. An Employer that has selected in Subsection 1.01(g)(5) of the Adoption Agreement may change its selection and provide for contributions under the Plan to recommence with the intention that such contributions continue indefinitely, as provided in the preceding paragraph.

The Employer may terminate the Plan by written notice delivered to the Trustee. Notwithstanding the effective date of the termination of the Plan, loan payments being made pursuant to Section 9.07 shall continue to be remitted to the Trust until the loan has been defaulted or distributed pursuant to Sections 9.10 and 9.11 or Section 9.13, respectively.

16.07. Distribution upon Termination of the Plan. Upon termination or partial termination of the Plan or complete discontinuance of contributions thereunder, each Participant (including a terminated Participant with respect to amounts not previously forfeited by him) who is affected by such termination or partial termination or discontinuance shall have a vested interest in his Account of 100 percent. Subject to Section 12.01 and Article 14, upon receipt of instructions from the Administrator, the Trustee shall distribute to each Participant or other person entitled to distribution the balance of the Participant’s Account in a single lump sum payment. In the absence of such instructions, the Trustee shall notify the Administrator of such situation and the Trustee shall be under no duty to make any distributions under the Plan until it receives instructions from the Administrator. Upon the completion of such distributions, the Trust shall terminate, the Trustee shall be relieved from all liability under the Trust, and no Participant or other person shall have any claims thereunder, except as required by applicable law.

If distribution is to be made to a Participant or Beneficiary who cannot be located, following the Administrator’s completion of such search methods as described in applicable Department of Labor guidance, the Administrator shall give instructions to the Trustee to roll over the distribution to an individual retirement account established by the Administrator in the name of the missing Participant or Beneficiary, which account shall satisfy the requirements of the Department of Labor automatic rollover safe harbor generally applicable to amounts less than or equal to the maximum cashout amount specified in Code Section 401(a)(31)(B)(ii) ($5,000 as of January 1, 2013) that are mandatorily distributed from the Plan. In the alternative, the Employer may direct the Trustee, subject to applicable guidance, to transfer the Account of any such missing Participant or Beneficiary, regardless of the amount of any such Account to the Pension Benefit Guarantee Corporation. In the absence of such instructions, the Trustee shall make no distribution to the distributee.

16.08. Merger or Consolidation of Plan; Transfer of Plan Assets. In case of any merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other plan, provision must be made so that each Participant would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

Article 17. Amendment and Continuation of Prior Plan; Transfer of Funds to or from Other Qualified Plans.

17.01. Amendment and Continuation of Prior Plan. In the event the Employer has previously established a plan (the “prior plan”) which is a defined contribution plan under the Code and which on the date of adoption of the Plan meets the applicable requirements of Code Section 401(a), the Employer may, in accordance with the provisions of the prior plan, amend and restate the prior plan in the form of the Plan and become the Employer hereunder, subject to the following:

(a) Subject to the provisions of the Plan, each individual who was a Participant in the prior plan immediately prior to the effective date of such amendment and restatement shall become a Participant in the Plan on the effective date of the amendment and restatement, provided he is an Eligible Employee as of that date.

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(b) Except as provided in Section 16.04, no election may be made under the vesting provisions of the Adoption Agreement if such election would reduce the benefits of a Participant under the Plan to less than the benefits to which he would have been entitled if he voluntarily separated from the service of the Employer immediately prior to such amendment and restatement.

(c) No amendment to the Plan shall decrease a Participant’s accrued benefit or eliminate an optional form of benefit, except as permitted under Subsection 1.20(d) of the Adoption Agreement.

(d) The amounts standing to the credit of a Participant’s account immediately prior to such amendment and restatement which represent the amounts properly attributable to (1) contributions by the Participant and (2) contributions by the Employer and forfeitures shall constitute the opening balance of his Account or Accounts under the Plan.

(e) Amounts being paid to an Inactive Participant or to a Beneficiary in accordance with the provisions of the prior plan shall continue to be paid in accordance with such provisions.

(f) Any election and waiver of the “qualified preretirement survivor annuity”, as defined in Section 14.01, in effect after August 23, 1984, under the prior plan immediately before such amendment and restatement shall be deemed a valid election and waiver of Beneficiary under Section 14.04 if such designation satisfies the requirements of Sections 14.05 and 14.06, unless and until the Participant revokes such election and waiver under the Plan.

(g) All assets of the predecessor trust shall be invested by the Trustee as soon as reasonably practicable pursuant to Article 8. The Employer agrees to assist the Trustee in any way requested by the Trustee in order to facilitate the transfer of assets from the predecessor trust to the Trust Fund.

17.02. Transfer of Funds from an Existing Plan. The Employer may from time to time direct the Trustee, in accordance with such rules as the Trustee may establish, to accept cash, allowable Fund Shares or participant loan promissory notes transferred for the benefit of Participants from a trust forming part of another qualified plan under the Code, provided such plan is a defined contribution plan. Such transferred assets shall become assets of the Trust as of the date they are received by the Trustee. Such transferred assets shall be credited to Participants’ Accounts in accordance with their respective interests immediately upon receipt by the Trustee. A Participant’s vested interest under the Plan in transferred assets which were fully vested and nonforfeitable under the transferring plan or which were transferred to the Plan in a manner intended to satisfy the requirements of subsection (b) of this Section 17.02 shall be fully vested and nonforfeitable at all times. A Participant’s interest under the Plan in transferred assets which were transferred to the Plan in a manner intended to satisfy the requirements of subsection (a) of this Section 17.02 shall be determined in accordance with the terms of the Plan, but applying the Plan’s vesting schedule or the transferor plan’s vesting schedule, whichever is more favorable, for each year of Vesting Service completed by the Participant. Such transferred assets shall be invested by the Trustee in accordance with the provisions of Subsection 17.01(g) as if such assets were transferred from a prior plan, as defined in Section 17.01. Except as otherwise provided below, no transfer of assets in accordance with this Section 17.02 may cause a loss of an accrued or optional form of benefit protected by Code Section 411(d)(6).

The terms of the Plan as in effect at the time of the transfer shall apply to the amounts transferred regardless of whether such application would have the effect of eliminating or reducing an optional form of benefit protected by Code Section 411(d)(6) which was previously available with respect to any amount transferred to the Plan pursuant to this Section 17.02, provided that such transfer satisfies the requirements set forth in either (a) or (b):

(a)	(1) The transfer is conditioned upon a voluntary, fully informed election by the Participant to transfer his entire account balance to the Plan. As an alternative to the transfer, the Participant is offered the opportunity to retain the form of benefit previously available to him (or, if the transferor plan is terminated, to receive any optional form of benefit for which the participant is eligible under the transferor plan as required by Code Section 411(d)(6));

(2) If the defined contribution plan from which the transfer is made includes a qualified cash or deferred arrangement, the Plan includes a cash or deferred arrangement;

(3) The defined contribution plan from which the transfer is made is not a money purchase pension plan and

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(4) The transfer is made either in connection with an asset or stock acquisition, merger or other similar transaction involving a change in employer of the employees of a trade or business (i.e., an acquisition or disposition within the meaning of Section 1.410(b)-2(f) of the Treasury Regulations) or in connection with the participant’s change in employment status such that the participant is not entitled to additional allocations under the transferor plan.

(b)	(1) The transfer satisfies the requirements of subsection (a)(1) of this Section 17.02;

(2) The transfer occurs at a time when the Participant is eligible, under the terms of the transferor plan, to receive an immediate distribution of his account;

(3) The transfer occurs at a time when the participant is not eligible to receive an immediate distribution of his entire nonforfeitable account balance in a single sum distribution that would consist entirely of an eligible rollover distribution within the meaning of Code Section 401(a)(31)(C); and

(4) The amount transferred, together with the amount of any contemporaneous Code Section 401(a)(31) direct rollover to the Plan, equals the entire nonforfeitable account of the participant whose account is being transferred.

It is the Employer’s obligation to ensure that all assets of the Plan, other than those maintained in a separate trust or fund pursuant to the provisions of Section 20.10, are transferred to the Trustee. The Trustee shall have no liability for and no duty to inquire into the administration of such transferred assets for periods prior to the transfer.

17.03. Acceptance of Assets by Trustee. The Trustee shall not accept assets which are not either in a medium proper for investment under the Plan, as set forth in the Plan and the Service Agreement, or in cash. Such assets shall be accompanied by instructions in writing (or such other medium as may be acceptable to the Trustee) showing separately the respective contributions by the prior employer and by the Participant, and identifying the assets attributable to such contributions. The Trustee shall establish such accounts as may be necessary or appropriate to reflect such contributions under the Plan. The Trustee shall hold such assets for investment in accordance with the provisions of Article 8, and shall in accordance with the instructions of the Employer make appropriate credits to the Accounts of the Participants for whose benefit assets have been transferred.

17.04. Transfer of Assets from Trust. The Employer may direct the Trustee to transfer all or a specified portion of the Trust assets to any other plan or plans maintained by the Employer or the employer or employers of an Inactive Participant or Participants, provided that the Trustee has received evidence satisfactory to it that such other plan meets all applicable requirements of the Code, subject to the following:

(a) The assets so transferred shall be accompanied by instructions from the Employer naming the persons for whose benefit such assets have been transferred, showing separately the respective contributions by the Employer and by each Inactive Participant, if any, and identifying the assets attributable to the various contributions. The Trustee shall not transfer assets hereunder until all applicable filing requirements are met. The Trustee shall have no further liabilities with respect to assets so transferred.

(b) A transfer of assets made pursuant to this Section 17.04 may result in the elimination or reduction of an optional form of benefit protected by Code Section 411(d)(6), provided that the transfer satisfies the requirements set forth in either (1) or (2):

(1)	(i) The transfer is conditioned upon a voluntary, fully informed election by the Participant to transfer his entire Account to the other defined contribution plan. As an alternative to the transfer, the Participant is offered the opportunity to retain the form of benefit previously available to him (or, if the Plan is terminated, to receive any optional form of benefit for which the Participant is eligible under the Plan as required by Code Section 411(d)(6));

(ii) If the Plan includes a qualified cash or deferred arrangement under Code Section 401(k), the defined contribution plan to which the transfer is made must include a qualified cash or deferred arrangement; and

(iii) The transfer is made either in connection with an asset or stock acquisition, merger or other similar transaction involving a change in employer of the employees of a trade or business

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(i.e., an acquisition or disposition within the meaning of Section 1.410(b)-2(f) of the Treasury Regulations) or in connection with the Participant’s change in employment status such that the Participant becomes an Inactive Participant.

(2)	(i) The transfer satisfies the requirements of subsection (1)(i) of this Section 17.04;

(ii) The transfer occurs at a time when the Participant is eligible, under the terms of the Plan, to receive an immediate distribution of his benefit;

(iii) The transfer occurs at a time when the Participant is not eligible to receive an immediate distribution of his entire nonforfeitable Account in a single sum distribution that would consist entirely of an eligible rollover distribution within the meaning of Code Section 401(a)(31)(C);

(iv) The Participant is fully vested in the transferred amount in the transferee plan; and

(v) The amount transferred, together with the amount of any contemporaneous Code Section 401(a)(31) direct rollover to the transferee plan, equals the entire nonforfeitable Account of the Participant whose Account is being transferred.

Article 18. Miscellaneous.

18.01. Communication to Participants. The Plan shall be communicated to all Eligible Employees by the Employer promptly after the Plan is adopted.

18.02. Limitation of Rights. Neither the establishment of the Plan and the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, Administrator or Trustee, except as provided herein; and in no event shall the terms of employment or service of any Participant be modified or in any way affected hereby. It is a condition of the Plan, and each Participant expressly agrees by his participation herein, that each Participant shall look solely to the assets held in the Trust for the payment of any benefit to which he is entitled under the Plan.

No Participant or Beneficiary shall have or acquire any right, title or interest in or to the Plan assets or any portion of the Plan assets, except by the actual payment or distribution from the Plan to such Participant or Beneficiary of such Participant’s or Beneficiary’s benefit to which he or she is entitled under the provisions of the Plan. Whenever the Plan pays a benefit in excess of the maximum amount of payment required under the provisions of the Plan, the Administrator will have the right to recover any such excess payment, plus earnings at the Administrator’s discretion, on behalf of the Plan from the Participant and/or Beneficiary, as the case may be. Notwithstanding anything to the contrary herein stated, this right of recovery includes, but is not limited to, a right of offset against future benefit payments to be paid under the Plan to the Participant and/or Beneficiary, as the case may be, which the Administrator may exercise in its sole discretion.

18.03. Nonalienability of Benefits. Except as provided in Code Sections 401(a)(13)(C) and (D)(relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Section 1.401(a)-13(b)(2) of the Treasury Regulations (relating to Federal tax levies), or as otherwise required by law, the benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, either voluntarily or involuntarily, and any attempt to cause such benefits to be so subjected shall not be recognized. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined in accordance with procedures established by the Administrator to be a qualified domestic relations order, as defined in Code Section 414(p), or any domestic relations order entered before January 1, 1985.

18.04. Qualified Domestic Relations Orders Procedures. The Administrator must establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Participant and any alternate payee named in the order shall be notified, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order,

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the Administrator must determine the qualified status of the order. The Participant and each alternate payee shall be provided notice of such determination by mailing to the individual’s address specified in the domestic relations order, or in a manner consistent with the Department of Labor regulations.

If any portion of the Participant’s Account is payable during the period the Administrator is making its determination of the qualified status of the domestic relations order, the Administrator must make a separate accounting of the amounts payable. If the Administrator determines the order is a qualified domestic relations order within 18 months of the date amounts first are payable following receipt of the order, the Administrator shall direct the Trustee to distribute the payable amounts in accordance with the order. If the determination of the qualified status of the order is not made within the 18-month determination period, the Administrator shall direct the Trustee to distribute the payable amounts in the manner the Plan would distribute if the order did not exist and shall apply the order prospectively if the Administrator later determines that the order is a qualified domestic relations order.

The Trustee shall set up segregated accounts for each alternate payee as directed by the Administrator.

A domestic relations order shall not fail to be deemed a qualified domestic relations order merely because it permits distribution or requires segregation of all or part of a Participant’s Account with respect to an alternate payee prior to the Participant’s earliest retirement age (as defined in Code Section 414(p)) under the Plan. A distribution to an alternate payee prior to the Participant’s attainment of the earliest retirement age is available only if the order provides for distribution at that time and the alternate payee consents to a distribution occurring prior to the Participant’s attainment of earliest retirement age.

Notwithstanding any other provisions of this Section or of a domestic relations order, if the Employer has elected to cash out small Accounts as provided in Subsection 1.20(e)(1) of the Adoption Agreement and the alternate payee’s benefits under the Plan do not exceed the maximum cash out limit permitted under Code Section 411(a)(11)(A), distribution shall be made to the alternate payee in a lump sum as soon as practicable following the Administrator’s determination that the order is a qualified domestic relations order.

18.05. Application of Plan Provisions for Multiple Employer Plans. Notwithstanding any other provision of the Plan to the contrary, if one of the Employers designated in Subsection 1.02(b) of the Adoption Agreement is or ceases to be a Related Employer (hereinafter “un-Related Employer”), the Plan shall be treated as a multiple employer plan (as defined in Code Section 413(c)) in accordance with applicable guidance. Any subsequent removal of an un-Related Employer will not be treated as a termination of the Plan with regard to that un-Related Employer and not be considered a distributable event for Participants still employed with that un-Related Employer.

For the period, if any, that the Plan is a multiple employer plan, each un-Related Employer shall be treated as a separate Employer for purposes of contributions, application of the “ADP” and “ACP” tests described in Sections 6.03 and 6.06, application of the Code Section 415 limitations described in Section 6.12, top-heavy determinations and application of the top-heavy requirements under Article 15, and application of such other Plan provisions as the Employers determine to be appropriate. For any such period, the Volume Submitter Sponsor shall continue to treat the Employer as participating in this volume submitter plan arrangement for purposes of notice or other communications in connection with the Plan, and other Plan-related services. The Administrator shall be responsible for administering the Plan as a multiple employer plan.

18.06. Veterans Reemployment Rights. Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u) and the regulations thereunder. The Administrator shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service. Additional contributions made to the Plan pursuant to Code Section 414(u) shall be treated as Deferral Contributions (if Option 1.07(a)(5) is selected in the Adoption Agreement, including, to the extent designated by the Participant, Roth 401(k) Contributions), Employee Contributions, Matching Employer Contributions, Qualified Matching Employer Contributions, Qualified Nonelective Employer Contributions, or Nonelective Employer Contributions based on the character of the contribution they are intended to replace; provided, however, that the Plan shall not be treated as failing to meet the requirements of Code Section 401(a)(4), 401(k)(3), 401(k)(12), 401(m), 410(b), or 416 by reason of the making of or the right to make such contribution. Notwithstanding the foregoing, Participants dying and/or becoming disabled while performing qualified military service as defined in Code Section 414(u)(5) shall not be treated as having resumed employment pursuant to this Section on the day prior to dying or becoming disabled for purposes of calculating contributions pursuant to Code Section 414(u)(9).

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18.07. Facility of Payment. In the event the Administrator determines, on the basis of medical reports or other evidence satisfactory to the Administrator, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Administrator may direct the Trustee to disburse such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under state law for the care and control of such recipient. The receipt by such person or institution of any such payments shall be complete acquittance therefore, and any such payment to the extent thereof, shall discharge the liability of the Trust for the payment of benefits hereunder to such recipient.

18.08. Information between Employer and/or Administrator and Trustee. The Employer and/or Administrator will furnish the Trustee, and the Trustee will furnish the Employer and/or Administrator, with such information relating to the Plan and Trust as may be required by the other in order to carry out their respective duties hereunder, including without limitation information required under the Code and any regulations issued or forms adopted by the Treasury Department thereunder or under the provisions of ERISA and any regulations issued or forms adopted by the Department of Labor thereunder.

18.09. Effect of Failure to Qualify Under Code. Notwithstanding any other provision contained herein, if the Employer’s plan fails to be a qualified plan under the Code, such plan can no longer participate in this volume submitter plan arrangement and shall be considered an individually designed plan.

18.10. Directions, Notices and Disclosure. Any notice or other communication in connection with this Plan shall be deemed delivered in writing if addressed as follows and if either actually delivered at said address or, in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mail, first-class postage prepaid and registered or certified:

(a) If to the Employer or Administrator, to it at such address as the Administrator shall direct pursuant to the Service Agreement;

(b) If to the Trustee, to it at the address set forth in Subsection 1.03(a) of the Adoption Agreement;

or, in each case at such other address as the addressee shall have specified by written notice delivered in accordance with the foregoing to the addressor’s then effective notice address.

Any direction, notice or other communication provided to the Employer, the Administrator or the Trustee by another party which is stipulated to be in written form under the provisions of this Plan may also be provided in any medium which is permitted under applicable law or regulation. Any written communication or disclosure to Participants required under the provisions of this Plan may be provided in any other medium (electronic, telephone or otherwise) that is permitted under applicable law or regulation.

18.11. Governing Law. The Plan and the accompanying Adoption Agreement shall be construed, administered and enforced according to ERISA, and to the extent not preempted thereby, the laws of the Commonwealth of Massachusetts.

18.12. Discharge of Duties by Fiduciaries. The Trustee, the Employer and any other fiduciary shall discharge their duties under the Plan in accordance with the requirements of ERISA solely in the interests of Participants and their Beneficiaries and with the care, skill, prudence, and diligence under the applicable circumstances that a prudent man acting in a like capacity and familiar with such matters would use in conducting an enterprise of like character with like aims.

Article 19. Plan Administration.

19.01. Powers and Responsibilities of the Administrator. The Administrator has the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the requirements of ERISA. The Administrator is the agent for service of legal process for the Plan. In addition to the powers and authorities expressly conferred upon it in the Plan, the Administrator shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the discretionary power and authority to interpret and construe the provisions of the Plan, such interpretation to be final and conclusive on all persons claiming benefits under the Plan; to make benefit determinations; to utilize the correction programs or systems established by the Internal Revenue Service (such as the Employee Plans Compliance and Resolution System) or the Department of Labor; and to resolve any disputes arising under the Plan. The Administrator may, by written instrument, allocate and delegate its fiduciary responsibilities in accordance with ERISA Section 405, including allocation of such responsibilities to an administrative committee formed to administer the Plan.

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19.02. Nondiscriminatory Exercise of Authority. Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated shall receive substantially the same treatment.

19.03. Claims and Review Procedures. As required under Section 2560.503-1(b)(2) of Regulations issued by the Department of Labor, the claims and review procedures are described in detail in the Summary Plan Description for the Plan.

A Participant, Beneficiary or alternate payee (collectively referred to as “Claimant” in this section) seeking judicial review of an adverse benefit determination under the Plan, whether in whole or in part, must file any suit or legal action (including, without limitation, a civil action under Section 502(a) of ERISA) within 12 months of the date the final adverse benefit determination is issued. Notwithstanding the foregoing, any Claimant that fails to engage in or exhaust the claims and review procedures must file any suit or legal action within 12 months of the date of the alleged facts or conduct giving rise to the claim (including, without limitation, the date the Claimant alleges he or she became entitled to the Plan benefits requested in the suit or legal action). Nothing in this Plan should be construed to relieve a Claimant of the obligation to exhaust all claims and review procedures under the Plan before filing suit in state or federal court. A claimant who fails to file such suit or legal action within the 12 months limitations period will lose any rights to bring any such suit or legal action thereafter.

19.04. Named Fiduciary. The Administrator is a “named fiduciary” for purposes of ERISA Section 402(a)(1) and has the powers and responsibilities with respect to the management and operation of the Plan described herein.

19.05. Costs of Administration. All reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator and the Trustee in administering the Plan and Trust may be paid from the forfeitures (if any) resulting under Section 11.08, or from the remaining Trust Fund. All such costs and expenses paid from the remaining Trust Fund shall, unless allocable to the Accounts of particular Participants, be charged against the Accounts of all Participants as provided in the Service Agreement.

Article 20. Trust Agreement.

20.01. Acceptance of Trust Responsibilities. By executing the Adoption Agreement, the Employer establishes a trust to hold the assets of the Plan that are invested in Permissible Investments. By executing the Adoption Agreement, the Trustee agrees to accept the rights, duties and responsibilities set forth in this Article. If the Plan is an amendment and restatement of a prior plan, the Trustee shall have no liability for, and no duty to inquire into, the administration of the assets of the Plan for periods prior to the date such assets are transferred to the Trust.

20.02. Establishment of Trust Fund. A trust is hereby established under the Plan. The Trustee shall open and maintain a trust account for the Plan and, as part thereof, Accounts for such individuals as the Employer shall from time to time notify the Trustee are Participants in the Plan. The Trustee shall accept and hold in the Trust Fund such contributions on behalf of Participants as it may receive from time to time from the Employer. The Trust Fund shall be fully invested and reinvested in accordance with the applicable provisions of the Plan in Fund Shares or as otherwise provided in Section 20.10.

20.03. Exclusive Benefit. The Trustee shall hold the assets of the Trust Fund for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying the reasonable expenses of administering the Plan. No assets of the Plan shall revert to the Employer except as specifically permitted by the terms of the Plan.

20.04. Powers of Trustee. The Trustee shall have no discretion or authority with respect to the investment of the Trust Fund but shall act solely as a directed trustee of the funds contributed to it. In addition to and not in limitation of such powers as the Trustee has by law or under any other provisions of the Plan, the Trustee shall have the following powers, each of which the Trustee exercises solely as a directed trustee in accordance with the written direction of the Employer except to the extent a Plan asset is subject to Participant direction of investment and provided that no such power shall be exercised in any manner inconsistent with the provisions of ERISA:

(a) to deal with all or any part of the Trust Fund and to invest all or a part of the Trust Fund in Permissible Investments, without regard to the law of any state regarding proper investment;

(b) to transfer to and invest all or any part of the Trust in any collective investment trust which is then maintained by a bank or trust company (or any affiliate) and which is tax-exempt pursuant to Code Section 501(a) and Rev. Rul. 81-100; provided that such collective investment trust is a Permissible Investment; and provided, further, that the instrument establishing such collective investment trust, as amended from time to time, shall govern any investment therein, and is hereby made a part of the Plan and this Trust Agreement to the extent of such investment therein;

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(c) to retain uninvested such cash as the Administrator or a named fiduciary under the Plan may, from time to time, direct;

(d) to sell, lease, convert, redeem, exchange, or otherwise dispose of all or any part of the assets constituting the Trust Fund;

(e) to borrow funds from a bank or other financial institution not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion, provided that the cost of borrowing shall be allocated in a reasonable fashion to the Permissible Investment(s) in need of liquidity and the Employer acknowledges that it has received the disclosure on the Trustee’s line of credit program and credit allocation policy and a copy of the text of Prohibited Transaction Exemption 2002-55 prior to executing the Adoption Agreement, if applicable;

(f) to enforce by suit or otherwise, or to waive, its rights on behalf of the Trust, and to defend claims asserted against it or the Trust, provided that the Trustee is indemnified to its satisfaction against liability and expenses (including claims for delinquent contributions or repayments in accordance with Section 5.12);

(g) to employ legal, accounting, clerical, and other assistance to carry out the provisions of this Trust and to pay the reasonable expenses of such employment, including compensation, from the Trust if not paid by the Employer;

(h) to compromise, adjust and settle any and all claims against or in favor of it or the Trust;

(i) to oppose, or participate in and consent to the reorganization, merger, consolidation, or readjustment of the finances of any enterprise, to pay assessments and expenses in connection therewith, and to deposit securities under deposit agreements;

(j) to apply for or purchase annuity contracts in accordance with Article 14;

(k) to hold securities unregistered, or to register them in its own name or in the name of nominees in accordance with the provisions of Section 2550.403a-1(b) of Department of Labor Regulations;

(l) to appoint custodians to hold investments within the jurisdiction of the district courts of the United States and to deposit securities with stock clearing corporations or depositories or similar organizations;

(m) to make, execute, acknowledge and deliver any and all instruments that it deems necessary or appropriate to carry out the powers herein granted;

(n) generally to exercise any of the powers of an owner with respect to all or any part of the Trust Fund; and

(o) to take all such actions as may be necessary under the Trust Agreement, to the extent consistent with applicable law.

The Employer specifically acknowledges and authorizes that affiliates of the Trustee may act as its agent in the performance of ministerial, nonfiduciary duties under the Trust.

The Trustee shall provide the Employer with reasonable notice of any claim filed against the Plan or Trust or with regard to any related matter, or of any claim filed by the Trustee on behalf of the Plan or Trust or with regard to any related matter.

20.05. Accounts. The Trustee shall keep full accounts of all receipts and disbursements and other transactions hereunder.

Within 120 days after the close of each Plan Year and at such other times as may be appropriate, the Trustee shall determine the then net fair market value of the Trust Fund as of the close of the Plan Year, as of the termination of the Trust, or as of such other time, whichever is applicable, and shall render to the Employer and Administrator an account of its administration of the Trust during the period since the last such accounting, including all allocations made by it during such period.

20.06. Approval of Accounts. To the extent permitted by law, the written approval of any account by the Employer or Administrator shall be final and binding, as to all matters and transactions stated or shown therein, upon the Employer, Administrator, Participants and all persons who then are or thereafter become interested in the Trust. The failure of the

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Employer or Administrator to notify the Trustee within six months after the receipt of any account of its objection to the account shall, to the extent permitted by law, be the equivalent of written approval. If the Employer or Administrator files any objections within such six month period with respect to any matters or transactions stated or shown in the account, and the Employer or Administrator and the Trustee cannot amicably settle the question raised by such objections, the Trustee shall have the right to have such questions settled by judicial proceedings. Nothing herein contained shall be construed so as to deprive the Trustee of the right to have judicial settlement of its accounts. In any proceeding for a judicial settlement of any account or for instructions, the only necessary parties shall be the Trustee, the Employer and the Administrator.

20.07. Distribution from Trust Fund. The Trustee shall make such distributions from the Trust Fund as the Employer or Administrator may direct (in writing or such other medium as may be acceptable to the Trustee), consistent with the terms of the Plan and either for the exclusive benefit of Participants or their Beneficiaries, or for the payment of expenses of administering the Plan.

20.08. Transfer of Amounts from Qualified Plan. If amounts are to be transferred to the Plan from another qualified plan or trust under Code Section 401(a), such transfer shall be made in accordance with the provisions of the Plan and with such rules as may be established by the Trustee. The Trustee shall only accept assets which are in a medium proper for investment under this Trust Agreement or in cash, and that are accompanied in a timely manner, as agreed to by the Administrator and the Trustee, by instructions in writing (or such other medium as may be acceptable to the Trustee) showing separately the respective contributions by the prior employer and the transferring Employee, the records relating to such contributions, and identifying the assets attributable to such contributions. The Trustee shall hold such assets for investment in accordance with the provisions of this Trust Agreement.

20.09. Transfer of Assets from Trust. Subject to the provisions of the Plan, the Employer may direct the Trustee to transfer all or a specified portion of the Trust assets to any other plan or plans maintained by the Employer or the employer or employers of an Inactive Participant or Participants, provided that the Trustee has received evidence satisfactory to it that such other plan meets all applicable requirements of the Code. The assets so transferred shall be accompanied by written instructions from the Employer naming the persons for whose benefit such assets have been transferred, showing separately the respective contributions by the Employer and by each Participant, if any, and identifying the assets attributable to the various contributions. The Trustee shall have no further liabilities with respect to assets so transferred.

20.10. Separate Trust or Fund. Subject to agreement with the Trustee, the Employer may maintain a trust or fund (including a group annuity contract) under this volume submitter plan document for Permissible Investments for which the Trustee will not take responsibility under this Trust Agreement as indicated in the Service Agreement. Any Permissible Investments for which the Trustee has not agreed to take responsibility shall not be governed by the terms of this Trust (including Sections 20.11 and 20.12) but rather shall be subject to procedures established in the Service Agreement to govern contributions, distributions and exchanges between such Permissible Investments and any other Permissible Investments for the Plan. In addition, the Employer may also appoint a trustee to establish a separate trust for claims on behalf of the Trust for delinquent contributions or loan repayments under the Plan. The Trustee shall have no authority and no responsibility for the Plan assets held in such separate trust or fund. The Employer shall be responsible for assuring that such separate trust or fund is maintained pursuant to a separate trust or custodial agreement signed by the Employer and any such trustee or custodian, to the extent such an agreement is required. The duties and responsibilities of the trustee of a separate trust shall be provided by the separate trust agreement, between the Employer and the trustee of the separate trust.

Notwithstanding the preceding paragraph, the Trustee or an affiliate of the Trustee may agree in writing to provide ministerial recordkeeping services for assets held outside of this Trust Agreement.

The Trustee shall not be the owner of any insurance contract purchased for the Plan. All insurance contract(s) must provide that proceeds shall be payable to the Plan; provided, however, that the policy holder shall be required to pay over all proceeds of the contract(s) to the Participant’s designated Beneficiary in accordance with the distribution provisions of this Plan. A Participant’s Spouse shall be the designated Beneficiary of the proceeds in all circumstances unless a qualified election has been made in accordance with Article 14. Under no circumstances shall the policy holder retain any part of the proceeds. In the event of any conflict between the terms of the Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

Any life insurance contracts held in the Trust Fund or in the separate trust are subject to the following limits:

(a) Ordinary life—For purposes of these incidental insurance provisions, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. If such contracts are held, less than 1/2 of the aggregate employer contributions allocated to any Participant shall be used to pay the premiums attributable to them.

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(b) Term and universal life—No more than 1/4 of the aggregate employer contributions allocated to any participant shall be used to pay the premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life.

(c) Combination—The sum of 1/2 of the ordinary life insurance premiums and all other life insurance premiums shall not exceed 1/4 of the aggregate employer contributions allocated to any Participant.

20.11. Self-Directed Brokerage Option. If one of the Permissible Investments under the Plan is Fidelity BrokerageLink®, the self-directed brokerage option (“BrokerageLink”), the Employer hereby directs the Trustee to use Fidelity Brokerage Services LLC (“FBSLLC”) to purchase or sell individual securities for each Participant BrokerageLink account (“PBLA”) in accordance with investment directions provided by such Participant. The Employer directs the Trustee to establish a PBLA with FBSLLC in the name of the Trustee for each Participant electing to utilize the BrokerageLink option. Each electing Participant shall be granted limited trading authority over the PBLA established for such Participant, and FBSLLC shall accept and act upon instructions from such Participants to buy, sell, exchange, convert, tender, trade and otherwise acquire and dispose of securities in the PBLA. The provision of BrokerageLink shall be subject to the following:

(a) Each Participant who elects to utilize the BrokerageLink option must complete a BrokerageLink Participant Acknowledgement Form which incorporates the provisions of the BrokerageLink Account Terms and Conditions. Upon acceptance by FBSLLC of the BrokerageLink Participant Acknowledgement Form, FBSLLC will establish a PBLA for the Participant. Participant activity in the PBLA will be governed by the BrokerageLink Participant Acknowledgement Form and the BrokerageLink Account Terms and Conditions. If the BrokerageLink Participant Acknowledgement Form or the BrokerageLink Account Terms and Conditions conflicts with the terms of this Trust, the Plan or an applicable statute or regulation, the Trust, the Plan or the applicable statute or regulation shall control.

(b) Any successor organization of FBSLLC, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this authorization provision.

(c) The Trustee and FBSLLC shall continue to rely on this direction provision until notified to the contrary. The Employer reserves the right to terminate this direction upon written notice to FBSLLC (or its successor) and the Trustee, such termination to be implemented as soon as administratively feasible. Such notice shall be deemed a direction to terminate BrokerageLink as an investment option.

(d) The Trustee shall provide the Employer with a list of the types of securities which may not be purchased under BrokerageLink. Administrative procedures governing investment in and withdrawals from a PBLA will also be provided to the Employer by the Trustee.

(e) With respect to exchanges from the Participant’s Account holding investments outside of the BrokerageLink option (hereinafter, the “SPO”) into the PBLA, the named fiduciary hereby directs the Trustee to submit for processing all instructions for purchases into the core account indicated in the BrokerageLink Account Terms and Conditions (the “BrokerageLink Core Account”) received before the close of the New York Stock Exchange (“NYSE”) on a particular date resulting from such exchange requests the next day that the NYSE is operating.

(f) A Participant has the authority to designate an agent to have limited trading authority over assets in the PBLA established for such Participant. Such agent as the Participant may designate shall have the same authority to trade in and otherwise transact business in the PBLA, in the same manner and to the same extent as the Participant is otherwise empowered to do hereunder, and FBSLLC shall act upon instructions from the agent as if the instructions had come from the Participant. Designation of an agent by the Participant is subject to acceptance by FBSLLC of a completed BrokerageLink Third Party Limited Trading Authorization Form, the terms of which shall govern the activity of the Participant and the authorized agent. In the event that a provision of the BrokerageLink Third Party Limited Trading Authorization Form conflicts with the terms of the BrokerageLink Participant Acknowledgement Form, the BrokerageLink Account Terms and Conditions, this Trust, the Plan or an applicable statute or regulation, the terms of the BrokerageLink Participant Acknowledgement Form, the Brokerage Link Account Terms and Conditions, this Trust, the Plan or the applicable statute or regulation shall control.

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(g) The Participant shall be solely responsible for receiving and responding to all trade confirmations, account statements, prospectuses, annual reports, proxies and other materials that would otherwise be distributed to the owner of the PBLA. With respect to proxies for securities held in the PBLA, FBSLLC shall send a copy of the meeting notice and all proxies and proxy solicitation materials, together with a voting direction form, to the Participant and the Participant shall have the authority to direct the exercise of all shareholder rights attributable to those securities. The Trustee shall not exercise such rights in the absence of direction from the Participant.

(h) FBSLLC shall buy, sell, exchange, convert, tender, trade and otherwise acquire and dispose of securities in each PBLA, transfer funds to and from the BrokerageLink Core Account and the SPO default fund, collect any fees or other remuneration due FBSLLC or any of its affiliates (other than the Fidelity BrokerageLink Plan related Account Fee, which shall be assessed and collected as described in the Service Agreement), and make distributions to the Participant, in accordance with the Service Agreement. No prior notice to or consent from the Participant is required. In the event of a transfer of the Plan to another service provider, the directions of the Employer in transferring Plan assets shall control. Such transfers may be effected without notice to or consent from the Participant.

(i) FBSLLC may accept from the Participant changes to indicative data including, but not limited to, postal address, email address, and phone number associated with the PBLA established for the Participant.

20.12. Employer Stock Investment Option. If one of the Permissible Investments is equity securities issued by the Employer or a Related Employer (“Employer Stock”), such Employer Stock must be publicly traded and “qualifying employer securities” within the meaning of ERISA Section 407(d)(5). Plan investments in Employer Stock shall be made via the Employer Stock Investment Fund (the “Stock Fund”) which shall consist of either (i) the shares of Employer Stock held for each Participant who participates in the Stock Fund (a “Share Accounting Stock Fund”), or (ii) a combination of shares of Employer Stock and short-term liquid investments, consisting of mutual fund shares or commingled money market pool units as agreed to by the Employer and the Trustee, which are necessary to satisfy the Stock Fund’s cash needs for transfers and payments (a “Unitized Stock Fund”). Dividends received by the Stock Fund are reinvested in additional shares of Employer Stock or, in the case of a Unitized Stock Fund, in short-term liquid investments. The determination of whether each Participant’s interest in the Stock Fund is administered on a share-accounting or a unitized basis shall be determined by the Employer’s election in the Service Agreement.

In the case of a Unitized Stock Fund, such units shall represent a proportionate interest in all assets of the Unitized Stock Fund, which includes shares of Employer Stock, short-term investments, and at times, receivables for dividends and/or Employer Stock sold and payables for Employer Stock purchased. A net asset value per unit shall be determined daily for each cash unit outstanding of the Unitized Stock Fund. The return earned by the Unitized Stock Fund shall represent a combination of the dividends paid on the shares of Employer Stock held by the Unitized Stock Fund, gains or losses realized on sales of Employer Stock, appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the Unitized Stock Fund. A target range for the short-term liquid investments shall be maintained for the Unitized Stock Fund. The named fiduciary shall, after consultation with the Trustee, establish and communicate to the Trustee in writing such target range and a drift allowance for such short-term liquid investments. Such target range and drift allowance may be changed by the named fiduciary, after consultation with the Trustee, provided any such change is communicated to the Trustee in writing. The Trustee is responsible for ensuring that the actual short-term liquid investments held in the Unitized Stock Fund fall within the agreed upon target range over time, subject to the Trustee’s ability to execute open-market trades in Employer Stock or to otherwise trade with the Employer.

Investments in Employer Stock shall be subject to the following limitations:

(a) Acquisition Limit. Pursuant to the Plan, the Trust may be invested in Employer Stock to the extent necessary to comply with investment directions under Section 8.02 of the Plan. Notwithstanding the foregoing, effective for Deferral Contributions made for Plan Years beginning on or after January 1, 1999, the portion of a Participant’s Deferral Contributions that the Employer may require to be invested in Employer Stock for a Plan Year cannot exceed one percent of such Participant’s Compensation for the Plan Year.

(b) Fiduciary Duty of Named Fiduciary. The Administrator or any person designated by the Administrator as a named fiduciary under Section 19.01 (the “named fiduciary”) shall continuously monitor the suitability under the fiduciary duty rules of ERISA Section 404(a)(1) (as modified by ERISA Section 404(a)(2)) of acquiring and holding Employer Stock. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the

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directions of the named fiduciary with respect to the acquisition and holding of Employer Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the foregoing fiduciary duty rules or would be contrary to the terms of the Plan or this Trust Agreement.

(c) Execution of Purchases and Sales. Purchases and sales of Employer Stock shall be made on the open market on the date on which the Trustee receives in good order all information and documentation necessary to accurately effect such purchases and sales or (i) if later, in the case of purchases, the date on which the Trustee has received a transfer of the funds necessary to make such purchases, (ii) as otherwise provided in the Service Agreement, or (iii) as provided in Subsection (d) below. Such general rules shall not apply in the following circumstances:

(1) If the Trustee is unable to determine the number of shares required to be purchased or sold on such day;

(2) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

(3) If the Trustee is prohibited by the Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

In the event of the occurrence of the circumstances described in (1), (2), or (3) above, the Trustee shall purchase or sell such shares as soon as possible thereafter and, in the case of a Share Accounting Stock Fund, shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively.

(d) Purchases and Sales from or to Employer. If directed by the Employer in writing prior to the trading date, the Trustee may purchase or sell Employer Stock from or to the Employer if the purchase or sale is for adequate consideration (within the meaning of ERISA Section 3(18)) and no commission is charged. If Employer contributions or contributions made by the Employer on behalf of the Participants under the Plan are to be invested in Employer Stock, the Employer may transfer Employer Stock in lieu of cash to the Trust. In such case, the shares of Employer Stock to be transferred to the Trust will be valued at a price that constitutes adequate consideration (within the meaning of ERISA Section 3(18)).

(e) Use of Broker to Purchase Employer Stock. The Employer hereby directs the Trustee to use Fidelity Capital Markets, Inc., an affiliate of the Trustee, or any other affiliate or subsidiary of the Trustee (collectively, “Capital Markets”), to provide brokerage services in connection with all market purchases and sales of Employer Stock for the Stock Fund, except in circumstances where the Trustee has determined, in accordance with its standard trading guidelines or pursuant to Employer direction, to seek expedited settlement of trades. The Trustee shall provide the Employer with the commission schedule for such transactions and a copy of Capital Markets’ brokerage placement practices. The following shall apply as well:

(1) Any successor organization of Capital Markets through reorganization, consolidation, merger, or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this provision.

(2) The Trustee shall continue to rely on this Employer direction until notified to the contrary. The Employer reserves the right to terminate this authorization upon sixty (60) days written notice to Capital Markets (or its successor) and the Trustee and the Employer and the Trustee shall decide on a mutually-agreeable alternative procedure for handling brokerage transactions on behalf of the Stock Fund.

(f) Securities Law Reports. The named fiduciary shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust’s ownership of Employer Stock; including, without limitation, any reports required under Section 13 or 16 of the Securities Exchange Act of 1934 and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Employer Stock pending the filing of any report. The Trustee shall provide to the named fiduciary such information on the Trust’s ownership of Employer Stock as the named fiduciary may reasonably request in order to comply with Federal or state securities laws.

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(g) Voting and Tender Offers. Notwithstanding any other provision of the Trust Agreement the provisions of this Subsection shall govern the voting and tendering of Employer Stock. For purposes of this Subsection, each Participant shall be designated as a named fiduciary under ERISA with respect to shares of Employer Stock that reflect that portion, if any, of the Participant’s interest in the Stock Fund not acquired at the direction of the Participant in accordance with ERISA Section 404(c).

The Employer shall pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Employer Stock. The Trustee, after consultation with the Employer, shall prepare any necessary documents associated with the voting and tendering of Employer Stock for the Trust.

(1) Voting.

(A) When the issuer of the Employer Stock prepares for any annual or special meeting, the Employer shall notify the Trustee at least thirty (30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee, the Employer shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Employer Stock. The Employer shall cause proxy solicitation materials to be provided to each Participant with an interest in Employer Stock held in the Trust, together with an instruction form to be returned to the Trustee or a designee. The form shall show the proportional interest in the number of full and fractional shares of Employer Stock credited to the Participant’s sub-accounts held in the Stock Fund.

(B) Each Participant with an interest in the Stock Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Employer Stock that is credited to his Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflects such Participant’s proportional interest in the Stock Fund (both vested and unvested). Directions from a Participant to the Trustee concerning the voting of Employer Stock shall be communicated in writing, or by such other means agreed upon by the Trustee and the Employer. These directions shall be held in confidence by the Trustee and shall not be divulged to the Employer, or any officer or employee thereof, or any other person, except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee’s services hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of Employer Stock that reflect the Participant’s interest in the Stock Fund as directed by the Participant. The Trustee shall not vote shares of Employer Stock that reflect a Participant’s interest in the Stock Fund for which the Trustee has received no direction from the Participant, except as required by law, or to the extent that the Employer or Administrator directs the Trustee through the Service Agreement to vote shares of Employer Stock that reflect a Participant’s interest in the Stock Fund for which the Trustee has received no directions from the Participant in the same proportion on each issue as it votes those shares that reflect all Participants’ interests in the Stock Fund (in the aggregate) for which it received voting instructions from Participants.

(C) Except as otherwise required by law, the Trustee shall vote that number of shares of Employer Stock not credited to Participants’ Accounts in the same proportion on each issue as it votes those shares credited to Participants’ Accounts for which it received voting directions from Participants.

(2) Tender Offers.

(A) Upon commencement of a tender offer for any securities held in the Trust that are Employer Stock, the Employer shall timely notify the Trustee in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee. The Employer shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Employer Stock. Based on these materials, the Trustee shall prepare a tender instruction form. The tender instruction form shall show the number of full and fractional shares of Employer Stock credited to the Participant’s Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflect the Participant’s proportional interest in the

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Stock Fund (both vested and unvested). The Employer shall cause tender materials to be sent to each Participant with an interest in the Stock Fund, together with the foregoing tender instruction form, such materials and form to be returned to the Trustee or a designee.

(B) Each Participant with an interest in the Stock Fund shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Employer Stock that are credited to his Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflect such Participant’s proportional interest in the Stock Fund (both vested and unvested). Directions from a Participant to the Trustee concerning the tender of Employer Stock shall be communicated in writing, or by such other means agreed upon by the Trustee and the Employer. These directions shall be held in confidence by the Trustee and shall not be divulged to the Employer, or any officer or employee thereof, or any other person, except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee’s services hereunder. The Trustee shall tender or not tender shares of Employer Stock as directed by the Participant. Except as otherwise required by law, the Trustee shall not tender shares of Employer Stock that are credited to a Participant’s Account, if the Plan uses share accounting, or, if accounting is by units of participation, that reflect a Participant’s proportional interest in the Stock Fund for which the Trustee has received no direction from the Participant.

(C) Except as otherwise required by law, the Trustee shall tender shares of Employer Stock not credited to Participants’ accounts in the same proportion as it tenders shares of Employer Stock credited to Participants’ accounts.

(D) A Participant who has directed the Trustee to tender some or all of the shares of Employer Stock that reflect the Participant’s proportional interest in the Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of such tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Employer Stock not credited to Participants’ accounts have been tendered, the Trustee shall redetermine the number of shares of Employer Stock that would be tendered under the previous paragraph if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of Employer Stock not credited to Participants’ accounts necessary to reduce the amount of tendered Employer Stock not credited to Participants’ accounts to the amount so redetermined. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

(E) A direction by a Participant to the Trustee to tender shares of Employer Stock that reflect the Participant’s proportional interest in the Stock Fund shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares. If the Plan uses share accounting, the Trustee shall credit to the Participant’s Account the proceeds received by the Trustee in exchange for the shares of Employer Stock tendered from the Participant’s Account. If accounting is by units of participation, the Trustee shall credit to each proportional interest of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Employer Stock tendered from that interest. Pending receipt of direction (through the Administrator) from the Participant or the named fiduciary, as provided in the Plan, as to which of the remaining Permissible Investments the proceeds should be invested in, the Trustee shall invest the proceeds in the Permissible Investment specified for such purposes in the Service Agreement.

(h) Shares Credited. If accounting with respect to the Stock Fund is by units of participation, then for all purposes of this Section 20.12, the number of shares of Employer Stock deemed “reflected” in a Participant’s proportional interest shall be determined as of the last preceding valuation date. The trade date is the date the transaction is valued.

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(i) General. With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Employer Stock credited to a Participant’s Account or proportional interest in the Stock Fund, the Trustee shall follow the directions of the Participant and if no such directions are received, the directions of the named fiduciary. The Trustee shall have no duty to solicit directions from Participants. The Administrator is responsible for ensuring that (i) the procedures established in accordance with the provisions of Subsection 20.12(g) are sufficient to safeguard the confidentiality of the information described therein, (ii) such procedures are being followed, and (iii) an independent fiduciary, as described in regulations issued under ERISA Section 404(c), is appointed when needed in accordance with those regulations.

(j) Conversion. All provisions in this Section 20.12 shall also apply to any securities received as a result of a conversion to Employer Stock.

20.13. Voting; Delivery of Information. The Trustee shall deliver, or cause to be executed and delivered, to the Employer or Administrator all notices, prospectuses, financial statements, proxies and proxy soliciting materials received by the Trustee relating to securities held by the Trust or, if applicable, deliver these materials to the appropriate Participant or the Beneficiary of a deceased Participant. Unless provided otherwise in the Service Agreement, the Trustee shall vote any securities held by the Trust in accordance with the instructions of the Participant or the Beneficiary of a deceased Participant and shall not vote securities for which it has not received instructions.

20.14. Compensation and Expenses of Trustee. The Trustee’s fee for performing its duties hereunder shall be such reasonable amounts as specified in the Service Agreement or any other written agreement with the Employer. Such fee, any taxes of any kind which may be levied or assessed upon or with respect to the Trust Fund, and any and all expenses, including without limitation legal fees and expenses of administrative and judicial proceedings, reasonably incurred by the Trustee in connection with its duties and responsibilities hereunder shall, unless some or all have been paid by the Employer, be paid from the Trust in the method specified in the Service Agreement.

20.15. Reliance by Trustee on Other Persons. The Trustee may rely upon and act upon any writing from any person authorized by the Employer or the Administrator pursuant to the Service Agreement or any other written direction to give instructions concerning the Plan and may conclusively rely upon and be protected in acting upon any written order from the Employer or the Administrator or upon any other notice, request, consent, certificate, or other instructions or paper reasonably believed by it to have been executed by a duly authorized person, so long as it acts in good faith in taking or omitting to take any such action. The Trustee need not inquire as to the basis in fact of any statement in writing received from the Employer or the Administrator.

The Trustee shall be entitled to rely on the latest certificate it has received from the Employer or the Administrator as to any person or persons authorized to act for the Employer or the Administrator hereunder and to sign on behalf of the Employer or the Administrator any directions or instructions, until it receives from the Employer or the Administrator written notice that such authority has been revoked.

Except with respect to instructions from a Participant as to the Participant’s Account that are otherwise authorized under the Plan, the Trustee shall be under no duty to take any action with respect to any Participant’s Account (other than as specified herein) unless and until the Employer or the Administrator furnishes the Trustee with written instructions on a form acceptable to the Trustee, and the Trustee agrees thereto in writing. The Trustee shall not be liable for any action taken pursuant to the Employer’s or the Administrator’s written instructions (nor the purpose or propriety of any distribution made thereunder).

20.16. Indemnification by Employer. The Employer shall indemnify and save harmless the Trustee, and all affiliates, employees, agents and sub-contractors of the Trustee, from and against any and all liability or expense (including reasonable attorneys’ fees) to which the Trustee, or such other individuals or entities, may be subjected by reason of any act or conduct being taken in the performance of any Plan-related duties, including those described in this Trust Agreement and the Service Agreement, unless such liability or expense results from the Trustee’s, or such other individuals’ or entities’, negligence or willful misconduct.

20.17. Consultation by Trustee with Counsel. The Trustee may consult with legal counsel (who may be but need not be counsel for the Employer or the Administrator) concerning any question which may arise with respect to its rights and duties under the Plan and Trust, and the opinion of such counsel shall, to the extent permitted by law, be full and complete protection in respect of any action taken or omitted by the Trustee hereunder in good faith and in accordance with the opinion of such counsel.

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20.18. Persons Dealing with the Trustee. No person dealing with the Trustee shall be bound to see to the application of any money or property paid or delivered to the Trustee or to inquire into the validity or propriety of any transactions.

20.19. Resignation or Removal of Trustee. The Trustee may resign at any time by written notice to the Employer, which resignation shall be effective 60 days after delivery to the Employer. The Trustee may be removed by the Employer by written notice to the Trustee, which removal shall be effective 60 days after delivery to the Trustee or such shorter period as may be mutually agreed upon by the Employer and the Trustee.

Except in the case of Plan termination, upon resignation or removal of the Trustee, the Employer shall appoint a successor trustee. Any such successor trustee shall, upon written acceptance of his appointment, become vested with the estate, rights, powers, discretion, duties and obligations of the Trustee hereunder as if he had been originally named as Trustee in this Agreement.

Upon resignation or removal of the Trustee, the Employer shall no longer participate in this volume submitter plan and shall be deemed to have adopted an individually designed plan. In such event, the Employer shall appoint a successor trustee within said 60-day period and the Trustee shall transfer the assets of the Trust to the successor trustee upon receipt of sufficient evidence (such as a determination letter or opinion letter from the Internal Revenue Service or an opinion of counsel satisfactory to the Trustee) that such trust shall be a qualified trust under the Code.

The appointment of a successor trustee shall be accomplished by delivery to the Trustee of written notice that the Employer has appointed such successor trustee, and written acceptance of such appointment by the successor trustee. The Trustee may, upon transfer and delivery of the Trust Fund to a successor trustee, reserve such reasonable amount as it shall deem necessary to provide for its fees, compensation, costs and expenses, or for the payment of any other liabilities chargeable against the Trust Fund for which it may be liable. The Trustee shall not be liable for the acts or omissions of any successor trustee.

20.20. Fiscal Year of the Trust. The fiscal year of the Trust shall coincide with the Plan Year.

20.21. Amendment. In accordance with provisions of the Plan, and subject to the limitations set forth therein, this Trust Agreement may only be amended by the Employer and the Trustee executing an amendment to the Trust Superseding Provisions Addendum to the Adoption Agreement. No amendment to this Trust Agreement shall divert any part of the Trust Fund to any purpose other than as provided in Section 20.03.

20.22. Plan Termination. Upon termination or partial termination of the Plan or complete discontinuance of contributions thereunder, the Trustee shall make distributions to the Participants or other persons entitled to distributions as the Employer or Administrator directs in accordance with the provisions of the Plan. In the absence of such instructions and unless the Plan otherwise provides, the Trustee shall notify the Employer or Administrator of such situation and the Trustee shall be under no duty to make any distributions under the Plan until it receives written instructions from the Employer or Administrator. Upon the completion of such distributions, the Trust shall terminate, the Trustee shall be relieved from all liability under the Trust, and no Participant or other person shall have any claims thereunder, except as required by applicable law.

20.23. Permitted Reversion of Funds to Employer. If it is determined by the Internal Revenue Service that the Plan does not initially qualify under Code Section 401, all assets then held under the Plan shall be returned by the Trustee, as directed by the Administrator, to the Employer, but only if the application for determination is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan was adopted or such later date as may be prescribed by regulations. Such distribution shall be made within one year after the date the initial qualification is denied. Upon such distribution the Plan shall be considered to be rescinded and to be of no force or effect.

Contributions under the Plan are conditioned upon their deductibility under Code Section 404. In the event the deduction of a contribution made by the Employer is disallowed under Code Section 404, such contribution (to the extent disallowed) must be returned to the Employer within one year of the disallowance of the deduction.

Any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

20.24. Governing Law. This Trust Agreement shall be construed, administered and enforced according to ERISA and, to the extent not preempted thereby, the laws of the State or Commonwealth in which the Trustee has its principal place of business.

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20.25. Assignment and Successors. This Trust Agreement, and any of its rights and obligations hereunder, may not be assigned by any party without the prior written consent of the other party(ies), and such consent may be withheld in any party’s sole discretion. Notwithstanding the foregoing, the Trustee may assign this Agreement in whole or in part, and any of its rights and obligations hereunder, to a subsidiary or affiliate of the Trustee without consent of the Employer. Any successor to the Trustee or successor trustee, either through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction of either the Trustee or successor trustee, shall, upon consummation of the transaction, become the successor trustee under this Agreement. All provisions in this Trust Agreement shall extend to and be binding upon the parties hereto and their respective successors and permitted assigns.

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VOLUME SUBMITTER DEFINED CONTRIBUTION PLAN

ADDENDUM

RE: American Taxpayer Relief Act of 2012 and Code Sections 401(k) & 401(m) Final Regulations

Amendments for Fidelity Basic Plan Document No. 17

PREAMBLE

Adoption and Effective Date of Amendment. This amendment of the Plan is adopted to reflect statutory changes pursuant to the American Taxpayer Relief Act of 2012 (“ATRA”), the final regulations adopted pursuant to Code Sections 401(k) & 401(m), and any related guidance. This amendment is intended as good faith compliance with the requirements of the ATRA and those final regulations and is to be construed in accordance with guidance issued thereunder.

Except as provided otherwise below, the amendments contained herein shall effective for Plan Years beginning after December 31, 2014.

Supersession of Inconsistent Provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

Article 1. In-Plan Roth Conversions. The following shall be added to Article 5 effective for Roth conversions within the Plan after December 31, 2012:

In-Plan Roth Conversions. If elected by the Employer in Section (a) of the corresponding Adoption Agreement Addendum, and effective for in-plan Roth conversions on and after the date elected by the Employer in such Section (a), any Participant meeting the requirements set forth in Section (a) of the corresponding Adoption Agreement Addendum may elect to have any part of the portions of his Account as may be described and limited therein, which are not “designated Roth contributions” under the Plan, be considered “designated Roth contributions” for purposes of the Plan. Any assets converted in such a way shall be separately accounted for, be maintained in such records as are necessary for the proper reporting thereof, and have any distribution constraints, such as those found in Article 14, applicable to them prior to the conversion continue to apply to them.

Article 2. Changing Testing Methods. Section 6.11 is amended by replacing subsection (d) it in its entirety with the following:

(d) A Plan may be amended to reduce or suspend 401(k) Safe Harbor Matching Contributions or 401(k) Safe Harbor Nonelective Employer Contributions for a Plan year, if the Employer provides in the notice described in Section 6.09(b) that the plan may be amended during the Plan Year to reduce or suspend such contributions or the Employer is operating at an economic loss (as described in Code Section 412(c)(2)(A)), and revert to the “ADP” testing method (and, if applicable, the “ACP” testing method) for such Plan Year if:

(1) All Eligible Employees are provided notice of the reduction or suspension describing (i) the consequences of the amendment, (ii) the procedures for changing their salary reduction agreements, and (iii) the effective date of the reduction or suspension.

(2) The reduction or suspension of such contributions is no earlier than the later of (i) 30 days after the date the notice described in paragraph (1) is provided to Eligible Employees or (ii) the date the amendment is adopted.

(3) Active Participants are given a reasonable opportunity before the reduction or suspension occurs, including a reasonable period after the notice described in paragraph (1) is provided to Eligible Employees, to change amounts elected or deemed elected under Section 5.03 and, if applicable, Section 5.04.

(4) With regard to 401(k) Safe Harbor Matching Employer Contributions, the Plan satisfies the 401(k) Safe Harbor Matching Employer Contributions provisions of the Adoption Agreement in effect prior to the amendment with respect to amounts elected or deemed elected under Section 5.03 and, if applicable, Section 5.04 made through the effective date of the amendment.

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(5) With regard to 401(k) Safe Harbor Nonelective Employer Contributions, the Plan satisfies the 401(k) Safe Harbor Nonelective Employer Contributions provisions of the Adoption Agreement in effect prior to the amendment with respect to the safe harbor compensation (compensation meeting the requirements of Section 1.401(k)-3(b)(2) of the Treasury Regulations) paid through the effective date of the amendment.

If the Employer amends its Plan in accordance with the provisions of this paragraph (d), the “ADP” test described in Section 6.03 and the “ACP” test described in Section 6.06 shall be applied as if it had been in effect for the entire Plan Year using the current year testing method in Subsection 1.06(a)(1) of the Adoption Agreement. With regard to 401(k) Safe Harbor Nonelective Employer Contributions, the conditions for which an Employer may make an amendment to revert to “ADP” testing shall be considered effective for amendments adopted after May 18, 2009.

The Volume Submitter Sponsor (Fidelity Management & Research Company) executed this Amendment by separate resolution on August 27, 2014.

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VOLUME SUBMITTER DEFINED CONTRIBUTION PLAN

ADDENDUM

RE: Code Sections 401(k) & 401(m) Proposed Regulations

Amendments for Fidelity Basic Plan Document No. 17

PREAMBLE

Adoption and Effective Date of Amendment. This amendment of the Plan is adopted to reflect the promulgated proposed regulations pursuant to Code Sections 401(k) & 401(m) regarding the definitions of qualified nonelective contributions and qualified matching contributions. This amendment is intended to remove any provision from the Plan which would prevent utilizing forfeitures to fund any 401(k) Safe Harbor Matching Employer Contribution, 401(k) Safe Harbor Nonelective Employer Contribution, Qualified Matching Employer Contribution, or Qualified Nonelective Employer Contribution. This amendment is intended to serve as a change to the Plan in good faith compliance with the requirements of those proposed regulations and is to be construed in accordance with any guidance issued thereunder.

Except as provided otherwise below, the amendments contained herein shall be effective on and after January 18, 2017.

Supersession of Inconsistent Provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

Article 1. Removal of Funding Prohibition. Section 11.09 is amended by replacing the third paragraph in its entirety with the following:

Except as permitted pursuant to EPCRS and notwithstanding any other provision of the Plan to the contrary, in no event may forfeitures be used to reduce the Employer’s obligation to remit to the Trust (or other appropriate Plan funding vehicle) loan repayments made pursuant to Article 9, Deferral Contributions, or Employee Contributions.

The Volume Submitter Sponsor (Fidelity Management & Research Company) executed this Amendment by separate resolution on March 9, 2017.

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VOLUME SUBMITTER

DEFINED CONTRIBUTION PLAN

(PROFIT SHARING/40l (K) PLAN)

A FIDELITY VOLUME SUBMITTER PLAN

Adoption Agreement No. 001

For use With

Fidelity Basic Plan Document No. 17

Fidelity Management & Research Company and its affiliates do not provide tax or legal advice. Nothing herein or in any attachments hereto should be construed, or relied upon, as tax or legal advice.

IRS CIRCULAR 230 DISCLOSURE: To the extent this document (including attachments), mentions or references any tax matter, it is not intended or written to be used, and cannot be used by the recipient or any other person, for the purpose of (1) avoiding penalties under the Internal Revenue Code or (2) promoting, marketing or recommending to another party the matter addressed herein. Please consult an independent tax advisor for advice on your particular circumstances.

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TABLE OF CONTENTS

1.01	PLAN INFORMATION	1
1.02	EMPLOYER	2
1.03	TRUSTEE	2
1.04	COVERAGE	2
1.05	COMPENSATION	6
1.06	TESTING RULES	7
1.07	DEFERRAL CONTRIBUTIONS	8
1.08	EMPLOYEE CONTRIBUTIONS (AFTER-TAX CONTRIBUTIONS)	10
1.09	ROLLOVER CONTRIBUTIONS	11
1.10	QUALIFIED NONELECTIVE EMPLOYER CONTRIBUTIONS	11
1.11	MATCHING EMPLOYER CONTRIBUTIONS	12
1.12	NONELECTIVE EMPLOYER CONTRIBUTIONS	16
1.13	EXCEPTIONS TO CONTINUING ELIGIBILITY REQUIREMENTS	19
1.14	RETIREMENT	19
1.15	DEFINITION OF DISABLED	19
1.16	VESTING	20
1.17	PREDECESSOR EMPLOYER SERVICE	21
1.18	PARTICIPANT LOANS	21
1.19	IN-SERVICE WITHDRAWALS	21
1.20	FORM OF DISTRIBUTIONS	22
1.21	TIMING OF DISTRIBUTIONS	23
1.22	TOP HEAVY STATUS	24
1.23	CORRECTION TO MEET 415 REQUIREMENTS UNDER MULTIPLE DEFINED CONTRIBUTION PLANS	25
1.24	INVESTMENT DIRECTION	25
1.25	ADDITIONAL PROVISIONS AND PROTECTED BENEFITS	25
1.26	SUPERSEDING PROVISIONS	25
1.27	RELIANCE ON ADVISORY LETTER	26
1.28	ELECTRONIC SIGNATURE AND RECORDS	26
1.29	VOLUME SUBMITTER INFORMATION:	26
EXECUTION PAGE		27
PARTICIPATING EMPLOYERS ADDENDUM		28
ADDITIONAL PROVISIONS ADDENDUM		29
ADDENDUM TO ADOPTION AGREEMENT		35

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ADOPTION AGREEMENT

ARTICLE 1

PROFIT SHARING/401(k) PLAN

1.01	PLAN INFORMATION

	(a)	Name of Plan:

This is the M/I Homes, Inc. 401(k) Profit Sharing Plan (the “Plan”)

	(b)	Type of Plan:

		(1)	☐	401(k) Only

		(2)	☑	401(k) and Profit Sharing

		(3)	☐	Profit Sharing Only

	(c)	Administrator Name (if not the Employer):

	(d)	Plan Year End (month/day): 12/31

	(e)	Three Digit Plan Number: 001

	(f)	Limitation Year (check one):

		(1)	☐	Calendar Year

		(2)	☑	Plan Year

		(3)	☐	Other, (12-month period ending on the following date):

	(g)	Plan Status:

		(1)	Adoption Agreement Effective Date: 04/01/2018 (cannot be earlier than the later of (i) the first day of the 2007 Plan Year or (ii) the effective date of the Plan)

		(2)	The Adoption Agreement Effective Date is:

			(A)	☐ A new Plan Effective Date

			(B)	☑ An amendment Effective Date (check one):

(i) ☐ an amendment and restatement of this Basic Plan Document No. 17 (or restatement of former Fidelity Basic Plan Document No. 14) and its Adoption Agreement previously executed by the Employer;

(ii) ☑ a conversion to Basic Plan Document No. 17 and its Adoption Agreement.

The original effective date of the Plan: 10/01/1988

		(3)	☐	Special Effective Dates. Certain provisions of the Plan shall be effective as of a date other than the date specified in Subsection 1.01(g)(1) above. Please complete the Special Effective Dates Addendum to the Adoption Agreement indicating the affected provisions and their effective dates.

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		(4)	☐	Plan Merger Effective Dates. Certain plan(s) were merged into the Plan on or after the date specified in Subsection 1.01(g)(1) above. Please complete the appropriate subsection(s) of the Plan Mergers Addendum.

		(5)	☐	Frozen Plan. The Plan is currently frozen. While the Plan is frozen, the definition of Compensation for purposes of determining contributions under Section 5.02 of the Basic Plan Document shall not include compensation earned after the date the Plan is frozen. Plan assets will continue to be held on behalf of Participants and their Beneficiaries until distributed in accordance with the Plan terms. (If this provision is selected, it will override any conflicting provision selected in the Adoption Agreement.) (Choose one.)

			(A)	☐ Contributions under the Plan are permanently discontinued. Accounts of all Employees shall be 100% vested without regard to any schedule selected in 1.16.

			(B)	☐ Contributions under the Plan are temporarily suspended. The Employer contemplates that contributions will resume at a later date.

Note: Deferral Contributions and Employee Contributions shall not be taken from compensation earned after the date the Plan is frozen, however, loan repayments shall continue to be made until the loan obligation is satisfied.

1.02	EMPLOYER

	(a)	Employer Name: M/I Homes, Inc.

		(1)	Employer’s Tax Identification Number: 31-1210837

		(2)	Employer’s fiscal year end: 12/31

	(b)	The term “Employer” includes the following participating employers (choose one):

		(1)	☐	No other employers participate in the Plan.

		(2)	☑	Certain other employers participate in the Plan. Please complete the Participating Employers Addendum.

1.03	TRUSTEE

	(a)	Trustee Name. Address:		Fidelity Management Trust Company 245 Summer Street

Boston, MA 02210

1.04	COVERAGE

All Employees who meet the conditions specified below shall be eligible to participate in the Plan:

	(a)	Age Requirement (check one):

		(1)	☑	no age requirement.

	(2)	☐	must have attained age: (not to exceed 21).

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(b)	Eligibility Service Requirement(s)— There shall be no eligibility service requirements for contributions to the Plan unless selected below for the following contributions:

(1) Deferral Contributions, Employee Contributions, Qualified Nonelective Employer Contributions	(2) Nonelective Employer Contributions	(3) Matching Employer Contributions

		X	N/A – not applicable – type(s) of contribution not selected

days of Eligibility Service requirement (no minimum Hours of Service). (Do not indicate more than 365 days in column (1) or 730 days in either of the other columns.)

3.00			months of Eligibility Service requirement (no minimum Hours of Service). (Do not indicate more than 12 months in column (1) or 24 months in either of the other columns.)

	1 year/1000.00 hours		one year of Eligibility Service requirement (at least (not to exceed 1,000) Hours of Service are required during the Eligibility Computation Period).

two years of Eligibility Service requirement (at least (not to exceed 1,000) Hours of Service are required during the Eligibility Computation Period). (Select only for column (2) or (3).)

Note: If the Employer selects an Eligibility Service requirement of more than 365 days or 12 months or selects the two year Eligibility Service requirement, then (1) contributions subject to such Eligibility Service requirement must be 100% vested when made, and (2) if the Plan has selected either Safe Harbor Matching Employer Contributions in Option 1.11(a)(3) or Safe Harbor Formula in Option 1.12(a)(3), then only one year of Eligibility Service (with at least 1000 Hours of Service) is required for such contributions.

Note: The Plan shall be disaggregated for testing pursuant to Section 6.09 of the Basic Plan Document if a more stringent eligibility requirement is elected in Subsection 1.04(a) or (b) either (1) with respect to Matching Employer Contributions and Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, is selected or (2) with respect to Nonelective Employer Contributions and Option 1.12(a)(3), 401(k) Safe Harbor Formula, is selected, than with respect to Deferral Contributions.

Note: If different eligibility requirements are selected for Deferral Contributions than for Employer Contributions and the Plan becomes a “top-heavy plan,” the Employer may need to make a minimum Employer Contribution on behalf of non-key Employees who have satisfied the eligibility requirements for Deferral Contributions and are employed on the last day of the Plan Year, but have not satisfied the eligibility requirements for Employer Contributions.

(4)	☐	Hours of Service Crediting. Hours of Service will be credited in accordance with the equivalency selected in the Hours of Service Equivalencies Addendum rather than in accordance with the equivalency described in Subsection 2.01(cc) of the Basic Plan Document. Please complete the Hours of Service Equivalencies Addendum.

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(c)	Eligibility Computation Period—The Eligibility Computation Period is the 12-consecutive-month period beginning on an Employee’s Employment Commencement Date and each 12-consecutive-month period beginning on an anniversary of his Employment Commencement Date.

(d)	Eligible Class of Employees:

	(1)	Generally, the Employees eligible to participate in the Plan are (choose one):

		(A)	☑	all Employees of the Employer.

		(B)	☐	only Employees of the Employer who are covered by (choose one):

			(i)	☐ any collective bargaining agreement with the Employer, provided that the agreement requires the employees to be included under the Plan.

			(ii)	☐ the following collective bargaining agreement(s) with the Employer:

	(2)	☑	Notwithstanding the selection in Subsection 1.04(d)(1) above, certain Employees of the Employer are excluded from participation in the Plan:

Note: Certain employees (e.g., residents of Puerto Rico) are excluded automatically pursuant to Subsection 2.0l(r) of the Basic Plan Document, regardless of the Employer’s selection under this Subsection 1.04(d)(2).

		(A)	☑	employees covered by a collective bargaining agreement, unless the agreement requires the employees to be included under the Plan. (Do not choose if Option 1.04(d)(1)(B) is selected above.)

		(B)	☐	Highly Compensated Employees as defined in Subsection 2.01(bb) of the Basic Plan Document.

		(C)	☑	Leased Employees as defined in Subsection 2.0l(ee) of the Basic Plan Document.

		(D)	☑	nonresident aliens who do not receive any earned income from the Employer which constitutes United States source income.

		(E)	☑	other:

Part-time Employees; Temporary Employees

Note: The eligible group defined above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(i)

☑   Notwithstanding this exclusion, any Employee who would otherwise be excluded from participation solely because he is in a group described below shall be part of the class of Employees eligible to participate in the Plan and, if he has never been a Participant in the Plan previously, will be required to meet different age and service requirements for

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    eligibility than those specified in Subsections (a) and (b) permitting him to enter on the Entry Date immediately following the end of the Eligibility Computation Period during which he first satisfies the following requirements: (I) has attained age 21 and (II) has completed at least 1,000 Hours of Service. This Subsection 1.04(d)(2)(E)(i) applies to the following excluded Employees (Must choose if an exclusion in (E) above directly or indirectly imposes an age and/or service requirement for participation, for example by excluding part-time or temporary employees):

    Part-time Employees; Temporary Employees

Note: Exclusion of employees may adversely affect the Plan’s satisfaction of the minimum coverage requirements, as provided in Code Section 410(b).
(e)	Entry Dates—The Entry Dates shall be as indicated below with respect to the applicable type(s) of contribution. (Complete the table below by checking the appropriate boxes to indicate Entry Dates for the contributions listed.)

	(1) Deferral Contributions, Employee Contributions, Qualified Nonelective Employer Contributions	(2) Nonelective Employer Contributions	(3) Matching Employer Contributions
(A)			X	N/A—not applicable—type(s) of contribution not selected
(B)	X			Immediate upon meeting the eligibility requirements specified in Subsections 1.04(a) and 1.04(b)
(C)				the first day of each Plan Year and the first day of the seventh month of each Plan Year
(D)		X		the first day of each Plan Year and the first day of the fourth, seventh, and tenth months of each Plan Year
(E)				the first day of each month
(F)

the first day of each Plan Year (Do not select if there is an Eligibility Service requirement of more than six months in Subsection 1.04(b) for the type(s) of contribution or if there is an age requirement of more than 20 1/2 in Subsection 1.04(a) for the type(s) of contribution.)

Note: If another plan is merged into the Plan, the Plan may provide on the Plan Mergers Addendum that the effective date of the merger is also an Entry Date with respect to certain Employees.

(f)	Date of Initial Participation—An Eligible Employee shall become a Participant on the Entry Date coinciding with or immediately following the date such Eligible Employee completes the age and service requirement(s) in Subsections 1.04(a) and (b), if any, or in Subsection 1.04(d)(2)(E)(i), if applicable, except (check one):

	(1)	☑	no exceptions.

	(2)	☐	Eligible Employees employed on (insert date) shall become Participants on that date.

	(3)	☐	Eligible Employees who meet the age and service requirement(s) of Subsections 1.04(a) and (b) on (insert date) shall become Participants on that date.

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1.05	COMPENSATION

Compensation, as defined in Subsection 2.0l(k) of the Basic Plan Document, shall be modified as provided below.

(a)	Compensation Exclusions—Compensation shall not include reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, welfare benefits, unused leave (as described in Section 2.01(k)(2)), or any of the following additional item(s):

(1)	☐	No additional exclusions.

(2)	☐	Differential Wages.

(3)	☐	Overtime pay.

(4)	☐	Bonuses.

(5)	☐	Commissions.

(6)	☐	The value of restricted stock or of a qualified or a non-qualified stock option granted to an Employee by the Employer to the extent such value is includable in the Employee’s taxable income.

(7)	☐	Severance pay received prior to termination of employment. (Severance pay received following termination of employment is a severance amount as described in Subsection 2.0l(k) and is always excluded.)

(8)	☑	See Additional Provisions Addendum.

Note: If the Employer selects an option, other than (1) or (2) above, with respect to Nonelective Employer Contributions, Compensation must be tested to show that it meets the requirements of Code Section 414(s), unless 401(k) Safe Harbor Formula has been selected, or the allocations must be tested to show that they meet the general test under regulations issued under Code Section 401(a)(4). If the Employer selects an option, other than (1) or (2) above, and Option 1.11(a)(3), Safe Harbor Matching Employer Contributions, is selected, a Participant must be permitted to make Deferral Contributions under the Plan sufficient to receive the full 401(k) Safe Harbor Matching Employer Contribution, determined as a percentage of Compensation meeting the requirements of Code Section 414(s).

(b)	Compensation for the First Year of Participation—Contributions for the Plan Year in which an Employee first becomes a Participant shall be determined based on the Employee’s Compensation as provided below.

(1)	☐	Compensation for the entire Plan Year. (Complete (A) below, if applicable. If (A) is not selected, the amount of any Nonelective Employer Contribution for the initial Plan Year will be determined in accordance with this subsection 1.05(b)(1) using only Compensation from the Effective Date of the Plan through the end of the initial Plan Year.)

(A)

☐    For purposes of determining the amount of Nonelective Employer Contributions, other than 401(k) Safe Harbor Nonelective Employer Contributions, Compensation for the 12-month period ending on the last day of the initial Plan Year shall be used.

(2)	☑	Only Compensation for the portion of the Plan Year in which the Employee is eligible to participate in the Plan. (Complete (A) below, if applicable. If (A) is not selected, the amount of any Nonelective Employer Contribution for the initial Plan Year will be determined in accordance with this subsection 1.05(b)(2) using only Compensation from the Effective Date of the Plan through the end of the initial Plan Year.)

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(A)

☐    For purposes of determining the amount of Nonelective Employer Contributions, other than 401(k) Safe Harbor Nonelective Employer Contributions, for those Employees who become Active Participants on the Effective Date of the Plan, Compensation for the 12-month period ending on the last day of the initial Plan Year shall be used. For all other Employees, only Compensation for the period in which they are eligible shall be used.

1.06	TESTING RULES

(a)	ADP/ACP Present Testing Method—The testing method for purposes of applying the “ADP” and “ACP” tests described in Sections 6.03 and 6.06 of the Basic Plan Document shall be the (check one):

	(1)	☑	Current Year Testing Method—The “ADP” or “ACP” of Highly Compensated Employees for the Plan Year shall be compared to the “ADP” or “ACP” of Non-Highly Compensated Employees for the same Plan Year. (Must choose if Option 1.11(a)(3), 401 (k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401 (k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked.)

	(2)	☐	Prior Year Testing Method—The “ADP” or “ACP” of Highly Compensated Employees for the Plan Year shall be compared to the “ADP” or “ACP” of Non-Highly Compensated Employees for the immediately preceding Plan Year. (Do not choose if Option 1.10(a)(1), alternative allocation formula for Qualified Nonelective Contributions.)

	(3)	☐	Not applicable. (Only if Option 1.01(b)(3), Profit Sharing Only, is checked and Option 1.08(a)(1), Future Employee Contributions, and Option 1.11(a), Matching Employer Contributions, are not checked or Option 1.04(d)(2)(B), excluding all Highly Compensated Employees from the eligible class of Employees, is checked.)

Note: Restrictions apply on elections to change testing methods.

(b)	First Year Testing Method—If the first Plan Year that the Plan, other than a successor plan, permits Deferral Contributions or provides for either Employee or Matching Employer Contributions, occurs on or after the Effective Date specified in Subsection 1.01(g), the “ADP” and/or “ACP” test for such first Plan Year shall be applied using the actual “ADP” and/or “ACP” of Non-Highly Compensated Employees for such first Plan Year, unless otherwise provided below.

	(1)	☐	The “ADP” and/or “ACP” test for the first Plan Year that the Plan permits Deferral Contributions or provides for either Employee or Matching Employer Contributions shall be applied assuming a 3% “ADP” and/or “ACP” for Non-Highly Compensated Employees. (Do not choose unless Plan uses prior year testing method described in Subsection 1.06(a)(2).)

(c)	HCE Determinations: Look Back Year—The look back year for purposes of determining which Employees are Highly Compensated Employees shall be the 12-consecutive-month period preceding the Plan Year, unless otherwise provided below.

	(1)	☐	Calendar Year Determination—The look back year shall be the calendar year beginning within the preceding Plan Year. (Do not choose if the Plan Year is the calendar year.)

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(d)	HCE Determinations: Top Paid Group Election—All Employees with Compensation exceeding the dollar amount specified in Code Section 414(q)(l)(B)(i) adjusted pursuant to Code Section 415(d) (e.g., $115,000 for “determination years” beginning in 2013 and “look-back years” beginning in 2012) shall be considered Highly Compensated Employees, unless Top Paid Group Election below is checked.

	(1)	☑	Top Paid Group Election—Employees with Compensation exceeding the dollar amount specified in Code Section 414(q)(l)(B)(i) adjusted pursuant to Code Section 415(d) shall be considered Highly Compensated Employees only if they are in the top paid group (the top 20% of Employees ranked by Compensation).

Note: Plan provisions for Sections 1.06(c) and 1.06(d) must apply consistently to all retirement plans of the Employer for determination years that begin with or within the same calendar year

1.07	DEFERRAL CONTRIBUTIONS

(a)	☑	Deferral Contributions—Participants may elect to have a portion of their Compensation contributed to the Plan on a before-tax basis pursuant to Code Section 401(k).

	(1)	Regular Contributions—The Employer shall make a Deferral Contribution in accordance with Section 5.03 of the Basic Plan Document on behalf of each Participant who has an executed salary reduction agreement in effect with the Employer for the payroll period in question. Such Deferral Contribution shall not exceed the deferral limit below.

		(A)	☑ The deferral limit is 85.00% (must be a whole number multiple of one percent) of Compensation.

Note: If Catch-Up Contributions are selected below, a Participant eligible to make Catch-Up Contributions shall (subject to the statutory limits in Treasury Regulation Section 1.414(v)-l(b)(l)(i)) in any event be permitted to contribute in excess of the specified deferral limit up to 100% of the Participant’s “effectively available Compensation” (i.e., Compensation available after other withholding).

(B)

☐   Instead of specifying a percentage of Compensation, a Participant’s salary reduction agreement may specify a dollar amount to be contributed each payroll period, provided such dollar amount does not exceed the maximum percentage of Compensation specified in Subsection 5.03(a) of the Basic Plan Document or in Subsection 1.07(a)(1)(A) above, as applicable.

		(C)	A Participant may change, on a prospective basis, his salary reduction agreement (check one):

(i)	☑ as of the beginning of each payroll period.

(ii)	☐ as of the first day of each month.

(iii)	☐ as of each Entry Date. (Do not select if immediate entry is elected with respect to Deferral Contributions in Subsection 1.04(e).)

(iv)	☐ as of the first day of each calendar quarter.

(v)	☐ as of the first day of each Plan Year.

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		(vi)	☐ other. (Specify, but must be at least once per Plan Year)

Note: Notwithstanding the Employer’s election hereunder, if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked, the Plan provides that an Active Participant may change his salary reduction agreement for the Plan Year within a reasonable period (not fewer than 30 days) of receiving the notice described in Section 6.09 of the Basic Plan Document.

	(D)	A Participant may revoke, on a prospective basis, a salary reduction agreement at any time upon proper notice to the Administrator but in such case may not complete a new salary reduction agreement until (check one):

		(i)	☑ the beginning of the next payroll period.

		(ii)	☐ the first day of the next month.

		(iii)	☐ the next Entry Date. (Do not select if immediate entry is elected with respect to Deferral Contributions in Subsection 1.04(e).)

		(iv)	☐ as of the first day of each calendar quarter

		(v)	☐ as of the first day of each Plan Year.

		(vi)	☐ other. (Specify, but must be at least once per Plan Year)

(2)	☐	Additional Deferral Contributions—The Employer shall allow a Participant upon proper notice and approval to enter into a special salary reduction agreement to make additional Deferral Contributions in an amount up to 100% of their effectively available Compensation for the payroll period(s) designated by the Employer.

(3)	☐	Bonus Contributions—The Employer shall allow a Participant upon proper notice and approval to enter into a special salary reduction agreement to make Deferral Contributions from any Employer paid cash bonuses designated by the Employer on a uniform and nondiscriminatory basis that are made for such Participants during the Plan Year in an amount up to 100% of such bonuses. The Compensation definition elected by the Employer in Subsection 1.05(a) must include bonuses if bonus contributions are permitted. Unless a Participant has entered into a special salary reduction agreement with respect to bonuses, the percentage deferred from any Employer paid cash bonus shall be (check (A) or (B) below):

	(A)	☐	Zero.

	(B)	☐	The same percentage elected by the Participant for his regular contributions in accordance with Subsection 1.07(a)(1) above or deemed to have been elected by the Participant in accordance with Option 1.07(a)(6) below.

Note: A Participant’s contributions under Subsection 1.07(a)(2) and/or (3) may not cause the Participant to exceed the percentage limit specified by the Employer in Subsection 1.07(a)(1)(A) for the full Plan Year. If the Administrator anticipates that the Plan will not satisfy the “ADP” and/or “ACP” test for the year, the Administrator may reduce the rate of Deferral Contributions of Participants who are Highly Compensated Employees to an amount objectively determined by the Administrator to be necessary to satisfy the “ADP” and/or “ACP” test.

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		(4)	☑	Catch-Up Contributions—The following Participants who have attained or are expected to attain age 50 before the close of the taxable year will be permitted to make Catch-Up Contributions to the Plan, as described in Subsection 5.03(a) of the Basic Plan Document:

			(A)	☑	All such Participants.

			(B)	☐	All such Participants except those covered by a collective-bargaining agreement under which retirement benefits were a subject of good faith bargaining unless the bargaining agreement specifically provides for Catch-Up Contributions to be made on behalf of such Participants.

Note: The Employer must not select Option 1.07(a)(4) above unless all applicable plans (as defined in Code Section 414(v)(6)(A), other than any plan that is qualified under Puerto Rican law or that covers only employees who are covered by a collective bargaining agreement under which retirement benefits were a subject of good faith bargaining) maintained by the Employer and by any other employer that is treated as a single employer with the Employer under Code Section 414(b), (c), (m), or (o) also permit Catch-Up Contributions in the same dollar amount.

		(5)	☐	Roth 401(k) Contributions. Participants shall be permitted to irrevocably designate pursuant to Subsection 5.03(b) of the Basic Plan Document that a portion or all of the Deferral Contributions made under this Subsection 1.07(a) are Roth 401(k) Contributions that are includable in the Participant’s gross income at the time deferred.

		(6)	☑	Automatic Enrollment Contributions. Unless they affirmatively elect otherwise, certain Eligible Employees will have their Compensation reduced in accordance with the provisions of Subsection 5.03(c) of the Basic Plan Document (an “Automatic Enrollment Contribution”), Section 1.07(b) of the Additional Provisions Addendum, and the following:

			(A)	☐	All newly Eligible Employees shall be subject to the same automatic enrollment provisions.

			(B)	☑	The automatic enrollment provisions of the Plan shall be/are different for different groups of Eligible Employees.

			(C)	☐	Some form of automatic deferral increase will be part of the automatic enrollment provisions.

			(D)	☐	A qualified automatic contribution arrangement described in Code Section 401(k)(13) (“QACA”) has been adopted. (Select Option 1.11(a)(3) or 1.12(a)(3) and complete appropriate Addendum.)

			(E)	☐	An eligible automatic enrollment arrangement described in Code Section 414(w) (“EACA”) has been adopted.

1.08	EMPLOYEE CONTRIBUTIONS (AFTER-TAX CONTRIBUTIONS)

	(a)	☐	Future Employee Contributions—Participants may make voluntary, non-deductible, after-tax Employee Contributions pursuant to Section 5.04 of the Basic Plan Document. The Employee Contribution made on behalf of an Active Participant each payroll period shall not exceed the contribution limit specified in Subsection 1.08(a)(1) below.

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		(1)	The contribution limit is % of Compensation.

	(b)	☐	Frozen Employee Contributions - Participants may not currently make after-tax Employee Contributions to the Plan, but the Employer does maintain frozen Employee Contributions Accounts.

1.09	ROLLOVER CONTRIBUTIONS

	(a)	☑	Rollover Contributions—Employees may roll over eligible amounts from other plans to the Plan subject to the additional following requirements:

		(1)	☑	The Plan will not accept rollovers of after-tax employee contributions.

		(2)	☑	The Plan will not accept rollovers of designated Roth contributions. (Must be selected if Roth 401(k) Contributions are not elected in Subsection 1.07(a)(5).)

	(b)	☐	In-Plan Roth Rollover Contributions (Choose only if Roth 401 (k) Contributions are selected in Option 1.07(a)(5) above)—Unless Option 1.09(b)(1) is selected below and in accordance with Section 5.06 of the Basic Plan Document, any Participant, spousal alternate payee or spousal Beneficiary may elect to have otherwise distributable portions of his Account, which are not part of an outstanding loan balance pursuant to Article 9 of the Basic Plan Document and are not “designated Roth contributions” under the Plan, be considered “designated Roth contributions” for purposes of the Plan.

		(1)	☐	Only a Participant who is still employed by the Employer (or a spousal alternate payee or spousal Beneficiary of such a Participant) may elect to make such an in-plan Roth Rollover.

1.10	QUALIFIED NONELECTIVE EMPLOYER CONTRIBUTIONS

	(a)	Qualified Nonelective Employer Contributions—The Employer may contribute an amount which it designates as a Qualified Nonelective Employer Contribution for any permissible purpose, as provided in Section 5.07 of the Basic Plan Document. If Option 1.07(a) or 1.08(a)(1) is checked, except as provided in Section 5.07 of the Basic Plan Document or as otherwise provided below, Qualified Nonelective Employer Contributions shall be allocated to all Participants who were eligible to participate in the Plan at any time during the Plan Year and are Non-Highly Compensated Employees in the ratio which each such Participant’s “testing compensation”, as defined in Subsection 6.0l(s) of the Basic Plan Document, for the Plan Year bears to the total of all such Participants’ “testing compensation” for the Plan Year.

		(1)	☐	Qualified Nonelective Employer Contributions shall be allocated only among such Participants described above who are designated by the Employer as eligible to receive a Qualified Nonelective Employer Contribution for the Plan Year. The amount of the Qualified Nonelective Employer Contribution allocated to each such Participant shall be as designated by the Employer, but not in excess of the “regulatory maximum.” The “regulatory maximum” means 5% (10% for Qualified Nonelective Contributions made in connection with the Employer’s obligation to pay prevailing wages) of the “testing compensation” for such Participant for the Plan Year. The “regulatory maximum” shall apply separately with respect to Qualified Nonelective Contributions to be included in the “ADP” test and Qualified Nonelective Contributions to be included in the “ACP” test. (Cannot be selected if the Employer has elected prior year testing in Subsection 1.06(a)(2).)

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1.11	MATCHING EMPLOYER CONTRIBUTIONS

	(a)	☐	Matching Employer Contributions—The Employer shall make Matching Employer Contributions on behalf of each of its “eligible” Participants as provided in this Section 1.11. For purposes of this Section 1.11, an “eligible” Participant means any Participant who is an Active Participant during the Contribution Period and who satisfies the requirements of Subsection 1.11(e) or Section 1.13.

		(1)	☐	Non-Discretionary Matching Employer Contributions—The Employer shall make a Matching Employer Contribution on behalf of each “eligible” Participant in an amount equal to the following percentage of the eligible contributions made by the “eligible” Participant during the Contribution Period (complete all that apply):

			(A)	☐	Flat Percentage Match: % to all “eligible” Participants.

			(B)	☐	TieredMatch: % of the first % of the “eligible” Participant’s Compensation contributed to the Plan,

% of the next % of the “eligible” Participant’s Compensation contributed to the Plan,

% of the next % of the “eligible” Participant’s Compensation contributed to the Plan.

Note: The group of “eligible” Participants benefiting under each match rate must satisfy the nondiscriminatory coverage requirements of Code Section 410(b) and the group to whom the match rate is effectively available must not substantially favor HCEs.

			(C)	☐	Limit on Non-Discretionary Matching Employer Contributions (check the appropriate box(es)):

				(i)	☐ Contributions in excess of % of the “eligible” Participant’s Compensation for the Contribution Period shall not be considered for non-discretionary Matching Employer Contributions.

				(ii)	☐ Matching Employer Contributions for each “eligible” Participant for each Plan Year shall be limited to $ .

		(2)	☐	Discretionary Matching Employer Contributions - The Employer may make a discretionary Matching Employer Contribution on behalf of “eligible” Participants, or a designated group of “eligible” Participants, in accordance with Section 5.08 of the Basic Plan Document. An “eligible” Participant’s allocable share of the discretionary Matching Employer Contribution shall be a percentage of the eligible contributions made by the “eligible” Participant during the Contribution Period. The Employer may limit the eligible contributions taken into account under the allocation formula to contributions up to a specified percentage of Compensation or dollar amount or may provide for Matching Employer Contributions to be made in a different ratio for eligible contributions above and below a specified percentage of Compensation or dollar amount. The Matching Employer Contribution is allocated among “eligible” Participants so that each “eligible” Participant receives a rate or amount that is identical to the rate or amount received by all other “eligible” Participants (or designated group of “eligible” Participants, if applicable) as determined by the Employer on or before the due date of the Employer’s tax return for the year of allocation.

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Note: If the Matching Employer Contribution made in accordance with this Subsection 1.11(a)(2) matches different percentages of contributions for different groups of “eligible” Participants, the group of “eligible” Participants benefiting under each match rate must satisfy the nondiscriminatory coverage requirements of Code Section 410(b) and the group to whom the match rate is effectively available must not substantially favor HCEs.

(A)

☐   4% Limitation on Discretionary Matching Employer Contributions for Deemed Satisfaction of “ACP” Test—In no event may the dollar amount of the discretionary Matching Employer Contribution made on an “eligible” Participant’s behalf for the Plan Year exceed 4% of the “eligible” Participant’s Compensation for the Plan Year. (Only if Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked.)

	(3)	☐	401(k) Safe Harbor Matching Employer Contributions—If the Employer elects one of the safe harbor formula Options provided in the 401(k) Safe Harbor Matching Employer Contributions Addendum to the Adoption Agreement and provides written notice each Plan Year to all Active Participants of their rights and obligations under the Plan, the Plan shall be deemed to satisfy the “ADP” test and, under certain circumstances, the “ACP” test.

(b)	☐

Additional Matching Employer Contributions—The Employer may at Plan Year end make an additional Matching Employer Contribution on behalf of each “eligible” Participant in an amount equal to a percentage of the eligible contributions made by each “eligible” Participant during the Plan Year. The additional Matching Employer Contribution may be limited to match only contributions up to a specified percentage of Compensation or limit the amount of the match to a specified dollar amount.

Note: If the additional Matching Employer Contribution made in accordance with this Subsection 1.11(b) matches different percentages of contributions for different groups of “eligible” Participants, the group of “eligible” Participants benefiting under each match rate must satisfy the nondiscriminatory coverage requirements of Code Section 410(b) and the group to whom the match rate is effectively available must not substantially favor HCEs.

	(1)	☐	4% Limitation on additional Matching Employer Contributions for Deemed Satisfaction of “ACP” Test—In no event may the dollar amount of the additional Matching Employer Contribution made on an “eligible” Participant’s behalf for the Plan Year exceed 4% of the “eligible” Participant’s Compensation for the Plan Year. (Only if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked.)

Note: If the Employer elected Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, above and wants to be deemed to have satisfied the “ADP” test, the additional Matching Employer Contribution must meet the requirements of Section 6.09 of the Basic Plan Document. In addition to the foregoing requirements, if the Employer elected Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions, and wants to be deemed to have satisfied the “ACP” test with respect to Matching Employer Contributions for the Plan Year, the eligible contributions matched may not exceed the limitations in Section 6.10 of the Basic Plan Document.

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(c)	Contributions Matched—The Employer matches the following contributions (check appropriate box(es)):

	(1)	Deferral Contributions—Deferral Contributions made to the Plan are matched at the rate specified in this Section 1.11. Catch-Up Contributions are not matched unless the Employer elects Option 1.11(c)(1)(A) below.

		(A)	☐ Catch-Up Contributions made to the Plan pursuant to Subsection 1.07(a)(4) are matched at the rates specified in this Section 1.11.

Note: Notwithstanding the above, if the Employer elected Option 1.11 (a)(3), 401 (k) Safe Harbor Matching Employer Contributions, Deferral Contributions shall be matched at the rate specified in the 401 (k) Safe Harbor Matching Employer Contributions Addendum to the Adoption Agreement without regard to whether they are Catch-Up Contributions.

(d)	Contribution Period for Matching Employer Contributions—The Contribution Period for purposes of calculating the amount of Matching Employer Contributions is:

	(1)	☐	each calendar month.

	(2)	☐	each Plan Year quarter.

	(3)	☐	each Plan Year.

	(4)	☐	each payroll period.

	(5)	☐	The Employer shall determine the Contribution Period for calculation of any discretionary Matching Employer Contributions elected pursuant to Option 1.11(a)(2) above at the time that the matching contribution formula is determined.

The Contribution Period for additional Matching Employer Contributions described in Subsection 1.11 (b) is the Plan Year.

Note: If Option (5) is selected, one of the other options must be selected to apply to any non-discretionary Matching Employer Contributions.

Note: If Matching Employer Contributions are made more frequently than for the Contribution Period selected above, the Employer must calculate the Matching Employer Contribution required with respect to the full Contribution Period, taking into account the “eligible” Participant’s contributions and Compensation for the full Contribution Period, and contribute any additional Matching Employer Contributions necessary to “true up” the Matching Employer Contribution so that the full Matching Employer Contribution is made for the Contribution Period.

(e)	Continuing Eligibility Requirement(s)—A Participant who is an Active Participant during a Contribution Period and makes eligible contributions during the Contribution Period shall only be entitled to receive Matching Employer Contributions under Section 1.11 for that Contribution Period if the Participant satisfies the following requirement(s) (Check the appropriate box(es). Options (3) and (4) may not be elected together; Option (5) may not be elected with Option (2), (3), or (4); Options (2), (3), (4), (5), and (7) may not be elected with respect to Matching Employer Contributions if Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, is checked or if Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked and the Employer intends to satisfy the Code Section 401(m)(l1) safe harbor with respect to Matching Employer Contributions):

	(1)	☐	No requirements.

	(2)	☐	Is employed by the Employer or a Related Employer on the last day of the Contribution Period.

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	(3)	☐	Earns at least 501 Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)

	(4)	☐	Earns at least (not to exceed 1,000) Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)

	(5)	☐	Either earns at least 501 Hours of Service during the Plan Year or is employed by the Employer or a Related Employer on the last day of the Plan Year. (Only if the Contribution Period is the Plan Year.)

	(6)	☐	Is not a Highly Compensated Employee for the Plan Year.

	(7)	☐	Is not a partner or a member of the Employer, if the Employer is a partnership or an entity taxed as a partnership.

	(8)	☐	Special continuing eligibility requirement(s) for additional Matching Employer Contributions. (Only if Option 1. 11(b), Additional Matching Employer Contributions, is checked.)

		(A)	The continuing eligibility requirement(s) for additional Matching Employer Contributions is/are: (Fill in number of applicable eligibility requirements) from above, including the number of Hours of Service if Option (4) has been selected. Options (2), (3), (4), (5), and (7) may not be elected with respect to additional Matching Employer Contributions if Option 1.11(a)(3), 401 (k) Safe Harbor Matching Employer Contributions, is checked or if Option 1.12(a)(3), 401 (k) Safe Harbor Formula, with respect to Nonelective Employer Contributions is checked and the Employer intends to satisfy the Code Section 401(m)(ll) safe harbor with respect to Matching Employer Contributions.)

Note: Except when added in conjunction with the addition of a new Matching Employer Contribution, if Option (2), (3), (4), or (5) is adopted during a Contribution Period, such Option shall not become effective until the first day of the next Contribution Period. Matching Employer Contributions attributable to the Contribution Period that are funded during the Contribution Period shall not be subject to the eligibility requirements of Option (2), (3), (4), or (5). If Option (2), (3), (4), (5), or (7) is elected with respect to any Matching Employer Contributions and if Option 1.12(a)(3), 401(k) Safe Harbor Formula, is also elected, the Plan will not be deemed to satisfy the “ACP” test in accordance with Section 6.10 of the Basic Plan Document and will have to pass the “ACP” test each year.

(f)	☐	Qualified Matching Employer Contributions—Prior to making any Matching Employer Contribution hereunder (other than a 401 (k) Safe Harbor Matching Employer Contribution), the Employer may designate all or a portion of such Matching Employer Contribution as a Qualified Matching Employer Contribution that may be used to satisfy the “ADP” test on Deferral Contributions and excluded in applying the “ACP” test on Employee and Matching Employer Contributions. Unless the additional eligibility requirement is selected below, Qualified Matching Employer Contributions shall be allocated to all Participants who were Active Participants during the Contribution Period and who meet the continuing eligibility requirement(s) described in Subsection 1.11 (e) above for the type of Matching Employer Contribution being characterized as a Qualified Matching Employer Contribution.

	(1)	☐	To receive an allocation of Qualified Matching Employer Contributions a Participant must also be a Non-Highly Compensated Employee for the Plan Year.

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Note: Qualified Matching Employer Contributions may not be excluded in applying the “ACP” test for a Plan Year if the Employer elected Option 1.11(a)(3), 401 (k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401(k) Safe Harbor Formula, with respect to Nonelective Employer Contributions, and the “ADP” test is deemed satisfied under Section 6.09 of the Basic Plan Document for such Plan Year.

1.12	NONELECTIVE EMPLOYER CONTRIBUTIONS

If (a) or (b) is elected below, the Employer may make Nonelective Employer Contributions on behalf of each of its “eligible” Participants in accordance with the provisions of this Section 1.12. Except as otherwise defined in this Adoption Agreement pertaining to Nonelective Employer Contributions, for purposes of this Section 1.12, an “eligible” Participant means a Participant who is an Active Participant during the Contribution Period and who satisfies the requirements of Subsection 1.12(d) or Section 1.13.

Note: An Employer may elect both a fixed formula and a discretionary formula. If both are selected, the discretionary formula shall be treated as an additional Nonelective Employer Contribution and allocated separately in accordance with the allocation formula selected by the Employer.

	(a)	☐	Fixed Formula.

		(1)	☐	Fixed Percentage Employer Contribution—For each Contribution Period, the Employer shall contribute for each “eligible” Participant a percentage of such “eligible” Participant’s Compensation equal to):

			(A)	% (not to exceed 25%) to all “eligible” Participants.

Note: The allocation formula in Option 1.12(a)(1)(A) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).

		(2)	☐	Fixed Flat Dollar Employer Contribution—The Employer shall contribute for each “eligible” Participant an amount equal to:

			(A)	$ to all “eligible” Participants. (Complete (i) below).

		(i)	The contribution amount is based on an “eligible” Participant’s service for the following period (check one of the following):

			(I)	☐	Each paid hour.

			(II)	☐	Each Plan Year.

			(III)	☐	Other: (must be a period within the Plan Year that does not exceed one week and is uniform with respect to all “eligible” Participants).

Note: The allocation formula in Option 1.12(a)(2)(A) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).

(3)	☐	401 (k) Safe Harbor Formula—The Nonelective Employer Contribution specified in the 401(k) Safe Harbor Nonelective Employer Contributions Addendum is intended to satisfy the safe harbor contribution requirements under Sections 401(k) and 401(m) of the Code such that the “ADP” test (and, under certain circumstances, the “ACP” test) is deemed satisfied. Please complete the 401(k) Safe Harbor Nonelective Employer Contributions Addendum to the Adoption Agreement. (Choose only if Option 1.07(a), Deferral Contributions, is checked.)

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(b)	☑	Discretionary Formula—The Employer may decide each Contribution Period whether to make a discretionary Nonelective Employer Contribution on behalf of “eligible” Participants in accordance with Section 5.10 of the Basic Plan Document.

	(1)	☑	Non-Integrated Allocation Formula—In the ratio that each “eligible” Participant’s Compensation bears to the total Compensation paid to all “eligible” Participants for the Contribution Period.

Note: The allocation formula in Option 1.12(b)(1) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).

	(2)	☐	Integrated Allocation Formula—As (l) a percentage of each “eligible” Participant’s Compensation plus (2) a percentage of each “eligible” Participant’s Compensation in excess of the “integration level” as defined below. The percentage of Compensation in excess of the “integration level” shall be equal to the lesser of the percentage of the “eligible” Participant’s Compensation allocated under (1) above or the “permitted disparity limit” as defined below.

Note: An Employer that has elected Option 1.12(a)(3), 401(k) Safe Harbor Formula, may not take Nonelective Employer Contributions made to satisfy the 40l(k) safe harbor into account in applying the integrated allocation formula described above.

		(A)	“Integration level” means the Social Security taxable wage base for the Plan Year, unless the Employer elects a lesser amount in (i) or (ii) below.

(i) % (not to exceed 100%) of the Social Security taxable wage base for the Plan Year, or

(ii) $ (not to exceed the Social Security taxable wage base).

“Permitted disparity limit” means the percentage provided by the following table:

The “Integration Level” is % of the Taxable Wage Base	The “Permitted Disparity Limit” is
20% or less	5.7%
More than 20%, but not more than 80%	4.3%
More than 80%, but less than 100%	5.4%
100%	5.7%

The Social Security taxable wage base is the contribution and benefit base in effect under Section 230 of the Social Security Act at the beginning of the Plan Year.

Note: The allocation formula in Option 1.12(b)(2) above generally satisfies a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4).

Note: An Employer who maintains any other plan that provides for or imputes Social Security Integration (permitted disparity) may not elect Option 1.12(b)(2).

(3)	☑ See Additional Provisions Addendum.

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(c)	Contribution Period for Nonelective Employer Contributions—The Contribution Period for purposes of calculating the amount of Nonelective Employer Contributions is the Plan Year, unless the Employer elects another Contribution Period below. Regardless of any selection made below, the Contribution Period for 401(k) Safe Harbor Nonelective Employer Contributions under Option 1.12(a)(3) or Nonelective Employer Contributions allocated under an integrated formula selected under Option 1.12(b)(2) is the Plan Year.

	(1)	☐	each calendar month.

	(2)	☐	each Plan Year quarter.

	(3)	☐	each payroll period.

Note: If Nonelective Employer Contributions are made more frequently than for the Contribution Period selected above, the Employer must calculate the Nonelective Employer Contribution required with respect to the full Contribution Period, taking into account the “eligible” Participant’s Compensation for the full Contribution Period, and contribute any additional Nonelective Employer Contributions necessary to “true up” the Nonelective Employer Contribution so that the full Nonelective Employer Contribution is made for the Contribution Period.

(d)	Continuing Eligibility Requirement(s)—A Participant shall only be entitled to receive Nonelective Employer Contributions for a Plan Year under this Section 1.12 if the Participant is an Active Participant during the Plan Year and satisfies the following requirement(s) (Check the appropriate box(es)—Options (3) and (4) may not be elected together; Option (5) may not be elected with Option (2), (3), or (4); Options (2), (3), (4), (5), and (7) may not be elected with respect to Nonelective Employer Contributions under the fixed formula if Option 1.12(a)(3), 401(k) Safe Harbor Formula, is checked):

	(1)	☐	No requirements.

	(2)	☑	Is employed by the Employer or a Related Employer on the last day of the Contribution Period.

	(3)	☐	Earns at least 501 Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)

	(4)	☑	Earns at least 1 (not to exceed 1,000) Hours of Service during the Plan Year. (Only if the Contribution Period is the Plan Year.)

	(5)	☐	Either earns at least 501 Hours of Service during the Plan Year or is employed by the Employer or a Related Employer on the last day of the Plan Year. (Only if the Contribution Period is the Plan Year.)

	(6)	☐	Is not a Highly Compensated Employee for the Plan Year.

	(7)	☐	Is not a partner or a member of the Employer, if the Employer is a partnership or an entity taxed as a partnership.

	(8)	☐	Special continuing eligibility requirement(s) for discretionary Nonelective Employer Contributions. (Only if both Options 1.12(a) and (b) are checked.)

		(A)	The continuing eligibility requirement(s) for discretionary Nonelective Employer Contributions is/are: (Fill in number of applicable eligibility requirement(s) from above, including the number of Hours of Service if Option (4) has been selected.)

Note: Except when added in conjunction with the addition of a new Nonelective Employer Contribution, if Option (2), (3), (4), or (5) is adopted during a Contribution Period, such Option shall not become effective

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until the first day of the next Contribution Period. Nonelective Employer Contributions attributable to the Contribution Period that are funded during the Contribution Period shall not be subject to the eligibility requirements of Option (2), (3), (4), or (5).

1.13	EXCEPTIONS TO CONTINUING ELIGIBILITY REQUIREMENTS

	☑	Death, Disability, and Retirement Exceptions—All Participants who become disabled, as defined in Section 1.15, retire, as provided in Subsection 1.14(a), (b), or (c), or die are excepted from any last day or Hours of Service requirement. For purposes of this Section, any Participant who dies while performing qualified military service as defined in Code Section 414(u)(5) will be excepted from any last day or Hours of Service requirement.

1.14	RETIREMENT

	(a)	The Normal Retirement Age under the Plan is (check one):

		(1)	☑ age 65.

		(2)	☐ age (specify between 55 and 64).

		(3)	☐ later of age (not to exceed 65) or the (not to exceed 5th) anniversary of the Participant’s Employment Commencement Date.

	(b)	☐	The Early Retirement Age is the date the Participant attains age and completes years of Vesting Service.

Note: If this Option is elected, Participants who are employed by the Employer or a Related Employer on the date they reach Early Retirement Age shall be 100% vested in their Accounts under the Plan.

	(c)	☑	A Participant who becomes disabled, as defined in Section 1.15, is eligible for disability retirement.

Note: If this Option is elected, Participants who are employed by the Employer or a Related Employer on the date they become disabled shall be 100% vested in their Accounts under the Plan. Pursuant to Section 11.03 of the Basic Plan Document, a Participant is not considered to be disabled until he terminates his employment with the Employer.

1.15	DEFINITION OF DISABLED

A Participant is disabled if he/she meets any of the requirements selected below:

	(a)	☐	The Participant satisfies the requirements for benefits under the Employer’s long-term disability plan.

	(b)	☐	The Participant satisfies the requirements for Social Security disability benefits.

	(c)	☐	The Participant is determined to be disabled by a physician approved by the Employer.

	(d)	☑	See Additional Provisions Addendum.

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1.16	VESTING
A Participant’s vested interest in Matching Employer Contributions and/or Nonelective Employer Contributions, other than those described in Subsection 5.11(a) of the Basic Plan Document, shall be based upon his years of Vesting Service and the schedule selected in Subsection 1.16(c) below, except as provided in the Vesting Schedule Addendum to the Adoption Agreement or as provided in Subsection 1.22(c).

	(a)	When years of Vesting Service are determined, the elapsed time method shall be used.

	(b)	☐ Years of Vesting Service shall exclude service prior to the Plan’s original Effective Date as listed in Subsection 1.01(g)(1) or Subsection 1.01(g)(2), as applicable.

	(c)	Vesting Schedule(s)

(1) Nonelective Employer Contributions (check one):

(A)    ☐    N/A—No Nonelective Employer Contributions

(B)    ☑    100% Vesting immediately

(C)    ☐    3 year cliff (see C below)

(D)    ☐    6 year graduated (see D below)

(E)    ☐    Other vesting (complete E1 below)

(2) Matching Employer Contributions (check one):

(A)    ☑     N/A—No Matching Employer Contributions

(B)    ☐    100% Vesting immediately

(C)    ☐    3 year cliff (see C below)

(D)    ☐    6 year graduated (see D below)

(E)    ☐    Other vesting (complete E2 below)

Years of Vesting Service	Applicable Vesting Schedule(s)
	C	D	E1		E2
0	0%	0%		%		%
1	0%	0%		%		%
2	0%	20%		%		%
3	100%	40%		%		%
4	100%	60%		%		%
5	100%	80%		%		%
6 or more	100%	100%		%	100%

Note: A schedule elected under E1 or E2 above must be at least as favorable as one of the schedules in C or D above. If the vesting schedule is amended, any such amendment must satisfy the requirements of Section 16.04 of the Basic Plan Document

Note: The amendment of the plan to add a Fixed Nonelective Employer Contribution, Discretionary Nonelective Employer Contribution, 401(k) Safe Harbor Nonelective Employer Contribution, Fixed Matching Employer Contribution, Discretionary Matching Employer Contribution, Additional Matching Employer Contribution, or 401(k) Safe Harbor Matching Employer Contribution and an attendant vesting schedule does not constitute an

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amendment to a vesting schedule under Section 16.04 of the Basic Plan Document, unless a contribution source of the same type exists under the Plan on the effective date of such amendment. Any amendment to the vesting schedule of one such contribution source shall not require the amendment of the vesting schedule of any other such contribution source, notwithstanding the fact that one or more Participants may be subject to different vesting schedules for such different contribution sources.

	(d)	☐	A vesting schedule or schedules different from the vesting schedule(s) selected above applies to certain Participants. Please complete Section (a) of the Vesting Schedule Addendum to the Adoption Agreement.

1.17	PREDECESSOR EMPLOYER SERVICE

	(a)	☑

Service for purposes of eligibility in Subsection 1.04(b) and vesting in Subsection 1.16 of this Plan shall include service with the following predecessor employer(s):

All entities acquired by the Employer prior to the Adoption Agreement Effective Date whose employees were granted service credit under the Plan through the Employer’s applicable corporate procedures

1.18	PARTICIPANT LOANS

	(a)	☑	Participant loans are allowed in accordance with Article 9.

1.19	IN-SERVICE WITHDRAWALS

Participants may make withdrawals prior to termination of employment under the following circumstances:

	(a)	☑	Hardship Withdrawals—Hardship withdrawals shall be allowed in accordance with Section 10.05 of the Basic Plan Document, subject to a $500.00 minimum amount.

		(1)	Hardship withdrawals will be permitted from:

			(A)	☑	A Participant’s Deferral Contributions Account only.

			(B)	☐	The Accounts specified in the In-Service Withdrawals Addendum. Please complete Section (c) of the In-Service Withdrawals Addendum.

	(b)	☐	Age 59 1/2—Participants shall be entitled to receive a distribution of all or any portion of the following Accounts upon attainment of age 59 1/2:

		(1)	☐		Deferral Contributions Account.

		(2)	☐		All vested Account balances.

	(c)	Withdrawal of Employee Contributions, Rollover Contributions and certain other contributions

		(1)	Unless otherwise provided below, Employee Contributions may be withdrawn in accordance with Section 10.02 of the Basic Plan Document at any time.

			(A)	☐	Employees may not make withdrawals of Employee Contributions more frequently than:

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		(2)	Rollover Contributions may be withdrawn in accordance with Section 10.03 of the Basic Plan Document at any time.

		(3)	Active Military Distribution (HEART Act)—Certain contributions restricted from distribution only due to Code Section 401(k)(2)(B)(i)(I) may be withdrawn by Participants performing military service in accordance with Section 10.01 of the Basic Plan Document at any time.

	(d)	☐

Qualified Disaster Distribution—One or more Qualified Disaster Distributions shall be allowed in accordance with Section 10.08 of the Basic Plan Document. Please complete the In-Service Withdrawals Addendum to the Adoption Agreement identifying each such Qualified Disaster Distribution.

	(e)	☐	Qualified Reservist Distribution—A Qualified Reservist Distribution shall be allowed in accordance with Section 10.09 of the Basic Plan Document.

	(f)	☐	Age 62 Distribution of Money Purchase Benefits—A Participant who has attained at least age 62, shall be entitled to receive a distribution of all or any portion of the vested amounts attributable to benefit amounts accrued as a result of the Participant’s participation in a money purchase pension plan (due to a merger into this Plan of money purchase pension plan assets), if any. (Choose only if Option 1.20(d)(1)(B) is selected.)

	(g)	☐	Additional In-Service Withdrawal Provisions—Benefits are payable as (check the appropriate box(es)):

		(1)	☐	an in-service withdrawal of vested amounts attributable to Employer Contributions maintained in a Participant’s Account (check (A) and/or (B)):
			(A)	☐	for at least (24 or more) months,

				(i)	☐	Special restrictions apply to such in-service withdrawals, see the In-Service Withdrawals Addendum to the Adoption Agreement.

			(B)	☐	after the Participant has at least 60 months of participation.

				(i)	☐	Special restrictions apply to such in-service withdrawals, see the In-Service Withdrawals Addendum to the Adoption Agreement.
		(2)	☐	another in-service withdrawal option that is permissible under the Code. Please complete the In-Service Withdrawals Addendum to the Adoption Agreement identifying the in-service withdrawal option(s).

Note: Any withdrawal indicated in this Section may be a “protected benefit” under Code Section 411(d)(6) which can be eliminated only to the extent permitted by applicable guidance.

1.20	FORM OF DISTRIBUTIONS

Subject to Section 13.01, 13.02 and Article 14 of the Basic Plan Document, distributions under the Plan shall be paid as provided below.

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	(a)	Lump Sum Payments—Lump sum payments are always available under the Plan and are the normal form of payment under the Plan except as modified in Subsection 1.20(d)(2) below.

	(b)	☐	Installment Payments—Participants may elect distribution under a systematic withdrawal plan (installments).

	(c)	☐	Partial Withdrawals—A Participant whose employment has terminated and whose Account is distributable in accordance with the provisions of Article 12 of the Basic Plan Document may elect to withdraw any portion of his Distributable vested interest in his Account in cash at any time.

	(d)	☐	Annuities (Check if the Plan is retaining any annuity form(s) of payment.)

		(1)	☐	An annuity form of payment is available under the Plan because the Plan either converted from or received a transfer of assets from a plan that was subject to the minimum funding requirements of Code Section 412 and therefore an annuity form of payment is a protected benefit under the Plan in accordance with Code Section 411(d)(6).

		(2)	The normal form of payment under the Plan is (check (A) or (B)):

			(A)	☐	Lump sum is the normal form of payment for:

				(i)	☐ All Participants

				(ii)	☐ All Participants except those as indicated on the Forms of Payment Addendum.

			(B)	☐	Life annuity is the normal form of payment for all Participants.

		(3)	☐	The Plan offers at least one other form of annuity as specified in the Forms of Payment Addendum.

Note: A life annuity option will continue to be an available form of payment for any Participant who elected such life annuity payment before the effective date of its elimination.

	(e)	Cash Outs and Implementation of Required Rollover Rule

		(1)	☑	If the vested Account balance payable to an individual is less than or equal to the cash out limit utilized for such individual, such Account will be distributed in accordance with the provisions of Section 13.02 or 18.04 of the Basic Plan Document. The cash out limit is:

			(A)	☐	$1,000.

			(B)	☑	The dollar amount specified in Code Section 41 l(a)(l1)(A) ($5,000 as of January 1, 2013). Any distribution greater than $1,000 that is made to a Participant without the Participant’s consent before the Participant’s Normal Retirement Age (or age 62, if later) will be rolled over to an individual retirement plan designated by the Plan Administrator.

1.21	TIMING OF DISTRIBUTIONS

Except as provided in Subsection 1.21(a) or (b), distribution shall be made to an eligible Participant from his vested interest in his Account as soon as reasonably practicable following the Participant’s request for distribution pursuant to Article 12 of the Basic Plan Document.

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	(a)	Distribution shall be made to an eligible Participant from his vested interest in his Account as soon as reasonably practicable following the date the Participant’s application for distribution is received by the Administrator, but in no event later than his Required Beginning Date, as defined in Subsection 2.01(ss).

	(b)	☐	Preservation of Same Desk Rule—Check if the Employer wants to continue application of the same desk rule described in Subsection 12.01(b) of the Basic Plan Document regarding distribution of Deferral Contributions, Qualified Nonelective Employer Contributions, Qualified Matching Employer Contributions, 401(k) Safe Harbor Matching Employer Contributions, and 401(k) Safe Harbor Nonelective Employer Contributions. (If any of the above-listed contribution types were previously distributable upon severance from employment, this Option may not be selected.)

1.22	TOP HEAVY STATUS

	(a)	The Plan shall be subject to the Top-Heavy Plan requirements of Article 15 (check one):

		(1)	☐	for each Plan Year, whether or not the Plan is a “top-heavy plan” as defined in Subsection 15.01(g) of the Basic Plan Document.

		(2)	☑	for each Plan Year, if any, for which the Plan is a “top-heavy plan” as defined in Subsection 15.01(g) of the Basic Plan Document.

		(3)	☐	Not applicable. (Choose only if (A) Plan covers only employees subject to a collective bargaining agreement, or (B) Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(a)(3), 401 (k) Safe Harbor Formula, is selected, and the Plan does not provide for Employee Contributions or any other type of Employer Contributions.)

	(b)	If the Plan is or is treated as a “top-heavy plan” for a Plan Year, each non-key Employee shall receive an Employer Contribution of at least 3% (3 or 5)% of Compensation for the Plan Year or such other amount in accordance with Section 15.03 of the Basic Plan Document or as elected on the 416 Contributions Addendum. The minimum Employer Contribution provided in this Subsection 1.22(b) shall be made under this Plan only if the Participant is not entitled to such contribution under another qualified plan of the Employer, unless the Employer elects otherwise below:

		(1)	☐	The minimum Employer Contribution shall be paid under this Plan in any event.

		(2)	☐	Another method of satisfying the requirements of Code Section 416. Please complete the 416 Contributions Addendum to the Adoption Agreement describing the way in which the minimum contribution requirements will be satisfied in the event the Plan is or is treated as a “top-heavy plan”.

		(3)	☐

Not applicable. (Choose only if (A) Plan covers only employees subject to a collective bargaining agreement, or (B) Option 1.11(a)(3), 401(k) Safe Harbor Matching Employer Contributions, or Option 1.12(b)(3), 401(k) Safe Harbor Formula, is selected, and the Plan does not provide for Employee Contributions or any other type of Employer Contributions.)

Note: The minimum Employer Contribution may be less than the percentage indicated in Subsection 1.22(b) above to the extent provided in Section 15.03 of the Basic Plan Document.

	(c)	If the Plan is or is treated as a “top-heavy plan” for a Plan Year, the vesting schedule found in Subsection 1.16(c)(1) shall apply for such Plan Year and each Plan Year thereafter, except with regard to Participants for whom there is a more favorable vesting schedule for Nonelective Employer Contributions.

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If the Employer has selected Option 1.01(b)(1) and the minimum Employer Contribution will not be immediately 100% vested, the Vesting Schedule Addendum must contain the applicable vesting schedule.

1.23	CORRECTION TO MEET 415 REQUIREMENTS UNDER MULTIPLE DEFINED CONTRIBUTION PLANS

	☐	Other Order for Limiting Annual Additions—If the Employer maintains other defined contribution plans, annual additions to a Participant’s Account shall be limited as provided in Section 6.12 of the Basic Plan Document to meet the requirements of Code Section 415, unless the Employer elects this Option and completes the 415 Correction Addendum describing the order in which annual additions shall be limited among the plans.

1.24	INVESTMENT DIRECTION

Subject to Section 8.03 of the Basic Plan Document, Participant Accounts shall be invested (check one):

	(a)	☐	in accordance with the investment directions provided to the Trustee by the Employer for allocating all Participant Accounts among the Permissible Investments.

	(b)	☑	in accordance with the investment directions provided to the Trustee by each Participant for allocating his entire Account among the Permissible Investments.

	(c)	☐	in accordance with the investment directions provided to the Trustee by each Participant for all contribution sources in his Account, except that the following sources shall be invested in accordance with the investment directions provided by the Employer (check (1) and/or (2)):

		(1)	☐ Nonelective Employer Contributions

		(2)	☐ Matching Employer Contributions

Note: The Employer must direct the applicable sources among the Permissible Investments.

1.25	ADDITIONAL PROVISIONS AND PROTECTED BENEFITS

	(a)	☑	Additional Provisions—The Plan includes certain provisions that are not delineated through the above elections in this Adoption Agreement, but are incorporated into Fidelity Basic Plan Document 17 and are described within the Additional Provisions Addendum. The provisions included within the Additional Provisions Addendum supplement and/or alter the provisions of this Adoption Agreement and/or the Basic Plan Document.

	(b)	☐	Protected Benefit Provisions—The Plan includes provisions that are “protected benefits” under Code Section 411(d)(6) and are not delineated through the above elections in this Adoption Agreement, but are described within the Protected Benefit Provisions Addendum.

1.26	SUPERSEDING PROVISIONS

	(a)	☐

The Employer has completed the Plan Superseding Provisions Addendum to show the provisions of the Plan which supersede provisions of this Adoption Agreement and/or the Basic Plan Document.

Note: If the Employer elects superseding provisions in Option (a) above, the Employer may not be permitted to rely on the Volume Submitter Sponsor’s advisory letter for qualification of its Plan. In addition, such superseding provisions may in certain circumstances affect the Plan’s status as a pre-approved volume submitter plan eligible for the 6-year remedial amendment cycle.

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(b) ☐	The Employer has completed the Trust Superseding Provisions Addendum to show the provisions of the Plan which supersede provisions of the Trust Agreement in the Basic Plan Document.

1.27	RELIANCE ON ADVISORY LETTER

An adopting Employer may rely on an advisory letter issued by the Internal Revenue Service as evidence that this Plan is qualified under Code Section 401 only to the extent provided in Section 19.02 of Revenue Procedure 2011-49. The Employer may not rely on the advisory letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the advisory letter issued with respect to this Plan and in Section 19.03 of Revenue Procedure 2011-49. In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.

Failure to properly complete the Adoption Agreement and failure to operate the Plan in accordance with the terms of the Plan document may result in disqualification of the Plan.

This Adoption Agreement may be used only in conjunction with Fidelity Basic Plan Document No. 17. The Volume Submitter Sponsor shall inform the adopting Employer of any amendments made to the Plan or of the discontinuance or abandonment of the volume submitter plan document.

1.28	ELECTRONIC SIGNATURE AND RECORDS

This Adoption Agreement, and any amendment thereto, may be executed or affirmed by an electronic signature or electronic record permitted under applicable law or regulation, provided the type or method of electronic signature or electronic record is acceptable to the Trustee.

1.29	VOLUME SUBMITTER INFORMATION:

Name of Volume Submitter Sponsor: Address of Volume Submitter Sponsor:	Fidelity Management & Research Company 245 Summer Street Boston, MA 02210

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EXECUTION PAGE

Plan Name	M/I Homes, Inc. 401(k) Profit Sharing Plan (the “Plan”)

Employer:	M/I Homes, Inc.

The Fidelity Basic Plan Document No. 17 and the accompanying Adoption Agreement together comprise the Volume Submitter Defined Contribution Plan. It is the responsibility of the adopting Employer to review this volume submitter plan document with its legal counsel to ensure that the volume submitter plan is suitable for the Employer and that Adoption Agreement has been properly completed prior to signing.

IN WITNESS WHEREOF, the Employer has caused this Adoption Agreement to be executed this 12th day of March, 2018.

Employer:	M/I Homes, Inc.

By:	/s/ Karla M. Cupp
Title:	VP of HR

Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer’s corporate policy mandates two authorized signatures.

Employer:	M/I Homes, Inc.

By:	/s/ Mallory Stewart
Title:	HR Benefits Manager

Accepted by:	Fidelity Management Trust Company, as Trustee

By:	/s/ Daniel Martis	Date:	3/13/2018
Title:	Authorized Signatory

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PARTICIPATING EMPLOYERS ADDENDUM

for

Plan Name: M/I Homes, Inc. 401(k) Profit Sharing Plan

Note: All participating employers must be a business entity of a type recognized under Treasury Regulation Section 301.7701-2(a).

(a) ☑	Only the following Related Employers (as defined in Subsection 2.01(rr) of the Basic Plan Document) participate in the Plan (list each participating Related Employer and its Employer Tax Identification Number):

M-I Homes of Indiana, LP, 04-3661814

M/I Financial, LLC, 31-1076317

Trans Ohio Residential Title Agency, LTD, 31-1463608

M-I Homes Service Corp, 31-1626248

M-I Homes of Central Ohio, LLC, 36-4530649

M-I Homes of Cincinnati, LLC, 37-1466139

M I Homes of Chicago, LLC, 41-2240732

MI Homes of Austin, LLC, 46-1211424

MI Homes of DFW, LLC, 46-3294033

MI Title, LLC, 46-4352622

M-I Homes of Minneapolis-St Paul, LLC, 47-4772043

M/I Homes of Sarasota, LLC, 47-4842229

M-I Title Agency Limited, 59-3466298

M I Homes of DC, LLC, 73-1668967

M/I Homes of Raleigh, LLC, 73-1668974

M/I Homes of Charlotte, LLC, 73-1668983

MI Homes of Tampa, LLC, 75-3087792

M I Homes of Orlando, LLC, 75-3087793

M/I Homes of Houston, LLC, 80-0569230

M/I Homes of San Antonio, LLC, 80-0687761

M/I Homes of Michigan, LLC, 82-3654896

(b) ☐	All Related Employer(s) as defined in Subsection 2.01(rr) of the Basic Plan Document participate in the Plan.

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ADDITIONAL PROVISIONS ADDENDUM

for

Plan Name: M/I Homes, Inc. 401(k) Profit Sharing Plan

(a)	Additional Provision(s)—The following provisions supplement and/or, to the degree described herein, supersede other provisions of this Adoption Agreement and the Basic Plan Document in the following manner:

(1) The following replaces Subsection 1.05(a):

(a)	Compensation Exclusions—Compensation shall exclude the item(s) selected below for the indicated types of contributions.

	(1) Deferral Contributions, Employee Contributions, Qualified Nonelective Employer Contributions, 401(k) Safe Harbor Matching Employer Contributions	(2) Nonelective Employer Contributions - other than 401(k) Safe Harbor Nonelective Employer Contributions	(3) Matching Employer Contributions - other than 40l(k) Safe Harbor Matching Employer Contributions	(4) 401(k) Safe Harbor Nonelective Employer Contributions
(A)			X	X	N/A—not applicable—type of contribution(s) not selected or no exclusions

(B)	X	X			Reimbursements or other expense allowances

(C)	X	X			Fringe benefits (cash and non-cash)

(D)	X	X			Moving expenses

(E)	X	X			Deferred compensation

(F)	X	X			Welfare benefits

(G)	X	X			Unused leave as described in Section 2.01(k)(2)

(H)					Differential Wages

(I)					Overtime pay

(J)					Bonuses

(K)					Commissions

(L)	X	X			The value of restricted stock or of a qualified or a non-qualified stock option granted to an Employee by the Employer to the extent such value is includable in the Employee’s taxable income

(M)	X	X			Severance pay received prior to termination of employment—Severance pay received following termination of employment is always excluded for purposes of contributions.

(N)	X	X			Such other items as are identified in Section 1.05(a)(5) below.

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(5)	The following other items are excluded for the types of contributions indicated:

(A)	Compensation for Deferral Contributions, Employee Contributions, Qualified Nonelective Employer Contributions, and 401(k) Safe Harbor Matching Employer Contributions. The following items are excluded from Compensation for purposes of determining Deferral Contributions, Employee Contributions, Qualified Nonelective Employer Contributions, and 401(k) Safe Harbor Matching Employer Contributions (Complete if Subsection 1.05(a)(l)(N) is selected and list separately any items excluded from Compensation only for a particular group of employees and provide a description of that group:

(i) Any final compensation (e.g. salary, wages, overtime, bonus, commissions) payment made on behalf of a deceased Employee. (ii) The value of any equity award other than restricted stock or a qualified or nonqualified stock option granted to an Employee by the Employer to the extent such value is includable in the Employee’s taxable income. (iii) The value of any fringe benefit (except the value of any telephone or automobile allowance) provided to an Employee by the Employer to the extent such value is includable in the Employee’s taxable income.

Note: If the Employer has selected Safe Harbor Matching Employer Contributions, any exclusion listed above must be a permitted exclusion under Section 1.414(s)-1(d)(2) of the Treasury Regulations. In addition, a Participant must be permitted to make Deferral Contributions under the Plan sufficient to receive the full 401(k) Safe Harbor Matching Employer Contribution, determined as a percentage of Compensation meeting the requirements of Code Section 414(s).

(B)	Compensation for Nonelective Employer Contributions (other than 401(k) Safe Harbor Nonelective Employer Contributions). The following items are excluded from Compensation for purposes of allocating Nonelective Employer Contributions other than 401(k) Safe Harbor Nonelective Employer Contributions and Nonelective Employer Contributions that are allocated under the Integrated Formula, if elected in Subsection 1.12(a)(4) and/or 1.12(b)(2) (Complete if Subsection 1.05(a)(2)(N) is selected and list separately any items excluded from Compensation only for a particular group of employees and provide a description of that group):

(i) Any final compensation (e.g. salary, wages, overtime, bonus, commissions) payment made on behalf of a deceased Employee. (ii) The value of any equity award other than restricted stock or a qualified or nonqualified stock option granted to an Employee by the Employer to the extent such value is includable in the Employee’s taxable income. (iii) The value of any fringe benefit provided to an Employee by the Employer to the extent such value is includable in the Employee’s taxable income. (iv) Any bonus payable to an Employee. (v) Any includable Compensation in excess of $50,000.

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(C)	Compensation for Matching Employer Contributions (other than 401(k) Safe Harbor Matching Employer Contributions). The following items are excluded from Compensation for purposes of allocating Matching Employer Contributions other than 401(k) Safe Harbor Matching Employer Contributions (Complete if Subsection 1.05(a)(3)(N) is selected and list separately any items excluded from Compensation only for a particular group of employees and provide a description of that group):

(D)	Compensation for 401(k) Safe Harbor Nonelective Employer Contributions. The following items are excluded from Compensation for purposes of allocating 401(k) Safe Harbor Nonelective Employer Contributions (Complete if Subsection 1.05(a)(4)(N) is selected and list separately any items excluded from Compensation only for a particular group of employees and provide a description of that group):

Note: Any exclusion listed above must be a permitted exclusion under Section 1.414(s)-1(d)(2) of the Treasury Regulations. In addition, the definition of Compensation must be tested to show that it meets the requirements of Code Section 414(s).

Note: The Participant group(s) identified above must be clearly defined in a manner that will not violate the definite predetermined allocation formula requirement of Treasury Regulation Section 1.401-1(b)(1)(ii).

Note: If the Employer selects Option (I), (J), (K), (L), (M), or (N) with respect to Nonelective Employer Contributions, Compensation must be tested to show that it meets the requirements of Code Section 414(s) or the allocations must be tested to show that they meet the general test under regulations issued under Code Section 401(a)(4). If the Employer selects Option (I), (J), (K), (L), (M), or (N) with respect to 401(k) Safe Harbor Nonelective Employer Contributions, Compensation must be tested to show that it meets the requirements of Code Section 414(s). If the Employer selects Option (I), (J), (K), (L), (M), or (N) with respect to Deferral Contributions and Safe Harbor Matching Employer Contributions, a Participant must be permitted to make Deferral Contributions under the Plan sufficient to receive the full 401(k) Safe Harbor Matching Employer Contribution, determined as a percentage of Compensation meeting the requirements of Code Section 414(s). If the Employer selects Option (I), (J), (K), (L), (M), or (N) with respect to Matching Employer Contributions (other than 401(k) Safe Harbor Matching Employer Contributions), Compensation for purposes of applying the limitations on Matching Employer Contributions described in Section 6.10 of the Basic Plan Document (for deemed satisfaction of the “ACP” test) must be tested to show that it meets the requirements of Code Section 414(s).

(2) The following shall be added as Section 1.07(b):

(b)	Additional Automatic Enrollment Provisions—Except as provided in (c) below, automatic enrollment made in accordance with Section 5.03(c) of the Basic Plan Document is subject to the following:

(1)	An initial pre-tax Deferral Contribution of 3.00% will be made for:

(A)	Newly-eligible Employees on each such Employee’s Entry Date.

(B)	Active Participants (who are not suspended from making Deferral Contributions), beginning on 04/01/2018 if they meet any of the following criteria:

(i)	They are without a deferral election on file and were hired on or after 08/18/2009.

(C)	Each Eligible Employee having a Reemployment Commencement Date will be treated as follows for purposes of the above-described automatic enrollment contributions:

(i)	Shall be automatically enrolled later of 30 days from date of rehire or Entry Date.

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Note: If the Employer has elected a QACA in Option 1.07(a)(6)(D), then after the effective date of this election, any Participant automatically enrolled pursuant to this subparagraph (C) who was automatically enrolled under the QACA at the time of leaving employment shall be automatically enrolled at the same rate in effect immediately prior to his leaving employment plus any increases missed in accordance with paragraph (2) below (if applicable) prior to his Reemployment.

(c)	Exceptions to Automatic Deferral Provisions- The provisions of Subsection 1.07(b) shall be applied differently to the groups of Eligible Employees as specified below.

Note:	The Participant group(s) identified below must be clearly defined in a manner that will not violate the definite predetermined allocation formula requirement of Treasury Regulation Section 1.401-1(b)(1)(ii).

(1)	The following group of Eligible Employees shall have automatic enrollment apply differently to them according to the provisions in (A) and (B) below:

Employees having a date of hire or reemployment date prior to 8/18/2009.

(A)	An initial pre-tax Deferral Contribution of 0% will be made for:

(i)	Newly-eligible Employees on each such Employee’s Entry Date.

(ii)	Active Participants (who are not suspended from making Deferral Contributions), beginning on 04/01/2018 if they meet any of the following criteria:

(I)	They are without a deferral election on file and were hired on or after 08/18/2009.

(iii)	Each Eligible Employee having a Reemployment Commencement Date will be treated as follows for purposes of the above-described automatic enrollment contributions:

(I)	Shall be automatically enrolled later of 30 days from date of rehire or Entry Date.

Note: If the Employer has elected a QACA in Option 1.07(a)(6)(D), then after the effective date of this election, any Participant automatically enrolled under the Plan who was automatically enrolled under the QACA at the time of leaving employment shall be automatically enrolled at the same rate in effect immediately prior to his leaving employment plus any increases missed in accordance with paragraph (B) below (if applicable) prior to his Reemployment.

(2)	The following group of Eligible Employees shall have automatic enrollment apply differently to them according to the provisions in (A) and (B) below:

Part-time Employees; Temporary Employees.

(A)	An initial pre-tax Deferral Contribution of 0% will be made for:

(i)	Newly-eligible Employees on each such Employee’s Entry Date.

(ii)	Active Participants (who are not suspended from making Deferral Contributions), beginning on 04/01/2018 if they meet any of the following criteria:

(I)	They are without a deferral election on file and were hired on or after 08/18/2009.

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(iii)	Each Eligible Employee having a Reemployment Commencement Date will be treated as follows for purposes of the above-described automatic enrollment contributions:

(I)	Shall be automatically enrolled later of 30 days from date of rehire or Entry Date.

Note: If the Employer has elected a QACA in Option 1.07(a)(6)(D), then after the effective date of this election, any Participant automatically enrolled under the Plan who was automatically enrolled under the QACA at the time of leaving employment shall be automatically enrolled at the same rate in effect immediately prior to his leaving employment plus any increases missed in accordance with paragraph (B) below (if applicable) prior to his Reemployment.

(3) The following replaces Subsection 1.12(b):

(b)	Discretionary Formula—The Employer may decide each Contribution Period whether to make a discretionary Nonelective Employer Contribution on behalf of “eligible” Participants in accordance with Section 5.10 of the Basic Plan Document.

(6)	Per Capita (Flat-Dollar) Allocation Formula—The Nonelective Employer Contribution is allocated among “eligible” Participants so that each such “eligible” Participant receives an amount that is identical to the amount received by all other “eligible” Participants in the same group of “eligible” Participants as described in (A) below for the Contribution Period.

(A)	Identification of Participant Groups—Each Contribution Period the Employer may make separate contributions to each Participant group identified below to be allocated among the “eligible” Participants in such group in accordance with the formula described above.

Note: The Participant groups identified below must be clearly defined in a manner that will not violate the definite predetermined allocation formula requirement of Treasury Regulation Section 1.401-1(b)(1)(ii) and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(i)	Group 1 consists of the following “eligible” Participants:

Predecessor Employer Participants during the plan year the participant becomes an Employee for sponsoring Employer.

(B)

To the extent the allocation formula does not apply to all Participants under the Plan, the Employer may be required to restructure the Plan, as permitted by the regulations under Code Section 401(a)(4), to satisfy the nondiscriminatory benefits requirement of that Code Section. If the Plan can be restructured to satisfy the nondiscriminatory benefits requirements, then the Plan will generally satisfy a design-based safe harbor pursuant to the regulations under Code Section 401(a)(4). If the Plan cannot be restructured to satisfy the nondiscriminatory benefits requirements, the Plan shall be required to satisfy the nondiscriminatory amount requirement by testing in accordance with Section 1.401(a)(4)-2(a) of the Treasury Regulations. If the Plan is required to pass cross-testing in accordance with Section 1.401(a)(4)-8 of the Treasury Regulations to satisfy the nondiscriminatory amount requirement and the Plan does not meet the exception found in Section 1.401(a)(4)-8(b)(1)(i)(B)(1) or (2), the Plan shall provide a gateway contribution to Participants required to benefit under this allocation to the extent described in Section 1.401(a)(4)-8(b)(1)(vi). All Participants not included in an allocation group above shall

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be considered as not benefiting under this allocation for the Contribution Period unless otherwise is required to pass the nondiscriminatory amount testing pursuant to Section 1.401(a)(4)-8 of the Treasury Regulations. The Employer shall notify the Plan Administrator of the amount allocable to each group.

(4) In addition to any other options selected in Subsection 1.15, the following applies:

(e)	The following requirements in effect under the Plan prior to its conversion to a Fidelity Basic Plan Document No. 17 Adoption Agreement apply to Participants as described:

Participant is disabled within the meaning of the general personnel policies of the Employer, as determined by the Plan Administrator.

(5) The following replaces Section 19.05:

19.05. Costs of Administration. All reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Administrator and the Trustee in administering the Plan and Trust may be paid from the forfeitures (if any) resulting under Section 11.08, from the suspense account described in this Section, if any, or from the remaining Trust Fund. All such costs and expenses paid from the remaining Trust Fund shall, unless allocable to the Accounts of particular Participants, be charged against the Accounts of all Participants as provided in the Service Agreement.

Amounts a service provider agrees to credit to the Plan in recognition of the service provider’s compensation for Plan services will be allocated to the Plan as follows: (a) to the extent an amount is attributable to a Permissible Investment, such amount shall be allocated to the Accounts of Participants and Beneficiaries pro rata based on the ratio that each Participant and Beneficiary’s balance in each such Permissible Investment bears to the total balances for all such Participants and Beneficiaries in such Permissible Investment; and, (b) to the extent an amount is a credit for float earnings of the Plan in excess of float expenses, such amount shall be allocated to a suspense account from which the Administrator may pay Plan expenses and/or allocate amounts to the Accounts of Participants and Beneficiaries pro rata based on their Account balances in the Trust excluding amounts invested in a loan pursuant to Article 9. Any amounts so allocated shall not constitute “annual additions” (as defined in Subsection 6.01(a)) under the Plan.

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Volume Submitter Defined Contribution Plan

ADDENDUM TO ADOPTION AGREEMENT

FIDELITY BASIC PLAN DOCUMENT No. 17

RE: American Taxpayer Relief Act of 2012

Plan Name: M/I Homes, Inc. 401(k) Profit Sharing Plan

Fidelity 5-digit Plan Number: 88171

PREAMBLE

Adoption and Effective Date of Amendment. This amendment of the Plan is adopted to reflect certain provisions of the American Taxpayer Relief Act of 2012 (“ATRA”). This amendment is intended as good faith compliance with the ATRA and is to be construed in accordance with applicable guidance. This amendment shall be effective with respect to Fidelity’s Volume Submitter plan as provided below.

Supersession of Inconsistent Provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

(a)	☐	In-Plan Roth Conversions. In accordance with Article 5 of the Basic Plan Document and as may be limited in (2) below, any Participant who is still employed by the Employer may elect to have any part of the below-listed portions of his Account, which is fully vested, not part of an outstanding loan balance pursuant to Article 9 of the Basic Plan Document, not currently distributable and not “designated Roth contributions” under the Plan, be considered “designated Roth contributions” for purposes of the Plan. This subsection (a) shall be effective to permit such conversions on and after the following effective date: (can be no earlier than January 1, 2013).

	(1)	The following sub-accounts are available to be converted: .

	(2)	☐ A Participant may not make an In-Plan Roth Conversion more frequently than: .

Amendment Execution

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed this 12th day of March, 2018.

Employer:	M/I Homes, Inc.	Employer:	M/I Homes, Inc.

By:	/s/ Karla M. Cupp	By:
Title:	VP of HR	Title:

Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer’s corporate policy mandates two authorized signatures.

Accepted by: Fidelity Management Trust Company, as Trustee

By:	Date:

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Fidelity Investments Retirement Plan Service Agreement

This Service Agreement (the “Agreement”) is between M/I Homes, Inc. (the “Employer”), and Fidelity Management Trust Company (“Fidelity”), as a recordkeeping services provider for the M/I Homes, Inc. 401(k) Profit Sharing Plan (the “Plan”), for the following considerations and according to the following terms, conditions and limitations included herein:

Article I

Service	Fee Type	Fee	Fee Paid By
Implementation Services	Setup Fee	Included	Included

Plan Conversion Services	Conversion Fee	Included	Included

Recordkeeping and Trustee Services

Fee Type		Fee	Fee Paid By
Annual Base Fee		Included	Included

Annual Per Participant Fee		Included	Included

Minimum Annual Base and Participant Fee		Included	Included

Annual Trustee Fee		Included	Included

Nondiscrimination Testing		Fee	Fee Paid By
Annual Tests: ADP; ACP; IRC Section 402(g) limit test; IRC Section 415(c)(1); IRC Section 416(c)(2)-Top Heavy Test; IRC Section 410(b)(l)-Minimum Coverage		Included	Included

Compensation Testing		Included	Included

5500 Services—included in above fee for Nondiscrimination Testing. If the Employer has waived Nondiscrimination Testing Services, then the Employer will be charged $650 for 5500 Services performed by Fidelity.

Investment Services	Type	Fee	Fee Paid By
Default Investment Notice Service	Annual Fee	Included	Included

Non-Fidelity Mutual Fund Basis Points	Basis points per annum of assets invested in Non-Fidelity mutual funds	Included	Included

Non-Fidelity Funds	Annual Fee	Included	Included

Employer Stock Administrative Services In addition to this annual fee, the Employer shall be billed the amount of any expenses incurred by Fidelity related to proxy and tender offer services provided with respect to the Employer Stock held in the Plan; including expenses incurred for such services as mailing and tabulation costs associated with pass-through voting to Participants.	Annual Fee	$10,000	Employer

Global Fund Action (GFA) Implementation Processing	The Employer will be billed for any change to a Non-Fidelity Fund which has not been requested by the Employer, Administrator or Investment Manager as part of a change to Permissible Investments available under the Plan but is required (e.g., due to a merger, liquidation, hard closure to new investment or

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other global action) by the Permissible Investment’s provider. This GFA fee will be assessed for any Non-Fidelity Fund listed as a Permissible Investment on the business day prior to the GFA, even if no Plan assets are invested in such fund on such date.

The GFA fee is $1,000.

Additional Services	Type	Fee	Fee Paid By
Beneficiary Tracking Service	Annual Fee	Included	Included

On-Site Group Enrollment Meetings	* Up to 4 meetings per day.	Please contact your designated Fidelity representative	Employer

Company Contribution Calculator	Annual Fee	Included	Included

Electronic Data Transfer Service	Set up Fee	Included	Included

Express Mail Service Participant Withdrawal and (if applicable) Loan check delivery+	Per check	$25	Participants

Participant Loans+	New Loan Set Up Fee	$50	Participants

Participant Loans+	Annual Loan Maintenance Fee	$25	Participants

Loan Interest Rate Update Service	Set up Fee	Included	Included

Automatic Cash-Out of Terminated Participants	Annual Fee	Included	Included

Hardship Suspension Tracking Service	Annual Fee	Included	Included

Automated Minimum Required Distributions Service+	Per Participant Fee for each distribution year	$25	Participants

DRO Qualification Service—Web Generated Order+	Per order	$300	Participants

DRO Qualification Service—Non-Web Generated Order+	Per order	$1,200	Participants

DRO Qualification Service—Multiplan Order+	Per order	$1,800	Participants

Return of Excess Contributions+	Per check	$25	Employer

+	Transactional Fee (charged based on use of the service or processing of the transaction)

Allocation of Participant-Paid Fees per Article I: Pro Rata

Participant-paid fees per Article I, other than those indicated as transactional fees, shall be allocated pro rata (fee applied based on account balance). The Employer acknowledges that, to the extent any testing of this expense allocation is required under Internal Revenue Code Section 401(a)(4), the Employer shall be solely responsible for such testing, and Fidelity shall not provide any services related to such testing.

Fee Guarantee

Notwithstanding anything else in this Agreement, Fidelity agrees not to increase the annual Recordkeeping and Trustee Fees, Nondiscrimination Testing Services fees, and Form 5500 Service fees listed in Article I for a period of three years from the Plan’s original effective date on Fidelity’s volume submitter plan except under the following conditions: 1) a decline in plan assets by more than 10% due to corporate action, plan spin-off or transfer or other Employer or Participant withdrawal activity; 2) an increase in Eligible Employees or Participants by 10% or more from the number on which the confirmed on-going fees were based; 3) a change in Permissible Investment options, or 4) if there is a change to the recordkeeping of the Plan mandated by a change to the applicable legislation, in which case then Fidelity retains the right to review and unilaterally reset the fees guaranteed above as further described below in this Article I.

Unilateral Amendments

Pursuant to Section 12 of Article II, and except to the extent provided otherwise in this Article I, Fidelity reserves the right to amend and communicate changes to fees and services to the Employer. Fidelity agrees to give the Employer 120 days’ notice on changes to any fee found in this Agreement, giving the Employer the choice, at Fidelity’s discretion, to either 1) terminate the Agreement and leave before the end of the notice period, 2) elect out of the service on which the new fee is imposed, or 3) pursue some other opportunity to avoid the application of the fee, with no other additional fee being imposed under this Agreement.

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Fixed Basis Point Recordkeeping and Administrative Services Pricing (Fixed Basis Point Pricing) with Revenue Credit

Fixed Basis Point Pricing will be 15 basis points of total Plan assets (the ‘Recordkeeping Revenue’) determined based upon average quarterly assets, multiplied by one-quarter (1/4), billed and payable quarterly, with such amount billed to the Employer. Fidelity shall fund a revenue credit for each quarter calculated as the sum of the following:

i.	Credits for Fidelity investment products: Average quarterly balances held in Fidelity investment products in the Plan, multiplied by one-quarter (1/4) of the following rates respectively:

•	Actively-managed (non Class K) Fidelity equity mutual funds (includes all Fidelity Freedom® Funds except Fidelity Freedom® Index Funds): 35 basis points per annum;

•	Actively-managed (Class K) Fidelity equity mutual funds (includes all Fidelity Freedom K® Funds except Fidelity Freedom® Index K Funds): 20 basis points per annum;

•	Actively-managed Fidelity fixed income and money market mutual funds (except for certain Fidelity institutional money market mutual funds, e.g. FIMM Funds), Managed Income Portfolio I: 20 basis points per annum;

•	Actively-managed Pyramis Service Series commingled pools (excluding all stable value commingled pools): 10 basis points per annum:

•	Fidelity Enhanced Equity Index Funds: 10 basis points per annum.

ii.	Credits for Non-Fidelity investment products: Average quarterly balances held in Non-Fidelity investment products in the Plan multiplied by the quarterly rate that the non-Fidelity vendor has agreed to use to determine payments to FIIOC.

iii.	No credits are available for the following:

•	Any assets held in BrokerageLink®.

•	Any assets held in investments not otherwise described in subsections (i) or (ii) above or in this subsection (iii)

Fees indicated by “Included” are covered under this pricing structure.

The Annual Recordkeeping Fee shall be offset by net float earnings attributable to the Plan for each quarter (exclusive of net float earnings attributable to Recurring Advisor Payments, if applicable) beginning after the last date on which a party hereto executes this Agreement (or the amendment of this Agreement containing these provisions). Any remaining balance after the application of this offset shall be due and payable to Fidelity.

Participant Revenue Credit

i.	Allocation. The Participant Revenue Credit shall be allocated to Eligible Participants (defined below) as follows:

1.	Crediting Date: Participant Revenue Credits shall be allocated to Eligible Participant accounts as soon as administratively feasible (generally within 15 business days) after a quarterly recordkeeping invoice reflecting such Participant Revenue Credit has been issued and sent (the “Crediting Date”). In the event an invoice is issued and sent with respect to a portion of a quarter, the amount of the Participant Revenue Credit for such quarter shall be pro rated accordingly.

2.	Allocation Method: Allocations for the Participant Revenue Credit amount attributable to credits described above shall be made to Eligible Participants pro rata based on the ratio of each Participant’s average daily balance in a fund during the quarter to the total average daily balances for all Eligible Participants in such fund during the quarter. The allocation to Eligible Participants will be used to purchase whole and fractional shares of the investments in the Eligible Participant Accounts. Any remaining Participant Revenue Credit amount following the allocation to Eligible Participants shall be allocated to the Revenue Credit Account described below and be subject to the provisions governing the Revenue Credit. In the event a residual amount is insufficient to purchase a fractional share it will not be funded.

3.	Eligible Participants: Solely for purposes of allocations pursuant to this section. Eligible Participant means any participant or beneficiary with a balance in a fund option to which the Participant Revenue Credit relates, at any time during the quarter and has a greater than zero in the Plan at the time of allocation.

4.	Investment of Allocations: Amounts allocated to Eligible Participant accounts shall be invested in the fund to which the Participant Revenue Credit relates, and allocated proportionately for each Participant. If a participant no longer has a balance in the fund or is not permitted to invest further in such fund, amounts shall be invested in accordance with Eligible Participants’ elections for future contributions, or if no such election is on file, in the Plan’s designated default investment.

5.	Directions: The Administrator represents to Fidelity that the Administrator has concluded that allocations hereunder are permissible under the Plan and meet the requirements of applicable laws, including ERISA and the Code. The Administrator directs that allocations of Participant Revenue Credits to Eligible Participants’ Accounts shall not be included as contributions or annual additions for any testing or reporting purposes. Fidelity shall be responsible for implementing the directions of the Administrator as set forth herein but has no responsibility for the legality or appropriateness of such directions.

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6.	12b-1 Payments: To the extent any Participant Revenue Credits are deemed to be attributable to investments in Fidelity Mutual Funds that have adopted a plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 (“1940 Act”) at the time such Participant Revenue Credits are made, such Participant Revenue Credits or Revenue Credits shall be made available pursuant to such plan (“12b-l Payments”), and the following conditions shall apply:

(a)	The obligation to make 12b-l Payments shall continue in effect for one year from the effective date of this Agreement (or the amendment of this Agreement containing these provisions), and shall continue for successive annual periods only upon at least annual approval by a vote of the majority of the Trustees for each of those Fidelity Mutual Funds that have adopted such plans, including a majority of those Trustees that are not “interested persons” (as defined in the 1940 Act) of such Mutual Funds and who have no direct or indirect financial interest in the operation of the plan or any agreement related thereto (“Qualified Trustees”).

(b)	Notwithstanding any provision hereof to the contrary, the obligation to make these 12b-l Payments with respect to any plan may be terminated without penalty at any time, upon either a vote of a majority of the Qualified Trustees, or upon a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the applicable Fidelity Mutual Fund to terminate or not continue the plan for the applicable Fidelity Mutual Fund.

(c)	Upon assignment of this Agreement (as defined under the 1940 Act), the obligation to make 12b-l Payments shall automatically terminate.

Revenue Credit

i.	Funding: Fidelity shall pay quarterly in arrears the calculated Revenue Credit, in accordance with the above, for such quarter as soon as administratively feasible (generally within 15 business days) after a quarterly invoice reflecting the Participant Revenue Credit has been issued and sent.

ii.	Investment: Deposits in the Revenue Credit Account will be invested in the first available source in the Plan’s source hierarchy, which can be viewed through Electronic Services (the source used will not impact testing and reporting). The Revenue Credit Account shall be invested in Fidelity® Government Money Market Fund. If the forgoing fund is not listed in Appendix A as a Permissible Investment option, the Employer directs Fidelity to make such fund available only as the default fund for the Revenue Credit Account and to restrict all other future contributions (including loan repayments) and investment exchanges into this fund.

iii.	Application of Account to Pay Expenses: The Administrator may direct Fidelity through Fidelity’s internet application for Employers to use amounts held in the Revenue Credit Account to reimburse the Employer for fees and expenses associated with services provided to the Plan, or to pay vendors, including Fidelity or third parties, directly. Notwithstanding the foregoing, the Revenue Credit Account may not be used to offset, reimburse or pay: (1) expenses that have been deducted from Participant accounts or (2) expenses that are accrued in the net asset value or mil rate of an investment option. Upon receipt of payment instructions in good order, Fidelity shall redeem shares or units of investment options held in the Revenue Credit Account necessary to make such payments and shall issue payment as soon as administratively feasible thereafter (typically within 5 business days). Fidelity shall not be liable for. nor shall it be responsible for separately including in any payment, any late charges, interest or penalties that may accrue owing to untimely submission to Fidelity of directions in good order or Fidelity’s processing of any payment instructions in accordance herewith. A direction from the Administrator to pay expenses shall constitute a representation to Fidelity that the Administrator has concluded that the payments are permissible under the Plan and meet the requirements of applicable laws, including ERISA and the Code.

iv.	Allocation to Participant Accounts:

1.	General: Once a deposit has been made to the suspense account, the Administrator may direct Fidelity to allocate amounts in the Revenue Credit the Administrator or Named Fiduciary, as applicable, may direct Fidelity to allocate amounts in the Revenue Credit Account to Eligible Participant accounts, provided that any such direction may be provided no more frequently than once per calendar quarter, unless such direction is with respect to a final allocation to be made in the last month of the plan year. Directions shall be submitted through a service request through Fidelity’s internet application for Sponsors and shall include the dollar amount to be allocated from the Revenue Credit Account, provided that if such amount exceeds the balance held in the Revenue Credit Account on the date on which the allocation is to be performed (the “Crediting Date”), such amount shall be deemed to be the total balance of the Revenue Credit Account on the Crediting Date. The applicable Crediting Date shall occur as soon as administratively feasible (and in no event later than 15 calendar days) following receipt of a direction in good order.

2.	Method of Allocation: The dollar amount directed to be allocated from the Revenue Credit Account shall be divided among Eligible Participant accounts pro rata based on Eligible Participant account balances, exclusive of outstanding loan balances.

3.	Eligible Participants: Solely for purposes of allocations pursuant to this section, Eligible Participant means any Participant or beneficiary with a balance greater than zero.

4.	Investment of Allocations: Amounts allocated to Eligible Participant accounts from the Revenue Credit Account shall be invested in accordance with Eligible Participants’ elections for future contributions, or if no such election is on file, in the Plan’s designated default investment pro rata across existing sources.

v.	Directions: A direction from the Administrator or Named Fiduciary to allocate amounts to participant accounts shall constitute a representation to Fidelity that the Administrator or Named Fiduciary, as appropriate, has concluded that the allocations are permissible under the Plan and meet the requirements of applicable laws, including ERISA and the Code. Without limiting the foregoing, the Administrator or Named Fiduciary, as

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appropriate, directs that allocations of amounts from the Revenue Credit Account to Eligible Participants’ Accounts shall not be included as contributions or annual additions for any testing or reporting purposes. Fidelity shall be responsible for implementing the directions of the Administrator or Named Fiduciary, as appropriate, but has no responsibility for the legality or appropriateness of such directions. The Administrator or Named Fiduciary may alter its directions at any time with reasonable advance notice and after consultation concerning the administrative feasibility of alternative directions

To the extent to which there was an immediately preceding credit program established under this Agreement, no amounts under that immediately preceding program shall continue to accrue after the date on which the provisions of this Participant Revenue Credit are originally effective (the “PRC Date”); however, to the extent there are any unused amounts in such preceding program as of the PRC Date the procedures for utilization of such amounts shall be those in effect under the Agreement prior to the PRC Date until such amounts are expired or used in their entirety, as applicable.

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Article II Terms and Conditions

This Agreement, including any Appendices and Attachments to this Agreement, is subject to the following terms and conditions:

1.	Services: Fidelity shall have the responsibility to perform only those services set forth in this Agreement. All other regulatory and administrative matters relating to the Plan shall be the responsibility of the Employer and the Administrator. Fidelity does not provide legal or tax advice. The Employer and Administrator must obtain legal and tax counsel for advice on the plan design, fees and expenses appropriate for its specific situation and on legal and tax issues pertaining to the administration of the Plan. The Administrator hereby directs Fidelity to provide the services described below in accordance with the terms of each service.

2.	Documents: The Employer must use Fidelity’s Basic Plan Document, corresponding Adoption Agreement, and Service Agreement. This Service Agreement includes the Appendices incorporated through the Execution Page, any Attachments thereto, and any Amendments which are expressly made part of this Service Agreement. The Employer may not add, delete, or modify the documents in any way without the prior written consent of Fidelity. To the extent additions, deletions, or modifications are made to the Basic Plan Document and corresponding Adoption Agreement without such prior written consent, the Employer shall not be afforded any of the protections of this Agreement including, without limitations, those for any resulting losses, etc., as potentially covered by Section 10 of this Article. The Employer shall be responsible for completing and executing the Adoption Agreement and for any fees associated with any amendment to the documents. Fidelity, as the Volume Submitter Sponsor, is responsible for making interim amendments applicable to all plans utilizing Fidelity’s volume submitter and may not provide legal advice to the Employer on the completion and/or execution of amendments for the Plan. When the Employer requests to make a change to the provisions of the Plan, Fidelity will provide, to the extent it determines the change to be in accordance with the provisions of Fidelity’s volume submitter, the Employer with amendments to the Plan which will not affect the Plan’s status as a word-for-word adopter of Fidelity’s volume submitter plan (a “Pre-approved Amendment”). The Employer must obtain Fidelity’s written consent for the Employer’s adoption of any Plan amendment that is not a Pre-approved Amendment (a “Non-pre-approved Amendment”). The Employer must provide the text of any Non-pre-approved Amendment to Fidelity for incorporation into the Plan Superseding Provisions Addendum of the Adoption Agreement, and receive Fidelity’s consent as part of this Agreement. Fidelity and the Employer must agree, in advance, on any language to appear in the Trust Superseding Provisions Addendum. The use of this Agreement is contingent upon the use of the named plan documents, as amended with the prior written consent of Fidelity, as described above. Subject to the exception below, the Employer agrees that any determination letter application the Employer files with the IRS with respect to the Plan will be on an IRS Form 5307 only (or successor thereto). The Employer agrees that in no event will the Employer file a determination letter application with the IRS with respect to the Plan on an IRS Form 5300 (or successor thereto) except with respect to a situation where the IRS will not allow the determination letter application on an IRS Form 5307, but such a filing will not result in the determination letter application for the Plan being evaluated on the basis of a cumulative list other than that used to review Fidelity’s Volume Submitter plan (e.g., the plan’s status as a multiple employer plan or the inclusion of an affiliated service group or leased employees). At the Employer’s written request, on a form provided by Fidelity, Fidelity will provide to the Employer a representation letter for filing with the determination letter application with respect to the differences between the Plan and Fidelity’s volume submitter document on file with the IRS. Fidelity generally shall provide such representation letter, in the form and manner deemed appropriate by Fidelity, no later than 60 days after receipt of the Employer’s written request thereof.

3.	Participating Employers: The Employer is responsible for determining if the Employer is a member of a controlled group of businesses or an affiliated service group, as those terms are defined by the Internal Revenue Code, and for notifying Fidelity in writing of its determination. Fidelity is under no obligation to verify the Employer’s determination. All employees of group members must be considered for the coverage and contribution requirements of the Plan and of any plan of a group member. If the Employer’s controlled group or affiliated service group status changes after the effective date of this Agreement, the Employer must provide timely written notification to Fidelity and take other appropriate action to include, exclude, or remove group members or former group members from the Plan. The Employer is responsible for identifying, in the manner determined by Fidelity, all Participants of the Plan who are employed by a participating Employer not part of the Employer’s controlled or affiliated service group.

4.	Conversion Method/Transition Period: An existing Employer plan converting to Fidelity shall be subject to a transition period to facilitate the movement of Participant records and Plan assets from the prior recordkeeper and/or trustee to Fidelity. The responsibilities of the parties, the procedures for the conversion, and the duration of the transition period are dependent upon the reconciliation of records and the conversion method selected by the Employer or Administrator in the separate Conversion Strategy and are subject to the conditions and limitations contained therein.

5.	Investments: Fidelity shall have no discretion or authority with respect to the investment of the Plan assets but shall act solely as a directed Trustee of the contributed funds. Fidelity shall have no authority or discretion to select Permissible Investments for the Plan. The parties acknowledge that the Administrator is capable of evaluating investment risks independently. The Administrator affirms that at all times all decisions concerning the Plan’s Permissible Investments or its investment strategies, including, but not limited to, evaluations of information provided by Fidelity or its affiliates, shall be made by exercising independent judgment. All Plan assets must be invested in the Permissible Investments selected by the Employer and identified in the Permissible Investment Options Appendix. Unless indicated otherwise in the Trust or this Agreement, Permissible Investments within the Trust shall be valued at the end of each business day of the New York Stock Exchange.

To the extent any Permissible Investment is a common, collective or commingled trust now or hereafter maintained in accordance with Revenue Ruling 81-100 (or a similar ruling), during such period of time as an investment through any such common, collective or commingled trust fund shall exist, the declaration of trust of any such fund is hereby adopted and incorporated by reference and shall constitute a part of this Agreement with respect to any assets which are at the time invested in such fund. Unless specifically indicated otherwise in this Agreement, or any applicable appendix or amendment to this Agreement, purchases, sales, and exchanges of each Permissible Investment option are controlled by that Permissible Investment’s prospectus or other governing document(s). For all investments in mutual funds, Fidelity shall pass through any voting rights to Participants invested in such mutual funds. Where any issuer of such mutual funds determines that it will deliver proxy information and/or any other fund information other than by providing a full set of written materials but in a manner consistent with other permissible distribution approaches as outlined under applicable Securities and Exchange Commission rules, Fidelity may use the alternative delivery methods.

Fidelity reserves the right to modify or withdraw the exchange privilege in the future with respect to Fidelity and Fidelity Advisor funds. The Administrator hereby authorizes and directs Fidelity to promptly release upon the specific request of fund company(ies) of such funds specified in the Permissible Investment Options Appendix, as may be amended from time to time, certain Participant transaction and indicative data as may be requested by such fund company(ies) (including Participant Social Security numbers). Fidelity will respond to such requests in order to comply with the requirements of Securities and Exchange Commission Rule 22c-2 (the “Rule”) related to frequent or excessive trading and will carry out such other requirements as fund company(ies) may require to comply with the Rule, such as taking reasonable steps to restrict or prohibit further purchases or exchanges of fund shares by any Participant who has been identified by such fund company(ies) as having engaged in transactions that violate market timing or other abusive trading policies established by such fund company(ies), and confirming to fund company(ies) the actions taken.

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Except as otherwise provided in this Agreement, a proper exchange request received by Fidelity prior to the closing of the New York Stock Exchange shall be effective on that day. Exchanges shall be made as of the next available price. To the extent the Employer permits the Participants to direct investment of their Accounts, the Administrator hereby directs Fidelity to act upon such Participant directions without questioning the authenticity of the direction other than as provided in this section. A Participant shall be required to provide his/her personal identification information, including a PIN, prior to being given access to his/her account(s). For security purposes, the Employer may direct, upon proper notice to and acceptance by Fidelity, that a Participant using Automated Channels be required to respond to additional questions (e.g., date of birth, date of hire) before being able to access his/her accounts. Only those authorized by the Administrator and the Participant shall have access to a Participant’s account. Participant telephone conversations with representatives may be recorded for the protection of the Participant and Fidelity. A confirmation of the exchange of existing account balances and/or a change in investment of future contributions will be sent or made available to the Participant within seven business days. Fidelity reserves the right to establish a separate account for a Beneficiary based upon his/her entitlement to a deceased Participant’s assets.

Contributions received by Fidelity as to which investment instructions have not been provided, shall be invested in the Permissible Investment designated to receive such in accordance with the provisions of the Permissible Investment Options Appendix. Any amounts allocated to a Participant account as to which a Participant investment direction (a) has not been received by the Trustee or (b) has ceased to be valid either because a Permissible Investment option is closed to new investment or is liquidated and not merged with another available investment option, shall be invested in the Permissible Investment selected by the Employer for such purpose in the Permissible Investment Options Appendix, unless the Administrator or another appropriate Plan fiduciary directs otherwise Notwithstanding the foregoing, for any amount held within the Trust and subject to Employer direction of investments pursuant to Section 1.24(a) of the Adoption Agreement (including any amount held in the forfeiture account), the Employer and/or Administrator shall provide direction to establish/change investment elections and exchange between Permissible Investments in accordance with separate written procedures provided by Fidelity, which Fidelity may modify from time to time with notice to the Administrator.

Unless provided otherwise in the Permissible Investment Options Appendix, investment information typically provided to mutual fund shareholders will only be provided to the Administrator, as named fiduciary for the Plan, regarding mutual funds included as Permissible Investments of the Plan.

6.	Contributions: The Employer is responsible for the segregation and remittance of contributions in accordance with the terms and conditions of the Contribution Processing Appendix. The Employer or Administrator shall be responsible for providing Fidelity with complete and accurate data including participant information on a timely basis in a form and manner acceptable to Fidelity and for the delivery to the Trustee of Employee contributions (and loan repayments when applicable) including compliance with Department of Labor plan asset regulations requiring the remission to the Trustee of amounts withheld from wages when segregated from the Employer’s general assets.

7.	Electronic Services: Fidelity may provide communications and other services via electronic media, including, but not limited to Fidelity Plan Sponsor WebStation® (PSW), NetBenefits, and eWorkplace (“Electronic Services”). The Employer and Administrator agree to use such Electronic Services only in the course of administration of or participation in the Plan and to keep confidential and not alter, publish, copy, broadcast, retransmit, reproduce, frame-in, link to, commercially exploit or otherwise disseminate the Electronic Services, any content associated therewith, or any portion thereof (including, without limitation, any trademarks and service marks associated therewith), without the written consent of Fidelity. Except to the extent provided otherwise in this Agreement, Fidelity reserves the right, upon notice when reasonably feasible, to modify or discontinue Electronic Services, or any portion thereof, at any time.

Fidelity acknowledges that certain Electronic Services may, by their nature, be intended for non-commercial, personal use by Plan Participants or their beneficiaries, with respect to their participation in the Plan, or for their other retirement or employee benefit planning purposes, and certain content may be intended or permitted to be modified by the Administrator in connection with the administration of the Plan. In such cases, the Trustee will notify the Administrator of such fact, and any requirements or guidelines associated with such usage or modification. To the extent permission is granted to make Electronic Services available to administrative personnel designated by the Administrator, it shall be the responsibility of the Administrator to keep Fidelity informed of which personnel are authorized to have such access.

To the extent that any Electronic Services utilize Internet services to transport data or communications, Fidelity will take, and Employer and Administrator agree to follow, reasonable security precautions; provided, however, that Fidelity disclaims any liability for interception of any such data or communications. Participant telephone conversations with representatives may be recorded for the protection of the Participant and Fidelity. Fidelity reserves the right not to accept data or communications transmitted electronically or via electronic media by the Employer, the Administrator, or a third party if it determines that the method of delivery does not provide adequate data security, or if it is not administratively feasible for Fidelity to use the data security provided. Fidelity shall not be responsible for, and makes no warranties regarding access, speed or availability of internet or network services, or any other service required for electronic communication, nor does Fidelity make any warranties, express or implied, and specifically disclaims all warranties of merchantability, fitness for a particular purpose, and non-infringement.

The Employer and Administrator acknowledge that certain web sites through which the Electronic Services are accessed may be protected by passwords or require a login and the Employer and Administrator agree that neither the Employer nor the Administrator (or, where applicable, any of their authorized personnel,) will obtain or attempt to obtain unauthorized access to such services or to any other protected materials or information, through any means not intentionally made available by Fidelity for the use of Employer and/or Administrator. To the extent that a personal identification number (PIN) is necessary for access to the Electronic Services, the Employer, the Administrator and/or Participants, as the case may be, are solely responsible for all activities that occur in connection with Such PINs. Notwithstanding anything to the contrary in this Agreement, to facilitate the provision of information to the Participant, Fidelity may require a Participant to provide certain Participant contact information that would facilitate communication to the Participant including, but not limited to, the Participant’s email address, in order to access Fidelity’s Automated Channels (those Electronic Services designated by Fidelity for Participant interaction with Fidelity).

The Employer and the Administrator understand that all services hereunder require the Employer and/or Administrator to provide accurate and timely Participant data to Fidelity in the form and manner required and agree that the Administrator is responsible for initially sending, updating, and always maintaining on Fidelity Participant Recordkeeping System (“FPRS”) the status codes, applicable dates, and other appropriate information via Electronic Services in the manner determined by Fidelity. Fidelity will process address changes requested through Automated Channels by individuals for whom the Administrator has indicated by an appropriate status code on FPRS that they are Plan participants who have separated from service with the Employer, beneficiaries of deceased participants, or alternate payees of participants. Fidelity agrees to send a confirmation statement listing the individual’s previous and current addresses to both such addresses for such individuals upon changing address through Automated Channels. The Employer agrees that each such individual changing address through Automated Channels will be constrained from requesting a withdrawal or distribution from his or her Plan account in accordance with separate written procedures provided

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by Fidelity through Electronic Services (which may be updated from time to time upon notice to the Employer or Administrator). Fidelity may encounter instances where concerns arise regarding a Participant’s capacity to manage his or her Plan account. Generally, in instances where concerns related to potential diminished capacity or elder abuse arise, a restriction will be placed on the Participant’s Plan account to prevent any withdrawal or distribution and may limit address changes, exchanges of Permissible Investment options and similar account activities. Fidelity will then contact the Administrator, provide details related to the concerning interactions or activities, and request direction as to whether the restriction should remain on the Plan account until third party access is established or further direction is received from the Administrator. If confirming direction is not received from the Administrator within 10 business days, Fidelity is hereby directed to maintain the restriction. In the event the Administrator reviews and directs that the restriction should be removed, the Employer will indemnify Fidelity for any resulting losses from Participant-directed withdrawals, distributions and other account activities Fidelity had restricted.

With regard to any and all materials, such as text, video or audio material, or graphics provided to Fidelity by the Employer to perform services under this Agreement (all of the foregoing hereinafter referred to as “Content”), the Employer hereby grants Fidelity and its affiliates a royalty-free, worldwide, limited right and license through the expiration or termination of this Agreement to do the following (i) access, download, host or have hosted and store the Content; (ii) use, copy, and translate the Content (in whole or in part) and combine it with other content not supplied by the Employer; (iii) publish, transmit, publicly display through Electronic Services for the Employer’s Plan (iv) perform and distribute the Content, in whole or in part; (v) archive and access the Content for backup, historical, and compliance purposes; and (vi) reproduce and display the Employer’s trademarks, service marks, logos, and names in connection with Fidelity’s use of the Content. The Employer further represents that all Content supplied hereunder does not and shall not infringe any trademark or other intellectual property right of a third party and the Employer agrees that the Employer is responsible for all such Content.

Unless otherwise elected by the Employer in a form and manner made available by and acceptable to Fidelity. Participants may elect to consolidate and manage any retirement account information available through NetBenefits with their personal, non-Plan financial account(s) and other personal account information available to them through third-party websites (External Account Information). To the extent not provided by Fidelity or its affiliates, a data aggregation service will be provided by an independent provider selected by Fidelity, pursuant to a contract that requires the provider to take appropriate steps to protect the privacy and confidentiality of information furnished by users of the service. The Employer and Administrator acknowledge that Participants who elect to use aggregation service must provide passwords and PINs to the provider of data aggregation services. Fidelity will use External Account Information to furnish and support the aggregation service, or other services provided pursuant to this Agreement, and as otherwise directed by the Participant. The Employer and Administrator agree that the information accumulated through aggregation service shall not be made available to the Employer or Administrator, provided, however, that Fidelity shall provide to the Employer, upon request, aggregate usage data that contains no personally identifiable information.

8.	Participant Communication Materials and Forms: Fidelity may from time to time produce Participant education and communication materials and forms that the Employer may use regarding the Plan. The Employer is responsible for reviewing such materials and forms, and for ensuring that the Employee communication materials and forms as provided by Fidelity are complete and accurate descriptions of the terms and provisions of the Employer’s Plan. To the extent such materials and forms are incomplete or inaccurate, the Employer and/or Administrator will be responsible for revising the materials or forms as needed, or directing Fidelity to make specific revisions, where applicable (Fidelity does not make changes to documents provided as samples, such as a Summary Plan Description). The Employer and Administrator acknowledge that they are responsible for any such communication materials and/or forms, or modifications thereof, that either ultimately distributes, or otherwise uses, in connection with the Plan. The Employer hereby agrees that Fidelity may communicate to Participants regarding the ability to roll over assets distributed from the Plan to individual retirement accounts for which Fidelity Management Trust Company (or its successor) acts as custodian. The Employer hereby agrees that Fidelity may provide employee communication materials to Participants; for example and without limitation, employee communication materials provided may include Plan information, specific account information, life stage messaging, and individual employee indicative data based upon information provided by the Employer, and may vary dependent upon the type and extent of information received. Such communication materials may be distributed in one or more of the following forms: (i) electronic communication, (ii) print material, and/or (iii) online content. In addition, Participants will have access to internet based education services designed for retirement plan participants. Such services may include, for example, self-paced internet workshops, various general retirement-related articles and information that may be updated from time-to-time, and retirement planning tools that allow Participants to perform various financial planning functions. Fidelity may also provide access to guidance and education tools for Plan Participants. These tools are subject to certain fit criteria and to the extent the Plan is a fit, these tools may provide target asset allocation and model portfolio guidance customized to available Permissible Investments for the Plan. To the extent that the Employer does not request that such tools be made inactive for the Plan, the Employer represents that such guidance is allowable under the terms of any contractual obligations between the Employer and the wrap provider for any stable value investment available through the Plan. The Employer, Administrator and Fidelity agree that any salary information supplied and used hereunder, for benefit projections for example, will not be used to perform Nondiscrimination Testing services described in the Testing and Reporting Services Appendix.

9.	Distribution, Testing, Reporting, and Other Services: Fidelity will process distributions for the Plan in accordance with the provisions of the Withdrawal and Loan Services Appendix. The Administrator directs Fidelity to subject taxable payments to applicable federal and state income tax withholding, remit such withholding to the appropriate governmental entities and prepare required distribution tax reporting at the Participant level and withholding returns at the Plan level (aggregated across plans for which Fidelity is the recordkeeper). Fidelity shall perform nondiscrimination testing and Form 5500 services in accordance with the provisions of the Testing and Reporting Services Appendix. Notwithstanding the fact that Fidelity may not have agreed to perform Form 5500 services for the Plan, Fidelity will prepare a plan year-end summary reporting package on a cash basis and, if the Plan has more than 100 Participants for the plan year, a plan year-end auditor’s information package.

10.	Reliance. Indemnification, and Dispute Resolution: Fidelity may rely upon and act upon any writing from any person authorized by the Employer or Administrator to give instructions concerning the Plan and may conclusively rely upon and be protected in acting upon any written order from the Administrator or upon any other notice, request, consent, certificate, or other instructions or paper reasonably believed by it to have been executed by a duly authorized person, so long as it acts in good faith in taking or omitting to take any such action. Fidelity need not inquire as to the basis in fact of any statement in writing received from the Administrator or any other party authorized by the Administrator to act with respect to the Plan. Fidelity shall be entitled to rely upon the information provided by the Administrator in performance of its duties hereunder. Notwithstanding anything in this Agreement to the contrary and subject to the provisions of the attached Appendices to this Agreement, (i) any direction, notice or other communication provided to the Employer, Administrator or Fidelity by another party required to be in writing by the Plan or this Service Agreement, (ii) any service provided under this Agreement requiring or utilizing written information, or (iii) any written communication or disclosure to Participants required by the Plan or this Service Agreement may be provided through any medium acceptable to Fidelity that is permitted under applicable law or regulation and will no longer require any writing to which reference is made in this Agreement.

The Employer shall indemnify Fidelity against, and hold Fidelity harmless from, any and all liabilities, losses, costs or expenses (including reasonable legal fees and expenses) of whatsoever kind and nature (“Losses”) that may be incurred by, imposed upon, or asserted against Fidelity at any time related to any act done or omitted to be done by any individual or person with respect to Fidelity’s carrying out its responsibilities under this Agreement, except to the extent that such Losses are attributed to the negligence, willful misconduct or breach of the terms of this Agreement by Fidelity or any of its subsidiaries or affiliates.

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Fidelity shall indemnify the Employer against, and hold the Employer harmless from, any and all Losses that may be incurred by, imposed upon, or asserted against the Employer at any time to the extent such Losses result from the negligence, willful misconduct or breach of the terms of this Agreement by Fidelity or any of its subsidiaries or affiliates.

For purposes of this Section 10, any reference to the Employer or Fidelity as being indemnified shall be deemed to include indemnification for their respective directors, employees, officers, affiliates, and subsidiaries.

To the extent the Employer and/or Administrator and Fidelity have a dispute relating to the services that Fidelity provides with respect to the Plan, the Employer and/or Administrator and Fidelity agree to negotiate in good faith to resolve the issue. The procedure shall be as follows: The party identifying the existence of a dispute shall send written notice to the other party notifying the party of the existence of a dispute. Subsequent to such written notice, the Employer and/or Administrator and Fidelity shall have 180 days to attempt to resolve the dispute in good faith. If the parties cannot resolve such dispute within the 180-day period, they shall submit the dispute within 60 days thereafter (unless the parties agree in writing to a longer time on a dispute by dispute basis) to non-binding mediation in an agreed-upon forum with an agreed-upon mediator prior to initiating any formal lawsuit. The parties will negotiate in good faith to determine the forum and mediator for such mediation proceeding. In the event such mediation is unsuccessful, the parties agree that any statute of limitations or statute of repose period relating to the dispute will have been tolled from the date upon which written notice of the dispute was first provided under this paragraph until the date on which such mediation proceeding terminates or concludes.

11.	Fees: As consideration for its services under this Agreement, Fidelity shall be entitled to the fees within this Agreement generally in accordance with this Section, unless specifically provided otherwise. Fees shall be billed to the Employer or charged to Participant accounts as indicated. The Administrator is responsible for determining whether any fees paid from Plan assets are reasonable expenses of administering the Plan as required by ERISA. Fees charged to Participant accounts shall be charged on a per capita basis to all Participants unless otherwise indicated or directed by the Administrator in writing. An additional fee shall be charged if Fidelity has to reprocess or correct any data transmission due to excessive errors of the Employer, its payroll vendor, or the Administrator. Fidelity may charge additional fees to the Employer for processing and shipping of enrollment materials revised as a result of changes requested by the Employer or Administrator. Fidelity may charge the Employer an additional fee to facilitate the addition, deletion, or replacement of Permissible Investment options or to provide services related to or resulting from an amendment of the Plan. Fidelity shall be entitled to compensation for its extraordinary costs and expenses incurred related to the termination of this Agreement. All such fees, costs and expenses will be agreed upon by the Employer and Fidelity before Fidelity charges the Employer or the Plan for them.

The Implementation Services fees in Article I shall be billed with the initial invoice generated by Fidelity. The Recordkeeping and Trustee Services fees in Article I shall become effective as of the date Fidelity Electronic Services become available to Participants or the Employer. Except as otherwise indicated, all other fees under this Agreement, including any Appendices, shall originally become effective as of the Plan’s implementation date with Fidelity. Notwithstanding any Revision Date which may appear on the Execution Page of an amendment to this Agreement, any change to a fee assessed pursuant to this Agreement shall not be effective until the first day of the billing cycle coincident with or next following the applicable Revision Date shown on the Execution Page of such amendment.

Unless otherwise indicated, all Fidelity fees under this Agreement, including any Appendices, shall be billed in arrears to the Employer or Participants, as applicable, on a quarterly basis during the twelve-month annual billing cycle. For purposes of the annual per-participant Recordkeeping and Trustee Services fee, a Participant will be included in the fee calculation if he/she has an account balance on any day in the twelve-month annual billing cycle. If payment of the aforementioned fees is not received by Fidelity within sixty days following the date of Fidelity’s invoice, Fidelity shall be deemed to have received appropriate direction for such fees to be paid first from any available Plan forfeitures, and as necessary, to be charged against the respective accounts of all Participants on a per capita basis.

Fidelity may charge a separate Implementation Services Fee under Article I if the Employer acquires another company and merges the acquired company’s plan with its Plan or receives additional assets for its Plan due to merger, acquisition, takeover, or divestiture. The Implementation Services Fee shall be determined after the relevant information has been received by Fidelity, and it shall be communicated to the Employer prior to the conversion.

The Administrator hereby agrees and acknowledges that it has received the Statement of Services and Compensation, which is intended by Fidelity to satisfy the requirements of Department of Labor regulation Section 2550.408b-2(c)(l). The Administrator further acknowledges that such Statement was provided to the Administrator reasonably in advance of, and that the Administrator had a reasonable opportunity to consider the information contained in the Statement and ask questions with respect thereto before entering into, renewing or extending this Agreement.

12.	Duration and Amendment: This Agreement shall remain in effect until terminated by one or more of the parties. To terminate this Agreement, either party must provide sixty days prior written notice to the other, unless the receiving party agrees to a shorter notice period. The Employer hereby agrees that upon termination of this Agreement, the Employer shall immediately discontinue use of the Fidelity Volume Submitter document. Fidelity’s and the Employer’s respective obligations under this Agreement which by their nature would continue beyond the termination of this Agreement (including but not limited to sections titled Confidentiality and Reliance, Indemnification, and Dispute Resolution) shall survive any termination of the Agreement. This Agreement may be amended or modified at any time and from time to time by an instrument executed by the parties. Notwithstanding the preceding sentence, Fidelity reserves the right to amend unilaterally this Service Agreement with prior written notice to the Employer or Administrator to comply with then current law, to update services and procedures or to revise fees.

13.	Service Providers: Fidelity will use its subsidiaries, affiliates and agents in providing the services described in this Agreement.

14.

Confidentiality: The parties to this Agreement recognize that, in the course of implementing and providing services to the Plan, each party may disclose to the other information, including but not limited to, payroll information, employee payroll records, inventions, know-how, trade secrets, business affairs, prospect lists, product designs, product plans, business strategies, finances, fee structures, and other proprietary information. Such information individually and collectively constitutes “Confidential Information.” Each party shall use at least the same degree of care to safeguard and to prevent disclosing to third parties the Confidential Information of the other as it employs to avoid unauthorized disclosure or publication of its own information (or information of its customers) of a similar nature, and in any event, no less than reasonable care. It is understood and agreed that from time to time the Employer and/or Administrator will transmit electronically or otherwise send to Fidelity certain information regarding certain individuals (“Covered Individuals”), including, but not limited to, Participants and Employees, in connection with recordkeeping the Plan. Fidelity agrees to maintain all such information regarding Covered Individuals as confidential, to take appropriate steps to protect the confidentiality of such information, and not to disclose such information to third parties (anyone other than Fidelity and its affiliated companies) except as (i) otherwise provided in this Agreement, (ii) appropriate to facilitate the recordkeeping of the Plan or (iii) as required by law. The Employer is responsible for any and all activities necessary to ensure compliance with applicable laws regarding data protection outside of the United States and for ensuring that the transfer of personal data to Fidelity is at all times in compliance with such applicable laws. The Employer and/or Administrator will not

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transfer any personal data to Fidelity unless the Employer has satisfied applicable data protection laws. Fidelity will be entitled to presume that, unless notified to the contrary by the Employer or Administrator, activities necessary to ensure compliance with such local data protection laws have been satisfied by the Employer with respect to all personal data furnished to Fidelity hereunder. Fidelity will have no obligation to process any personal data if Fidelity is on notice that compliance with such local data protection laws has not been met.

Pursuant to Section 7 of this Article II, Participants will be permitted to transmit electronically or otherwise provide External Account Information for viewing and managing on Automated Channels. Fidelity will only use this External Account Information to support Participant access for viewing and managing and will not furnish such information to anyone, including the Employer, except as required by law.

Notwithstanding the foregoing, to the extent authorized by the Investment Professional or Consultant Designation Form, or other form acceptable to Fidelity, if any, the Employer and Administrator hereby acknowledge and agree that the Plan’s designated Investment Professional, Broker, Consultant or Financial Advisor shall have access to, and may receive from Fidelity, Plan and Participant information and reports, including but not limited to information available through electronic media.

15.	Construction and Interpretation: This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts (without regard to its conflicts of laws or choice of law provisions) except to the extent such laws are superseded by ERISA. Unless defined herein or a different meaning is clearly required by the context, capitalized terms shall have the meanings set forth in the Plan. The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement. The Terms and Conditions of this Article II, except as provided in Section 11 hereof, shall be effective from the first date that Fidelity begins the implementation, conversion or transition process. Appendices and Attachments to this Agreement may be executed separately from this Agreement and become a part of this Agreement upon the effective date of such Appendices, Attachments and/or amendments. From the effective date of each Article and Appendix of this Agreement, the provisions of such Article or Appendix shall supersede all prior agreements and directions to the extent those prior agreements and directions are inconsistent with the provisions of such Article or Appendix. References to a Participant with regard to access to or investments for an Account under the Plan shall be deemed to include a Beneficiary or alternate payee wherever the context would require.

16.	Force Majeure: No party shall be deemed in default of this Agreement to the extent that any delay or failure in performance of its obligation(s) results, without its fault or negligence, from any cause beyond its reasonable control, such as acts of God, acts of civil or military authority, acts of terrorism, whether actual or threatened, quarantines, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, power outages or strikes. This clause shall not excuse any of the parties to the Agreement from any liability which results from failure to have in place reasonable disaster recovery and safeguarding plans adequate for protection of all data each of the parties to the Agreement are responsible for maintaining for the Plan.

17.	No Waiver: No waiver by a party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other obligation hereunder or any subsequent failure or refusal to comply with any other obligation hereunder.

18.	Assignability: This Agreement may not be assigned by the Employer without the prior written consent of Fidelity. Any assignment made by the Employer without such consent shall be null and void.

19.	Severability: If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

20.	No Third-Party Beneficiaries: Nothing contained in this Agreement is intended or will be construed to confer upon any person (other than the Employer, the Administrator and Fidelity) any rights, benefits or remedies of any kind or character whatsoever, and no person will be deemed a third-party beneficiary under or by reason of this Agreement.

21.	Omnibus Recordkeeping: Notwithstanding any other provisions of this Agreement, the Employer and Administrator understand, acknowledge and agree that, (i) Fidelity utilizes omnibus accounts at unaffiliated banks to facilitate transactions for the defined contribution plans it services and commingles funds in transit to or from the Plan, including other funds similarly in transit to or from other plans and (ii) if markets permit, omnibus account balances may be invested in short-term investments with the aim of earning a rate approximating the Target Federal Funds Rate and/or money market rates (such earnings are referred to as “float earnings”); and (iii) Fidelity will use these earnings to pay bank fees associated with the above-referenced defined contribution plan transactions and make other required adjustments and will retain any float earnings that exceed such fees and adjustments as compensation for its services. Fidelity shall pay bank fees to the extent they exceed float earnings.

The amount of float earnings generated depends on market conditions, as well as on the length of time that funds are held in the omnibus accounts. The following time frames apply with respect to funds held in these accounts:

•	If contributions and instructions to purchase investment options are received by Fidelity in good order before the close of trading, Fidelity executes transactions in the investment options as of that day’s closing price (the “transaction date” or “T”). Contributions are held in the omnibus account until the following business day (“T+l”) for the vast majority of investment options. For share accounted company stock transactions, contributions may be held in the omnibus account until T+2.

•	Instructions to exchange investment options received by Fidelity in good order before the close of trading are processed in that day’s nightly cycle. For the vast majority of investment options, exchanges generate no overnight balances, as money is received from one investment option and conveyed to another investment option on the same business day. The limited exceptions to this would occur if investment options have different settlement rules and FMTC serves as trustee of the Plan, in which case balances attributable to the exchange may remain in an omnibus account for a few days.

•	Instructions to make disbursements received in good order before the close of trading are processed in that day’s nightly cycle and reflected as debits from participant accounts as of that date (“T”). Proceeds attributable to the disbursement are received into the omnibus account based on the settlement period for the investment options, which in the substantial majority of investment options is on T+l. After the deduction of tax withholding, if applicable, disbursements are typically made on T+2 or T+3 either through electronic funds transfers or by mailing a check. Disbursement proceeds distributed by check, net of any tax withholdings, remain in the omnibus account until the check is presented for payment.

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Neither the Employer (or Administrator) nor the Plan shall be liable for any diminution in the value of such overnight investments. Provided that the Employer (or Administrator) has provided timely funding, neither the Employer (or Administrator) nor the Plan shall be responsible for any failure to settle or clear from such omnibus accounts any proper or timely trade or disbursement if such failure results from a decrease in the value, or temporary inaccessibility of funds attributable to either the use of a specific bank or the overnight investment of balances from such accounts.

22.	Entire Agreement: This Agreement (including the Authorized Individuals and Address of Record page, all Appendices hereto and any other documents incorporated herein by reference, regardless of when executed or amended in accordance herewith) constitutes the entire agreement between Fidelity and the Employer (and Administrator) with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof. There are no representations, understandings or agreements relating to this Agreement that are not fully expressed in this Agreement, and Fidelity shall not by this Agreement assume responsibility for any obligation not specifically assigned to Fidelity hereunder.

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Authorized Individuals and Address of Record

1. Authorized Individuals

Initially, only the following person(s) is/are authorized to direct Fidelity with regard to all plan administrative matters:

Name	Title
Karla Cupp	VP Human Resources

Mallory Stewart	HR Benefits Manager

Brandi Ritz	Benefits Coordinator

Once an individual has been authorized (whether as indicated above, through designation via Electronic Services by an authorized individual, or in accordance with the procedure for changing authorized individuals given below), such individual shall continue to be authorized despite any subsequent restatement of this Agreement until removed in accordance with the procedure below.

a.	Procedure for changing Authorized Individuals:

The authorized individuals can be changed by the Employer at any time. To add a new authorized signer, an authorized individual must send a communication to Fidelity with the name and title of the new authorized signer. To delete a signer, an authorized individual may send a similar communication identifying the individual who is no longer an authorized signer. Notwithstanding the foregoing, in order for an individual granted authority through Electronic Services to give Fidelity direction other than through Electronic Services such individual must have his/her authority confirmed by an authorized individual’s communication to Fidelity prior to providing any direction to Fidelity outside of Electronic Services. Other changes may be made in a manner agreed upon by the Employer and Fidelity. The Employer must provide any change at least ten business days prior to the date the change shall become effective.

2.	Employer Address

The Employer address below will be the address of record for notices pursuant to the Plan and this Agreement until otherwise directed by the Administrator. The Administrator is requested to provide any change at least ten business days prior to the date the change shall become effective.

3 Easton Oval Ste 530

Employer Address Line 1—must be physical (street) address

Employer Address Line 2—must be physical (street) address
Columbus	OH	43219
City	State	Zip

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Execution Page

By executing this Agreement, the parties agree to terms and conditions contained in the Agreement and the below-mentioned Appendices. The provisions of this Agreement shall be effective upon execution by the parties. Amendments to this Agreement or to any Appendix shall replace completely any previous version of such Article or Appendix and shall be indicated by and effective as of the Revision Date provided below.

Service Agreement	Effective Date or Revision Date
Article I	04/01/2018
Article II	04/01/2018
Authorized Individuals and Address of Record	04/01/2018
Appendix A- Permissible Investment Options	04/01/2018
Appendix B- Education and Enrollment Services	04/01/2018
Appendix C- Contribution Processing Services	04/01/2018
Appendix D- Withdrawal and Loan Services	04/01/2018
Appendix E- Testing and Reporting Services	04/01/2018
Appendix F- Superseding Provisions	04/01/2018

As described in Article II, Section 11, of this Agreement, any fee changed by an amendment to this Agreement shall be effective upon the first day of the billing cycle coincident with or next following the Revision Date shown for the portion of this Agreement in which such fee appears.

In witness whereof, the parties hereto have caused this Agreement or Amendment, as applicable, to be executed by their duly authorized representatives.

Employer		Employer

(Signature)	/s/ Karla M. Cupp	(Signature)

(Print Name)	Karla M Cupp	(Print Name)

(Title)	VP of HR	(Title)

(Date)	3/12/2018	(Date)

Note: Only one authorized signature is required to execute this Agreement unless the Employer’s corporate policy mandates two signatures.

Fidelity Management Trust Company

(Signature)	/s/ Daniel Martis

(Print Name)	Daniel Martis

(Title)	Authorized Signatory

(Date)	3/13/2018

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Appendix A—Permissible Investment Options

Participant Accounts under the Plan shall be invested among the Permissible Investment options listed below pursuant to Participant and/or Employer directions and pursuant to the conditions and limitations contained in this Appendix or referenced herein. For Participant Accounts held within the Trust and subject to Participant direction of investments pursuant to the Plan, Participants shall contact Fidelity directly through Automated Channels to establish/change investment elections and exchange between Permissible Investments. The frequency of changes in investments shall be determined under the rules applicable to the Permissible Investments unless the Employer has adopted additional rules limiting the frequency of investment changes in accordance with the Plan. For all daily accrual funds, dividends will be accrued at the participant-level from the business day following the date of purchase and through the date of redemption.

In lieu of receiving a printed copy of the prospectus for each current, and any future, Mutual Fund (as defined below) selected by the Administrator as a Plan investment option or short-term investment fund, the Administrator hereby consents to receiving each such prospectus electronically. The Administrator shall access each such prospectus electronically after receiving notice from Fidelity that a current version is available online at a website maintained by Fidelity or its affiliate. The Administrator acknowledges that, on or before the effective date of this Agreement, it has accessed or will access each such prospectus through the mutual fund investment detail page for the Plan on Fidelity NetBenefits or, with respect to Fidelity Mutual Funds, at http://www.fidelity.com/workplacedocuments. Fidelity may from time to time notify the Administrator that prospectuses are available at alternative website locations. In the event a prospectus for a Plan investment option cannot be accessed, the Administrator will contact Fidelity to receive the prospectus. The foregoing shall not alter Fidelity’s prospectus delivery obligations under the securities laws.

The Employer acknowledges and agrees that neither Fidelity nor an affiliate are responsible for the content of any Non-Fidelity Fund shareholder materials and other Non-Fidelity Fund communications including but not limited to prospectuses, summary prospectuses or supplements thereto, annual reports, proxy statements or items of advertising or marketing materials that are prepared by the Non-Fidelity Fund, its advisor or an affiliate.

1.	Funds

Fund #	Ticker Symbol	Fund Name
ORBF		KeyBank EB MaGIC ® Fund
OLON	DITIX	Dreyfus Intermediate Term Income Fund Class I
OQFS	VWENX	Vanguard Wellington™ Fund Admiral™ Shares
OMAW	DODGX	Dodge & Cox Stock Fund
OYUY	VSIAX	Vanguard Small Cap Value Index Fund Admiral Shares
OMPF	HLEIX	JPMorgan Equity Index Fund Class I
OKZT	JMVSX	JPMorgan Mid Cap Value Fund Class I
OFHH	HACAX	Harbor Capital Appreciation Fund Institutional Class
OMPS	HLGEX	JPMorgan Mid Cap Growth Fund Class I
OYTT	VSGAX	Vanguard Small-Cap Growth Index Fund Admiral Shares
OUBE	RERGX	American Funds EuroPacific Growth Fund® Class R-6
OSAD	DODFX	Dodge & Cox International Stock Fund
RTIK		M/I Homes, Inc. Stock

Any change to the Permissible Investment options selected by the Employer after the effective date of this Service Agreement shall require an amendment to this Service Agreement and may result in amended or additional fees. The Employer hereby selects the Contribution Default Fund (as described below) as the Permissible Investment option in which to invest any amount allocated to a Participant account as to which a Participant investment direction (a) has not been received by the Trustee or (b) has ceased to be valid either because a Permissible Investment option is closed to new investment or is liquidated and not merged with another available investment option (sometimes referred to as the Default Fund).

Non-Fidelity Funds

To the extent that one or more of the Permissible Investments in the table above is a Non-Fidelity Fund, Fidelity shall provide recordkeeping services for Non-Fidelity Funds subject to and in accordance with the following terms and conditions:

a.	For purposes of this Agreement, “Non-Fidelity Fund” shall mean a Permissible Investment that is held for investment under the Trust which is not a Mutual Fund (i.e., an investment company registered under the Investment Company Act of 1940, as amended) advised by an affiliate of the Trustee.

b.	To the extent that any such Non-Fidelity Fund is not a Mutual Fund, all transactions involving such Non-Fidelity Fund shall be done in accordance with separate Operating Procedures established between Fidelity and entity providing and/or managing such Non-Fidelity Fund. The Employer understands that it may be required to complete additional agreements to enable such Non-Fidelity Fund to be a Permissible Investment option under the Plan.

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c.	The Employer acknowledges and agrees that, as compensation for the services set forth in this Agreement, Fidelity or its affiliate(s) shall receive compensation with respect to any Non-Fidelity Fund as disclosed in Fidelity’s Statement of Services and Compensation under Department of Labor regulation Section 2550.408b-2(c)(1) and any changes with respect thereto. Fidelity shall utilize in communications with Plan Participants descriptive information and historical performance data with respect to Non-Fidelity Funds that is obtained from third-party vendors. The Employer hereby acknowledges and agrees that Fidelity may use such information and data, and that Fidelity is not responsible for the accuracy or completeness of such third-party information and data.

2.	Contribution Default Fund and Investment of Forfeiture Account

The Employer hereby selects KeyBank EB MaGIC ® Fund as the Permissible Investment option to receive forfeitures held pending application.

The Employer hereby selects Vanguard Wellington™ Fund Admiral™ Shares as the Permissible Investment option to receive Participant Contributions, and loan repayments if applicable, for which Participant direction has not been received by the Trustee (sometimes referred to as the Contribution Default Fund).

3.	Default Investment Notice Delivery Service

Fidelity will provide the Default Investment Notice Delivery Service which delivers the Plan’s Qualified Default Investment Alternative (QDIA) notices, subject to the following terms and conditions:

•	The Employer directs Fidelity that the Plan’s default fund(s), as designated above for the purposes of receiving loan repayments, if applicable, and contributions, has been chosen as the Plan’s QDIA.

•	Fidelity’s Default Investment Notice Service will include the QDIA notice with the Participant Disclosure Initial and Annual Notice(s) and be delivered to the same Participants and Eligible Employees as described within the Participant Disclosure Service below. The Employer understands and agrees the Annual QDIA notice may not reflect changes made to the Plan’s default fund(s) within three months of the Plan Year end and that the Employer shall be responsible for ensuring that any such change to the Plan’s default fund(s) is appropriately described to Participants in a QDIA notice.

4.	Employer Stock

The Employer hereby agrees that all trades of Employer Stock will be subject to the commissions provided in the Capital Markets’ commission schedule. The Employer hereby acknowledges that it has received a copy of Capital Markets’ brokerage placement practices and commission schedule.

•	The Employer is required to notify Fidelity of any changes in this information and Fidelity reserves the right to adjust the annual fee for Employer Stock immediately in the event of a change.

Employer Stock Information*

Stock Name	M/I Homes, Inc. Stock

Stock Symbol	MHO

Employer Contributions by	Cash**

**	The Employer may direct Fidelity at any time to receive contributions to fund investments in Employer Stock in-kind rather than in cash. Fidelity reserves the right to require the Employer to make contributions to be invested in Employer Stock in cash upon request.

Real Time Trading Fidelity shall recordkeep and trustee ‘Employer stock’ as a Share Accounting Stock Fund, pursuant to Section 20.12 of the Plan, subject to terms and conditions of the Plan and this Section:

a.	The ‘Employer stock’ and the Plan must meet the following requirements:

i.	The ‘Employer stock’ must be publicly traded and Depository Trust Company eligible.

ii.	If the Plan allows Participant investment direction, the Plan must comply with Section 404(c) of the Employee Retirement Income Security Act of 1974,as amended (‘ERISA’). The ‘Employer stock’ may not be one of the ‘core investment options’ under Section 404(c). Regardless of whether a Participant controls the investment decision regarding any amount invested in Employer stock in that Participant’s Account, the Trustee shall vote or tender shares of Employer stock that reflect the Participant’s interest in the ‘Employer stock’ investment fund (the ‘stock fund’) only as directed by that Participant. The Trustee shall not vote or tender shares of Employer stock that reflect the Participant’s interest in the ‘stock fund’ for which the Trustee has received no direction from the Participant, except as required by law.

iii.	The ‘Employer stock’ must be ‘qualifying employer securities’ within the meaning of Section 407(d)(5) of ERISA. Fidelity shall not trustee or recordkeep stock of a company that is not a Related Employer of the Employer.

b.	A company stock purchase account (CSPA) shall be established and maintained to support processing transactions in the Stock Fund; the CSPA may hold shares of Employer Stock; any non-stock balances in the CSPA shall be held in Fidelity Government Cash Reserves.

c.	Purchases and Sales of Employer Stock for Batch Activity. Purchases and sales of Employer Stock for contributions, loan repayments, distributions, loans, withdrawals, or any other purchase or sale of Employer Stock at the direction of the Employer shall be implemented on a batch basis (“batch activity”).

Purchases and sales of Employer Stock shall be made on the open market in accordance with the Trustee’s standard trading guidelines, as they may be amended from time to time, as necessary to honor batch activity. Such general rules shall not apply in the following circumstances:

i.	If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

ii.	If the Trustee is prohibited by the SEC, the NYSE or principal exchange on which the Employer Stock is traded, or any other regulatory or judicial body from purchasing or selling any or all of the shares required to be purchased or sold on such day.

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In the event of the occurrence of a circumstance described in i. or ii. above, the Trustee shall purchase or sell such shares as soon thereafter as administratively feasible, and shall determine the price of such purchases or sales to be the average purchase or sales price of all such shares purchased or sold, respectively.

d.	Purchases and Sales of Employer Stock for Participant-Initiated Exchanges (“Real Time” Trading). The following provisions shall govern purchases and sales of Employer Stock for Participant-initiated exchanges.

i.	Purchases and Sales of Employer Stock. Purchases and sales of Employer Stock associated with individual Participant-initiated exchanges into or out of the Stock Fund shall be made on the open market pursuant to order types selected by the Participant in accordance with the Trustee’s Procedures for “Real Time Trading,” as they may be amended from time to time.

(I)	Automated Order Entry. Employer Stock trades associated with Participant-initiated exchanges shall be sent to market as soon as administratively feasible during regular trading hours via an electronic order entry system, unless such trade is treated as a block trade pursuant to the Trustee’s Procedures for “Real Time Trading.”

(II)	Limitations on Trades; Cancellation of Exchange Requests. Trades rejected under rules of the applicable securities exchange will not be executed. The Trustee will not submit orders (or will cancel orders) for stock trades that violate the Trustee’s procedures for “Real Time Trading”. The Trustee shall not submit any trade order associated with a Participant-initiated exchange at any time when the Employer Stock Fund has been closed to such activity. Trades associated with Participant-initiated exchanges shall not be transacted at any time when the regular market is closed, or when the SEC, the NYSE or principal exchange on which the Employer Stock is traded, or any other regulatory or judicial body has prohibited purchases or sales of any or all of the shares requested to be traded pursuant to the Participant-initiated exchange. An exchange requested by the Participant shall be rejected or cancelled, as the case may be, to the extent any accompanying trade is not submitted, not executed or cancelled.

ii.	Reserve Requirements for Exchanges Into Stock Fund and Corrective Sales. The Participant’s ability to initiate exchanges into the Stock Fund shall be subject to standard reserve requirements applicable to the investment options used to fund the exchange, as established by the Trustee from time to time. Requests to exchange into the Employer Stock Fund that exceed such reserves, and accompanying trade orders, may be rejected or cancelled. In the event that a buy trade associated with a request to exchange into Employer Stock is executed, and the Participant does not have sufficient assets in the designated investment option to fund the trade, the Trustee will liquidate investment options (including those held in other sources eligible for liquidation) in the affected Participant’s account pro rata. In the event that the Participant does not have sufficient assets in any other investment option, the Trustee shall initiate a corrective sale, and shall debit the costs of such corrective trade from the Participant’s account.

iii.	Fractional Shares. Participants will be entitled to exchange out fractional shares in the Stock Fund only in connection with a request to exchange out the entire balance of their Stock Fund holdings (or the entire balance in a particular source, as applicable). Fractional shares will be transacted at the price determined by the stock trade order selected by the Participant.

iv.	The following rules apply to any Participant-initiated exchange:

(I)	Exchanges from other investment options into Employer Stock. Exchanges from a Plan investment option into Employer Stock will be processed after execution of the buy trade, at the next calculated NAV of the Plan investment option.

Employer Stock will be reflected in the Participant’s individual account in the Plan on the business day following execution of the trade.

(II)	Exchanges from Employer Stock into other Plan investment options. Exchanges into other Plan investment options will be processed after execution of the sell trade. Except as otherwise provided in this Appendix, the subsequent exchange into each other Plan investment option will be processed upon settlement day of the sell trade, at the last calculated NAV for such date.

Shares of each other Plan investment option will be reflected in the Participant’s account on the following business day.

(III)	Additional Real Time Trading Restrictions. All exchange requests involving Employer Stock must be made in shares of stock, even if the Plan allows for percentage and dollar amount exchanges. If a Participant wishes to exchange out his or her entire balance in Employer Stock, the associated trade must be placed by Fidelity in whole shares, and the Participant’s fractional shares will be processed at the price determined by the trade placed in whole shares. Exchange requests accompanied by certain order types may not be accepted outside of normal trading hours. Trade requests accompanying exchange requests that do not adhere to the Trustee’s standard guidelines, or that would violate securities exchange rules, may result in rejection or cancellation of the associated exchange request.

Exchanges from one stock fund to another, or from a Participant-directed brokerage account to Employer Stock are not permitted.

Exchanges into Employer Stock shall be subject to minimum reserves on the investment option used to fund the exchange, as established by the Trustee from time to time. Exchanges in excess of the minimum reserve are prohibited.

e.	Nasdaq Subscriber Agreement. If the Employer Stock is traded on the Nasdaq Exchange, the Employer represents that it has returned a properly executed “Nasdaq Subscriber Agreement” to the Trustee. The Nasdaq Subscriber Agreement is required by Nasdaq and allows Participants to receive information originating from Nasdaq on a “real-time” basis, through devices controlled by the Trustee or its affiliates.

5.	Participant Disclosure Service

The Employer hereby directs Fidelity to provide the Participant Disclosure Service as defined below (the “Participant Disclosure Service” or the “Service”). The Participant Disclosure Service has been developed by Fidelity to assist the Administrator in meeting its responsibilities under Labor Regulations §2550.404a-5 (the “Regulation”) to provide certain disclosures to Participants and Eligible Employees.

a.	The Service consists of: (i) the Initial and Annual Notice, (ii) Quarterly Disclosures, (iii) Website Information, and (iv) Additional Information Available Upon Request.

i.

Initial and Annual Notice: Fidelity will produce a notice in a standard format which will include both plan-related and investment-related information (the “Disclosure Notice” or “Notice”). The plan-related information in the Notice will be obtained from the information on FPRS, Fidelity’s billing systems, and any direction that Fidelity receives from the Employer in a form and manner acceptable to Fidelity. For each investment option on FPRS

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held in the plan, the investment-related information in the Notice will be obtained from Fidelity Investments in the case of Fidelity or Fidelity Advisor mutual funds and from third-party sources, including without limitation Morningstar®, investment managers, trustees, and other service providers, with respect to investment options other than Fidelity and Fidelity Advisor mutual funds. To the extent the investment option is not on FPRS, or Fidelity does not have or has not timely received data about such investment options on FPRS, the Notice will not include such information.

ii.	Quarterly Disclosures: Fidelity will include certain fees that are deducted from Participant accounts during the quarter as well as other disclosure requirements on Participant account statements

iii.	Website Information: Through NetBenefits or other Fidelity-maintained plan website, Fidelity will provide internet access to supplemental information for each investment option on FPRS, to the extent such information has been received by Fidelity which may include: (A) objectives or goals, (B) principal strategies and risks, (C) portfolio turnover rate, (D) performance data, (E) fee and expense information, and (F) name of the issuer. Through NetBenefits or other Fidelity-maintained plan website, Fidelity will also provide internet access to a glossary of terms. Participants or Eligible Employees may request a paper copy of this information to be mailed free of charge to them via U.S. mail.

iv.	Additional Information Available Upon Request: To the extent Fidelity has been provided information that Participants and Eligible Employees have the right to request under Section 404a-5(d)(4) of the Regulation, it will make such information available on the website and/or mail paper copies to Participants and Eligible Employees upon request.

b.	Delivery of Initial and Annual Notices: Upon implementing the Service, Fidelity will provide the Employer with the standard format Notice and certain plan-related and investment-related content that will populate in such Notice for the Employer’s review and approval (or deemed approval upon notification). The Employer shall be responsible for ensuring that the plan-related and investment-related information so provided is accurate and complete for purposes of the Regulation. Upon such approval or deemed approval, the Notice populated with such information will be posted on NetBenefits or other Fidelity-maintained plan website and delivered to Participants on an annual basis by a date determined between Fidelity and the Employer.

The Notice will be continually accessible on NetBenefits or other Fidelity-maintained plan website and its content will be updated periodically. It shall be the responsibility of the Employer to review such updates for completeness and accuracy. The initial Disclosure Notice will be delivered to Participants by a date agreed to by Fidelity and the Employer. Thereafter, each annual Notice as then currently updated will be delivered to Participants and Eligible Employees no later than the twelfth month from the previous Notice.

Fidelity will deliver approved Notices electronically in a manner that satisfies regulatory guidance in effect at the time of such delivery. If the Notice can not be delivered electronically, or if electronic delivery is returned or is undeliverable, a paper copy of the Notice will be mailed to the Participant or Eligible Employee if Fidelity has been provided with a valid U.S. Postal Service address. In the event Fidelity does not have the indicative data elements to deliver the Disclosure Notice to Participants and Eligible Employees, including without limitation valid email addresses or valid U.S. Postal Service addresses, the Employer shall be responsible for the timely delivery of the Notice to such individuals. Participants and Eligible Employees without a valid U.S. Postal Service address will be identified in the FPRS Lost Shareholder Report posted on PSW. Fidelity reserves the right to pass through costs to the Employer for printing, postage, and supplies for delivering the Notice as described herein.

Prior to such Notice being accessible on NetBenefits or other Fidelity-maintained plan website, for plans implementing this Service, Fidelity will provide the Employer with an interim notice and certain plan-related and investment-related content modeled after the standard Notice for the Employer to review, complete, and deliver to newly eligible employees.

c.	Change Notifications: Upon request in a form and manner acceptable to Fidelity. Fidelity will provide a template for the Employer to complete and deliver to Participants and Eligible Employees to communicate changes as required under the Regulation (a “Change Notification”), including without limitation changes to plan rules and investment options on FPRS, modifications related to fees and expenses, and changes to such information that may occur in connection with the Plan’s transition to Fidelity servicing. The Employer shall be responsible for determining whether a Change Notification is required and for the timely delivery of any required Change Notification.

6.	Model Portfolio Recordkeeping Service

The Employer hereby directs Fidelity to provide the Model Portfolio Recordkeeping Service (hereinafter the “MP Service”) in accordance with the following terms:

a.	In the form and manner deemed appropriate by Fidelity, the Employer shall provide direction to Fidelity to: (i) establish and/or modify model portfolios; and, (ii) modify certain MP Service configurations on its system that will operate as described herein. Such model portfolios shall only be comprised of the Permissible Investment options available under the Plan which are specified in this Agreement and are included in accordance with the constraints provided in any direction to Fidelity. The first such direction, and each subsequent direction, to establish or modify the model portfolios will need to contain a description, in the form and manner determined by Fidelity, of the model portfolios to be established or modified by Fidelity, including the funds constituting each such portfolio and the percentage of the portfolio to be invested in each respective fund.

b.	“Managed Assets” is defined as, and shall be comprised of, all assets of the Plan held in or contributed to individual accounts of Participants enrolled in the MP Service, subject to the limitations described herein. Managed Assets shall not include Participant assets invested in Employer Stock, Self-directed brokerage, or any Employer-directed source

c.	A Participant may elect to participate in the MP Service by enrolling via Automated Channels. Participant accounts shall be rebalanced among Permissible Investment options offered within a model portfolio and shall be made at the NAV next calculated after a Participant has provided in good order (as determined by Fidelity) all information necessary to properly enroll in the MP Service. Future purchases, sales and exchanges among the Permissible Investment options offered within a model portfolio shall be made in accordance with the fund allocations attributed to such model portfolio, pursuant to direction from the Employer and shall be governed by the Operating Guidelines for Investment Options Exchanges Model Portfolio Recordkeeping Service attached hereto. Once a Participant is enrolled in the MP Service, the Participant may not request exchanges among the Plan’s Permissible Investment options. If a Participant wishes to request exchanges in their account, they must first terminate participation in the MP Service via Automated Channels, as described in subsection e below.

d.	The Plan’s named fiduciary must promptly direct the Trustee with respect to how Managed Assets should be handled once it has discontinued its relationship with a third-party investment advisor, if applicable. If no such direction is received by the Trustee, balances in Participants’ accounts shall remain invested in the Permissible Investment options in which they were invested, unless otherwise directed by Participants.

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e.	A Participant may elect to terminate participation in the MP Service via Automated Channels, and such termination shall be effective immediately after Fidelity confirms receipt of such instruction. Once the termination is effective, the Participant may request exchanges immediately, and such transactions shall be implemented in accordance with the guidelines set out within the Service Agreement for such investment option. If no other direction is received from the Participant regarding his or her current investments, balances in the Participant’s account will remain invested according to the asset allocation in the Permissible Investment options last specified by the MP Service immediately prior to un-enrollment.

f.	The Managed Assets shall be identified on the books and records of the Trust separately from all other assets held by the Trustee under the Trust. The Employer shall have no authority with respect to the exercise of shareholder rights such as voting, or other rights that arise out of the Trust’s ownership of certain securities, such as the right to participate in bankruptcy or other litigation. The Trustee shall follow the direction of the Employer regarding the investment and reinvestment of the Managed Assets. The Trustee shall have no authority or responsibility to review, question or countermand any instruction provided by the Employer to it.

g.	The Trustee shall not have any authority or discretion to offer the MP Service.

h.	Subject to the terms of Article II, Section 4 of this Agreement, the Employer may direct the Trustee to facilitate the movement of Participant records and Plan assets held in model portfolios at a prior recordkeeper and/or trustee to Fidelity as part of the MP Service.

i.	Except as otherwise agreed by the Employer and Fidelity, the Employer shall not direct Fidelity to assess utilization fees for the MP Service. For these purposes, utilization fees shall include any fees that are deducted from the accounts of Participants solely by reason of their enrollment in the MP Service.

j.	The Employer hereby directs Fidelity to provide Participants with access via NetBenefits to educational materials concerning the model portfolios provided to Fidelity from time to time by the Employer or the Investment Manager, if applicable. The Employer understands and agrees that Fidelity reserves the right to reasonably request that the Employer or the Investment Manager, if applicable, provide certain additional information with respect to the model portfolios, and the Employer shall provide, or ensure that the Investment Manager provides, such additional information promptly following Fidelity’s reasonable request. The Employer further agrees that Fidelity shall continue to provide Participant with access via NetBenefits to such other educational materials concerning the model portfolios and shall post and maintain any additional information on NetBenifits provided to Fidelity by the Employer or the Investment Manager, if applicable, unless Fidelity reasonably determines that the information or other materials explicitly fail to comply with SEC or FINRA requirements applicable to a registered broker-dealer. The Employer understand and acknowledges that the MP Service may be suspended if (i) the Employer or the Investment Manager, if applicable, does not provide to Fidelity tie additional information requested or Fidelity determines that the additional information provided to Fidelity by the Employer or the Investment Manager, if applicable, explicitly fails to comply with such SEC or FINRA requirements, and the posting of such information is necessary to Fidelity’s compliance efforts, or (ii) Fidelity is Instructed by the SEC, FINRA or other regulatory or judicial authority to cease posting or maintaining any such information or providing access to other educational materials provided to Fidelity by the Employer or the Investment Manager, if applicable. The posting and maintaining of any such information or other materials provided to Fidelity by the Employer or the Investment Manager, if applicable, shall be subject to the indemnification provisions of Article II, Section 10 of this Agreement.

k.	The Employer will provide reasonable advance notice to Fidelity prior to the effective date of any modification to a model portfolio, including, without limitation, any change to a model portfolio’s underlying investments or description, or an elimination of a model. Except as indicated elsewhere in this Agreement or where providing such reasonable notice is impracticable, reasonable advance notice shall be deemed to be 10 business days. Fidelity shall make corresponding changes to the information regarding the affected model portfolio as posted on NetBenefits as soon as administratively and systematically practicable following its receipt of such notice.

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Operating Guidelines for Investment Options Exchanges

Model Portfolio Recordkeeping Service

The following operating guidelines shall govern the management of assets for Participants enrolled in the MP Service. These guidelines are subject to change by Fidelity, upon notice to the Employer.

a.	If, after the conclusion of any Participant recordkeeping reconciliation period, Fidelity confirms receipt of an eligible Participant’s election to enroll in the MP Service before market close (generally 4 PM ET) on a business day, the Participant shall be exchanged into the model portfolio that he/she has selected, on that business day, except that any balance the Participant has in Employer Stock shall not be exchanged into that selected model portfolio. Participants will be required to liquidate any balance in Self-directed Brokerage prior to exchanging into a model portfolio.

b.	Accounts of Participants enrolled in the MP Service shall be flagged for rebalancing when the account varies from the assigned model portfolio by more than a drift allowance specified by the Employer, as verified periodically based on a frequency specified by the Employer in the form and manner deemed appropriate by Fidelity.

c.	Rebalance transactions shall be created during the nightly cycle for processing on the following business day, unless there is another pending transaction in the Participant’s account.

d.	Rebalance transactions will be reflected in Participant accounts on the day following the date on which the rebalance transaction is processed, subject to the limitation described in paragraph c immediately above.

e.	If the Employer decides to modify a model portfolio, those Participant accounts that vary from the revised allocation model specified by the Employer shall be flagged for reallocation. The Employer may not modify model portfolios to be effective more than once during a given 30-day period.

f.	Reallocation transactions shall be processed using the same rules set out above for rebalance transactions

g.	If receipt of a Participant’s election to terminate the MP Service is confirmed before market close, the account will not be flagged for rebalancing or reallocation, and any pending rebalance or reallocation transactions will be automatically cancelled. If receipt of a Participant’s election to terminate the MP Service is confirmed after market close, and a rebalance or reallocation is then pending for processing in the nightly cycle for such date, such rebalance or reallocation will process despite the termination.

h.	Unless otherwise specifically indicated in this Agreement, all rebalance and reallocation transactions involving mutual funds that are Permissible Investment options, as outlined in this Agreement, shall be controlled by that Permissible Investment option’s prospectus or other governing document(s).

i.	If the Plan has one or more non-Fidelity stable value funds as a Permissible Investment option, the Employer represents that the MP Service is allowable under the terms of any contractual agreements between the Employer and wrap providers and that it is responsible for ensuring that any direction received by the Trustee to include any such non-Fidelity stable value funds in a model portfolio is appropriate.

j.	Managed Assets will not be invested in any Permissible Investment option that is closed to new investment by eligible Participants. Managed Assets remaining in any closed Permissible Investment option must be reallocated to another Permissible Investment option. If a Permissible Investment option included in one or more of the Plan’s model portfolios is closed or liquidated, the Employer will direct Fidelity regarding the replacement of the investment option and the reallocation of the affected model portfolios, prior to the closing or liquidation of such investment option. Fidelity will only give notice of a closing or liquidation not initiated by the Employer and will deliver all such notices only to the Employer. If no such direction is received by the Trustee, the closed or liquidated investment option will be replaced by the Permissible Investment option selected by the Employer to receive forfeitures, as indicated in Appendix A of this Agreement, and affected model portfolios will be reallocated accordingly. Participants enrolled in any affected model portfolios will have their accounts reallocated and future contribution elections reset to the new model portfolio allocations.

k.	Managed Assets invested in any Permissible Investment option that is subsequently merged into another successor investment option shall be reallocated to such successor investment option, unless the Trustee is otherwise directed. If a Permissible Investment option included in one or more of the Plan’s model portfolios is merged into another successor investment option, the affected model portfolios will be reallocated using the successor fund, unless otherwise directed by the Employer. Participants enrolled in any affected model portfolios will have their accounts reallocated and future contribution elections reset to the new model portfolio allocations.

l.	A Participant who has a foreign address on FPRS cannot enroll in the MP Service. If the address on record with the Trustee for a Participant who elected to enroll in a model portfolio changes to a foreign address, the Participant will be un-enrolled from the MP Service, as soon as administratively feasible. Upon un-enrollment, existing account balances and future contributions for the Participant who elected to enroll in the MP Service shall remain invested according to the asset allocation in the Permissible Investment options last specified by the MP Service immediately prior to un-enrollment.

m.	If the Employer deactivates a model portfolio or the MP Service, or if the Trustee, or its agent, is notified of a Participant’s death, affected Participants who elected to enroll in a model portfolio will be un-enrolled from the MP Service. Future contributions and balances in the affected Participant’s account will remain invested according to the asset allocation in the Permissible Investment options last specified by the MP Service immediately prior to deactivation.

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Appendix B—Education and Enrollment Services

1.	Education and Communication Services

a.	Statements: Fidelity will provide Participants’ statements through Automated Channels and will only mail statements directly to the address of record of individual Participants who have requested through Automated Channels for Fidelity to do so. A Participant may request a written statement to the extent legally required. Unless otherwise provided pursuant to Article II, Section 4, of this Agreement, if the Plan is an existing Plan converted to Fidelity the initial statement information available to Participants shall reflect the Participant’s conversion account balance as provided to Fidelity from the prior recordkeeper and the applicable earnings allocated to their accounts during the conversion process.

b.	Fidelity’s Employee Experience Programs: Notwithstanding any provision of the Agreement to the contrary, the Employer hereby authorizes Fidelity, FBSLLC, and other Fidelity affiliates, throughout the term of this Agreement and any extensions thereto, to provide and/or offer personal and/or workplace services, tools, programs, and products (collectively, “Fidelity’s Employee Experience Programs”) to any and all persons with respect to whom Fidelity receives any information hereunder, including Fidelity’s Employee Experience Programs unrelated to retirement or employment and Fidelity may use for such purpose any information received hereunder. Any information collected by Fidelity in the course of providing Fidelity’s Employee Experience Programs may be retained and used by Fidelity, FBSLLC, or Fidelity affiliates after the termination of this Agreement. All information shall be treated in accordance with Fidelity’s privacy policy. Participants who request that Fidelity discontinue communications related to Fidelity’s Employee Experience Programs other than workplace-related offerings shall be permitted to do so in accordance with industry rules and practices and through various means that may be specific by communication medium With respect to any product or service made available directly to individuals by Fidelity or its affiliates pursuant to the Employer’s authorization in this subsection and not as part of Fidelity’s servicing of the Plan in accordance with the remaining terms of this Agreement. Fidelity shall defend, indemnify and hold harmless the Employer against any claim brought by any such individual alleging (i) liability on account, of the Employer’s, endorsement of such products or services, or (ii) that actions taken by Fidelity or its affiliates in the marketing, sale or servicing of any such products or services were (A) negligent, fraudulent, misleading, or inaccurate. (B) in violation of applicable securities law, regulation, or securities regulatory organization rules, or (C) in breach of the terms of any agreement(s) entered into between such individual and Fidelity (or its affiliate) with respect to such products or services. The Employer shall be solely responsible for (i) ensuring that its authorizations in this subsection comply with all laws, policies and contracts to which the Employer is subject, and (ii) any misrepresentations of any such products or services by the Employer’s employees or other representatives.

c.	Communications and Education: In addition to the services described in Section 8 of Article II of this Agreement, and notwithstanding anything to the contrary in this Agreement, Fidelity may work with the Employer or Administrator to deliver to Participants, or provide them access to, certain Content described in Section 7 of Article II. For the purposes of this paragraph, any documents, other information or media originally constructed in whole or in part by Fidelity and then approved for distribution pursuant to this service shall also be considered Content from the Employer. All such work will be performed with the Plan’s day-to-day contact, unless directed otherwise by the Administrator, and approval of all such work and Content shall come from such individual (or any Authorized Individual for the Plan) in writing (which could occur through email or another electronic means pursuant to Section 10 of Article II) Any such approval shall be accompanied by a description of the exact population of Participants to receive such a distribution and method of delivery. The Employer agrees that any expense associated with such work (including any delivery expenses) shall be approved as a reasonable Plan expense pursuant to Section 11 of Article II and charged in the manner approved by such individual (or Authorized Individual).

d.	Notice Creation and Distribution Service: Notwithstanding anything to the contrary in Section 8 of Article II, Fidelity will prepare drafts and distribute certain notices or documents (“Notices” as further described below) to targeted Participants in accordance with the procedures and limitations specified in this service description. The responsibility for Content, proper maintenance of Employee indicative data, and timely delivery of the Notices remains that of the Administrator. The Administrator understands and agrees that it is responsible for understanding the regulatory requirements of any applicable Notice(s) and ensuring that the Notice(s) meet such requirements, as well as taking appropriate and timely action as needed to ensure distribution.

i.	Creation: Fidelity will create, based on the plan information on Fidelity’s systems at the time of creation, draft Notices using Electronic Services. For the purposes of this service, any documents, other information or media originally constructed in whole or in part by Fidelity and then approved for distribution pursuant to this service (Distribution Approval) shall be considered Content from the Employer in accordance with Section 7 of Article II. Fidelity-created draft Notices will not reflect any Superseding Provision(s) in the Adoption Agreement or exception(s) to the Service Agreement. In addition, Fidelity-created draft Notices will not reflect pending changes to the plan’s provisions at the time a Notice is created by Fidelity. The Administrator is solely responsible for including or otherwise editing the draft Notice with respect to such Superseding Provision(s). Service Agreement exceptions, or pending change(s) prior to Distribution Approval.

ii.	Editing: The Administrator shall review, edit as necessary, and select Notice(s) for distribution. Changes made to the Notice(s) by the Administrator will not amend or otherwise change the provisions of the Plan’s Adoption Agreement, Basic Plan Document, or Service Agreement. By authorizing Distribution Approval using Electronic Services, the Administrator thereby approves the Content of the Notice(s) and takes full responsibility for the Content, format, and completeness of the Notice and attests that the Notice is accurate and fulfills the regulatory purpose of the specific Notice.

iii.	Distribution/Delivery: Without Distribution Approval, Notices will not be distributed by Fidelity in any manner. Once Distribution Approval is complete, Notice(s) may not be recalled or further edited prior to distribution by Fidelity. Distribution will commence approximately 5 days after such approval. Distribution shall consist of email, paper mailing for recipients without email addresses on file or with unusable email addresses on file, and posting to Automated Channels. It is the Administrator’s responsibility to follow up on undeliverable mail to ensure delivery of the Notice(s). Only one Distribution Approved version of each Notice may exist at a time, and that approved version is the one which will be delivered going forward. Once a new version of a Notice has Distribution Approval, the prior approved version will be archived and will be available to the Administrator through Electronic Services for a period of up to seven years. Draft Notices will not be archived. Draft Notices without Distribution Approval will expire no earlier than 45 days from creation date.

Fidelity reserves the right to pass through costs to the Employer for printing, postage, and supplies for delivering the Notices as described herein and the Employer agrees such expenses shall be approved as a reasonable Plan expense pursuant to Section 11 of Article II. The Notices included in this service are set forth below.

•

Summary Plan Description (SPD): Available for on-demand creation by the Administrator. The Administrator shall edit the SPD for any provisions contained in in-process amendments, Superseding Provision Addendum, Service Agreement Exception text or as otherwise necessary prior to providing Distribution Approval. Once the Administrator provides Distribution Approval, the Administrator may request that the SPD be delivered to a) newly

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eligible Employees on an ongoing basis or b) the full participant population (all eligible Employees and all Participants with a balance) on a one-time basis plus newly eligible Employees on an ongoing basis. The Administrator must determine if a Plan amendment will result in a material change requiring a new SPD. The SPD is available as a full document only and being a large document, has the potential to incur a more significant cost for printing and postage than other Notices.

Important: This Service does not support mailing an SPD to an individual upon request, that function remains the Administrator’s responsibility.

•	Summary Annual Report (SAR): Available only for plans utilizing Fidelity’s 5500 Services as described in Appendix E of this Agreement. The SAR is produced automatically after the Administrator successfully files the 5500 with the Department of Labor through Fidelity’s Electronic Services. The SAR produced by Fidelity cannot be edited, and this service does not support plans which amend their 5500 or customize the SAR. The Administrator should complete the Distribution Approval process at least 20 days prior to the SAR delivery deadline; Fidelity will then distribute the SAR to all Participants with a balance (at the time of Distribution Approval) and all eligible Employees.

2.	Enrollment Services

a.	Fidelity shall provide an electronic service (hereinafter Fidelity Enrollment Services) to facilitate employee enrollment, contribution elections and investment changes in accordance with and subject to the terms and conditions of this Section. It is the responsibility of the Administrator to separately request Fidelity to make changes to the Fidelity Enrollment Services system for any applicable change to the Plan. Fidelity will make available Automated Channels for newly eligible Employees to enroll in the Plan, to communicate their initial contribution rate and investment elections. In addition, Automated Channels will be available for Participants to make changes to contribution rates as well as investment elections. The Administrator is solely responsible for ensuring that accurate and complete Employee data is timely provided to Fidelity in an acceptable manner. Fidelity does not warrant, guarantee or certify that Fidelity Enrollment Services in any way supplement, supersede, or comply with any state or local law, payroll or payroll withholding requirements.

b.	Initial service enablement: Fidelity Enrollment Services shall be effective as of the date Fidelity Electronic Services become available to Participants. Notification of Participant access to Fidelity Electronic Services will be sent to the Administrator once all conversion assets and interest have been updated to Participant Accounts. The Employer will be responsible for accepting deferral elections, including any affirmative elections not to enroll in the Plan prior to the date Fidelity Electronic Services become available to Participants and for transmitting to Fidelity the relevant information regarding Participants prior to such date. Fidelity will provide Eligible Employees information and instructions about using Automated Channels and Fidelity Enrollment Services. Eligible Employees may communicate their investment elections for conversion account balances (if applicable) and future contributions through Automated Channels.

Participants who have not established their investment elections using Automated Channels shall have their conversion account balances (if applicable) and future contributions invested in the default investment option described in the Permissible Investments Options Appendix unless otherwise directed pursuant to Section 4 of Article II of this Agreement. Employees who have previously established investment elections on FPRS will continue to have those investment elections apply to future contributions until those elections have been changed by Administrator direction or through Fidelity Enrollment Services regardless of the fact that a Reemployment Commencement Date has been established on FPRS for any such Employee. Participants shall have the opportunity to change the investment direction of their existing balances and future contributions by contacting Fidelity after their accounts have been updated on FPRS.

c.	Eligibility tracking: Except with respect to any Employee described in Section 1.04(d)(2)(E)(i) of the Adoption Agreement, if applicable, who will have eligibility determined by the Administrator, Fidelity Enrollment Services will track initial Employee eligibility for deferral contributions. The Administrator shall provide Fidelity with the required Employee indicative data upon each Employee’s date of hire or as soon as administratively feasible thereafter. If the Plan requires Hours of Service to be calculated in order to determine eligibility to enroll in the Plan, the Administrator agrees to transmit such Hours of Service to Fidelity in the manner determined by Fidelity. Fidelity shall contact each affected Employee, as described below, approximately 30 days prior to the first applicable Entry Date specified in the Plan for deferral contributions specified in Section 1.04(b) of the Plan’s Adoption Agreement based upon the Employee data supplied to Fidelity by the Administrator. If the Plan has no eligibility service requirement, Fidelity is to contact the Employee based upon the first Entry Date coincident with or next following the Employee’s date of hire or as soon as practicable following Fidelity’s receipt of the Employee’s data.

d.	Enrollment materials: Fidelity will send to each Eligible Employee enrollment information and instructions regarding entering the Plan through Fidelity’s Automated Channels. The Administrator may also choose to provide enrollment materials to Eligible Employees directly, and may direct Fidelity to not deliver enrollment information and instructions to such Employees.

e.	Reporting: Fidelity will periodically make available to the Administrator information which will include updated contribution elections for Participants who either have been newly enrolled or requested changes to their contribution rate(s). The Administrator must use this information appropriately to ensure that payroll records are accurately updated to reflect such changes.

f.	Percentage contributions: Percentage elections will be maintained on Fidelity’s system and reported to the Administrator.

g.	Automatic enrollment: Fidelity will send notices to Eligible Employees designated by the Administrator as subject to automatic enrollment, pursuant to the elections in Section 1.07 of the Plan’s Adoption Agreement. Such notices will include the automatic enrollment rate of contribution, the automatic increase applicable to the Eligible Employee (if any), and information demonstrating how the Eligible Employee may enroll in the Plan at a different rate or affirmatively elect not to so enroll through Automated Channels before the applicable date. The communication shall also inform each such Eligible Employee that any contribution for which Participant direction has not been received by Fidelity shall be invested in the Plan’s Contribution Default Fund, as directed by the Administrator. Notwithstanding the effective date of this Service Agreement (or this Service Agreement amendment as applicable), this notification service will not be effective until access through Fidelity’s Automated Channels is first made available to Eligible Employees.

i.	In general, the communication will be sent approximately 30 days prior to the Employee’s eligibility date, however, if rehires or existing eligible employees are to be included in the automatic enrollment provision of the Plan, it will be sent as soon as administratively feasible once Fidelity receives Employee data.

ii.	Fidelity will send a communication at least 30 days prior to the beginning of the each plan year to all Active Participants who have not made an affirmative election to change their deferral percentage and whom FPRS indicates that such Participant has been automatically enrolled. The communication to each such Participant shall inform the Participant that contributions are scheduled to be deducted from the Participant’s compensation at the automatic enrollment rate provided by the Plan in the Adoption Agreement, including any applicable increase percentage during the next plan year, unless the Participant changes his deferral election (and any applicable increase percentage) through Fidelity’s Automated Channels. Fidelity shall take no responsibility for providing annual notices regarding automatic enrollment except as specifically provided in this paragraph.

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iii.	The notices distributed hereunder are not designed to meet the regulatory requirements for an Eligible Automatic Contribution Arrangement (EACA) nor a Qualified Automatic Contribution Arrangement (QACA); therefore, the Employer will need to distribute its EACA or QACA (as applicable) compliant notices and the timing of such notices may need to differ from the notices given hereunder.

iv.	The Employer understands that no such communication shall be sent and no automatic enrollment information be placed upon the update file for any Eligible Employee for whom FPRS indicates that an invalid address is present on the Employee’s file.

h.	Annual Increase Program (AIP): AIP is a service which automatically increases a Participant’s contribution rate each year. A Participant making Deferral Contributions shall have the ability to enroll or re-enroll in AIP through Automated Channels thereby instructing that an annual increase be applied to the contribution deferral percentage previously established for the Participant with respect to the Plan. A Participant who enrolls in AIP shall select the amount of the incremental increase to his/her deferral that will occur automatically on the date selected by the Participant in accordance with Plan and payroll requirements.

•	An AIP-enrolled Participant’s increased deferral percentage will annually be sent to the Administrator in the deferral feedback file generated after the annual AIP date selected by the Participant for such incremental increase which immediately precedes the date for a salary reduction agreement change (as identified in Section 1.07(a)(1) of the Plan’s Adoption Agreement) immediately following such annual AIP date.

•	No Participant will be permitted to exceed any ‘plan deferral limit’ unless the Plan provides for Catch-Up Contributions and a Participant is Catch-Up Contribution eligible in accordance with date of birth information provided by the Administrator. A ‘plan deferral limit’ will include any deferral limit found in Section 1.07 of the Plan’s Adoption Agreement. If a Participant’s annual incremental increase would cause that Participant’s deferral percentage to exceed a ‘plan deferral limit’, then any increase communicated in the deferral feedback file for that Participant will be limited to the applicable ‘plan deferral limit’

•	Plan limits administratively set in accordance with Section 6.05 of the Plan cannot be automatically enforced through AIP and thus the Administrator must make appropriate communication to Highly Compensated Employees and monitor the deferrals of those Participants.

•	Any Participant whose status code has been set to “S”, (Suspended—as when a Participant has taken a hardship withdrawal) on FPRS, on the date the feedback file is generated which would otherwise include that Participant’s automatically increased deferral percentage will not have an increase reflected in that feedback file. The result will be that no annual increase under the AIP service for such year will be processed for any such suspended Participant.

i.	Automatic Enrollment and/or Employer-directed AIP by Participant Group: The Administrator shall use the appropriate FPRS codes (as shown in the table below) to properly designate groups of Eligible Employees or Participants for inclusion in Fidelity Enrollment Services in accordance with this Section 2. The groups shall be subject to Automatic Enrollment and/or Employer-directed AIP in accordance with the below group description and FPRS code which shall correspond to those groups designated through Section 1.07(b) of the Adoption Agreement.

Group Description	FPRS Code Value
Employees having a date of hire or reemployment date prior to 8/18/2009	Non AE EE

Part-time Employees; Temporary Employees	P.T.TPT

Plan level- all other eligible employees	N/A

3.	Beneficiary Tracking Service

Fidelity will maintain, through an electronic tracking system, Plan beneficiary information provided by participants directly to Fidelity in accordance with the following:

a.	Participants will be able to indicate beneficiary designations and view designations made through this service via Automated Channels in either of the following methods:

i.	Designations may be made through Automated Channels, subject to the following:

A.	The Administrator understands that Automated Channels will base the need for spousal consent on the Participant’s answer to the marital status question asked on Automated Channels notwithstanding any information the Administrator has to the contrary or any code or other indication within Fidelity’s electronic systems.

B.	Participants who indicate that they are married and designate someone other than their spouse as their beneficiary for any part of their Account must print the applicable spousal consent form from Automated Channels to have appropriately executed before mailing the form directly to Fidelity.

ii.	Designations may be made on paper forms provided by Fidelity

A.	If the beneficiary designation form cannot be obtained on Automated Channels, then the Participant will need to call Fidelity’s Automated Retirement Benefits Line. Participants must complete the form received from Fidelity per the form instructions and return it to the address indicated. Forms not completed in accordance with the instructions or which cannot be processed by Fidelity’s electronic equipment to enter into the tracking service will be returned to the Participant.

B.	Upon receipt of a completed beneficiary designation (signed and notarized), Fidelity will update the status of the beneficiary(-ies) showing on Automated Channels and make an electronic copy of the form for future reference (imaged form).

b.	Beneficiary designation information obtained under this service is available to the Administrator at a Participant-level as well as through the reporting feature available through Fidelity’s Electronic Services. Fidelity will provide, upon the Administrator’s request, copies of imaged forms returned to Fidelity indicating spousal consent.

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c.	Upon the death of the Participant, the beneficiary must contact the Administrator as Fidelity will not supply the beneficiary with any information or instructions. The Administrator may need to review information it maintains as well as information maintained by Fidelity in making its determination regarding a Participant’s beneficiaries.

d.	The provision of this service does not alter the fact that the Administrator is responsible for determining the marital status of every Participant at all relevant times, who a Participant’s beneficiary(-ies) is(/are) and directing Fidelity as to setting up/paying out of all beneficiaries.

e.	Fidelity shall have no responsibility for any beneficiary designations made prior to the time that this electronic beneficiary service was implemented or for beneficiary designations not submitted to Fidelity as required by the service. Additionally, upon the Administrator’s termination of the Beneficiary Tracking Service, Fidelity shall have no further responsibility with respect to any beneficiary information it has maintained for the Plan.

4.	Participant Investment Assistance (Fiduciary Advice Services)

a.	If Fidelity provides to Participants services that constitute fiduciary investment advice within the meaning of ERISA Section 3(21), Fidelity:

i.	will, in connection with investments under the Plan, only recommend investment products and/or services from designated investment alternatives available under the Plan, and may assist such Participants with other savings and investment activities, including distribution decisions and whether to rollover to an individual retirement account or other employer plan. Fidelity will disclose to Participants in writing such available investment alternatives and scope of advice from time to time. For advice other than managed account or similar discretionary advice services (for example, Fidelitys Portfolio Advisory Service® at Work, if applicable), Fidelity will only provide point-in-time recommendations and investment assistance and will not monitor that recommendation to determine whether it is followed by such Participant or should change over time. Fidelity will provide each Participant with information on how to contact Fidelity to obtain updated or new recommendations.

ii.	intends to comply with the conditions of the statutory exemptions for investment advice under Sections 408(b)(14) and 408(g) of ERISA and Labor Regulations Section 2550.408g-1. As required, the advice arrangements subject to those exemptions will be audited annually by an independent auditor for compliance with the requirements of the statutory exemption and related regulations. A copy of the auditor’s findings will be made available within 60 days following completion of the audit. The Employer agrees that Fidelity may provide advice to participants pursuant to these exemptions.

b.	Any update or amendment to Participant Investment Assistance as set forth above shall be set forth in separate writing which shall be considered to constitute a part of this Agreement but shall not appear in this Appendix.

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Appendix C—Contribution Processing Services

Fidelity shall provide contribution processing services as outlined in this Appendix and subject to the terms and conditions contained herein.

1.	Contribution Processing

a.	The Employer shall be responsible for calculating and effecting Participant and Employer contributions to the Plan and transmitting such contributions and associated contribution data to Fidelity in compliance with Department of Labor plan asset regulations requiring that amounts withheld from wages for contribution to the plan be remitted to the Trust when such contributions are segregated from the Employer’s general assets.

b.	Contribution data shall be received by Fidelity via Electronic Services, in the manner specified. The Employer’s computer system must meet certain minimum specifications to enable this service.

c.	After receipt of contribution and/or loan repayment data (“Batch Data”) from the Employer, Fidelity will validate the Batch Data to identify any records that must be corrected before the contributions and/or loan repayments (“contributions”) can be posted to participant accounts. The validation process runs at scheduled times throughout each business day. The Batch Data will continue to be run through the validation process until all of the records have been corrected and the Batch Data is determined to be in good order. After the Employer has been notified by Fidelity that the Batch Data is in good order, the Employer shall either initiate a wire transfer or allow Fidelity, through any of its affiliates, to request an electronic funds transfer through Automated Clearing House (“ACH”) to fund the contribution amount. To allow sufficient time to execute the associated Employer Stock trades by the close of the market on a given business day, Employer hereby directs Fidelity, as Employer’s agent and acting as Employer’s recordkeeper to process Batch Data on a given business day only if such Batch Data is received in good order by 12:00 p.m., Eastern Time. Employer further directs Fidelity, as Employer’s agent and acting as Employer’s recordkeeper to treat Batches determined to be in good order after 12:00 p.m., Eastern Time on a business day, as having been determined to be in good order on the following business day. Files will be updated when a wire is received that is equal to the contributions amount. If there are multiple files pending (in good order) and Fidelity and/or its affiliates receives wires that are equal to the sum of all contributions on outstanding files or on all files for which funding has been initiated through Electronic Services then those files will be updated unless directed otherwise by the Employer. To the extent that there are multiple plans maintained by the same Employer and Fidelity and/or its affiliates receives one or more wires that is equal to the sum of contributions on all outstanding files across those plans, then all outstanding files will be updated unless directed otherwise by the Employer. To be eligible for processing on a given business day, the funding for the contributions must be received and reconciled in accordance with separate written procedures provided by Fidelity (which may be updated from time to time upon written notice to the Employer before the effective date of any change). Before the Employer may fund through ACH, the Employer must have completed the service set up. To the extent that the Employer directs Fidelity to request and receive payments in connection with contributions, loan repayments, and other payments made to the Plan through ACH from Employer’s bank account, the Employer agrees that it shall be solely responsible for assuring that Fidelity is in receipt of the information necessary to effectuate the transfer of funds pursuant to this paragraph and that the bank account described under this paragraph or any subsequent directions to Fidelity contains sufficient funds to satisfy Fidelity’s ACH request. Funds received via an electronic funds transfer will be credited to Participants’ accounts the day they are received by Fidelity, if received prior to the close of the Business Day. Rollover Contributions and loan repayments in the form of a check received in good order before the close of the New York Stock Exchange on a business day (normally 4:00 p.m., ET, hereinafter “market close”) will be processed the following business day. Rollover contributions and loan repayments received in good order from participants after market close will be processed on the second following business day. Rollover contributions and loan repayments that are not in good order upon receipt will be processed on the next business day following the date the transaction request is brought into good order.

d.	Notwithstanding section c. contained herein, Fidelity reserves the right to require the Employer to wire transfer any contribution. Unsolicited or improperly formatted wire transfers may not be invested until properly identified and reconciled. Regardless of the method of contribution remittance, the Employer is always responsible for funding contributions to the Trust within legal time limits.

e.	In the event that Fidelity, or any of its affiliates, provides tools or services to assist the Employer with the calculation of any Plan contributions other than those specifically described in this Agreement, Fidelity does not represent, warrant, guarantee or certify that such calculations are accurate. The Employer agrees that Fidelity has no responsibility for any such calculations.

2.	Electronic Data Transmission (“EDT”) Service

The Employer agrees to transmit participant indicative data, contribution information, and loan repayment information (if any) for its payroll site(s) via EDT in accordance with the requirements for use of Electronic Services in the proper format before any file may be transmitted and additional systems edits will be performed upon receipt at Fidelity. The Employer is responsible for confirming that the data it transmits has been received and processed by Fidelity. Fidelity shall have no responsibility for verifying the accuracy or authenticity of the data provided by the Employer. The Employer shall be responsible for providing Fidelity with complete and accurate data, including participant indicative information on a timely basis in a form and manner acceptable to Fidelity. Fidelity shall have no responsibility for the maintenance of the direct file connection between Fidelity and the Employer, nor for the security of transmissions. The Employer will fund contributions and loan repayments, if applicable, in accordance with section 1, subsections c. and d. of this Appendix.

3.	Rollover-in Contribution Service

Through its selection of this service, and notwithstanding any other provisions of the Service Agreement, the Employer directs Fidelity to accept rollover contributions received from Eligible Employees and to process and invest such contributions in accordance with the guidelines described below.

Fidelity will obtain from the Eligible Employee certification (which may be through Automated Channels) of the type of rollover (i.e., Pre-Tax, Roth or After-Tax), a description of the source of the rollover (e.g., 401(k) plan or a 403(b) plan) and his/her understanding of how such rollover amount will be invested (i.e., into the Plan’s default fund for purposes of contributions as shown on Appendix A of this Agreement if the Eligible Employee has not directed otherwise through Fidelity’s Automated Channels for rollover contributions or elective deferrals). All of the following requirements must be met to allow Fidelity to process the rollover into the Plan:

•	The Eligible Employee must be properly established on FPRS in accordance with Fidelity Enrollment Services.

•	All required information must be completely supplied in accordance with the instructions given.

•	All applicable amounts supplied by the Eligible Employee must sum to the amount of the total for the rollover-in contribution.

•	For a direct rollover, required transmittal documentation must accompany the check(s) from the prior trustee or custodian.

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•	For indirect rollovers, required transmittal documentation must be accompanied by certified check(s) or money order(s) made payable in accordance with the instructions Fidelity has given, and/or check(s) from the prior trustee or custodian made payable to the Participant and endorsed to Fidelity.

If the rollover does not meet all of the above-listed requirements, Fidelity will contact the Eligible Employee and/or return the check and documentation to the Eligible Employee pending further clarification or instruction.

The Employer hereby approves all rollover contributions into the Plan which have met, or are clarified to meet, the above-listed requirements. Fidelity shall process each such approved rollover with no further responsibility or obligation to verify the appropriateness or validity thereof. Fidelity reserves the right to ask the Employer for direction on any rollover request for any reason.

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Appendix D—Withdrawal and Loan Services

Withdrawals and loans (if applicable) from the Plan shall be processed in accordance with the provisions of the Plan, Article I, Article II and this Appendix. To facilitate withdrawal and/or loan services, the Employer agrees that it is responsible to ensure that the proper vested percentage (including, but not limited to, any adjustments for service granted due to predecessor employers) and that applicable current and accurate indicative data (including, but not limited to, status code, marital status, address, termination date) for each Participant is always maintained on FPRS. Unless otherwise specified in this agreement, permissible investment options in Participant accounts will be redeemed or liquidated to fund partial withdrawals, distributions or loans (if applicable) on a pro-rata basis in proportion to the amount invested in each permissible investment option.

1.	Participant Withdrawals

Withdrawals for terminated Participants should not be approved by the Employer or in the case of pre-approved withdrawals, requested by Participants, until all Employer contributions for affected Participants have been sent to the Trustee and deposited into the Participants’ accounts. Certain Automated Channels may not be used if the Employer’s Plan uses more than one vesting schedule to compute a Participant’s vested percentage in his/her Employer contribution account(s). It is the Employer’s responsibility to confirm the accuracy of each Participant’s vested percentage on FPRS, since such vested percentage will be used to compute distributions unless the Employer provides the Trustee with a separate written direction prior to the distribution processing date indicating a required change to the Participant’s vested percentage. (Note: Although a Participant’s vested percentage line appears on certain withdrawal forms, it does not have any operational impact within the system. Therefore, any adjustment to a Participant’s vested percentage must be made by the Employer prior to the submission of the data to Fidelity.)

Participant withdrawals shall be processed any business day during any month. The Employer directs Fidelity to obtain Participant consent to the requested distribution after giving the Participant access to certain distribution notice(s) required by IRS regulations to be delivered prior to a Participant’s receiving such distribution. Such notice(s) shall be made available through Automated Channels (or by mail, if so requested by the Participant), and the Employer hereby consents to such delivery as well as to the content of such notices. Notwithstanding the above, if a qualified joint and survivor annuity (“QJSA”) is an available distribution option, the Employer acknowledges that the Employer shall retain responsibility for providing the notice regarding any qualified preretirement survivor annuity and shall, unless and until Fidelity and the Employer have separately agreed upon how such notice content shall incorporate financial effect information for all forms of distribution available under the Plan, retain responsibility for providing the notice regarding the QJSA. The Employer understands and agrees that the distribution notices described herein are provided as a service to the Employer and that the Employer remains responsible for the content and delivery of required distribution notices and that, with respect to the notices described herein. Participants may be directed to the Employer for additional information. Fidelity shall distribute withdrawals directly to each Participant based upon the address of record unless distribution is processed as an electronic payment (“direct deposit”) pursuant to Fidelity’s receipt, in a form and manner acceptable to Fidelity, of Participants bank account information. Fidelity will process all approved withdrawals and mail distribution checks, or remit distributions as direct deposits to Participants within ten business days of the processing date.

a.	The Employer hereby directs Fidelity that Participant withdrawals shall be considered pre-approved by the Employer and there shall not be any advance notification to the Employer of Participant withdrawals. Due to the inherent requirements of HEART Act distributions, they may not be available on a pre-approved basis if all required indicative data, including military status, is not maintained in a timely manner. Participant withdrawal requests that cannot be serviced by Fidelity shall be referred to the Administrator for assistance. Distribution types not considered pre-approved are listed below. The following distributions require Plan Administrator review and approval prior to such distributions being processed:

i.	withdrawals subject to spousal consent

ii.	hardship withdrawals

iii.	protected benefit forms only available to a specified class of participants

2.	Administrator Authorization to Process Hardship Withdrawals

The Administrator hereby directs Fidelity to process hardship withdrawals described in Section 10.05 of the Plan in accordance with the following procedures:

a.	Participants may request a hardship withdrawal by contacting Fidelity through Automated Channels. A Hardship Withdrawal Request Form reflecting information provided by the Participant will then be made available to the Participant from Fidelity.

b.	The Participant must review this Hardship Withdrawal Request Form for accuracy, gather required documentation, complete any additional required information, and sign and return it along with the required documentation to Fidelity within 30 calendar days from the request date. The Hardship Withdrawal Request Form will require that the Participant:

i.	select the reason for the hardship withdrawal (pursuant to Section 10.05(a) of the Plan);

ii.	certify that he/she has exhausted all other in-service withdrawals and loans available under the Plan and all other plans maintained by the Employer;

iii.	agree to be suspended from making elective contributions to all plans of the Employer and all Related Employers for the period required under the Plan;

iv.	provide written records sufficient to document the hardship need and amount as described in the Hardship Withdrawal Request Form.

c.	The Administrator hereby directs Fidelity to consider the following documentation as necessary to support each given hardship reason (copies are acceptable):

i.	Purchase (excluding mortgage payments) of participant’s primary residence: Purchase and sale agreement signed by both Participant and seller, or construction contract for new construction and estimated closing costs signed by builder/seller and buyer.

ii	Payment of post-secondary educational expenses for the next year for the Participant, his/her spouse, children, dependents, or primary beneficiary of the Participant: Bill or letter (must be on the school’s letterhead) from the educational institution attesting that the student is enrolled and providing the costs for tuition, fees, room and board, and books

iii.	Payment of deductible medical or dental expenses not covered by insurance for the Participant, his/her spouse, children, dependents, or primary beneficiary of the Participant: Explanation of benefits (EOB) from the Participant’s insurance carrier or letter from the Participant’s Health Maintenance Organization (HMO), detailing any out-of-pocket deductibles, co-payments, co-insurance or denial of coverage for services rendered.

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iv.	Payment needed to prevent eviction under the terms of a lease agreement or foreclosure on the mortgage of the Participant’s primary residence: Written notice of eviction or foreclosure from landlord or mortgage holder, including the amount in arrears that must be paid in order to avoid eviction or foreclosure. The notice must be dated within the past 3 months and must include the Participant’s name or address.

v.	Payment for burial or funeral expenses for the Participant’s deceased parent, spouse, children, dependents, or primary beneficiary of the Participant: Bill, invoice, or estimate from service provider for covered services, along with written description of decedent’s relationship to Participant.

vi.	Payment for expenses for repair of damage to Participant’s principal residence that would qualify for casualty deduction under Code §165: Bill, invoice, or estimate for repairs from a contractor, along with a written description of the casualty and related damage including Participant’s name and address of the property impacted by the event.

d.	Upon receipt of a Hardship Withdrawal Request Form fully completed and signed by Participant and all required documentation, Fidelity will process the hardship withdrawal request and distribute the hardship withdrawal to the Participant.

e.	If the hardship withdrawal request is not fully completed, is not signed, or supporting documentation is not provided within 30 calendar days of the original request, Fidelity will not process the hardship withdrawal request but will instead contact the Participant for further direction regarding the request.

f.	Upon processing a hardship withdrawal, Fidelity will change the Participant’s status code to “S”, a suspended status. The Plan and the Internal Revenue Code require that a Participant be prohibited from making deferral contributions and other employee contributions for a six month period following receipt of a hardship distribution from this Plan or any other Plans maintained by the Employer.

3.	Suspension Tracking Service for Participants who take Hardship Withdrawals

The Employer understands that the Suspension Tracking Service for Participants who take Hardship Withdrawals is available only if the Employer is able and agrees to accept electronic reports from Fidelity to update its payroll records as required herein. The Employer directs Fidelity to automatically change any participant’s status to “S”, a suspended status, for a period of 6 months following the distribution to such participant of a hardship withdrawal from the Plan in accordance with the following procedure:

a.	At the time a Participant’s hardship withdrawal is processed, the Participant’s status code will be set to “S” (Suspended), and the Participant’s contribution rate will be set to 0% on FPRS. If contribution data is transmitted to Fidelity on behalf of any Participant with an “S” status, a warning message will be generated during the contribution error correction process via Electronic Channels. Such contributions will not be processed until the Employer acts to ignore the warning or to modify the contributions. In addition, if a Participant with an “S” status attempts to change his/her contribution rate using Fidelity’s Automated Channels, such change will not be allowed and the Participant will receive a message that such change cannot be made while in a Suspended status.

b.	In the first feedback file provided for the Plan after an “S” status change has been processed, the Plan Sponsor will be provided with detail of the participant change. The feedback file will include the new status code and a contribution rate of 0% for each affected participant. The Plan Sponsor must use this information to ensure all payroll records are correctly updated to reflect these changes.

c.	Approximately 30 days prior to the end of the required 6-month suspension period, a follow-up notice will be sent to the Participant. This notice will indicate that the required suspension is scheduled to end and will inform the Participant that his/her contributions will resume at the rate elected prior to the suspension (unless otherwise specified in Appendix B, Enrollment Services) once the Employer’s payroll records are updated if no further action is taken by the Participant.

d.	On the day following completion of the 6 month suspension period as tracked on the FPRS system, the Participant’s status code will be updated to the most recent code transmitted by the Employer. For Plans using Enrollment Services, the Participant’s contribution rate will be reinstated to the rate in effect immediately prior to the processing of the Participant’s Hardship withdrawal on FPRS (unless otherwise specified in Appendix B, Enrollment Services). The first feedback file provided to the Plan Sponsor following completion of a Participant’s 6-month suspension period will include the updated status as well as contribution rate. The Employer must use this information to timely update the payroll records so that Participant contributions can resume. Following the Participant’s status code update, the warning message indicating that such Participant is in a suspended status will no longer be generated when contribution data is received by Fidelity.

Note: Fidelity does not warrant, guarantee or certify that the Suspension Tracking Service in any way supplements, supersedes, or complies with any state law requirements surrounding the need to obtain permission to deduct or withhold amounts from an employee’s paycheck.

4.	Automatic Cash-Out of Terminated Participant Balances Not Exceeding $5000 (the “Selected Plan Limit”)

The Employer hereby directs Fidelity to automatically distribute to terminated participants their entire vested account balances not exceeding the Selected Plan Limit (may also be known as involuntary cash-out) in accordance with the following procedure:

a.	During the third quarter of each calendar year, Fidelity will mail to each terminated Participant with a vested account balance not then exceeding the Selected Plan Limit, or such other amount as provided in Internal Revenue Code (“IRC”) Section 417(e)(1), a notice regarding the Plan’s intention to automatically distribute such balance unless specific distribution instructions are received from the Participant within the timeframe stated in the notice.

b.	A report listing the Participants to whom such notice will be provided will be made available to the Employer via Electronic Services.

c.	Before October 31st of that same calendar year, the Employer must direct Fidelity in writing which participants, if any, should not be included in the group for whom balances will be automatically distributed

d.	During the fourth quarter of each calendar year (and not less than 60 days following participant notification). Fidelity will process automatic cash-outs for all participants appearing on the initial report described in paragraph b above who have vested balances not exceeding the Selected Plan Limit on the day such processing occurs, except for any participant for whom Fidelity has received instruction pursuant to paragraph a or c above.

e.	If applicable, all amounts required to be distributed by the terms of the Plan which exceed $1,000 will be distributed as automatic rollovers payable to individual retirement plans as directed by the Plan Administrator and required by IRC Section 401(a)(31)(B). The Plan Administrator hereby agrees to timely provide all information required by Fidelity to process such cash-outs as automatic rollovers, in the form and manner requested by Fidelity. If such information is not received as and when required, this service shall become invalid with respect to the automatic cash-out of such amounts and the Employer hereby understands and agrees that it shall have full responsibility for distributing such amounts as required by the plan and in accordance with the requirements of the Internal Revenue Code. The Employer also understands and agrees that it is the Plan Administrator’s obligation to provide notice to any affected Participant in advance of such distribution.

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f.	If the Plan offers Fidelity’s Self-Directed Brokerage option (BrokerageLink) as a Permissible Investment option, to the extent a Participant whose vested account balance would otherwise be automatically distributed in accordance with the terms of this Appendix (an “affected Participant”) holds assets in a self-directed brokerage account under the Plan, such Participant’s account will not be automatically distributed. Instead, the Employer understands and agrees that it will be necessary for the Employer to separately direct Fidelity to liquidate the affected Participant’s self-directed brokerage assets and separately process a distribution for that Participant.

5.	Authorization to Process Minimum Required Distributions (“Automated MRD Service”)

The Employer understands and agrees that Fidelity by offering this service does not accept responsibility for, nor will it collect, review or retain documentation regarding minimum required distributions (MRDs) from Participants other than as explicitly provided below. The Employer hereby directs Fidelity to distribute assets from Participant accounts as Employer approved MRDs pursuant to Code Section 401(a)(9), provided such MRDs are processed in accordance with the following procedure:

a.	MRD Notification to Participant Before MRDs Have Begun:

i.	Immediately following the effective date of the Automated MRD Service Fidelity will provide notice to Plan Participants who will be at least 70 1⁄2 during that calendar year. Each January thereafter, Fidelity will provide notice to Plan Participants who will be at least 70 1⁄2 during that calendar year and for whom MRDs have not yet begun under the Plan. The notices, as more fully described below, shall describe MRD options and the process for taking MRDs:

A.	“Active MRD Notification”—Provided to such Participant(s) coded on FPRS as currently employed (Active status), but excluding such Participant(s) identified in writing to Fidelity by the Employer who are 5% owners as such term is defined in Code Section 416. Active MRD Notification shall describe that the requirement to take an MRD in such year applies only if such a Participant separates from service in a manner which requires a distribution pursuant to Code Section 401(a)(9) and shall further state that such Participant has a continuing option to receive a distribution from the Plan while still employed by requesting an In-Service Withdrawal from the Plan.

B.	“First Year MRD Notification”—Provided to such Participant(s) coded on FPRS as no longer employed (status other than Active) by the Employer or any Related Employer, or identified by the Employer as a 5% owner in accordance with Code Section 416. The First Year MRD Notification shall describe the MRD process and shall include the following information: (a) a description of the manner in which MRD elections may be made, (b) information regarding the “MRD Default Election” as more fully described below, and (c) a statement that the Participant’s initial MRD will be processed in March of the year following the first year for which the Participant is required to receive such initial MRD unless that Participant provides his/her completed election in a timely manner and in a form acceptable to Fidelity.

ii.	First Year MRD Notification shall also be sent to a Participant as soon as administratively practicable during a year if, before the end of such calendar year, a Participant who received an Active Notification for that year terminates employment with the Employer and all Related Employers or otherwise separates from service in a manner which requires a distribution pursuant to Code Section 401(a)(9), as evidenced by a change in status code on FPRS. The Employer understands and agrees that in the event of a change in status code of a Participant in this circumstance, the Employer is solely responsible for updating the status code through Electronic Services prior to the end of the calendar year so as to provide sufficient opportunity for such Notification and MRD to be made from the Plan. Fidelity shall have no responsibility for processing such MRD prior to the end of a calendar year if insufficient time is available to provide notice and receive elections from a Participant.

iii.	If a Participant receiving a First Year MRD Notification does not contact Fidelity as described therein and provide MRD elections to Fidelity before November in the first year for which the Participant is required to receive his/her initial MRD, then that Participant’s initial MRD will be processed in the following calendar year before the end of March. Such initial MRD shall be calculated based upon the MRD Default election. The “MRD Default” election requires that an MRD be calculated based upon the age of the Participant as reflected on FPRS, with the assumption that the Participant does not have a spouse more than 10 years younger than the Participant and with federal withholding determined based upon a status of married with three exemptions.

iv.	If, before November of the initial year for which the Participant is required to receive an MRD, the Participant contacts Fidelity in the manner described in the First Year MRD Notification and provides MRD elections, Fidelity will process that Participant’s MRD in accordance with the elections provided.

b.	MRD Notification to Participants after MRDs have begun:

i.	“Continuing MRD Notification”—Provided to each Participant with the Participant’s initial MRD payment and each subsequent MRD payment and shall include the following information: (I) a description of the process for making MRD election changes once MRDs have begun and (II) the statement that a Participant may contact Fidelity at any time, in a form and manner acceptable to Fidelity, to make new elections and/or arrange for his/her MRD to be processed prior to the scheduled November processing.

ii.	If, before November of any year for which the Participant is required to receive an MRD, the Participant contacts Fidelity in the manner described in the Continuing MRD Notification and provides MRD elections or any change to his/her MRD elections. Fidelity will process the Participant’s MRD in accordance with the most recent MRD elections provided.

c.	Additional General Procedures:

i.	Participant MRD distributions made pursuant to this Automated MRD Service will be reduced by the amount of any distribution not requested through this Automated MRD Service and processed within the calendar year for which an MRD distribution is processed through this Automated MRD Service. Participants will be notified by Fidelity any time such distribution(s) reduce the MRD processed through this Automated MRD Service and informed that such distribution amount(s) are not eligible for rollover.

ii.	The fee for the Automated MRD Service will be charged for each Participant for whom an MRD distribution is processed in reference to a calendar year and billed quarterly, in arrears, following the first distribution processed through the Automated MRD Service in reference to such a calendar year. If the fee will be billed to Participants, then Fidelity is hereby directed to deduct the fee indicated above from such Participant’s account, as a reasonable Plan expense, following the first distribution processed through the Automated MRD Service in reference to such a calendar year.

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iii.	The Employer is required to notify Fidelity of the death of any Participant (through timely proper submission of status codes through Electronic Services) and also to notify the appropriate beneficiary(ies) of MRD requirements and the method by which such beneficiary must submit information to allow processing of MRD distributions for the beneficiary(ies). Fidelity is not responsible for any MRD made payable to a deceased Participant when the Employer has not notified Fidelity of the Participant’s death prior to the month during which the MRD would otherwise have been processed according to this Section.

iv.	The Automated MRD Service is available for Participants and their beneficiaries. However, alternate payees under a Qualified Domestic Relations Order are not eligible for the service and are not intended to be included under the term Participant for the purposes of this service.

6.	QDRO Qualification Service

The Employer hereby directs Fidelity to provide the Domestic Relations Order Qualification Service in accordance with the following terms:

a.	The Employer understands and agrees that it shall remain responsible for the review of any domestic relations order (“Order”) received prior to the provision of this service by Fidelity and for any Order received after the service is commenced but with respect to which a Participant received the plan’s previously effective Order guidelines.

b.	This service will commence as soon as administratively feasible after Fidelity receives a Fidelity QDRO Administration Service Authorization and QDRO Guideline Approval Form executed by an authorized signer of the Employer to indicate that the QDRO Approval Guidelines and Procedures (“QDRO Guidelines”) have been reviewed and finalized by such signer and provided to Fidelity. The Service commencement date will be communicated to such authorized signer by Fidelity after the Service Authorization and QDRO Guideline Approval Form is received. Following the Service commencement date, if the Employer receives an Order, the Employer must forward that Order to Fidelity.

c.	Fidelity will maintain the Plan’s QDRO Guidelines on its https://qdro.fidelity.com website which is accessible to the public. Fidelity will furnish to Plan Participants, alternate payees and their representatives a copy of the Plan’s QDRO Guidelines upon request and will also make copies of the Plan’s QDRO Guidelines available from the aforementioned website. Upon receipt of an Order, Fidelity will send a communication to the Plan Participant and alternate payee acknowledging receipt of such Order and shall provide instructions to the parties on how to obtain a copy of the QDRO Guidelines. Fidelity agrees to evaluate each received Order in accordance with the Plan’s QDRO Guidelines. Fidelity is hereby directed to communicate to the submitter the approval of any such Order which meets all of the requirements described in such QDRO Guidelines as a qualified domestic relations order (“QDRO”) for the Plan or the fact that such Order fails to meet all of the requirements described in such QDRO Guidelines. Fidelity maintains electronic copies of each Order received and correspondence addressing the disposition of each such Order.

d.	The Employer understands and agrees that, to the extent an Order provides for earnings but does not include a specific earnings calculation methodology, Fidelity will calculate the earnings attributable to the alternate payee’s award amount by prorating the total earnings on the participant’s vested account between the award date and the segregation date based on the ratio of the award amount to the participant’s account balance as of the award date adjusted for the cash amount of any contributions, loan repayments, loans and distributions between the award date and segregation date. Shares of investments will be transferred in-kind rather than liquidated and reinvested.

e.	The fees for this service are stated in Article I, Additional Services Fees and are defined as follows: The Web Generated Order fee will apply for the review of standard orders generated via Fidelity’s QDRO Center website which have not been altered. The Non-Web Generated Order fee will apply for the review of standard orders which are not generated via Fidelity’s QDRO Center website, or for orders which are generated via Fidelity’s QDRO Center website but have been subsequently altered. A standard Order is an order that references the Plan and no other defined contribution plan of the Employer for which the DRO Qualification Service is being provided by Fidelity. A Multiplan Order fee will apply for the review of Multiplan orders which are defined as Orders that reference the Plan and another plan of the Employer for which the DRO Qualification Service is being provided by Fidelity. The Employer hereby determines that the fees for this service are reasonable and are necessary Plan expenses and directs that such fees be paid as indicated in Article 1.

7.	Loans

The Administrator and Fidelity hereby agree that loans will be recordkept in accordance with this Agreement, and if the Administrator intends to modify the separate loan procedures then the Administrator is responsible for notifying Fidelity and requesting an amendment of this Agreement.

If any other plan(s) of the Employer or a Related Employer permits loans for eligible Participants, the calculation of a Participant’s available loan balance must incorporate loan information from such other qualified plan(s), regardless of whether such other plan(s) are maintained at Fidelity. If Fidelity provides loan processing services to any such plan(s), the Administrator will be responsible for providing Fidelity with direction to link the Plan with such other plan(s) for purposes of determining available loan amounts; and the Administrator will inform Fidelity of any changes that may require additional plans to be linked or unlinked for this purpose. If Fidelity has not been directed or cannot link all other such plan(s) for purposes of performing loan calculations, and Participants may take loans from more than a single plan, the Administrator acknowledges and agrees that (i) the “pre-approved” Participant loans service will not be appropriate for the Plan, (ii) the Administrator will retain responsibility for determining available loan amounts, and (iii) the Administrator will promptly direct Fidelity to permit loans only upon approval from the Administrator (“sponsor-approved” loan service).

a.	Pre-existing Loans—Except as provided in Subsections g. through j. below, loans existing prior to the Effective Date of conversion to Fidelity shall continue under their existing terms until repaid. For all such loans, the Administrator shall continue to act as the Trustee’s agent in holding physical custody of promissory notes and other loan documentation and the canceling and surrendering of such notes and other loan documentation to the Participant when such a loan has been paid in full. Fidelity shall not accept any pre-existing loans that require Fidelity to hold as security for the loan property other than the Participant’s vested account. Plans converting to Fidelity must provide the highest outstanding loan balance(s) in the twelve months prior to the conversion date. If the prior plan allowed, or the participant is allowed to roll over a loan or loans resulting in having, a greater number of outstanding loans than that listed below (if applicable), a Participant having such greater number of loans may not apply for a new loan until that participant’s outstanding number of loans is less than the maximum number of outstanding loans allowed under the Plan.

b.

Administration—Except as otherwise described below, the Administrator shall act as Fidelity’s agent in collecting and remitting all principal and interest payments to Fidelity, and keeping the proceeds of such loan repayments separate from the other assets of the Employer and clearly identifying such assets as Plan assets. The Administrator must maintain Participant status codes and provide Fidelity with all applicable loan repayment frequencies for Participants by

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location, division, or region. Fidelity shall distribute the loan proceeds to the Participant via check unless the proceeds are distributed electronically to a bank account designated by the Participant pursuant to Participant instruction acceptable to Fidelity. To facilitate recordkeeping, Fidelity may destroy the original of any promissory note made in connection with a loan to a Participant under the Plan, provided that Fidelity first creates a duplicate by a scanning or other process.

c.	Application Procedure—Participant loans shall be considered pre-approved by the Administrator and there shall not be any advance notification to the Administrator of any Participant loan. However, the following types of loans are not pre-approved and thus require Administrator review and approval prior to being processed:

•	Loans subject to spousal consent

•	Loans which are allowed only for hardship withdrawal purposes in accordance with Section 10.05 of the Basic Plan Document
•	Loans for the purpose of purchasing a Participant’s principal residence

•	Loans for Participants for whom the highest loan balance (in the twelve months prior to conversion) was not provided by the Administrator to Fidelity

The Participant shall contact Fidelity to apply for a loan and shall direct Fidelity as to the term and amount of the loan to be made from his/her account. Participant loan requests that cannot be serviced by Fidelity shall be referred to the Administrator for assistance. Fidelity shall determine, based on the current value of the Participant’s account on the date of the request and any guidelines provided by the Administrator, the amount available for the loan. Based on the interest rate supplied by the Administrator in accordance with the terms of the Plan, Fidelity shall advise the Participant of such interest rate, as well as the installment payment amounts. Fidelity shall distribute the loan proceeds to the Participant via check unless the proceeds are distributed electronically to a bank account designated by the Participant pursuant to Participant instruction acceptable to Fidelity. To facilitate recordkeeping, Fidelity may destroy the original of any promissory note made in connection with a loan to a Participant under the Plan, provided that Fidelity first creates a duplicate by a scanning or other process.

d.	Conditions and Limitations –

i.	Minimum Principal Amount—The minimum principal amount of any loan is $1,000.

ii.	Duration—The repayment period of any loan shall be no more than five years unless such loan is for the purchase of a Participant’s primary residence, in which case the repayment period may not extend beyond 10 years from the date of the loan. A loan becomes immediately due and payable upon a Participant’s termination of employment, or death.

iii.	Sources—The Administrator may provide that loans only be made from certain contribution sources within Participant Account(s) by notifying the Trustee in writing of the restricted source.

IV.	Purpose—A loan will be granted for any purpose.

v.	Repayment Method—A loan to an Employee shall be repaid at least quarterly by payroll. If repayment is not made by payroll deduction, a loan shall be repaid by the Participant to the Employer. Loan repayments are forwarded to Fidelity, by the Employer, in the same manner and frequency as contributions.

e.	Outstanding Loans—A Participant may have only 1 outstanding loan(s) at a time. A Participant with the maximum number of existing loans may not apply for another loan until the number of outstanding loans has been reduced and is less than the outstanding loan limit. Also, a Participant may not refinance an existing loan, or apply for an additional loan for the purpose of paying off an existing loan.

f.	Interest Rate—The Administrator shall determine and communicate to Fidelity a reasonable rate of interest based on the prevailing interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. The interest rate shall remain fixed throughout the duration of the loan unless a change is required by applicable law for any Participant(s) taking a military leave of absence.

i.	Loan Interest Rate Update Service

Loan Interest Rate Update Service (“LIR”) is an automated process to update plan loan interest rates based upon the prime rate as reported by Thomson Reuters (“Reuters”). On the first business day of the next month following any change in the prime rate as reported by Reuters, or no later than five business days following such first business day. the system will be updated to reflect the change. All loans initiated or reinitiated after such a change will be processed using the interest rate resulting from the change. Any loan initiated prior to such a change (a pending loan) will be processed with its existing interest rate as long as it can be processed in good order in accordance with the Plan’s loan procedures. By directing that this service be enabled for its Plan, the Administrator has determined that its use of LIR including the use of the prime rate or such rate plus an increment selected by the Administrator for loans taken from the Plan, as applicable, is appropriate and is consistent with the Administrator’s obligation to determine a reasonable rate of interest for all loans from the Plan.

Loans established or modeled under the Plan subject to the requirements of this LIR service will be established using the following rates(s);

General Purpose Loan Rate	prime rate plus 1
Primary Residence Loan Rate	prime rate plus 1

If an interest rate change is required by applicable law for Participant(s) taking a military leave of absence, a rate change shall not be effective until the Trustee receives from the Administrator all information necessary to reflect the interest rate change for the applicable loan(s).

g.	Prepayment / Complete Repayment—A Participant may prepay the entire outstanding loan balance prior to maturity without penalty. Such prepayment may be sent directly to Fidelity in accordance with procedures established by Fidelity and communicated to the Participant. Upon complete repayment of a loan, it is no longer counted as an outstanding loan. Fidelity shall treat a loan as completely repaid by reallocating amounts which would otherwise be characterized as interest to principal when the final payment due under the loan terms has been applied and either of the following is true:

i.	Upon receipt of such final payment by Fidelity the total principal due on such loan is $5.00 or less, the amount of principal due is less than the normal payment amount for such loan, and the total amount of interest paid over the term of such loan is equal to or greater than the outstanding principal amount.

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ii.	Upon a date at least 30 days after the final payment for such a loan has been received, if the total principal due on such loan is $10.00 or less, the amount of principal due is less than the normal payment amount for such loan, the total amount of interest paid over the term of such loan is equal to or greater than the outstanding principal amount, and the Participant has requested through Automated Channels that interest be so applied.

h.	Repayment Suspension / Re-amortization—Loan repayments may not be suspended or re-amortized except as provided in this subsection. Loan repayments may only be suspended if: (i) the Participant is on a leave of absence (LOA) from the Employer without pay, or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the loan, but repayments may never be suspended for more than 12 months; or, (ii) the Participant is on an LOA pursuant to Internal Revenue Code (IRC) Section 414(u). Loan payments suspended due to an LOA must resume following the conclusion of the LOA (or the 12 month period described in the previous sentence). The Administrator will inform Fidelity of the dates for all loan repayment suspensions and resumptions via Electronic Services. In the case of payments resuming following suspension due to an LOA, the loan may be re-amortized to allow for level payments, but the amount of each payment must not be less than the amount required under the terms of the original loan. When loan repayments are to resume following a Participant’s LOA, the Administrator will direct Fidelity as to whether or not to re-amortize the remaining balance of the loan. The repayment period for the remaining balance of a loan may never be extended beyond 5 years from the date of the original loan unless there is an LOA pursuant to IRC Section 414(u) or the loan is a personal residence loan. The Administrator may also direct Fidelity to re-amortize loans for participants whose payroll frequency has changed during the period of the loan or whose established loan repayment frequency was incorrect, but that re-amortization cannot extend payments beyond the original term of the loan.

i.	Default—A Participant’s loan shall be considered in default if any scheduled repayment remains unpaid as of the last business day of the calendar quarter following the calendar quarter (end of the “cure period”) in which a loan is initially past due or if there is any outstanding balance at the end of the cure period for the last scheduled payment date. Fidelity agrees to provide the Administrator with information regarding the repayment status of outstanding loans and thereafter to provide notices to Participants regarding late, missing or insufficient payments relating to loans they have outstanding. The Administrator directs Fidelity to default loans of Participants, in accordance with the Plan, after Participants have defaulted by the terms of their loans. Notwithstanding the above, based upon the information Fidelity has provided regarding the repayment status of outstanding loans, the Administrator may direct Fidelity not to provide notices of delinquency for specific Plan Participants, however, an Administrator cannot direct Fidelity to delay the loan default beyond the cure period.

j.	Fees—Loan Set-Up fees shall be billed or charged in full on the first invoice date following origination of the loan. Any annual loan maintenance fees shall be accrued and billed or charged quarterly in arrears. Notwithstanding any provision or designation herein to the contrary, the Employer shall be responsible for the payment of annual loan maintenance fees on pre-existing loans unless the loan terms allow payment by Participants.

8.	Outstanding Check Service

The Employer understands, acknowledges and agrees that Fidelity will use an automated approach in managing outstanding and returned checks (hereinafter “Fidelity Outstanding Check Service”) related to distributions and withdrawals from Participant accounts. The Fidelity Outstanding Check Service will only apply to outstanding checks resulting from distributions and withdrawals which are processed pursuant to the terms of this Agreement. Amounts attributed to outstanding checks which may not be escheated pursuant to ERISA or cannot be managed under the Fidelity Outstanding Check Service, as described in subsection f. below, shall remain in Fidelity’s omnibus accounts at unaffiliated banks, according to the terms of Article II, Section 21. The Employer directs Fidelity to provide such service subject to the terms and conditions of this Section:

a.	Fidelity shall send an email notification to Participants with valid email addresses on file if there are distribution and/or withdrawal checks related to such Participants’ accounts which remain outstanding 90 days or more after issuance.

b.	Fidelity shall send another email notification to impacted Participants, for any checks which remain outstanding 90 days after the first email above is sent. At the same time as this second email, a written notification shall also be sent via U.S Mail to the Participant’s address of record on FPRS unless:

i.	The Participant does not maintain a valid address of record on FPRS

ii.	The outstanding check is not associated with a plan account on FPRS

iii.	The amount of the outstanding check is less than $25

iv.	The amount attributed to the outstanding check(s) will be redeposited into the Participant’s account in accordance with subsection f. below; OR

v.	Fidelity has received notification from its third party search vendor that the participant is deceased

c.	If any of the email notifications, as described in subsections a. and b. above, are marked as undeliverable from a Participant’s primary email account, Fidelity will send a follow-up email notification to the Participant’s alternate email address, if such address is on record at Fidelity.

d.	Within 45 days of the second email/written notification, Participants may request via Automated Channels that Fidelity reissue an outstanding check(s), excluding any associated tax withholding.

e.	If any checks are returned to Fidelity due to an incorrect Participant address, the impacted Participant shall have 15 days, from the date such check is returned to Fidelity, to request via Automated Channels that Fidelity reissue the check, excluding any associated tax withholding.

f.	After such date(s), as described in subsections d. and e. above, if there is no response from the Participant, Fidelity will redeposit the net amounts (excluding any tax withholding, if applicable) attributed to the outstanding check(s) to either:

i.	The Participant’s account and will re-invest such amounts in the Plan’s default fund, except for the following types of outstanding checks which shall instead be redeposited into the Plan’s forfeiture account:

A.	Minimum required distributions

B.	Return of excess distributions

C.	Checks issued to correct plan operational failures

D.	Unwind withdrawal checks.

E.	Any checks issued from a terminated Participant’s account, for which there is a no current balance

ii.	The Plan’s forfeiture account and will re-invest such amounts in the Permissible Investment option selected by the Employer to receive forfeitures

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g.	Notwithstanding subsection f. above, once outstanding checks are managed under the Fidelity Outstanding Check Service, Participants will continue to have the opportunity, at any time, to request that Fidelity reissue checks.

h.	If a Participant contacts Fidelity regarding a check that has been deposited into the Plan’s forfeiture account, the check amount will be reissued to the Participant from the forfeiture account from the source(s) and funds in which it was originally deposited. If the balance in the forfeiture account is insufficient to cover the liability associated with the reissued check(s), the Employer must fund the forfeiture account before the check(s) can be reissued.

i.	Fidelity shall only escheat checks for terminated plans (for which the Administrator will be responsible for searching for missing or unresponsive Participants), based on applicable state law, to the appropriate state entity.

j.	The Employer understands and agrees that the redeposit of net amounts attributed to outstanding checks via the Fidelity Outstanding Check Service to Participant accounts or the Plan’s forfeiture account will not affect the terms and conditions of other services selected by the Employer in Appendix D of the Agreement.

i.	If the Plan has selected the Suspension Tracking Service for Participants who take hardship withdrawals, such Participants will remain in suspended status on FPRS despite the subsequent redeposit of amounts attributed to an outstanding check for a hardship withdrawal.

ii.	If the Plan provides for loans and maintains any limitations on the number of outstanding loans for Participants and/or the application process for new loans, such limitations shall not be affected by the subsequent redeposit of amounts attributed to an outstanding check for a loan. All other aspects of the Plan’s loan procedures shall continue including the Participant’s responsibility for loan repayments and the loan default policies.

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Appendix E — Testing and Reporting Services

Fidelity will provide Nondiscrimination Testing and 5500 Services (if applicable) in accordance with Article I, Article II and this Appendix. It shall be the responsibility of the Administrator to provide, in a format and in accordance with the timing requirements specified by Fidelity, complete and accurate data required to complete such services. Fidelity has no obligation to solicit data, nor does it have an obligation to ascertain the accuracy or completeness of the data received. Fidelity shall not be responsible for completing services listed in this Appendix if the Administrator fails to provide the information necessary to complete such services or if Fidelity is not the Trustee at the end of a Plan Year. Fidelity shall assume that any defined benefit plan or other defined contribution plan maintained by the Employer or any Related Employer does not restrict in any way the services in this Appendix, including, but not limited to: testing methods, testing results, and allowable contributions. All Nondiscrimination Testing performed by Fidelity shall be in accordance with prevailing federal tax law. All IRC tests not identified in this Appendix are the responsibility of the Employer.

1.	Nondiscrimination Testing Services

a.	Fidelity shall perform the following tests as applicable:

i.	Actual Deferral Percentage (“ADP”);

ii.	Actual Contribution Percentage (“ACP”);

iii.	Annual Additions testing;

iv.	402(g) Deferral Contribution Limitation tests;

v.	Catch-up amounts under IRC Section 414(v) based on the Time Weighted Average Method;

vi.	Top Heavy test;

vii.	Ratio Percentage Minimum Coverage test

Fidelity will only perform Annual Additions testing and determination of Catch-up amounts for defined contribution plans that have the same Plan and Limitation Years. The 402(g) Contribution Deferral Limitation Testing shall be performed only for Plans for which the Plan Year coincides with the calendar year.

Fidelity will notify the Administrator of the deadline by which Fidelity must receive the necessary data, and such deadline will be no more than forty-five (45) days after the Plan Year End to allow processing of any potential Participant refunds due to the Plan’s failure of the nondiscrimination tests. The Administrator will separately direct Fidelity to process any such refund. If the Administrator fails to provide all the necessary data within 7 months of the Plan Year End. Fidelity may, but will not be required to, assume the Administrator has canceled the Nondiscrimination Testing Services. Fidelity will notify the Administrator if such an assumption is made but this will not preclude the Administrator’s ability to re-subscribe to the service for future Plan Years.

b.	Projection Tests: Fidelity agrees to perform projection tests for ADP, ACP, Annual Additions, and Deferral Contribution Limitations tests if the Administrator provides the data requested by Fidelity at the time and in the manner requested by Fidelity.

c.	Compensation Testing: If the Plan has a definition of Compensation that does not meet the safe harbor requirements of IRC Section 414(s), the Compensation definition must be tested to ensure that it is non-discriminatory. In accordance with Revenue Procedure 93-42, absent a significant change in employee demographics, this testing may be performed on a three-year cycle. Fidelity shall perform compensation testing on a three-year cycle; it shall be the responsibility of the Administrator to notify Fidelity if there has been a significant change in employee demographics which may warrant more frequent testing. The fee shall be billed or charged upon completion of each test.

Except as otherwise specified a pro-rata portion of the entire annual Nondiscrimination Testing Services fees shall be billed or charged at the end of each quarter. The Plan shall be tested as a ‘single employer plan’ (i.e. adopting employers are all Related Employers) unless the Plan is adopted by employers who are or become unrelated Employers. Consulting services which may be provided by Fidelity’s Non-discrimination Testing Service Group will be provided at an hourly rate as approved separately by the Administrator prior to the performance of such services. Consulting Services may include (but are not limited to) telephone calls regarding the gathering, preparation and submission of test data, Plan document reviews, testing interpretations, and reviewing final non-discrimination test results. If a test must be performed again due to missing or incorrect data supplied by the Employer, or another vendor on behalf of the Employer, an incremental fee of one half of the standard charge for a single test shall apply. The standard charge for a single test may be obtained from the designated Fidelity representative.

2.	Form 5500 and Related Services (“5500 Services”)

a.	Fee: The fee assessed for Nondiscrimination Testing Services shall include 5500 Services. If the Employer desires to waive Nondiscrimination Testing Services with regard to a particular year and can comply with the below-listed terms, then Fidelity will notify the Employer if Fidelity has accepted the Employer’s request for such a waiver and will perform 5500 Services separately for the fee indicated in Article I. Fidelity shall not be held accountable for late fees or penalties in the event that the Administrator fails to timely file Form 5500 or any related forms described herein.

b.	Form 5500

i.	For start-up plans, the Administrator shall submit the accurate data necessary to prepare the Form 5500, and other associated forms necessary to complete the Form 5500 filing, in a manner acceptable to Fidelity.

ii.	If requested to do so by Fidelity, the Administrator will provide a copy of the most recent Form 5500 and/or any previous years’ returns. If the Employer converted the plan to Fidelity during the Plan Year, the Employer or Administrator shall provide to Fidelity all information requested by Fidelity for Form 5500 and related schedules for any portion of a Plan Year where Fidelity receives Plan assets from another trustee (or custodian pursuant to Section 20.10 of the Trust) in a manner requested by Fidelity.

iii.	To begin preparing the draft, Fidelity shall use the information from the prior year Form 5500 and related schedules and any additional information provided by the Employer. Nondiscrimination Testing must be completed prior to the beginning of 5500 Services and the Participant count must be available to Fidelity. The Administrator understands that the draft Form 5500 will be prepared based upon current year record keeping data, data from prior year Form 5500 and changes submitted by the Employer or Administrator. It is the responsibility of the Administrator to validate the completeness and accuracy of the data on the draft Form 5500. Fidelity shall not be responsible for (1) any underlying data supplied by the Employer/Administrator or (2) changes to the data or representations of that data from what Fidelity had prepared for the initial draft Form 5500.

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iv.	The Employer will provide (in a manner acceptable to Fidelity) the Plan Administrator’s contact information, Auditor’s Opinion, Schedule of Assets and/or any additional attachments required to enable completion the Form 5500 filing with the Department of Labor on behalf of the Employer. When the Plan has assets which are not represented on FPRS or for which Fidelity is not the Trustee or custodian, the Administrator is responsible for determining and providing any additional information required to complete all schedules related to the Form 5500 filing.

v.	Within a reasonable period of time following the receipt of any requested information, Fidelity will publish a draft Form 5500. All required data and requested changes/updates to the Form 5500 (e.g., the prior year Form 5500, audited financials and other information) must be submitted to Fidelity no later than 60 calendar days prior to the extended filing deadline. If, following the submission deadline, the Employer has submitted all required data in good order, then Fidelity shall use reasonable efforts to provide a draft Form 5500, and other associated schedules necessary to complete the Form 5500 filing based on such information by the extended filing deadline for the Plan Year.

vi.	In any event, Fidelity will publish a draft Form 5500 no later than 10 days prior to the filing deadline. Fidelity shall not be responsible for Form 5500 Services or the accuracy of the information provided in the draft to the extent the Employer fails to timely provide the information necessary to prepare the Form 5500 and related schedules and complete the Form 5500 filing.

vii.	After the draft is approved by the Plan Administrator, Fidelity will produce the final version of the Form 5500 and related schedules to complete the Form 5500 filing for the Administrator to electronically file the Form 5500 with the Department of Labor. Fidelity will also provide the Summary Annual Report for the Plan with the final Form 5500. It is the Administrator’s responsibility to distribute the SAR to plan participants.

viii.	The Administrator shall establish appropriate credentials with the Department of Labor to facilitate the filing of Form 5500 and related schedules. The Administrator understands that it may be necessary to establish additional PSW access for authorized individuals to facilitate electronically transmitting Form 5500 and related schedules to the Department of Labor.

ix.	Fidelity shall provide information to the Employer to support any inquiries from the DOL/IRS received and raised by the Employer to Fidelity pertaining to any Form 5500 prepared by Fidelity.

x.	Amending a return at the request of the Employer or its agent or processing changes requested by the Employer after Fidelity has provided the Form 5500 and Summary Annual Report to the Employer based upon information provided by the Employer shall be considered an additional service. The Employer may contact a Fidelity representative to negotiate this service. An additional 5500 Services fee (unless waived) shall be paid by the Employer and shall be billed or charged upon delivery of the draft Form 5500 to the Employer.

c.	Form 8955-SSA

i.	For the first Plan Year for which the Plan is utilizing the 5500 Service, the Administrator shall provide any data Fidelity has requested in a manner acceptable to Fidelity not later than 75 days prior to the filing deadline for Form 8955-SSA. Not later than 60 days prior to that filing deadline, Fidelity shall provide the Administrator access to a draft Form 8955-SSA.

ii.	The Administrator shall review the draft Form 8955-SSA and provide changes, if any, in a manner acceptable to Fidelity at least one business day prior to when the Administrator approves the Form 5500 but not later than 30 days from the date Fidelity has provided access to the initial draft Form 8955-SSA.

iii.	After the review period has expired, Fidelity shall transmit the 8955-SSA, including any changes appropriately provided as described above, to the Internal Revenue Service on behalf of the Employer not later than the filing deadline.

d.	Form 5558

i.	Fidelity shall file the Form 5558 (Application for Extension of Time to File Certain Employee Plan Returns) within 90 days of the end of the Plan Year on behalf of the plan unless directed by the Administrator to not file the extension. The direction to not file the extension must be received within 30 days of the end of the Plan Year in a manner acceptable to Fidelity.

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Appendix F—Superseding Provisions

The Employer understands and agrees that, unless specifically described within the entry below for an individual superseding provision, the administrative forms and other materials supplied by Fidelity for use with the Plan will not be updated to reflect the provisions identified in this Appendix, whether any such provision constitutes a change to this Agreement or requires the Plan to include language not available to the volume submitter (a “Plan Exception”), and the Employer will follow the procedures described in Section 8 of Article II of this Agreement regarding such forms and materials. The Employer acknowledges that Fidelity will produce a sample Summary Plan Description (and, possibly, sample Summaries of Material Modifications) for the Employer’s Plan that will not include language summarizing any of the below-listed superseding provisions. The following provision(s) supersede the provision(s) of this Agreement with which the following provision(s) of this Superseding Provisions Appendix would otherwise conflict, subject to the terms and conditions contained herein:

Service Agreement Exception(s)

Effective Date: 04/01/2018

Appendix-Permissible Investment Options:

The Employer directs Fidelity to limit future investment mixes and exchanges into the M/I Homes, Inc. Stock (Fund Code: RT1K) 10% of a Participants total Account balance.

i. The maximum future investment mix election allowed for Employer Stock will be 10%. This restriction will not permit a mix change of greater than 10% for the Employer Stock. Market appreciation in the Employer Stock is not a factor for this investment mix restriction (i.e., a Participant can continue to have an investment mix of 10% going into the Employer Stock even with an Employer Stock balance of greater than 10% of his total account balance).

ii. Exchanges into the Employer Stock are also restricted to 10%. Exchanges will be restricted if the amount of the exchange is greater than 10% going into or will result in an amount greater than 10% in the Employer Stock. If a participant’s sub-account balance in the Employer Stock is 10% or more of his total account balance, then the Participant will not be permitted to exchange additional monies into the Employer Stock.

Effective Date: 04/01/2018

Article 1 (Fees):

The annual loan maintenance fee will be waived for all loans converting to Fidelity on April 1, 2018. Any new loans taken on or after April 1, 2018 will be assessed the fees as described in Article I, Additional Services, Participant Loans, of this Agreement.

Effective Date: 04/01/2018

Article 2 (Terms & Conditions):

The following is added to end of the 1st paragraph of section 21, Omnibus Recordkeeping in Article II:

Fidelity hereby agrees that it shall provide such information regarding float earnings as the Employer may reasonably request on behalf of the Plan’s fiduciaries, including information identified in DOL Field Assistance Bulletin 2002-3.

Effective Date: 04/01/2018

Article 2 (Terms & Conditions):

The following replaces the 1st sentence of the 3rd paragraph in section 7, Electronic Services in Article II:

To the extent that any Electronic Services utilize Internet services to transport data or communications, Fidelity will take, and Employer and Administrator agree to follow, commercially reasonable physical and technological security measures and will take all commercially reasonable organizational and technical steps to protect against unlawful access, use of, or unauthorized processing of such data or communications; provided, however, that Fidelity disclaims any liability for interception of any such data or communications.

Effective Date: 04/01/2018

Article 2 (Terms & Conditions):

The following is inserted after the 1st sentence of the 6th paragraph in section 7, Electronic Services in Article II:

Notwithstanding the foregoing, the license described in the preceding sentence shall be limited to such disclosure and use required to perform the services specified under this Agreement.

Effective Date: 04/01/2018

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Article 2 (Terms & Conditions):

The following is inserted after the 4th sentence of the 7th paragraph in section 7, Electronic Services in Article II:

Fidelity agrees that External Account Information that it obtains through the third-party data aggregation service while providing services under this Agreement shall be considered Confidential Information regarding Covered Individuals under Section 14 of this Article II.

Effective Date: 04/01/2018

Article 2 (Terms & Conditions):

The following replaces section 9, Distribution, Testing, Reporting, and Other Services in Article II:

Fidelity will process distributions for the Plan in accordance with the provisions of the Withdrawal and Loan Services Appendix. The Administrator directs Fidelity to subject taxable payments to applicable federal and state income tax withholding, timely remit such withholding to the appropriate governmental entities and timely prepare required distribution tax reporting at the Participant level and withholding returns at the Plan level (aggregated across plans for which Fidelity is the recordkeeper). Fidelity shall timely perform nondiscrimination testing and Form 5500 services in accordance with the provisions of the Testing and Reporting Services Appendix. Notwithstanding the fact that Fidelity may not have agreed to perform Form 5500 services for the Plan, Fidelity will prepare a plan year-end summary reporting package on a cash basis and, if the Plan has more than 100 Participants for the plan year, a plan year-end auditor’s information package.

Effective Date: 04/01/2018

Article 2 (Terms & Conditions):

The following replaces section 14, Confidentiality in Article II:

The parties to this Agreement recognize that, in the course of implementing and providing services to the Plan, each party may disclose to the other information, including but not limited to, payroll information, employee payroll records, inventions, know-how, trade secrets, business affairs, prospect lists, product designs, product plans, business strategies, finances, fee structures, and other proprietary information. Such information individually and collectively constitutes “Confidential Information.” Each party shall use at least the same degree of care to safeguard and to prevent disclosing to third parties the Confidential Information of the other as it employs to avoid unauthorized disclosure or publication of its own information (or information of its customers) of a similar nature, and in any event, no less than reasonable care. Fidelity shall continue to be responsible for the performance of its service obligations by each subsidiary, affiliate, or agent. In addition, a party will not be considered to have breached its obligations under this Section for disclosing Confidential Information of the other party to the extent required to satisfy any valid subpoena, court order, litigation or regulatory request, or any other legal requirement of a competent governmental authority, provided that following receipt of any such request, or making a determination that disclosure is legally required, and to the extent that it may legally do so, such party advises the other party prior to making such disclosure in order that the other party may object to such disclosure, take action to ensure confidential treatment of the Confidential Information, or take such other action as it considers appropriate to protect the Confidential Information. It is understood and agreed that from time to time the Employer and/or Administrator will transmit electronically or otherwise send to Fidelity certain information regarding certain individuals (“Covered Individuals”), including, but not limited to, Participants and Employees, in connection with recordkeeping the Plan. “Personal Information” shall mean an individual’s first name and last name or first initial and last name in combination with any 1 or more of the following data elements that relate to such individual: 1) Social security number. 2) Driver’s license number or State Identification Card number; or 3) Financial account number, or credit or debit card number, with or without any required security code, access code, personal identification number or password, that would permit access to an individual’s financial account; provided, however, that “Personal information” shall not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public. Fidelity agrees to maintain all such information regarding Covered Individuals as confidential, to take appropriate steps to protect the confidentiality of such information, and not to disclose such information to third parties (anyone other than Fidelity and its affiliated companies) except as (i) otherwise provided in this Agreement, (ii) appropriate to facilitate the recordkeeping of the Plan or (iii) as required by law. The Employer is responsible for any and all activities necessary to ensure compliance with applicable laws regarding data protection outside of the United States and for ensuring that the transfer of

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personal data to Fidelity is at all times in compliance with such applicable laws. The Employer and/or Administrator will not transfer any personal data to Fidelity unless the Employer has satisfied applicable data protection laws. Fidelity will be entitled to presume that, unless notified to the contrary by the Employer or Administrator, activities necessary to ensure compliance with such local data protection laws have been satisfied by the Employer with respect to all personal data furnished to Fidelity hereunder. Fidelity will have no obligation to process any personal data if Fidelity is on notice that compliance with such local data protection laws has not been met. Fidelity agrees that its collection, use and disclosure of any and all Personal Information is and will be at all times conducted in compliance with data protection and privacy laws. The parties will promptly (but no later than 10 days) notify the other in the event of (i) any breach of its security that results in unauthorized access to Personal Information; (ii) the consequences of the breach; and (iii) the corrective action taken to remedy the breach.

Pursuant to Section 7 of this Article II, Participants will be permitted to transmit electronically or otherwise provide External Account Information for viewing and managing on Automated Channels. Fidelity will only use this External Account Information to support Participant access for viewing and managing and will not furnish such information to anyone, including the Employer, except as required by law.

Notwithstanding the foregoing, to the extent authorized by the Investment Professional or Consultant Designation Form, or other form acceptable to Fidelity, if any, the Employer and Administrator hereby acknowledge and agree that the Plan’s designated Investment Professional, Broker, Consultant or Financial Advisor shall have access to, and may receive from Fidelity, Plan and Participant information and reports, including but not limited to information available through electronic media.

If Fidelity discovers a data security breach (as defined by applicable U.S. state or federal data protection laws) involving personal data of Covered Individuals in the possession or under the control of Fidelity, Fidelity will notify the Employer of the data security breach, and, to the extent the data security breach is within Fidelity’s area of responsibility or control, will (i) investigate the data security breach, (ii) perform a root cause analysis of the data security breach, (iii) prepare an action plan designed to address the cause and/or mitigate the impact of the data security breach, and (iv) upon request, provide to the Employer written reports of its findings and proposed actions.

To the extent a data security breach results from a breach of Fidelity’s obligations under this Agreement and triggers a legal requirement to notify affected parties, Fidelity will (i) reasonably cooperate with the Employer regarding the timing and manner of such required notification, (ii) upon request and to the extent the data security breach compromises an affected party’s credit or credit standing, provide the opportunity for the affected party to participate in credit monitoring services paid for by Fidelity for up to 1 year and; (iii) provide Fidelity call center support for affected parties (for a period not to exceed 30 days) using a Fidelity toll free number, which shall be staffed by Fidelity associates who will be able to provide additional information about the data security breach; (iii) to the extent the data security breach is within Fidelity’s areas of responsibility or control, remediate the data security breach and use commercially reasonable efforts to prevent its recurrence; and (iv) assume the reasonable costs of providing notification to government agencies, credit bureaus, and/or other entities, to the extent such notification is required by law.

Effective Date: 04/01/2018

Article 2 (Terms & Conditions):

This following is added as new section 23 to Article II:

Record Retention: Fidelity shall retain official records, whether paper or electronic, regardless of where they are stored for a length of time and in a manner that complies with legal, regulatory, and business requirements applicable to Fidelity as provider of the services under this Agreement, and shall dispose of such records in a manner that complies with legal, regulatory, and business requirements applicable to Fidelity as provider of the services under this Agreement. Fidelity shall follow retention and disposal requirements and guidance provided by, but not limited to, the Securities and Exchange Commission; the Internal Revenue Code of 1986; the Securities and Exchange Act of 1934 and Investment Company Act of 1940; the Sarbanes Oxley Act of 2002; the Gramm-Leach-Bliley act of 1999; Privacy of Consumer Financial Information (Regulation S-P); the Employee Retirement Income Security Act of 1974, as amended; and the Health Insurance Portability and Accountability Act of 1996. In cases where, in Fidelity’s judgment, more than one regulation may apply to a given record, the records will be managed and retained to the longest retention period specified. For purposes of these requirements and except to the extent such treatment would be inconsistent with applicable law, Fidelity may treat scanned electronic copies of paper records as the official records. The provisions of this section of the Agreement shall survive termination of this Agreement.

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Effective Date: 04/01/2018

Article 2 (Terms & Conditions):

This following is added as new section 24 to Article II:

Inspection and Audit: The Fidelity will provide to auditors (including third-party auditors and the Employer’s internal audit staff) as Administrator may designate in writing, access to any Fidelity owned or managed facility at which the services are being performed, to appropriate Trustee management personnel, and to the data and records (and other documentation reasonably requested by Administrator) maintained by the Fidelity with respect to the services solely for the purpose of examining (a) transactional books and records maintained by the Trustee in order to provide the services, (b) documentation of service level performance, and (c) invoices to Administrator. Any such audits will be conducted at the Employer’s expense or paid out of the Trust at the direction of Administrator. Moreover, on an annual basis upon written request, Fidelity will provide Administrator with a copy of the auditor’s report concerning the review performed under SSAE 16 Type II. Administrator and its auditors will first look to the most recent Type II Service Auditor’s Report (“Type II SAR”) issued by Fidelity or its affiliate’s independent public accounting firm in accordance with SSAE 16 Type II before conducting further audits. If a matter is not covered in such Type II SAR, then Administrator will provide Fidelity with a proposed detailed scope and timeframe of the audit requested by Administrator in writing at least thirty (30) days prior to date of the audit. Administrator will provide Fidelity with not less than forty-five (45) days prior written notice of an audit, excepting audit requests from and/or investigations by any governmental or regulatory agencies. Administrator and its auditors will conduct such audits in a manner that will result in a minimum of inconvenience and disruption to Fidelity’s operations. Audits may be conducted only during normal business hours and no more frequently than annually unless otherwise required as a matter of law or for compliance with regulatory or contractual requirements. Any audit assistance provided by Fidelity in excess of the number of audit hours per annum referenced in the fee schedule shall be provided on a fee-for-service basis. Administrator and its auditors will not be entitled to review or audit (a) data or information of other customers or clients of Fidelity, (b) any of Fidelity’s proprietary data, or (c) any other Confidential Information of Fidelity that is not relevant for the purposes of the audit. Administrator and its auditors will not be entitled to logical access to the Trustee’s networks and systems, nor unrestricted physical access to Fidelity’s facilities and personnel. Reviews of processes, controls, and support documentation will be facilitated with appropriate Trustee’s personnel. Fidelity will use commercially reasonable efforts to cooperate in the audit, will make available on a timely basis the information reasonably required to conduct the audit and will assist the designated employees of Administrator or its auditors as reasonably necessary. The Employer will reimburse Fidelity for any costs incurred by the Fidelity in connection with an audit conducted pursuant to this section, except to the extent such costs are paid out of the Trust at the direction of Administrator. To the maximum extent possible, audits will be designed and conducted (in such manner and with such frequency) so as not to interfere with the provision of the services. Administrator will not use any competitors of the Trustee (or any significant subcontractor of Fidelity under this Trust Agreement) to conduct such audits, except when (a) the competitor has established appropriate internal information barriers designed to ensure that access to the Confidential Information is restricted only to the personnel required to perform the audit, and only for audit purposes, and (b) the competitor has executed an appropriate confidentiality agreement in order to ensure appropriate treatment of the Confidential Information. The auditors and other representatives of Administrator will execute and deliver such confidentiality and nondisclosure agreements and comply with such security and confidentiality requirements as Fidelity may reasonably request in connection with such audits.

Effective Date: 04/01/2018

Article 2 (Terms & Conditions):

This following is added as new section 25 to Article II:

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Insurance: Upon request, Fidelity will provide the Employer with Certificate(s) of Liability Insurance showing coverage for General Liability, Errors and Omissions, Crime, and Workers Compensation.

Effective Date: 04/01/2018

Article 2 (Terms & Conditions):

This following is added as new section 26 to Article II:

Transition Assistance: In the event of any termination of this Agreement, Fidelity shall cooperate with the Employer in the transfer of Fidelity’s obligations hereunder to the Employer or a replacement service provider. Unless otherwise agreed, the Employer shall compensate Fidelity at its normal rates consistent with the provisions hereunder. In the event of the termination of this Agreement, Employer and Fidelity shall develop a plan for the orderly transfer of the services hereunder to Employer or its designee, provided that in all events, Fidelity will provide all assistance reasonably requested by Employer for a period of up to six months (or such longer period as may be agreed to by the parties) following the termination of this Agreement. Employer and Fidelity will agree to the compensation to be paid to Fidelity for such termination assistance, which compensation shall be at a fixed price or based on rates not in excess of the prices or rates charged to any other client of Fidelity receiving the same or similar services.

Effective Date: 04/01/2018

Article 2 (Terms & Conditions):

This following is added as new section 27 to Article II:

Information Security. Fidelity will maintain, enforce and review at least annually for effectiveness a comprehensive data security program, and appropriate technical, organizational and security measures against the destruction, loss, unauthorized access, use or alteration of Employer data in the possession or control of Fidelity consistent with the standards and practices codified as ISO/IEC 27001 and 27002, as each may be modified or replaced from time to time (or similar framework). Fidelity will document the content and implementation of its data security programs and associated technical, organizational and security measures. Fidelity will not make any changes that materially weaken any technical, organizational or security measures in place to safeguard Employer data, or result in Fidelity’s failure to meet any of the minimum standards set forth above

Effective Date: 04/01/2018

Appendix-Enrollment Services:

The following replaces section 4(a)(ii), Participant Investment Assistance (Fiduciary Advice Services) in Appendix B:

intends to comply with the conditions of the statutory exemptions for investment advice under Sections 408(b)(14) and 408(g) of ERISA, Labor Regulations Section 2550.408g-1 and the Best Interest Contract Exemption under Labor Regulations Section 2510.3-21, and any other exemptions that exist under applicable law, now or in the future. As required, the advice arrangements subject to those exemptions will be audited annually by an independent auditor for compliance with the requirements of the statutory exemption and related regulations. A copy of the auditor’s findings will be made available within 60 days following completion of the audit. The Employer agrees that Fidelity may provide advice to participants pursuant to these exemptions. To the extent Fidelity relies on any such exemptions, Fidelity will comply with all requirements of those exemptions applicable to Fidelity in its provision of fiduciary investment advice.

Effective Date: 04/01/2018

Appendix-Contribution Processing Services:

The following is inserted after the 4th sentence of the 7th paragraph in section 2, Electronic Data Transmission (“EDT”) Service in Appendix C:

As outlined in the Electronic Services section of Article II, In transmitting any data or information to Fidelity, the parties agree to follow commercially reasonable physical and technological security measures and will take all commercially reasonable organizational and technical steps to protect against unlawful access, use of, or unauthorized processing of such data or information.

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Effective Date: 04/01/2018

Appendix-Testing & Reporting:

The following replaces first sentence of section 1, Nondiscrimination Testing Services in Appendix E:

Fidelity shall timely perform the following tests as applicable:

i.	Actual Deferral Percentage (“ADP”);

ii.	Actual Contribution Percentage (“ACP”);

iii.	Annual Additions testing;

iv.	402(g) Deferral Contribution Limitation tests;

v.	Catch-up amounts under IRC Section 414(v) based on the Time Weighted Average Method;

vi.	Top Heavy test;

vii.	Ratio Percentage Minimum Coverage test.

Effective Date: 04/01/2018

Appendix-Testing & Reporting:

The following replaces first sentence of section 2(d)(i), Form 5500 and Related Services (“5500 Services”) in Appendix E:

Fidelity shall file the Form 5558 (Application for Extension of Time to File Certain Employee Plan Returns) within 90 days of the end of the Plan Year on behalf of the Plan unless directed by the Administrator to not file the extension. The direction to not file the extension must be received within 30 days of the end of the Plan Year in a manner acceptable to Fidelity.

Effective Date: 04/01/2018

Appendix-Withdrawal and Loan Services:

The following replaces section 4, Suspension Tracking Service for Participants who take Hardship Withdrawals in Appendix D:

Suspension Tracking Service for Participants who take Hardship Withdrawals

The Employer understands that the Suspension Tracking Service for Participants who take Hardship Withdrawals is available only if the Employer is able and agrees to accept electronic reports from Fidelity to update its payroll records as required herein. The Employer directs Fidelity to automatically change any participant’s status to “S”, a suspended status, for a period of 6 months following the distribution to such participant of a hardship withdrawal from the Plan in accordance with the following procedure:

a. At the time a Participant’s hardship withdrawal is processed, the Participant’s status code will be set to “S” (Suspended), and the Participant’s contribution rate will be set to 0% on FPRS. If contribution data is transmitted to Fidelity on behalf of any Participant with an “S” status, a warning message will be generated during the contribution error correction process via Electronic Channels. Such contributions will not be processed until the Employer acts to ignore the warning or to modify the contributions. In addition, if a Participant with an “S” status attempts to change his/her contribution rate using Fidelity’s Automated Channels, such change will not be allowed and the Participant will receive a message that such change cannot be made while in a Suspended status.

b. In the first feedback file provided for the Plan after an “S” status change has been processed, the Employer will be provided with detail of the participant change. The feedback file will include the new status code and a contribution rate of 0% for each affected participant. The Employer must use this information to ensure all payroll records are correctly updated to reflect these changes.

c. Approximately 30 days prior to the end of the required 6-month suspension period, a follow-up notice will be sent to the Participant. This notice will indicate that the required suspension is scheduled to end and will inform the Participant that his/her contributions will resume at the rate elected prior to the suspension (unless otherwise specified in Appendix B, Enrollment Services) once the Employer’s payroll records are updated if no further action is taken by the Participant.

d. On the day following completion of the 6 month suspension period as tracked on the FPRS system, the Participant’s status code will be updated to the most recent code transmitted by the Employer. For Plans using Enrollment Services, the Participant’s contribution rate will be reinstated to the rate in effect immediately prior to the processing of the Participant’s Hardship withdrawal on FPRS (unless otherwise specified in Appendix B, Enrollment Services). The first feedback file provided to the Employer following completion of a Participant’s 6-month suspension period will include the updated status as well as contribution rate. The Employer

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must use this information to timely update the payroll records so that Participant contributions can resume. Following the Participant’s status code update, the warning message indicating that such Participant is in a suspended status will no longer be generated when contribution data is received by Fidelity.

Note: Fidelity does not warrant, guarantee or certify that the Suspension Tracking Service in any way supplements, supersedes, or complies with any state law requirements surrounding the need to obtain permission to deduct or withhold amounts from an employee’s paycheck.

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Automatic Rollover IRA

Plan Administrator Agreement

Fidelity Investment Institutional Operations Company, Inc.

Fidelity Investments

Automatic Rollover IRA

Plan Administrator Agreement

INTRODUCTION

Please have an authorized signer complete and sign the form below. Please then return it to your Fidelity representative. Please contact your Fidelity representative if you have questions regarding this agreement.

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Fidelity Investment Institutional Operations Company, Inc.

Fidelity Automatic Rollover IRA Plan Administrator Agreement

Agreement effective as of 04/01/2018 between M/I Homes, Inc., an organization having its principal office at 3 Easton Oval Ste 530, Columbus, OH 43219, and Fidelity Management Trust Company (IRA Custodian), a Massachusetts trust company having an office at 245 Summer Street, Boston, MA 02210.

Whereas, M/I Homes, Inc. is the plan administrator of the M/I Homes, Inc. 401 (k) Profit Sharing Plan (Plan Name), an eligible retirement plan;

Whereas, the Plan provides for mandatory distributions (within the meaning of IRS Notice 2005-5 or subsequent guidance) to participants in excess of $1000 that are subject to the automatic rollover requirement set forth in Section 401(a)(31)(B)of the Internal Revenue Code of 1986, as amended (the “Code”) (hereinafter referred to as “Automatic Rollovers”);

Whereas, the Plan Administrator wishes to designate Fidelity Individual Retirement Accounts (“IRAs”) as the “individual retirement plans” within the meaning of Code Section 401(a)(31)(B) to which such Automatic Rollovers will be made;

Whereas, the IRA Custodian agrees to make Fidelity IRAs available to receive such Automatic Rollovers from the Plan;

Now therefore, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the parties agree as follows:

(1)	The IRA Custodian agrees to establish a Fidelity IRA on behalf of each participant in the Plan on whose behalf an Automatic Rollover is required to be made pursuant to the terms of the plan (referred to herein as a “Default IRA Participant”) upon receipt of instructions, which may be provided from time to time, by the Plan Administrator in a form and manner acceptable to the Custodian. If any portion of the Automatic Rollover is attributable to payments or distributions from a designated Roth account (as defined in Code Section 402A), the IRA Custodian will establish a Fidelity Roth IRA to receive such distribution. On behalf of each Default IRA Participant, the Plan Administrator hereby adopts the Fidelity IRA and appoints the IRA Custodian (or any successor pursuant to the terms of the Fidelity IRA) as custodian, and Fidelity Brokerage Services LLC and National Financial Services (or any successors thereto pursuant to the terms of the Fidelity IRA) to provide administrative services with respect to the Fidelity IRA.

(2)	The Plan Administrator hereby acknowledges that it has been furnished with a copy of the Fidelity IRA Custodial Agreement and Disclosure Statement, the Fidelity Roth IRA Custodial Agreement and Disclosure Statement (if applicable), the Fidelity Brokerage Retirement Account Customer Agreement, the Cash Reserves Prospectus or Profile Prospectus, and other supplemental legal documents (e.g. Commission Schedule and Schedule of Fees) (collectively, the “IRA Documents” that shall govern each Fidelity IRA established pursuant to this Agreement. At the time a Fidelity IRA is established on behalf of a Default IRA Participant, the IRA Custodian shall deliver, or cause its agents to deliver, copies of the IRA Documents to each Default IRA Participant at the last known mailing address of such Participant as provided by the Plan Administrator. The Plan Administrator and the IRA Custodian agree that each Default IRA Participant and the IRA Custodian shall be entitled to enforce the terms of the IRA Documents to the extent applicable to such parties.

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Fidelity Investment Institutional Operations Company, Inc.

(3)	The Plan Administrator shall be responsible for furnishing to the IRA Custodian, or direct its recordkeeper to furnish, the following information necessary to establish a Fidelity IRA on behalf of a Default IRA Participant in such manner and at such time as may be acceptable to the IRA Custodian:

•	Participant name

•	Participant last known mailing address

•	Participant federal tax identification number

•	Participant date of birth

This transfer of information shall constitute direction from the Plan Administrator to establish the Fidelity IRA. Upon receipt of the information and funding of the Fidelity IRA, the IRA Custodian shall be deemed to have accepted the Fidelity IRA in respect of the applicable Default IRA Participant, unless the IRA Custodian provides notification to the Plan Administrator that the IRA is not accepted, in which case the funded amounts shall be returned to the Plan.

(4)	The Plan Administrator hereby directs the IRA Custodian to invest the assets of each Fidelity IRA established pursuant to this Agreement in Fidelity Government Cash Reserves (FDRXX) (the “Fund”) where such assets shall remain pending certification of the account and receipt of other investment instructions from the applicable Default IRA Participant. The Plan Administrator acknowledges that:

(a)	The Fund is a money market mutual fund designed to preserve principal and provide a reasonable rate of return consistent with liquidity;

(b)	The Fund seeks to maintain, over the term of the investment, the dollar value that is equal to the amount invested in the Fund by the individual retirement plan;

(c)	The Fund is an investment company registered under the Investment Company Act of 1940, as amended; and

(d)	The Plan Administrator has received and reviewed a copy of the Fund’s current prospectus.

(5)	The IRA Custodian represents, and the Plan Administrator hereby acknowledges, that the fees and expenses attendant to each Fidelity IRA established under this Agreement, including investment expenses, all as outlined in the IRA Documents as the same may be amended from time to time, do not and will not exceed the fees and expenses charged by the IRA Custodian for a comparable individual retirement account established for reasons other than the receipt of Automatic Rollovers.

(6)	The IRA Custodian is entitled to rely on the accuracy of the information provided by, or at the direction of, the Plan Administrator to establish and fund Fidelity IRAs pursuant to the terms of this Agreement. Provided that the information is accurate, the Plan Administrator and the IRA Custodian acknowledge that, after establishment and acceptance of a Fidelity IRA by the IRA Custodian, and funding by the Plan Administrator, the Plan Administrator shall have no further responsibility with respect to the Fidelity IRA, and that all further directions to the IRA Custodian regarding the Fidelity IRA shall be the responsibility of the Default IRA Participant. If the information provided by the Plan Administrator is determined to be inaccurate, M/I Homes, Inc. hereby indemnifies the IRA Custodian from any loss or liability resulting there from.

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Fidelity Investment Institutional Operations Company, Inc.

(7)	This Agreement shall be construed, administered and enforced according to the laws of the Commonwealth of Massachusetts except as superseded by federal law.

(8)	This Agreement may be terminated by either party upon 30 days’ prior written notice to the other.

Fidelity Automatic Rollover IRA Plan Administrator Agreement

In witness whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above

Plan Administrator

By:	/s/ Karla M. Cupp
Name:	Karla M Cupp
Title:	VP of HR
Date:	3/12/2018

Fidelity Automatic Rollover IRA Plan Administrator Agreement

In witness whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above

Fidelity Management Trust Company

By:	/s/ Daniel Martis
Name:	Daniel Martis
Title:	Authorized Signatory
Date:	3/13/2018

Please retain a copy of this authorization for your records.

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